                                                       REGISTRATION NO. 333-1863

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1996

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           -------------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                           NORTH STAR UNIVERSAL, INC.
             (Exact Name of Registrant as specified in its charter)

           MINNESOTA                          3577                         41-0498850
(State or other jurisdiction of   (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)   Classification Code Number)         Identification No.)
     6479 CITY WEST PARKWAY                              PETER E. FLYNN
     EDEN PRAIRIE, MN 55344     EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
         (612) 941-3200                            NORTH STAR UNIVERSAL, INC.
 (Address, including zip code,                       6479 CITY WEST PARKWAY
         and telephone                               EDEN PRAIRIE, MN 55344
number, including area code, of                          (612) 941-3200
Registrant's principal executive    (Name, address, including zip code, and telephone number,
            offices)                       including area code, of agent for service)

                           -------------------------
                                   Copies to:

J. Andrew Herring, Esq.              Gregg A. Ostrander                 Albert A. Woodward, Esq.
 Dorsey & Whitney LLP      President and Chief Executive Officer            Maun & Simon, PLC
Pillsbury Center South              Michael Foods, Inc.             2000 Midwest Plaza Building West
220 South Sixth Street        324 Park National Bank Building               801 Nicollet Mall
 Minneapolis, MN 55402            5353 Wayzata Boulevard                  Minneapolis, MN 55402
                                   Minneapolis, MN 55416

                           -------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger (the "Merger") of North Star Universal, Inc. ("NSU") and Michael Foods, Inc. ("Michael") as described in the Agreement and Plan of Reorganization dated as of December 21, 1995 attached as Appendix I to the Proxy Statement/Prospectus forming a part of this Registration Statement.
                           -------------------------

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


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                                                           PROPOSED           PROPOSED
           TITLE OF EACH                 AMOUNT             MAXIMUM            MAXIMUM           AMOUNT OF
        CLASS OF SECURITIES               TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
         TO BE REGISTERED             REGISTERED(1)       PER UNIT(2)     OFFERING PRICE(2)       FEE(3)
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (1)...  12,200,000 shares       $10.00         $122,000,000          $42,069
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(1) Represents the approximate maximum number of shares issuable upon consummation of the Merger as described in the Registration Statement, based upon the number of outstanding shares of Michael Common Stock and estimated shares of Michael Common Stock that may be issued upon exercise of outstanding options to purchase Michael Common Stock (not including any shares of Michael Common Stock held by NSU) and an exchange of one (1) share of the Registrant's Common Stock for each outstanding share of Michael Common Stock to be exchanged in the Merger.


(2) Pursuant to Rule 457(f)(1), the registration fee was computed on the basis of the market value of the Michael common stock to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock quoted on the Nasdaq National Market on March 20, 1996.


(3) $41,463 previously paid and $606 paid herewith.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4

FORM S-4
  ITEM                                                           LOCATION IN PROSPECTUS
---------                                                ---------------------------------------
   A. INFORMATION ABOUT THE TRANSACTION
           1.  Forepart of Registration Statement and
                Outside Front Cover Page of
                Prospectus............................   Forepart of the Registration Statement;
                                                         Outside Front Cover Page of the
                                                          Prospectus
           2.  Inside Front and Outside Back Cover
                Pages of Prospectus...................   Available Information; Incorporation of
                                                         Documents by Reference; Table of
                                                          Contents
           3.  Ratio of Earnings to Fixed Charges and
                Other Information.....................   Summary; The Reorganization;
                                                         Comparative Per Share Market Price and
                                                          Dividend Information
           4.  Terms of the Transaction...............   Summary; The Annual Meeting; The Reor-
                                                          ganization; The Reorganization
                                                          Agreement; The Distribution Agreement;
                                                          Comparison of Rights of Stockholders
                                                          and Shareholders
           5.  Pro Forma Financial Information........   Summary; Unaudited Pro Forma Condensed
                                                          Combined Financial Statements
           6.  Material Contacts with the Company
                Being Acquired........................   Summary; The Reorganization; The Reor-
                                                          ganization Agreement; The Distribution
                                                          Agreement
           7.  Additional Information Required for
                Reoffering by Persons and Parties
                Deemed to be Underwriters.............   Not Applicable
           8.  Interests of Named Experts and
                Counsel...............................   Not Applicable
           9.  Disclosure of Commission Position on
                Indemnification for Securities Act
                Liabilities...........................   Not Applicable
   B. INFORMATION ABOUT THE REGISTRANT
          10.  Information with Respect to S-3
                Registrants...........................   Not Applicable
          11.  Incorporation of Certain Information by
                Reference.............................   Not Applicable
          12.  Information with Respect to S-2 or S-3
                Registrants...........................   Outside Front Cover Page of the
                                                         Prospectus; Available Information;
                                                          Incorporation of Documents by
                                                          Reference
          13.  Incorporation of Certain Information by
                Reference.............................   Incorporation of Documents by Reference
          14.  Information with Respect to Registrants
                Other Than S-2 or S-3 Registrants.....   Not Applicable

FORM S-4
  ITEM                                                           LOCATION IN PROSPECTUS
---------                                                ---------------------------------------
   C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
          15.  Information with Respect to S-3
                Companies.............................   Available Information; Incorporation of
                                                         Documents by Reference; Summary
          16.  Information with Respect to S-2 or S-3
                Companies.............................   Incorporation of Documents by Reference
          17.  Information with Respect to Companies
                Other Than S-2 or S-3 Companies.......   Not Applicable
   D. VOTING AND MANAGEMENT INFORMATION
          18.  Information if Proxies, Consents or
                Authorizations are to be Solicited....   Summary; The Annual Meetings; The Reor-
                                                          ganization; The Reorganization
                                                          Agreement; Security Ownership of
                                                          Michael; Election of Michael
                                                          Directors; Shareholder Proposals for
                                                          the 1997 Annual Meeting of
                                                          Shareholders
          19.  Information if Proxies, Consents or
                Authorizations are not to be Solicited
                or in an Exchange Offer...............   Not Applicable

                              [MICHAEL FOODS LOGO]

                             5353 Wayzata Boulevard
                        324 Park National Bank Building
                          Minneapolis, Minnesota 55416


                                                               November 26, 1996


Dear Stockholder:


     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Michael Foods, Inc. ("Michael") to be held at 4:00 p.m. local time on Monday, December 30, 1996 at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota.



     One of our directors, Orville Freeman, is not standing for reelection. On behalf of the stockholders, we thank him for his many years of dedicated service to the Board. To fill the seat vacated by Mr. Freeman's retirement, the Board has nominated Maureen Bellantoni to stand for election. Ms. Bellantoni is Vice President and Chief Financial Officer of Sara Lee Meats and the Board believes she is well qualified to serve as a director.



     In addition to the election of directors and approval of auditors for Michael, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, dated as of December 21, 1995 (the "Reorganization Agreement"), between North Star Universal, Inc. ("NSU"), Michael and NSU Merger Co., a wholly-owned subsidiary of NSU ("Merger Co."), and the "Merger," as hereinafter defined. Pursuant to the Reorganization Agreement,
(i) Merger Co. will be merged with and into Michael and Michael will become a wholly-owned subsidiary of NSU (the "Merger"), (ii) each stockholder of Michael (other than NSU) will receive, in exchange for each share of common stock, par value $.01 per share, of Michael ("Michael Common Stock"), held by such stockholder, one share of common stock, par value $.01 per share, of NSU (the "NSU Common Stock"), (iii) each share of Michael Common Stock held by NSU will be canceled and retired, (iv) NSU will change its name to Michael Foods, Inc. (NSU after the consummation of the Merger is referred to hereinafter as "New Michael") and will continue the business previously conducted by Michael, (v) prior to the consummation of the Merger, NSU will have transferred all of its assets and liabilities other than certain indebtedness and other agreed upon assets and liabilities to another wholly owned subsidiary of NSU, ENStar Inc. ("ENStar"), (vi) the outstanding common stock of ENStar will be distributed pro rata by NSU to the shareholders of NSU of record as of a record date just prior to the effective date of the Merger (the "Distribution"), and (vii) immediately prior to the effective time of the Merger, NSU will effectuate a reverse stock split (the "Reverse Stock Split"), the ratio of the Reverse Stock Split to be determined pursuant to the terms of the Reorganization Agreement so as to cause the shareholders of NSU prior to the Merger to hold fewer shares of common stock of New Michael than the number of shares of Michael Common Stock held by NSU prior to the Merger, which difference reflects the shares of Michael Common Stock effectively surrendered in the Merger in exchange for Michael's assumption of certain indebtedness of NSU, all as described in the accompanying Proxy Statement/Prospectus under "THE REORGANIZATION -- Effects of the Reorganization." The above transactions are collectively referred to herein as the "Reorganization."


     At the same time, NSU shareholders will be meeting to approve the Reorganization Agreement, the Merger, the Reverse Stock Split, the Distribution and certain amendments to the articles of incorporation (the "New Articles") of NSU (collectively, the "NSU Proposals"). Approval of each of the NSU Proposals by the requisite vote of the NSU shareholders is required or the Reorganization will not be consummated. Your Board of Directors believes that the Merger and the other transactions related thereto are in the best interest of Michael and its stockholders and has approved the Reorganization Agreement and the Merger. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE MERGER.

     Consummation of the Merger is subject to certain conditions, including approval and adoption of the Reorganization Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Michael Common Stock, the approval of the NSU Proposals by the affirmative vote of the holders of a majority of the NSU Common Stock, a favorable tax ruling from the Internal Revenue Service and the receipt of certain approvals from regulatory authorities. In addition, NSU's obligation to consummate the Merger is subject to the condition that holders of not more than 1% of the outstanding shares of NSU Common Stock effectively elect statutory dissenters' rights, which condition may be waived by NSU. Under Delaware law, holders of Michael Common Stock are not entitled to dissenters' or appraisal rights in connection with the Merger. See "THE REORGANIZATION--Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.


     The accompanying Proxy Statement/Prospectus provides detailed information concerning the Reorganization Agreement, the Reorganization, the election of directors, the approval of auditors and certain additional information, which you are urged to read carefully. It is important that your shares be represented at the annual meeting regardless of the number you hold. Whether or not you plan to attend the annual meeting, you are requested to complete, date, sign and return the proxy card in the enclosed postage paid envelope. You may revoke your proxy at any time prior to its exercise at the annual meeting by written notice of revocation to the secretary of Michael, by signing and returning a later dated proxy or by voting in person at the annual meeting.

     Please do not send in your stock certificates at this time. In the event the Merger is consummated, you will be sent a letter of transmittal for that purpose.

                                          Sincerely,

                                          G.A. OSTRANDER
                                          Gregg A. Ostrander
                                          President and Chief Executive Officer

                             [MICHAEL FOODS LOGO]
                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 30, 1996

                           -------------------------
TO THE STOCKHOLDERS:


     The 1996 Annual Meeting of Stockholders of Michael Foods, Inc., a Delaware corporation ("Michael"), will be held at 4:00 p.m. local time on Monday, December 30, 1996 at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota for the following purposes:


          1. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization, dated December 21, 1995 (the "Reorganization Agreement"), between North Star Universal, Inc. ("NSU"), Michael and NSU Merger Co., a wholly owned subsidiary of NSU ("Merger Co."), and the "Merger", as hereinafter defined, pursuant to the Reorganization Agreement:
     (i) Merger Co. will be merged with and into Michael and Michael will become a wholly-owned subsidiary of NSU (the "Merger"), (ii) each stockholder of Michael (other than NSU) will receive, in exchange for each share of the common stock, par value $.01 per share, of Michael (the "Michael Common Stock") held by such stockholder, one share of common stock, par value $.01 per share, of NSU (the "NSU Common Stock"), (iii) each share of Michael Common Stock held by NSU will be canceled and retired, (iv) NSU will change its name to Michael Foods, Inc. (NSU after the consummation of the Merger is referred to herein as "New Michael") and will continue the business previously conducted by Michael, (v) prior to the consummation of the Merger, NSU will have transferred all of its assets and liabilities other than certain indebtedness and other agreed upon assets and liabilities to another wholly owned subsidiary of NSU, ENStar Inc., ("ENStar"), (vi) the outstanding common stock of ENStar will be distributed pro rata by NSU to the shareholders of NSU of record as of a record date prior to the effective date of the Merger (the "Distribution"), and (vii) immediately prior to the effective time of the Merger, NSU will effectuate a reverse stock split (the "Reverse Stock Split"), the ratio of the Reverse Stock Split to be determined pursuant to the terms of the Reorganization Agreement so as to cause the shareholders of NSU prior to the Merger to hold fewer shares of common stock of New Michael than the number of shares of Michael Common Stock held by NSU prior to the Merger, which difference reflects the shares of Michael Common Stock effectively surrendered in the Merger in exchange for Michael's assumption of certain indebtedness of NSU, all as described in the accompanying Proxy Statement/Prospectus under "THE REORGANIZATION -- Effects of the Reorganization;"

          2. To elect nine persons to serve as directors until the next annual election and until their successors are duly elected and qualified;
          3. To ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 1996; and
          4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on November 22, 1996 as the record date for the determination of the holders of Michael Common Stock entitled to notice of, and to vote at, the meeting. The Reorganization Agreement, the Merger and other related matters are more fully described in the accompanying Proxy Statement/Prospectus, and the appendices thereto, which form a part of this notice.


     Under Delaware law, holders of Michael Common Stock are not entitled to dissenters' or appraisal rights in connection with the Merger. See "THE REORGANIZATION -- Dissenters' Rights."

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PRE-PAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

                                          J.M. SHAPIRO
                                          Jeffrey M. Shapiro
                                          Executive Vice President and Secretary
Minneapolis, Minnesota

November 26, 1996.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 Subject to Completion, dated November   , 1996

                              MICHAEL FOODS, INC.
                                PROXY STATEMENT
                           -------------------------

                           NORTH STAR UNIVERSAL, INC.

                                   PROSPECTUS
                                  COMMON STOCK


     This Proxy Statement and Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders of common stock, par value $.01 per share (the "Michael Common Stock"), of Michael Foods, Inc., a Delaware corporation ("Michael"), in connection with the solicitation of proxies by the Board of Directors of Michael for use at the 1996 annual meeting of stockholders of Michael to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota on December 30, 1996 at 4:00 p.m. local time, and at any and all adjournments or postponements thereof (the "Michael Annual Meeting"). Certain information in this Proxy Statement/Prospectus, together with other additional information, is also being furnished to the holders of common stock, par value $0.25 per share (the "NSU Common Stock"), of North Star Universal, Inc., a Minnesota corporation ("NSU"), in connection with the solicitation of proxies by the Board of Directors of NSU for use at the annual meeting of the shareholders of NSU to be held at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, on December 30, 1996, at 1:00 p.m. local time and at any and all adjournments or postponements thereof (the "NSU Annual Meeting").



     On December 21, 1995, NSU and Michael entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") pursuant to which: (i) NSU Merger Co., a Delaware corporation and wholly owned subsidiary of NSU ("Merger Co."), will be merged with and into Michael and Michael will become a wholly-owned subsidiary of NSU (the "Merger"); (ii) in the Merger, each stockholder of Michael (other than NSU) will receive, in exchange for each share of Michael Common Stock held by such stockholder, one share of NSU Common Stock;
(iii) each share of Michael Common Stock held by NSU will be canceled and retired; (iv) NSU will change its name to Michael Foods, Inc. (NSU after the consummation of the Merger is referred to herein as "New Michael") and will continue the business previously conducted by Michael; (v) prior to the consummation of the Merger, NSU will have transferred all of its assets and liabilities other than certain indebtedness and other agreed upon assets and liabilities to another wholly owned subsidiary of NSU, ENStar Inc. ("ENStar");
(vi) the outstanding common stock, $.01 par value per share, of ENStar ("ENStar Common Stock") will be distributed pro rata by NSU to the shareholders of NSU of record as of a record date just prior to the effective date of the Merger (the "Distribution"); and (vii) immediately prior to the effective time of the Merger, NSU will effectuate a reverse stock split (the "Reverse Stock Split"), the ratio of the Reverse Stock Split to be determined pursuant to the terms of the Reorganization Agreement so as to cause the shareholders of NSU prior to the Merger to hold fewer shares of common stock of New Michael than the number of shares of Michael Common Stock held by NSU prior to the Merger, which difference reflects the shares of Michael Common Stock effectively surrendered in the Merger in exchange for Michael's assumption of certain indebtedness of NSU, all as described below under "THE REORGANIZATION -- Effects of the Reorganization." The above transactions are collectively referred to herein as the "Reorganization." The date on which the Merger is consummated is hereinafter referred to as the "Effective Date," and the time on the Effective Date at which the Merger is effective is hereinafter referred to as the "Effective Time."



     This Proxy Statement/Prospectus also constitutes the prospectus of NSU with respect to the issuance of shares of NSU Common Stock, par value $.01 per share, to be issued to the stockholders of Michael in connection with the Merger (hereinafter referred to as "New Michael Common Stock"). Consummation of the Reorganization is subject to various conditions, including the approval and adoption of the Reorganization Agreement and the Merger by the holders of a majority of the outstanding shares of Michael Common Stock at the Michael Annual Meeting, the approval of the NSU Proposals (as defined below) at the NSU Annual Meeting by the affirmative vote of the holders of a majority of the outstanding shares of NSU Common Stock, a favorable tax ruling from the Internal Revenue Service and the receipt of certain approvals from regulatory authorities. See "THE REORGANIZATION AGREEMENT -- Conditions." In addition, NSU's obligation to consummate the Merger is subject to the condition that holders of not more than 1% of the outstanding shares of NSU Common Stock effectively elect statutory dissenters' rights, which condition may be waived by NSU. Under Delaware law, holders of Michael Common Stock do not have dissenters' or appraisal rights in connection with the Merger. See "THE REORGANIZATION -- Dissenters' Rights." Directors, nominees and executive officers of Michael, as a group, beneficially own 8,248,762 shares of Michael Common Stock, or approximately 42.5% of the outstanding shares of Michael Common Stock as of the date hereof. Included in such 8,248,762 shares are 7,354,950 shares of Michael Common Stock, or approximately 38% of the outstanding shares of Michael Common Stock as of the date hereof, owned by NSU, which shares NSU has agreed, subject to certain terms and conditions, to vote in favor of the Reorganization Agreement and the Merger. Holders of Michael Common Stock immediately prior to the Merger, excluding NSU, will own directly and beneficially approximately 70.2% to 72.4% of New Michael Common Stock outstanding immediately after the Merger depending upon the amount of indebtedness of NSU assumed by Michael. Correspondingly, NSU shareholders immediately prior to the Merger will own, directly and beneficially, approximately 27.6% to 29.8% of the outstanding New Michael Common Stock after the Merger. In addition, NSU shareholders immediately prior to the Merger will own all the outstanding shares of ENStar Common Stock immediately after the Merger. See "THE REORGANIZATION AGREEMENT."



     All information contained in this Proxy Statement/Prospectus with respect to Michael has been provided by Michael. All information contained in this Proxy Statement/Prospectus with respect to NSU, Merger Co. and ENStar has been provided by NSU. This Proxy Statement/Prospectus is accompanied by the NSU Annual Report on Form 10-K, as amended, for the year ended December 31, 1995 and the NSU Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, each of which is incorporated herein by reference. See "INCORPORATION OF DOCUMENTS BY REFERENCE." A copy of Michael's Annual Report to Stockholders for the year ended December 31, 1995, including financial statements, was mailed to all Michael stockholders in March 1996. Michael will also provide upon request a copy of its Annual Report on Form 10-K, as amended, for the year ended December 31, 1995, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 filed with the Securities and Exchange Commission. Such request should be made to the Secretary of Michael at the address shown above.



     This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Michael and shareholders of NSU on or about November 26, 1996. A stockholder who has given a proxy may revoke it at any time prior to its exercise. See "THE ANNUAL MEETINGS."

                           -------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS         , 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED BY REFERENCE SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     Michael and NSU are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at the New York Regional Office at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits thereto, including any amendments (the "Registration Statement"), of which this Proxy Statement/Prospectus is a part, and which NSU has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to such Registration Statement for further information with respect to NSU and the securities of NSU offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an appendix hereto.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     Michael and NSU hereby incorporate by reference into this Proxy Statement/Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act:
          1. Michael's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995;


          2. Michael's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;



          3. Michael's Current Report on Form 8-K dated July 10, 1996;



          4. NSU's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995; and



          5. NSU's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.


     In addition, all reports and other documents filed by Michael pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date the offering is terminated shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST FROM ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, TO, IN THE CASE OF DOCUMENTS RELATING TO MICHAEL, SUITE 324 PARK NATIONAL BANK BUILDING, 5353 WAYZATA BOULEVARD, MINNEAPOLIS, MINNESOTA, 55416; ATTENTION: SECRETARY (TELEPHONE NO. (612) 546-1500) OR IN THE CASE OF DOCUMENTS RELATING TO NSU, 6479 CITY WEST PARKWAY, EDEN PRAIRIE, MINNESOTA 55344; ATTENTION: SECRETARY, (TELEPHONE NO. (612) 941-3200). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 13, 1996.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION..................................................................      2
INCORPORATION OF DOCUMENTS BY REFERENCE................................................      2
SUMMARY................................................................................      6
  The Companies........................................................................      6
  The Annual Meetings..................................................................      7
  The Reorganization...................................................................      8
  Effect of the Reorganization on Michael Stockholders.................................      8
  Effect of the Reorganization on NSU Shareholders.....................................      8
  Exchange of Certificates; Distribution of ENStar Common Stock........................      9
  Ownership of New Michael After the Reorganization....................................     10
  Dissenters' Rights...................................................................     10
  Background of the Reorganization.....................................................     10
  Recommendation of Michael Board; Michael's Reasons for the Reorganization............     11
  Recommendation of NSU Board; NSU's Reasons for the Reorganization....................     12
  Opinions of Financial Advisors.......................................................     12
  The Reorganization Agreement.........................................................     12
  The Distribution Agreement...........................................................     13
  The Orderly Disposition Agreement....................................................     14
  Treatment of Michael Stock Options...................................................     14
  Accounting Treatment.................................................................     14
  Certain Federal Income Tax Considerations............................................     15
  Regulatory Approvals.................................................................     15
  Differences in Rights of Michael Stockholders........................................     15
  Comparative Market Prices And Dividends..............................................     15
  Selected Historical And Unaudited Pro Forma Condensed Combined Financial
     Information.......................................................................     16
  Comparative Per Share Data...........................................................     18
  Recent Developments..................................................................     19
THE ANNUAL MEETINGS....................................................................     21
  Times and Places; Purposes of Meetings...............................................     21
  Voting Rights; Votes Required for Approval...........................................     21
  Proxies..............................................................................     22
THE REORGANIZATION.....................................................................     24
  Effects of the Reorganization........................................................     24
  Effective Time.......................................................................     26
  Background of the Reorganization.....................................................     26
  Recommendation of Michael Board; Michael's Reasons for the Reorganization............     29
  Recommendation of NSU Board; NSU's Reasons for the Reorganization....................     30
  Fairness Opinions....................................................................     31
  Procedure for Exchange of Certificates...............................................     37
  Distribution of ENStar Common Stock..................................................     39
  Lost, Stolen or Destroyed Certificates...............................................     39
  Escheat and Withholding..............................................................     39
  Interest of Certain Persons in the Reorganization....................................     39
  Accounting Treatment.................................................................     41
  Certain Federal Income Tax Consequences..............................................     41
  Regulatory Approvals.................................................................     43
  Listing of New Michael Common Stock; Dividends.......................................     43
  Listing of ENStar Common Stock; Dividends............................................     43
  Effect on Stock Option Plans.........................................................     43

  Federal Securities Laws Consequences.................................................     43
  Dissenters' Rights...................................................................     44
THE REORGANIZATION AGREEMENT...........................................................     46
  General..............................................................................     46
  Effects of the Reorganization on the Stockholders of Michael and the Shareholders of
     NSU...............................................................................     47
  New Michael Management Following the Reorganization..................................     48
  Conditions...........................................................................     48
  Representations and Warranties.......................................................     49
  Certain Covenants....................................................................     50
  Termination..........................................................................     50
  Expenses.............................................................................     51
THE DISTRIBUTION AGREEMENT.............................................................     52
  General..............................................................................     52
  Conditions...........................................................................     52
  The Distribution.....................................................................     53
  Certain Covenants....................................................................     53
  Indemnification......................................................................     53
RECENT DEVELOPMENTS....................................................................     55
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION............................     56
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS............................     57
  Unaudited Pro Forma Condensed Combined Balance Sheet.................................     58
  Unaudited Pro Forma Condensed Combined Statement of Earnings.........................     59
  Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.............     61
DESCRIPTION OF NEW MICHAEL CAPITAL STOCK...............................................     62
  Common Stock.........................................................................     62
  Undesignated Stock...................................................................     62
  Transfer Agent and Registrar.........................................................     62
  Business Combination Statute and Control Share Acquisition Act.......................     62
  Takeover Offers......................................................................     63
COMPARISON OF RIGHTS OF STOCKHOLDERS AND SHAREHOLDERS..................................     63
  Special Meeting of Stockholders and Shareholders.....................................     63
  Action by Consent of Stockholders and Shareholders...................................     64
  Dividends and Repurchase of Stock....................................................     64
  Removal of Directors.................................................................     64
  Appraisal and Dissenters' Rights.....................................................     64
  Indemnification and Liabilities of Directors and Officers............................     65
  Action of Directors..................................................................     66
  Vote on Merger, Consolidation or Sale of Substantially All Assets....................     66
  Amendment of Certificate or Articles of Incorporation................................     66
  Amendment of Bylaws..................................................................     66
  Anti-Takeover Protection.............................................................     67
ELECTION OF MICHAEL DIRECTORS..........................................................     67
  Nominees.............................................................................     68
  Certain Information Regarding the Board of Directors and Committees..................     69
  Stock Transaction Reporting..........................................................     69
EXECUTIVE COMPENSATION.................................................................     70
  Summary Compensation Table...........................................................     70
  Ostrander Employment Agreement.......................................................     71
  Shapiro Employment Agreements........................................................     71
  Rodriguez Employment Agreement.......................................................     72

  Goucher Employment Agreement.........................................................     73
  Reedy Employment Agreement...........................................................     73
  1994 Executive Incentive Plan........................................................     74
  Change in Control Arrangements.......................................................     74
  Description of Stock Option Plans for Key Employees..................................     74
  Description of Stock Option Plan for Non-Employee Directors..........................     75
  Option Grants in Last Year...........................................................     76
  Option Exercises in Last Year and Year End Option Values.............................     76
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.............................     77
STOCK PERFORMANCE GRAPH................................................................     80
SECURITY OWNERSHIP OF MICHAEL..........................................................     81
LEGAL MATTERS..........................................................................     82
EXPERTS................................................................................     82
APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS........................................     83
SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS......................     83
OTHER MATTERS..........................................................................     83


APPENDIX I      Agreement and Plan of Reorganization and Exhibits....................      I-1
     Exhibit    Discount Factor
       A
     Exhibit    Form of Certificate of Merger
       B
     Exhibit    Form of Distribution Agreement
       C
     Exhibit    Form of New Articles
       D
     Exhibit    Form of Orderly Disposition and Registration Rights Agreement
       E
APPENDIX II     Opinion of Piper Jaffray Inc.........................................     II-1
APPENDIX III    Opinion of Goldsmith, Agio, Helms Securities Inc.....................    III-1
APPENDIX IV     Excerpt from the Minnesota Business Corporation Act regarding
                Dissenters'
                Rights...............................................................     IV-1

                                    SUMMARY

     The following brief summary is intended only to highlight certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the appendices hereto and the documents incorporated by reference or otherwise referred to herein. Stockholders of Michael and shareholders of NSU are urged to review this entire Proxy Statement/Prospectus carefully, including the appendices hereto and such other documents.

THE COMPANIES

     Michael. Michael, a Delaware corporation, together with its subsidiaries, is a diversified food processor and distributor. Michael's principal products include egg products, refrigerated grocery products, frozen and refrigerated potato products and specialty dairy products. Its principal subsidiaries include M.G. Waldbaum Company, a producer and processor of egg products; Crystal Farms Refrigerated Distribution Company, a distributor of refrigerated grocery products; Northern Star Co., a processor of frozen and refrigerated potato products; and Kohler Mix Specialties, Inc., a processor of specialty dairy products. The mailing address of Michael's principal executive office is 324 Park National Bank Building, Minneapolis, Minnesota, 55416; its telephone number is (612) 546-1500.


     NSU. NSU, a Minnesota corporation, is a holding company. Its principal subsidiaries are Americable, Inc., ("Americable"), a provider of connectivity and networking products and services; and Transition Networks, Inc., ("Transition"), a designer and manufacturer of connectivity devices used in local area network ("LAN") applications. NSU also owns 7,354,950 shares of Michael Common Stock, or an approximate 38% interest in Michael, and 1,225,000 shares of common stock of CorVel Corporation ("CorVel"), or an approximate 26% interest in CorVel, a provider of cost containment and managed care services designed to address the medical costs of workers' compensation. In January 1996, NSU sold 350,000 shares of its CorVel common stock for approximately $11.5 million. In addition, in April 1996, NSU completed the sale of substantially all of the assets of its subsidiary, Eagle Engineering and Manufacturing, Inc., for approximately $3.7 million. The mailing address of NSU's principal executive office is 6479 City West Parkway, Eden Prairie, Minnesota, 55344; its telephone number is (612) 941-3200.


     Merger Co. Merger Co. is a wholly-owned subsidiary of NSU incorporated in 1995 for the sole purpose of consummating the Merger. Merger Co. has not conducted and will not conduct any substantial business activity. As a result of the Merger, Merger Co. will cease to exist.


     ENStar. ENStar is a wholly-owned subsidiary of NSU incorporated in 1995. Pursuant to the Distribution Agreement, as hereafter defined, all of the assets and liabilities other than the Michael Common Stock owned by NSU, all of the outstanding common stock of Merger Co., cash in an amount determined by NSU, and a certain amount of NSU indebtedness, will be transferred to ENStar prior to the Effective Date of the Merger. Immediately after the Effective Time of the Merger, all of the outstanding ENStar Common Stock will be distributed by NSU ratably to the shareholders of record of NSU as of a record date prior to the Effective Date in a tax-free distribution. The transfers of certain of NSU's assets and liabilities, including NSU's shares of CorVel common stock and shares of common stock of Americable and Transition, from NSU to ENStar as contemplated by the Distribution have previously been made. Such transfers were made for the purpose of commencing a self-underwritten, subordinated debenture program at ENStar similar to the self-underwritten subordinated debenture and time certificate programs previously maintained by NSU. Under such program, ENStar may offer and sell to the public up to $10 million of its subordinated debentures. In addition, NSU has indicated that prior to the Distribution it may cause ENStar to sell up to 200,000 shares of CorVel Common Stock (the "CorVel Stock Sale") and to distribute the after-tax proceeds from such sale to NSU as a dividend in order to fund NSU's operating expenses and maturing indebtedness prior to the Merger and to reduce the amount of NSU Net Assumed Liabilities at the time of the Merger. If all 200,000 shares are sold, ENStar would own 1,025,000 shares of CorVel Common Stock, or approximately 22% of the outstanding shares of CorVel as of September 30, 1996. The mailing address of ENStar's principal executive office is 6475 City West Parkway, Eden Prairie, Minnesota, 55344; its telephone number is (612) 941-7600.

THE ANNUAL MEETINGS


     Michael Meeting and Purpose. The Michael Annual Meeting will be held in the Auditorium of the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, on December 30, 1996 at 4:00 p.m., local time. See "THE ANNUAL MEETINGS." At the Michael Annual Meeting, holders of Michael Common Stock will be asked to approve and adopt the Reorganization Agreement and the Merger. The Reorganization Agreement is attached hereto as Appendix I. In addition, the stockholders will elect directors and ratify the appointment of Michael's independent auditors. It is not expected that other matters will be presented at the meeting.



     Holders of record of Michael Common Stock at the close of business on November 22, 1996 (the "Michael Record Date"), have the right to receive notice of and to vote at the Michael Annual Meeting. On November 22, 1996, there were 19,395,731 shares of Michael Common Stock outstanding and entitled to vote. Each share of Michael Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the Michael Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Michael Common Stock is required to approve and adopt the Reorganization Agreement and Merger. The nine board nominees who receive the highest number of votes will be elected directors of Michael, and a plurality of votes cast on all other matters will be required to approve such matters. As of November 22, 1996, directors, nominees and executive officers of Michael as a group (18 persons) beneficially owned 8,248,762 shares of Michael Common Stock or approximately 42.5% of the shares outstanding as of such date. Included in this number are 7,354,950 shares of Michael Common Stock, or approximately 38% of the shares outstanding as of such date, beneficially owned by NSU. See "SECURITY OWNERSHIP OF MICHAEL."


     Michael's Auditors. Michael's independent auditors for the current fiscal year are Grant Thornton LLP. Representatives of Grant Thornton LLP will be present at the Michael Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


     NSU Meeting and Purpose. The NSU Annual Meeting will be held at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, on December 30, 1996 at 1:00 p.m., local time. See "THE ANNUAL MEETINGS." At the NSU Annual Meeting, holders of NSU Common Stock will be asked to approve the NSU Proposals and to elect six persons as directors. It is not expected that other matters will be presented at the meeting.



     Holders of record of NSU Common Stock at the close of business on November 22, 1996 (the "NSU Record Date") have the right to receive notice of and to vote
at the NSU Annual Meeting. On November 22, 1996, there were      shares of NSU
Common Stock outstanding and entitled to vote. Each share of NSU Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the NSU Annual Meeting. The affirmative vote of holders of a majority of the outstanding shares of NSU Common Stock is required to approve and adopt each of the NSU Proposals. The affirmative vote of a majority of the shares of NSU Common Stock present (or represented by proxy) and entitled to vote at the NSU Annual Meeting is required to elect each of the nominees as directors of NSU for the ensuing year or until the consummation of the Reorganization. See "THE DISTRIBUTION AGREEMENT". James H. Michael and Jeffrey
J. Michael and two partnerships controlled by them (the "Michael Family Shareholders") beneficially own approximately 60% of the outstanding shares of NSU Common Stock and have agreed in the "Orderly Disposition Agreement" as hereinafter defined, to vote such shares to approve the Reorganization Agreement, the Merger, the Reverse Stock Split and the Distribution. If the Michael Family Shareholders vote in accordance with the Orderly Disposition Agreement, the approval of such matters is assured. See "THE
REORGANIZATION -- Interest of Certain Persons in the Reorganization."



     As of November 22, 1996, directors and executive officers of NSU as a group beneficially owned
shares of NSU Common Stock, or approximately      % of the shares outstanding as
of the NSU Record Date.

     NSU's Auditors. NSU's independent auditors for the current fiscal year are Grant Thornton LLP. Representatives of Grant Thornton LLP will be present at the NSU Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE REORGANIZATION


     On December 21, 1995, NSU and Michael entered into the Reorganization Agreement pursuant to which: (i) Merger Co. will be merged with and into Michael and Michael will become a wholly-owned subsidiary of NSU; (ii) in the Merger, each stockholder of Michael (other than NSU) will receive, in exchange for each share of Michael Common Stock held by such stockholder, one share of NSU Common Stock; (iii) each share of Michael Common Stock held by NSU will be canceled and retired; (iv) NSU will change its name to Michael Foods, Inc. and will continue the business previously conducted by Michael; (v) prior to the consummation of the Merger, NSU will transfer all of its assets and liabilities other than certain indebtedness and other agreed upon assets and liabilities to ENStar;
(vi) the outstanding common stock of ENStar will, conditioned on the consummation of the Merger, be distributed pro rata to the shareholders of NSU of record as of a record date prior to the Effective Date of the Merger; and
(vii) immediately prior to the Effective Time of the Merger, NSU will effectuate the Reverse Stock Split, the ratio of the Reverse Stock Split to be determined pursuant to the terms of the Reorganization Agreement so as to cause the shareholders of NSU prior to the Merger to hold fewer shares of common stock of New Michael than the number of shares of Michael Common Stock held by NSU prior to the Merger, which difference reflects the shares of Michael Common Stock effectively surrendered in the Merger in exchange for Michael's assumption of certain indebtedness of NSU, all as described below under "THE REORGANIZATION -- Effects of the Reorganization."


EFFECT OF THE REORGANIZATION ON MICHAEL STOCKHOLDERS.


     Upon the consummation of the Merger, each outstanding share of Michael Common Stock, other than the Michael Common Stock owned by NSU, will be converted into the right to receive one share of NSU Common Stock, which, after the Reorganization, is also referred to herein as New Michael Common Stock. Upon the consummation of the Merger, each outstanding share of Michael Common Stock owned by NSU will be canceled and retired without any payment therefor. See "THE REORGANIZATION -- Effects of the Reorganization" and "THE REORGANIZATION AGREEMENT -- Effects of the Reorganization on the Stockholders of Michael and the Shareholders of NSU." For a description of the New Michael Common Stock, see "DESCRIPTION OF NEW MICHAEL CAPITAL STOCK." As a result of the Reorganization, New Michael will continue the business of Michael and each stockholder of Michael prior to the Reorganization will own the same number of shares of New Michael Common Stock after the Reorganization as such stockholder owned of Michael before the Reorganization. As a result of the retirement of a portion of the NSU Common Stock through the Reverse Stock Split and the corresponding assumption by New Michael of the "NSU Net Assumed Liabilities," as hereinafter defined, the pro forma book value per share of New Michael Common Stock will be reduced by approximately $0.14 per share. See "SUMMARY -- Comparative Per Share Data."


EFFECT OF THE REORGANIZATION ON NSU SHAREHOLDERS.


     Reverse Stock Split. Immediately prior to the Effective Time, NSU will effect the Reverse Stock Split whereby each outstanding share of NSU Common Stock will be combined into a fraction of one share of NSU Common Stock determined by multiplying each such share by a fraction where the denominator is the number of outstanding shares of NSU Common Stock immediately prior to the Effective Date, and the numerator is the number of shares of Michael Common Stock owned by NSU at such date less the number of shares of Michael Common Stock owned by NSU which are retired in consideration for the assumption of the NSU Net Assumed Liabilities by New Michael. The amount of the NSU Net Assumed Liabilities to be retained by New Michael is equal to the sum of the subordinated debentures, subordinated fixed-term time certificates, subordinated extendible time certificates and bank debt of NSU outstanding immediately prior to the Effective Time plus the "Dissenting Shares Holdback," as hereinafter defined, less any cash retained by NSU at the Effective Time of the Merger. NSU has preliminarily indicated to Michael that the amount of the NSU Net Assumed Liabilities will be between $25 million and $29 million, except to the extent that the CorVel Stock Sale is made, in which case the NSU Net Assumed Liabilities may be reduced below $25 million. Based on the closing price for
shares of CorVel common stock on November   , 1996, which was $          , NSU
estimates that the net after-tax proceeds of the CorVel Stock Sale, if all
200,000 shares of CorVel common stock were sold, would be $          . Pursuant
to the Reorganization Agreement, as amended, the NSU Net Assumed Liabilities must be greater than $15 million. The Dissenting Shares Holdback is an amount to be mutually agreed by Michael and NSU as a reserve to pay for the shares of NSU Common Stock as to which dissenters' rights properly have been exercised. See "THE REORGANIZATION -- Effects of the Reorganization" and "THE REORGANIZATION AGREEMENT -- Effects of the Reorganization on the Stockholders of Michael and the Shareholders of NSU." While the amount of the Dissenting Shares Holdback has not yet been agreed to by Michael and NSU, it is anticipated that such amount will be determined by adding (i) the product of (A) the number of shares of NSU Common Stock held by persons that have effectively elected to exercise their dissenters' rights, times (B) the trading price of the NSU Common Stock immediately prior to the Effective Date, plus (ii) an amount equal to some portion of the product described above in the event that a court were to find that the trading price for NSU's Common Stock does not equal its fair value.


     Distribution. Prior to the Effective Date, NSU will transfer all of its assets and liabilities other than the Michael Common Stock owned by NSU, all of the outstanding common stock of Merger Co., cash in an amount to be determined by NSU and a certain amount of NSU indebtedness to ENStar and declare a contingent dividend of all of its ENStar Common Stock, payment of which will be subject to the prior consummation of the Merger. Immediately after the Effective Time, the ENStar Common Stock will be distributed by NSU as a tax-free dividend to NSU shareholders of record as of a record date prior to the Effective Date. See "THE DISTRIBUTION AGREEMENT." Holders of Michael Common Stock will not receive any ENStar Common Stock as a result of the Reorganization.

EXCHANGE OF CERTIFICATES; DISTRIBUTION OF ENSTAR COMMON STOCK

     As soon as practicable after the Effective Date, The First National Bank of Boston, or another person mutually designated by Michael and NSU, in its capacity as exchange agent for the Merger and the Reverse Stock Split (the "Exchange Agent"), will send a transmittal letter to each holder of Michael Common Stock and each holder of NSU Common Stock as of the Effective Date. The transmittal letter will contain instructions with respect to the surrender of certificates representing the Michael Common Stock and NSU Common Stock to be exchanged for certificates evidencing the New Michael Common Stock in the Merger. On or prior to the Effective Date, NSU will deliver to its Exchange Agent certificates representing all of the outstanding shares of ENStar Common Stock. Immediately after the Effective Time, NSU will deliver to such Exchange Agent instructions to distribute, as promptly as practicable following the Effective Date, to each holder of record of NSU Common Stock on the record date for the Distribution, stock certificates evidencing one share of ENStar Common Stock for every three shares of NSU Common Stock held of record by such holder on such record date and cash in lieu of any fractional shares of ENStar Common Stock. See "THE REORGANIZATION -- Procedure for Exchange of Certificates."

MICHAEL STOCKHOLDERS AND NSU SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. MICHAEL STOCKHOLDERS AND NSU SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

OWNERSHIP OF NEW MICHAEL AFTER THE REORGANIZATION


     Following the Reorganization, NSU's only assets will consist of all of the outstanding capital stock of Michael, certain contractual rights and retained cash. In order to avoid confusion, on the Effective Date, NSU will change its name to Michael Foods, Inc. and transactions in New Michael Common Stock will continue to be reported on the Nasdaq National Market under the symbol MIKL. Michael will change its name to Michael Foods of Delaware, Inc. At the date of this Proxy Statement/Prospectus, NSU owns, directly and beneficially, 7,354,950 shares of the outstanding common stock of Michael, or approximately 38% of such securities. Based on NSU's preliminary indication of the anticipated NSU Net Assumed Liabilities, assuming the CorVel Stock sale is not made, holders of Michael Common Stock immediately prior to the Merger, excluding NSU, will own directly and beneficially approximately 70.2% to 72.4% of New Michael Common Stock outstanding immediately after the Merger depending upon the amount of the NSU Net Assumed Liabilities retained by New Michael. Correspondingly, NSU shareholders immediately prior to the Merger will own, directly and beneficially, approximately 27.6% to 29.8% of the outstanding New Michael Common Stock immediately after the Merger.



DISSENTERS' RIGHTS



     Holders of Michael Common Stock are not entitled to dissenters' or appraisal rights in connection with the Reorganization. Pursuant to Delaware law, dissenters' or appraisal rights are not available to a holder of stock traded on the Nasdaq National Market who receive stock of a company in a merger that is also traded on the Nasdaq National Market. Holders of NSU Common Stock who do not vote in favor of the Distribution and who file a written objection thereto with NSU prior to the NSU Annual Meeting or at such meeting, but before the vote is taken, and who have otherwise complied with Section 302A.473 of the MBCA will be entitled to certain dissenters' rights. See "THE
REORGANIZATION -- Dissenters' Rights." If holders of more than 1% of the outstanding shares of NSU Common Stock exercise dissenters' rights, NSU has the right under the Reorganization Agreement not to consummate the Reorganization.


BACKGROUND OF THE REORGANIZATION

     From time to time since 1990, NSU and Michael senior management have discussed various possible tax-advantaged transactions that would result in all or a portion of NSU's substantial ownership interest in Michael being held directly by NSU shareholders. Certain transactions discussed involved the assumption of some or all of NSU's outstanding indebtedness in consideration of the retirement of some of the Michael Common Stock held by NSU. Although a number of alternative transactions and transaction structures were discussed, agreement was never reached on any particular transaction, transaction structure or related financial terms and none of these discussions progressed beyond the preliminary discussion stage.

     In the summer of 1994, NSU contacted Michael to hold discussions again in an effort to structure a mutually acceptable transaction that would provide for the assumption by Michael of some or all of NSU's outstanding indebtedness and permit NSU shareholders to directly own NSU's interest in Michael. During subsequent meetings between NSU and Michael senior management the following fundamental elements in any transaction were determined: (i) any transaction could not result in federal income tax to the parties or their respective shareholders; (ii) the amount of NSU indebtedness assumed by Michael in any transaction had to be within parameters to be agreed upon; (iii) the Michael Common Stock to be retired in consideration for the debt assumed in any transaction had to be valued at a discount to the market; and (iv) Michael had to be protected from the liabilities of NSU relating to the operations of NSU (other than its investment in Michael Common Stock). Michael and its financial advisors also concluded that the transfer of all other assets and liabilities of NSU to a separate company to be spun-off to the NSU shareholders or some other disposition of such assets and satisfaction of such liabilities was necessary in order to avoid higher costs of capital that would otherwise occur if such assets and liabilities were retained after the Reorganization and to avoid the adverse impact on the value of Michael Common Stock if New Michael were engaged in businesses unrelated to its core food processing and distribution businesses. As a result of these discussions, senior management of both companies, with the assistance of their respective tax and legal advisors, developed a general transaction structure proposal that satisfied the parties' fundamental requirements. No agreement was reached, however, on the financial terms, or on certain of the other terms of this proposal.

     Once a potentially acceptable transaction structure proposal had been developed, advisors of both companies were directed to obtain a preliminary indication from the IRS as to the tax treatment of the proposal. Discussions with the IRS occurred during the spring and summer of 1995, which led senior management of both companies to conclude that there were reasonable prospects for receipt of a favorable ruling concerning the tax-free nature of the transaction structure proposal.

     Following the discussions with the IRS, NSU engaged its financial advisor, Goldsmith, Agio, Helms Securities Inc. ("GAHS"), in July 1995. Michael had previously engaged its financial advisor, Piper Jaffray Inc. ("Piper Jaffray"), in April 1995.

     Beginning in September 1995, senior management of NSU and Michael, and their respective legal, tax and financial advisors, began meeting to discuss the financial and other terms relating to the transaction proposal that had been developed and discussed with the IRS. On October 27, 1995, Michael's management informed the Michael Board of the status of negotiations with NSU and the principal terms of the transaction proposal that was currently under consideration by Michael senior management. Messrs. Jeffrey J. Michael, James H. Michael and Miles E. Efron, each a member of the board of directors of both NSU and Michael, at the request of Michael, did not participate in this discussion. At the NSU Board meeting held on November 7, 1995, NSU's management and its financial advisor discussed with the NSU Board the principal terms of the transaction proposal that was currently under consideration by NSU senior management. The NSU Board, after such discussion, directed and authorized certain officers of NSU to negotiate the terms of a definitive agreement with respect to the transaction proposal, subject to final board review and approval.


     Over the next several weeks, the terms of the definitive agreement were negotiated and a definitive agreement was presented to each of the NSU and Michael Boards at separate meetings held on December 21, 1995. Messrs. Michael, Michael and Efron recused themselves from participation in the meeting of the Michael Board. Each of them participated in the meetings of the NSU Board. The Boards of Directors of NSU and Michael approved the Reorganization Agreement at their respective meetings held on that date, at which meetings each Board received the opinion of its respective financial advisors as to the fairness of the transactions contemplated by the Reorganization Agreement. See "SUMMARY -- Opinions of Financial Advisors." The Reorganization Agreement was executed by NSU and Michael later that same day. See "THE REORGANIZATION -- Background of the Reorganization."



     In connection with the execution of the Papetti's Agreement (as defined herein) by Michael, NSU and Michael entered into negotiations to amend the Reorganization Agreement to, among other things, extend the date on which the parties' obligations to consummate the transactions contemplated by the Reorganization Agreement expire to the later of March 31, 1997 or 90 days after the date on which the stockholders of Michael and the shareholders of NSU have approved the Reorganization Agreement and the transactions contemplated thereby; allow NSU to choose any ten day trading period beginning nine days prior to such stockholder and shareholder approval during which the Average Price of Michael Common Stock will be established; reduce the range of NSU Net Assumed Liabilities from $25 million to $38 million to $15 million to $29 million; and reduce the corresponding range of the Discount Factor from .92 (8%) to .90 (10%) to .94 (6%) to .91 (9%) depending upon the amount of NSU Net Assumed Liabilities. See "RECENT DEVELOPMENTS" and "THE REORGANIZATION AGREEMENT." An amendment to the Reorganization Agreement reflecting the agreements reached in such negotiations was approved by the Michael Board and by the NSU Board on June 26, 1996 and was executed by Michael and NSU on September 27, 1996.


RECOMMENDATION OF MICHAEL BOARD; MICHAEL'S REASONS FOR THE REORGANIZATION

     The Board of Directors of Michael (the "Michael Board") (with James H. Michael, Jeffrey J. Michael and Miles E. Efron, each of whom is also a director of NSU, having recused themselves from any discussions of and vote on the proposed transaction), has determined that the Reorganization is in the best interest of Michael and recommends that the holders of Michael Common Stock vote in favor of the Reorganization Agreement and the Merger. The decision of the Michael Board to enter into the Reorganization and to recommend that its stockholders vote in favor of the Reorganization Agreement and the Merger is based upon its evaluation of a number of factors, including, among others, the opinion of Piper Jaffray that the consideration given up by Michael in the form of the NSU Net Assumed Liabilities retained by New Michael after the Merger, in exchange for the shares of Michael Common Stock held by NSU that will be retired in the Merger, and the exchange of Michael Common Stock for NSU Common Stock, is fair to Michael from a financial point of view. See "THE
REORGANIZATION -- Recommendation of Michael Board; Michael's Reasons for the Reorganization;" and "THE REORGANIZATION -- Fairness Opinions."


RECOMMENDATION OF NSU BOARD; NSU'S REASONS FOR THE REORGANIZATION

     The Board of Directors of NSU (the "NSU Board"), by unanimous vote, determined that the consummation of the Reorganization, including the Merger, the Reverse Stock Split and the Distribution, is in the best interest of the holders of NSU Common Stock and recommends that the holders of NSU Common Stock vote in favor of the NSU Proposals. The decision of the NSU Board to enter into the Reorganization Agreement and to make the foregoing recommendations is based upon its evaluation of a number of factors including, among others, the opinion of GAHS, that the Reorganization is fair to the Shareholders of NSU from a financial point of view. See "THE REORGANIZATION -- Recommendation of NSU Board; NSU's Reasons for the Reorganization;" and "THE REORGANIZATION -- Fairness Opinions."

OPINIONS OF FINANCIAL ADVISORS


     Michael. Piper Jaffray has rendered to the Michael Board its oral and written opinion to the effect that, based upon and subject to the matters set forth in its written opinion that the consideration given up by Michael in exchange for the shares of Michael Common Stock held by NSU that will be retired in the Merger, and the exchange of Michael Common Stock for NSU Common Stock is fair to Michael from a financial point of view. The full text of the written opinion of Piper Jaffray dated as of the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, factors considered and scope of the review undertaken by Piper Jaffray, is included as Appendix II to this Proxy Statement/Prospectus. Michael stockholders are urged to read such opinion carefully in its entirety. Michael has agreed to pay Piper Jaffray a fee of $220,000 for rendering its financial advisory services, including its opinion. See "THE REORGANIZATION -- Fairness Opinions."


     NSU. On December 21, 1995, GAHS rendered to the NSU Board its oral and written opinion to the effect that the Reorganization is fair to NSU's shareholders from a financial point of view. The full text of the written opinion of GAHS, dated as of the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, factors considered and limitations on the review undertaken by GAHS is included as Appendix III to this Proxy Statement/Prospectus. NSU shareholders are urged to read such opinion carefully in its entirety. GAHS has been paid $77,500 for its financial advisory services to date, including $25,000 in connection with the delivery of its fairness opinion on December 21, 1995. If the Reorganization is consummated, GAHS will receive an additional $175,000 to $225,000, depending upon the amount of the Discount Factor (as defined herein), for its financial advisory services and $75,000 for the issuance of its fairness opinion. See "THE
REORGANIZATION -- Fairness Opinions."

THE REORGANIZATION AGREEMENT

     Representations, Warranties and Covenants. The Reorganization Agreement contains various representations and warranties of NSU and Michael relating to the organization and operations of such entities. See "THE REORGANIZATION AGREEMENT -- Representations and Warranties." In the Reorganization Agreement, NSU and Michael have made certain covenants with respect to the conduct of their respective businesses and certain actions to be taken between the date of the Reorganization Agreement and the Effective Date. See "THE REORGANIZATION AGREEMENT -- Certain Covenants."

     Conditions to the Reorganization. The obligations of Michael and NSU to consummate the transactions contemplated under the Reorganization Agreement are subject to various conditions including, but not limited to: (i) the accuracy of representations and warranties of the other party; (ii) the receipt of a favorable ruling from the Internal Revenue Service (the "IRS") that the Merger, the Reverse Stock Split and the Distribution will not result in taxable gain or loss; (iii) the effectiveness of the registration statement filed with the Commission under the Securities Act with regard to the shares of NSU Common Stock to be exchanged for Michael Common Stock (the "NSU Registration Statement") and of a registration statement filed with the Commission under the Securities Act with regard to the shares of ENStar Common Stock to be distributed in the Distribution (the "ENStar Registration Statement"); (iv) obtaining requisite stockholder and shareholder approvals; (v) the absence of any injunction or other order that would prohibit or make illegal the consummation of the Reorganization Agreement; (vi) the approval of Nasdaq for the trading of New Michael Common Stock and the ENStar Common Stock on the Nasdaq National Market; (vii) holders of fewer than 1% of the issued and outstanding NSU Common Stock effectively electing statutory dissenters' rights; and (viii) obtaining requisite governmental and third party consents. Neither Michael nor NSU has any present intention to modify or waive any of the conditions to consummating the transactions contemplated by the Reorganization Agreement; provided, however, that, depending upon the facts and circumstances at the time, with prior board approval either Michael or NSU may modify or waive any of the conditions. See "THE REORGANIZATION AGREEMENT -- Conditions."

     In the event that a material condition to the obligations of NSU or Michael to consummate the Reorganization is waived by NSU or Michael, including but not limited to waiver of the receipt of a private letter ruling from the IRS or a tax opinion as to certain tax issues (see "THE REORGANIZATION -- Certain Federal Income Tax Consequences"), NSU and Michael undertake to file a post-effective amendment to the Registration Statement and to resolicit the approval of the Reorganization by Michael stockholders and the approval of the NSU Proposals by NSU shareholders pursuant to an amended Proxy Statement/Prospectus contained in the amended Registration Statement, or ENStar Registration Statement, if such resolicitation is required by law or deemed necessary by Michael or NSU, respectively, after consultation with counsel.


     Termination. The Reorganization Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented to the stockholders of Michael or the shareholders of NSU at their respective Annual Meetings: (i) by mutual written consent of the Boards of Directors of Michael and NSU; (ii) by either party, if any of the conditions to such party's obligation to complete the transactions become impossible to satisfy; (iii) by either party if the requisite stockholder vote or shareholder vote has not been obtained; (iv) by either party if the transactions have not been completed on or before the later of March 31, 1997 or 90 days after the earlier of the stockholders meeting of Michael and shareholders meeting of NSU approving the Reorganization Agreement; (v) by NSU if the "Average Price of Michael Common Stock," as hereinafter defined, is less than $11.00 per share;
(vi) by Michael if the Average Price of Michael Common Stock is more than $17.00 per share; and (vii) by either party if any representation or warranty of the other party becomes untrue, subject to certain exceptions. Under certain circumstances, Michael or NSU may recover from the other party out-of-pocket costs, including fees and expenses of attorneys, accountants and investment bankers, up to an aggregate of $500,000 if the Reorganization Agreement is terminated by the other party. Entitlement to such reimbursement is the sole and exclusive remedy of a party for any termination of the Reorganization Agreement. See "THE REORGANIZATION AGREEMENT -- Termination," and "THE REORGANIZATION AGREEMENT -- Expenses."


THE DISTRIBUTION AGREEMENT

     The Distribution Agreement is attached to the Reorganization Agreement as Exhibit C and included as a part of Appendix I of this Proxy Statement/Prospectus. The Reorganization Agreement provides that NSU will, and will cause ENStar to, execute and deliver the Distribution Agreement prior to the Effective Date. The Distribution Agreement requires NSU to contribute and transfer to ENStar or an ENStar subsidiary all of NSU's right, title and interest in and to all of NSU's assets, except for the following assets to be retained by New Michael: (i) cash in an amount to be determined by NSU, (ii) the 7,345,950 shares of Michael Common Stock owned by NSU, (iii) the capital stock of Merger Co., (iv) the rights of NSU under the Reorganization Agreement, the Distribution Agreement and the Orderly Disposition Agreement and (v) all net operating loss carryforwards and other tax attributes properly allocable to NSU following the Effective Date. In addition, ENStar will assume and has agreed to pay, perform and discharge all liabilities of NSU arising at any time prior to the Effective Time, other than the following liabilities to be retained by New Michael: (i) liabilities arising from the assertion of dissenters' rights by NSU shareholders, (ii) obligations under the Reorganization Agreement, the Distribution Agreement and the Orderly Disposition Agreement, and (iii) the NSU Indebtedness. NSU has preliminarily indicated to Michael that the amount of the NSU Net Assumed Liabilities, to be assumed, will be between $25 million and $29 million, except to the extent that the CorVel Stock Sale is made, in which case the NSU Net Assumed Liabilities may be reduced below $25 million. Based on the closing price for shares of CorVel common stock
on November   , 1996, which was $     , NSU estimates that the net after-tax
proceeds of the CorVel Stock Sale, if all 200,000 shares of CorVel common stock
were sold, would be $       . Pursuant to the Reorganization Agreement, as
amended, the NSU Net Assumed Liabilities must be greater than $15 million. New Michael is required, pursuant to the Distribution Agreement, to repay in full all the NSU Net Assumed Liabilities not later than six months after the Effective Date. The Distribution is expressly conditioned on the prior consummation of the Merger and the satisfaction of certain other conditions set forth in the Distribution Agreement. In the Distribution, each NSU shareholder of record on the record date for the Distribution will receive one share of ENStar Common Stock for every three shares of NSU Common Stock held by such holder on such date, which date will be prior to the Effective Date and prior to the Reverse Stock Split. The Distribution Agreement also requires ENStar and New Michael to indemnify each other for certain losses and liabilities arising before or after the Effective Time. See "THE DISTRIBUTION AGREEMENT."


THE ORDERLY DISPOSITION AGREEMENT

     Concurrently with the execution of the Reorganization Agreement, the Michael Family Shareholders, which own an aggregate of 5,685,100 shares of the outstanding NSU Common Stock (approximately 60%), and NSU entered into that certain Orderly Disposition and Registration Rights Agreement, dated December 21, 1995 (the "Orderly Disposition Agreement"). The Orderly Disposition Agreement is attached as Exhibit E to the Reorganization Agreement and included as part of Appendix I of this Proxy Statement/Prospectus. Under the Orderly Disposition Agreement, the Michael Family Shareholders have agreed, among other things, to vote the shares of NSU Common Stock owned by them in favor of the NSU Proposals. The Michael Family Shareholders have also agreed to refrain for a period of two years after the Merger from selling, pledging or otherwise disposing of any of the shares of New Michael Common Stock owned by them if the purchaser of such shares owns or would own more than five percent of the outstanding New Michael Common Stock, unless New Michael is first given an opportunity to purchase such shares. The disposition restrictions do not apply if a tender offer is made for all of the outstanding New Michael Common Stock. In addition, the Michael Family Shareholders are entitled during such two year period to certain registration rights under the Securities Act with respect to the New Michael Common Stock owned by them. Finally, during such two year period, the Michael Family Shareholders will be entitled to designate two nominees for the Board of New Michael (the "New Michael Board") if they collectively own ten percent or more of the outstanding New Michael Common Stock and one nominee for director if their ownership is below ten percent. The Michael Family Shareholders' initial designees to the New Michael Board are Jeffrey J. Michael and Miles E. Efron. See "THE REORGANIZATION -- Interest of Certain Persons in the Reorganization."

TREATMENT OF MICHAEL STOCK OPTIONS


     The Reorganization Agreement obligates New Michael to assume all existing stock option plans of Michael and the stock award portion of Michael's Executive Incentive Plan. Outstanding Michael stock options will be converted into options to purchase New Michael Common Stock and, to the extent exercisable, may be exercised at the stated exercise price and for an equal number of shares of New Michael Common Stock. At November 22, 1996, Michael had granted options under these Plans to purchase 2,016,776 shares, of which options for 1,638,304 shares were currently exercisable. See "THE REORGANIZATION -- Effect on Stock Option Plans." All outstanding stock options for NSU Common Stock will be exercised or canceled prior to the Effective Time.


ACCOUNTING TREATMENT

     The Merger will be accounted for as a business combination utilizing the reverse acquisition method with Michael being the accounting acquiror under generally accepted accounting principles. As such, the Merger will be treated as an acquisition using the purchase method of accounting with no change in the recorded amount of Michael's assets and liabilities. The assets and liabilities of NSU that are acquired as a result of the Merger will be recorded at their fair market values. The ENStar assets and liabilities, following the Distribution, will be recorded at their historic amounts as recorded in the books and records of NSU. See "THE REORGANIZATION -- Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The obligations of Michael and NSU to consummate the Reorganization are subject to the receipt of the following favorable rulings from the IRS:

      (i) The Merger will be treated as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by any Michael stockholder upon receipt of New Michael Common Stock pursuant to the Merger.

      (ii) The Reverse Stock Split will not be treated as a stock distribution, or a transaction that has the effect of such a distribution, to which Sections 301, 305(b) or 305(c) of the Code apply. Accordingly, no taxable income will be recognized under such Sections by any of the shareholders of NSU, except for cash paid in lieu of fractional shares.

     (iii) The Distribution will qualify as a tax-free distribution under Sections 355 and 368(a)(1)(D) of the Code, and that no gain or loss will be recognized by any NSU shareholder upon the receipt of ENStar Common Stock pursuant to the Distribution (except upon the receipt of cash by an NSU shareholder in lieu of fractional shares of ENStar Common Stock).

See "THE REORGANIZATION -- Certain Federal Income Tax Consequences."

REGULATORY APPROVALS

     The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission ("FTC") and the requisite waiting period has expired or is terminated. NSU and Michael filed the required information and materials with the antitrust division and the FTC effective May 16, 1996, and the requisite waiting period expired on May 28, 1996. See "THE REORGANIZATION -- Regulatory Approvals."

DIFFERENCES IN RIGHTS OF MICHAEL STOCKHOLDERS.

     Upon consummation of the Merger, holders of Michael Common Stock will become holders of the same number of shares of New Michael Common Stock. As a result, their rights as stockholders, which are now governed by Delaware corporate law and Michael's Certificate of Incorporation and Bylaws, will be governed by Minnesota law and New Michael's Articles of Incorporation and Bylaws. The principal differences between Delaware and Minnesota law and the rights of stockholders and shareholders thereunder and between the rights of stockholders of Michael under its Certificate of Incorporation and Bylaws and shareholders of NSU under its Articles of Incorporation and Bylaws include expanded appraisal rights under Minnesota law, more extensive anti-takeover protection under Minnesota law and certain differences in the requirements for calling special meetings of shareholders and taking shareholder and board action without holding a meeting. For a summary of these and other differences between the rights of holders of Michael Common Stock and New Michael Common Stock, see "COMPARISON OF RIGHTS OF STOCKHOLDERS AND SHAREHOLDERS."


COMPARATIVE MARKET PRICES AND DIVIDENDS


     Michael Common Stock is traded on the Nasdaq National Market under the symbol MIKL. NSU Common Stock is traded on the Nasdaq National Market under the symbol NSRU and the Pacific Stock Exchange under the symbol NSU. On December 20, 1995, the last full trading day preceding public announcement of the proposed transactions, the closing price per share of Michael Common Stock reported by the Nasdaq National Market was $10.88 and the closing price per share of NSU
Common Stock reported by the Nasdaq National Market was $6.00. On November   ,
1996, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price per share of Michael Common Stock
reported by the Nasdaq National Market was $          and the closing price per
share of NSU Common Stock reported by the Nasdaq National Market was
$          .


     The payment of future dividends on New Michael Common Stock will be a business decision to be made by the New Michael Board from time to time based upon the results of operations and the financial condition of New Michael and such other factors as the New Michael Board considers relevant. See "COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION."

     No market currently exists for the ENStar Common Stock. ENStar has applied to have the ENStar Common Stock approved for quotation on the Nasdaq National Market under the symbol "ENSR." No assurance can be given that an active market will develop or continue for the ENStar Common Stock. Management of ENStar currently intends to retain any earnings for use in its operations and does not anticipate paying any cash dividends in the foreseeable future.

     New Michael expects to continue the Nasdaq National Market listing of NSU Common Stock, but will use the symbol MIKL, rather than NSRU, and will discontinue the listing of the New Michael Common Stock on the Pacific Stock Exchange.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     Selected Michael Historical Consolidated Financial Information. The following table sets forth certain selected historical consolidated financial information of Michael that has been derived from and should be read in conjunction with Michael's consolidated financial statements, including the notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus:


                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                  --------------------    --------------------------------------------------------
                                    1996        1995        1995        1994        1993        1992        1991
                                  --------    --------    --------    --------    --------    --------    --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF EARNINGS DATA
Net sales.......................  $455,478    $393,821    $536,627    $505,965    $474,783    $442,734    $454,735
Cost of sales...................   403,267     333,913     454,652     430,917     414,965     390,185     380,270
                                  --------    --------    --------    --------    --------    --------    --------
Gross profit....................    52,211      59,908      81,975      75,048      59,818      52,549      74,465
Selling, general and
  administrative expenses.......    33,597      34,292      45,729      41,851      39,122      36,936      34,217
Disposal of product line........        --          --          --          --      22,769          --          --
Restructuring charges...........        --          --          --          --      11,164          --          --
                                  --------    --------    --------    --------    --------    --------    --------
                                    33,597      34,292      45,729      41,851      73,055      36,936      34,217
                                  --------    --------    --------    --------    --------    --------    --------
Operating profit (loss).........    18,614      25,616      36,246      33,197     (13,237)     15,613      40,248
Interest expense, net...........     5,474       5,872       7,635       8,498       8,363       9,588       9,511
                                  --------    --------    --------    --------    --------    --------    --------
Earnings (loss) before income
  taxes.........................    13,140      19,744      28,611      24,699     (21,600)      6,025      30,737
Income tax expense (benefit)....     5,260       7,600      11,020       9,510      (5,280)      2,175      11,070
                                  --------    --------    --------    --------    --------    --------    --------
Net earnings (loss).............  $  7,880    $ 12,144    $ 17,591    $ 15,189    $(16,320)   $  3,850    $ 19,667
                                  ========    ========    ========    ========    ========    ========    ========
Net earnings (loss) per share...  $   0.41    $   0.63    $   0.91    $   0.79    $  (0.84)   $   0.20    $   1.07
                                  ========    ========    ========    ========    ========    ========    ========
Weighted average shares
  outstanding...................    19,379      19,326      19,328      19,315      19,416      19,516      18,400
Dividends per common share......  $   0.15    $   0.15    $   0.20    $   0.20    $   0.20    $   0.20    $   0.20
BALANCE SHEET DATA (END OF PERIOD)
Working capital.................  $  2,280    $ 26,842    $ 42,095    $ 33,589    $ 22,267    $ 54,826    $ 58,988
Total assets....................   370,069     338,540     359,227     336,645     329,087     370,218     357,171
Long-term debt, including
  current maturities............    55,619      82,364     101,421     100,604     104,008     135,798     120,645
Stockholders' equity............   185,309     175,614     180,095     166,029     155,003     177,037     176,321

     Selected NSU Historical Consolidated Financial Information. The following table sets forth certain selected historical consolidated financial information of NSU that has been derived from and should be read in conjunction with NSU's consolidated financial statements, including the notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus:


                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                            --------------------    --------------------------------------------------------
                                              1996        1995        1995        1994        1993        1992        1991
                                            --------    --------    --------    --------    --------    --------    --------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Revenues.................................   $ 49,151    $ 40,593    $ 54,891    $ 47,193    $ 46,756    $ 42,025    $ 37,007
Operating income (loss)..................        260         453         484        (784)     (2,143)     (1,610)     (1,475)
Interest expense, net....................     (2,573)     (3,138)     (4,120)     (4,194)     (4,223)     (4,175)     (4,351)
Investment income........................      7,713          --          --          --          --          --          --
Income (loss) from continuing operations
  before income taxes, and equity in
  earnings (loss) of unconsolidated
  subsidiaries...........................      5,400      (2,685)     (3,636)     (4,978)     (6,366)     (5,785)      2,738
Income (loss) from continuing
  operations.............................      5,910       2,060       3,090       1,410     (13,563)     (2,070)     11,261
Income (loss) from discontinued
  operations.............................      1,257      (3,025)     (3,025)     (2,084)      1,691         433        (960)
                                            --------    --------    --------    --------    --------    --------    --------
Net income (loss)........................   $  7,167    $   (965)   $     65    $   (674)   $(11,872)   $ (1,637)   $ 10,301
                                            ========    ========    ========    ========    ========    ========    ========
Income (loss) per common and common
  equivalent share:
Income (loss) from continuing
  operations.............................   $   0.59    $   0.22    $   0.32    $   0.15    $  (1.44)   $  (0.22)   $   1.14
Discontinued operations..................       0.13       (0.32)      (0.31)      (0.22)       0.18        0.05       (0.10)
                                            --------    --------    --------    --------    --------    --------    --------
Net income (loss)........................   $   0.72    $  (0.10)   $   0.01    $  (0.07)   $  (1.26)   $  (0.17)   $   1.04
                                            ========    ========    ========    ========    ========    ========    ========
Weighted average shares outstanding......      9,922       9,438       9,651       9,438       9,438       9,438       9,888
BALANCE SHEET DATA (END OF PERIOD)
Total assets.............................   $115,081    $109,682    $110,234    $111,093    $108,607    $115,873    $116,355
Long-term debt, including current
  maturities.............................     33,934      44,522      42,480      45,061      43,194      41,849      41,451
Shareholders' equity.....................     41,956      33,439      34,481      34,196      34,675      61,083      63,246



     Selected ENStar Historical Combined Financial Information. The following table sets forth certain selected historical combined financial information of ENStar, currently an operating unit of NSU, that has been derived from and should be read in conjunction with ENStar's combined financial statements, including the notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus:



                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                                    ------------------    ---------------------------------------------------
                                                     1996       1995       1995       1994       1993       1992       1991
                                                    -------    -------    -------    -------    -------    -------    -------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Revenues.........................................   $49,151    $40,593    $54,891    $47,193    $46,756    $42,025    $37,007
Operating income (loss)..........................       410        618      1,033       (702)    (1,978)    (1,151)      (666)
Interest expense, net............................      (191)      (210)      (247)      (348)      (361)      (373)      (415)
Income (loss) before income taxes and equity in
  earnings of unconsolidated subsidiary..........       219        408        786     (1,050)    (2,339)    (1,524)    (1,081)
                                                    -------    -------    -------    -------    -------    -------    -------
Net income (loss)................................   $ 1,053    $ 1,050    $ 1,572    $   286    $(1,524)   $  (550)   $  (302)
                                                    =======    =======    =======    =======    =======    =======    =======
Pro forma net income (loss) per share(1).........   $  0.32    $  0.32    $  0.49    $  0.09    $ (0.48)   $ (0.17)   $ (0.09)
                                                    =======    =======    =======    =======    =======    =======    =======
Pro forma weighted average shares
  outstanding(1).................................     3,307      3,284      3,217      3,235      3,146      3,146      3,296
BALANCE SHEET DATA (END OF PERIOD)
Total assets.....................................   $36,512    $35,752    $35,251    $32,243    $30,222    $30,318    $29,497
Long-term debt, including current maturities.....       163      2,162      1,246      3,607      3,443      3,898      3,323
Operating unit equity............................    20,393     20,128     19,694     18,176     17,035     17,262     16,737


-------------------------

(1) Pro forma net income (loss) per share was computed using the weighted average number of outstanding shares of NSU Common Stock during each period presented and assuming that, in the Distribution, one share of ENStar Common Stock was distributed for every three shares of the weighted average outstanding NSU Common Stock, without taking into account any fractional shares. Except for 1994, in which year stock options that were anti-dilutive for computation of North Star earnings per share were dilutive when computing earnings per share for ENStar.

     Selected Unaudited Pro Forma Condensed Combined Financial Information of New Michael. The following table sets forth certain selected unaudited pro forma condensed combined financial information of New Michael and has been derived from, or prepared on a basis consistent with, the unaudited pro forma condensed combined financial statements included elsewhere in this Proxy Statement/Prospectus. The unaudited pro forma condensed combined balance sheet information and the unaudited pro forma condensed combined statement of earnings information set forth below has been prepared as if the Reorganization was consummated on September 30, 1996 and January 1, 1995 and 1996, respectively. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS." This data is presented for illustrative purposes only and is not indicative of the combined results of operations or financial position that would have occurred if the Reorganization had been consummated at the beginning of the period presented or on the date indicated, nor is it necessarily indicative of future operating results or financial position of New Michael.



                                                         NINE MONTHS ENDED        YEAR ENDED
                                                         SEPTEMBER 30, 1996    DECEMBER 31, 1995
                                                         ------------------    -----------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
        PRO FORMA STATEMENT OF EARNINGS DATA
        Revenues......................................        $455,478             $ 536,627
        Operating profit..............................          18,564                36,081
        Net earnings..................................        $  7,037             $  16,381
                                                              ========              ========
        Net earnings per share........................        $   0.42             $    0.98
                                                              ========              ========
        Weighted average shares outstanding:..........          16,815                16,764
        PRO FORMA BALANCE SHEET DATA (END OF PERIOD)
        Working capital...............................        $ (1,433)
        Total assets..................................         369,377
        Long-term debt, including current
          maturities..................................          81,896
        Stockholders' equity..........................         158,340


COMPARATIVE PER SHARE DATA

     The unaudited pro forma per share data set forth in the following tables is derived from, and should be read in conjunction with, the historical consolidated or combined financial statements of Michael, NSU and ENStar (currently an operating unit of NSU), the respective notes thereto, which are incorporated by reference into this Proxy Statement/Prospectus and the pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS." The per share data set forth below is presented for informational purposes only, and is not necessarily indicative of the results of the future operations of New Michael or ENStar.

     Michael Per Share Data. The following table presents selected historical and pro forma per share data for Michael Common Stock before and after consummation of the Reorganization.


                                                                          MICHAEL      NEW MICHAEL
                                                                         HISTORICAL    PRO FORMA(1)
                                                                         ----------    ------------
Book value at September 30, 1996......................................     $ 9.55         $ 9.41
Dividends paid for the year ended December 31, 1995...................     $  .20         $  .20(2)
Net earnings for the year ended December 31, 1995.....................     $  .91         $  .98



     NSU Per Share Data. The following table presents selected historical and pro forma per share data for NSU Common Stock before and after consummation of the Reorganization. The ENStar pro forma per share data assumes NSU shareholders are issued one share of ENStar for each three shares of NSU Common Stock they own. The New Michael pro forma per share data assumes that, in the Reverse Stock Split, each NSU shareholder will receive .48 shares of New Michael Common Stock for each share of NSU Common

Stock held by such shareholder at the Effective Time. See "THE REORGANIZATION -- Effects of the Reorganization."


                                                    NSU           ENSTAR       NEW MICHAEL      PRO FORMA
                                                 HISTORICAL    PRO FORMA(3)    PRO FORMA(4)    COMBINED(5)
                                                 ----------    ------------    ------------    -----------
Book value at September 30, 1996..............     $ 4.23         $ 2.06          $ 4.52          $6.58
Net income from continuing operations for the
  year ended December 31, 1995................     $ 0.32         $ 0.16          $ 0.49          $0.65


-------------------------

(1) These pro forma per share amounts represent the interest of a holder of a share of Michael Common Stock in New Michael after the Merger. The pro forma book value computation utilizes the book value of New Michael at September 30, 1996 divided by the number of outstanding shares of New Michael Common Stock at September 30, 1996 reduced by 2,563,983 Retired Michael Shares. The pro forma net earnings computation for the year ended December 31, 1995, utilizes the net earnings of New Michael and the weighed average shares of Michael Common Stock reduced by 2,563,983 Retired Michael Shares. See "THE REORGANIZATION -- Effects of the Reorganization" for a hypothetical calculation of such number of Retired Michael Shares.


(2) The calculation of pro forma dividends paid per share assumes the same per share dividend was paid.


(3) These pro forma per share amounts represent the interest of a holder of a share of NSU Common Stock in ENStar's per share book value at September 30, 1996 and the net income from continuing operations after the Distribution for the year ended December 31, 1995. The book value per share and net income from continuing operations per share amounts represent the book value and net income from continuing operations, respectively, of ENStar divided by the number of outstanding shares of NSU Common Stock at September 30, 1996 for the book value computation and weighted average number of outstanding shares of NSU Common Stock for the year ended December 31, 1995 for the net income from continuing operations computation.



(4) These pro forma per share amounts represent the interest of a holder of a share of NSU Common Stock in New Michael per share book value at September 30, 1996 and net income from continuing operations after the Merger for the year ended December 31, 1995. The pro forma book value computation is computed by dividing New Michael pro forma stockholder equity by the number of shares of outstanding New Michael Common Stock after reduction for the Retired Michael Shares (19,395,731, the historical outstanding shares of Michael at September 30, 1996, less 2,563,983 Retired Michael Shares), this product is then adjusted for an assumed Reverse Stock Split ratio of .48 shares of New Michael Common Stock for every outstanding share of NSU Common Stock. The pro forma income from continuing operations computation is computed by dividing the New Michael pro forma net earnings for the year ended December 31, 1995 by the New Michael weighted average shares outstanding (19,328,000, the historical weighted average shares of Michael Common Stock as of December 31, 1995, less 2,563,983 Retired Michael Shares), this product is then adjusted for an assumed Reverse Stock Split ratio of .50 shares of New Michael Common Stock for every outstanding share of NSU Common Stock. The Reverse Stock Split ratios differ in these computations due to the use of the actual number of shares outstanding for the book value computation and the weighted average shares outstanding for the net income from continuing operations computation.


(5) The pro forma combined amounts are the total of the ENStar and the New Michael pro forma per share amounts.


RECENT DEVELOPMENTS



     On June 28, 1996, Michael entered into an Agreement and Plan of Reorganization (the "Papetti's Agreement") with the Papetti's Hygrade Egg Products, Inc. and certain other related entities (collectively, "Papetti's"), pursuant to which Michael agreed to acquire Papetti's Hygrade Egg Products, Inc. through a partially tax-free merger, and the related entities through taxable mergers or asset purchases (collectively, the "Papetti's Acquisition"). The Papetti's Acquisition is expected to be completed during the fourth quarter of 1996 or first quarter of 1997 and is subject to the satisfaction of certain conditions. The parties may terminate the Papetti's Agreement under certain circumstances. The Papetti's Acquisition will be accounted for as a purchase. The consideration to be delivered by Michael in connection with the Papetti's Acquisition consists of 3,400,000 shares of Michael Common Stock, the assumption by Michael of approximately $28 million of Papetti's indebtedness and approximately $48 million in cash, subject to certain adjustments.



     Papetti's is a family-owned business based in Elizabeth, New Jersey, and is the largest further-processed egg products producer in the United States with annual sales in excess of $275 million. Papetti's produces and distributes liquid, frozen and dried egg products, along with other further-processed egg products, such as hardcooked eggs, egg patties and omelettes for industrial, food service and retail use. Papetti's major processing facilities are located in New Jersey, Pennsylvania, Iowa and Missouri. See "RECENT DEVELOPMENTS."

                              THE ANNUAL MEETINGS

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of Michael Common Stock by the Michael Board for use at the Michael Annual Meeting and (ii) from the holders of NSU Common Stock by the NSU Board for use at the NSU Annual Meeting. All information contained in this Proxy Statement/Prospectus relating to Michael has been furnished by Michael. All information contained in this Proxy Statement/Prospectus relating to NSU, Merger Co. or ENStar has been supplied by NSU.

TIMES AND PLACES; PURPOSES OF MEETINGS


     Michael. The Michael Annual Meeting will be held at The Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota on Monday, December 30, 1996 at 4:00 p.m. local time. At the Michael Annual Meeting, the stockholders of Michael will be asked to consider and vote upon the following items: (i) a proposal to approve the Reorganization Agreement and the Merger (the "Michael Proposal"), (ii) a proposal to elect nine directors to the Michael Board, (iii) the ratification of the selection of auditors, and (iv) such other business as may properly come before the Michael Annual Meeting. The Reorganization Agreement is included as Appendix I to this Proxy Statement/Prospectus.



     NSU. The NSU Annual Meeting will be held at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota on Monday, December 30, 1996 at 1:00 p.m. local time. At the NSU Annual Meeting, the shareholders of NSU will be asked to consider and vote upon the following items: (i) a proposal to approve the Reorganization Agreement and the Merger; (ii) a proposal to approve the Reverse Stock Split; (iii) a proposal to approve the Distribution; (iv) a proposal to approve the New Articles; (v) a proposal to elect six directors to the NSU Board; and (vi) such other business as may properly come before the NSU Annual Meeting (proposals (i) through (iv) above are collectively referred to herein as the "NSU Proposals").


VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL


     Michael. The Michael Board has fixed the close of business on November 22, 1996, as the Michael Record Date. Only holders of record of shares of Michael Common Stock on the Michael Record Date are entitled to notice of and to vote at the Michael Annual Meeting. As of November 22, 1996, there were 19,395,731 shares of Michael Common Stock outstanding and entitled to vote held by
approximately           stockholders of record.


     Each holder of record, as of the Michael Record Date, of Michael Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Michael Common Stock entitled to vote is necessary to constitute a quorum at the Michael Annual Meeting.

     Under Delaware law, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Michael Common Stock outstanding on the Michael Record Date is required to approve and adopt the Michael Proposal. The nine board nominees who receive the highest number of votes will be elected directors of Michael and a plurality of votes cast on all other matters will be required to approve such matters.


     As of November 22, directors, nominees and executive officers of Michael as a group (18 persons) beneficially owned 8,248,762 shares of Michael Common Stock, or approximately 42.5% of those shares of Michael Common Stock outstanding as of such date. As of November 22, 1996, NSU beneficially owned 7,354,950 shares of Michael Common Stock or approximately 38% of the shares of Michael Common Stock outstanding as of such date. The Michael shares beneficially owned by NSU are included in the shares beneficially owned by directors and executive officers.



     THE MICHAEL BOARD RECOMMENDS THAT HOLDERS OF MICHAEL COMMON STOCK VOTE FOR THE MICHAEL PROPOSAL AND FOR EACH OF THE NOMINEES FOR ELECTION TO THE MICHAEL BOARD.



     NSU. The NSU Board has fixed the close of business on November 22, 1996 as the NSU Record Date. Only holders of record of shares of NSU Common Stock on the NSU Record Date are entitled to notice of and to vote at the NSU Annual Meeting. On November 22, 1996, there were shares of NSU Common Stock outstanding and entitled to vote at
the NSU Meeting held by approximately           shareholders of record.


     Each holder of record, as of the NSU Record Date, of NSU Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of NSU Common Stock entitled to vote is necessary to constitute a quorum at the NSU Annual Meeting.

     Under Minnesota law, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of NSU Common Stock outstanding on the NSU Record Date and entitled to vote is required to approve and adopt the NSU Proposals. Approval of each of the NSU Proposals by the requisite vote of the NSU shareholders is required or the Reorganization will not be completed. The affirmative vote of a majority of the shares of NSU Common Stock present or represented by proxy and entitled to vote at the NSU Annual Meeting is required to elect each of the nominees as Directors of NSU for the ensuing year or until the consummation of the Reorganization.


     As of November 22, 1996, directors and executive officers of NSU as a group
beneficially owned approximately                shares of NSU Common Stock or
approximately      % of NSU Common Stock outstanding as of the NSU Record Date.
The Michael Family Shareholders beneficially owned 5,685,100 shares of NSU Common Stock, or approximately 60% of the NSU Common Stock outstanding as of the NSU Record Date, and have agreed in the Orderly Disposition Agreement to vote such shares in favor of each of the Merger, the Reverse Stock Split and the Distribution. See "THE REORGANIZATION -- Interest of Certain Persons in the Reorganization."



     THE NSU BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF NSU COMMON STOCK VOTE FOR EACH OF THE NSU PROPOSALS AND FOR EACH OF THE NOMINEES FOR ELECTION TO THE NSU BOARD.


PROXIES

     Michael. Votes cast by proxy or in person at the Michael Annual Meeting will be tabulated by the election inspector appointed for the meeting. All shares of Michael Common Stock represented by properly executed proxies received prior to or at the Michael Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the Michael Proposal. A properly executed proxy marked "ABSTAIN" (or a proxy marked "withhold vote for" as to the election of directors), although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, since the affirmative vote of a majority of the shares of Michael Common Stock on the Michael Record Date represented in person or by proxy and entitled to vote is required for approval of the Michael Proposal, a properly executed proxy marked "ABSTAIN" will have the effect of a vote against the Michael Proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     NSU. Votes cast by proxy or in person at the NSU Annual Meeting will be tabulated by the election inspector appointed for the meeting. All shares of NSU Common Stock represented by properly executed proxies received prior to or at the NSU Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the NSU Proposals. A properly executed proxy marked "ABSTAIN" (or a proxy marked "withhold vote for" as to the election of directors), although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, since the affirmative vote of a majority of the shares of NSU Common Stock outstanding on the NSU Record Date, represented in person or by proxy and entitled to vote, is required for approval of each of the NSU Proposals, a properly executed proxy marked "ABSTAIN" with respect to any such proposal will have the effect of a vote against such proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect that matter.

     It is not expected that any matter not referred to herein will be presented for action at the Michael and NSU Annual Meetings. If any other matters are properly brought before the Michael Annual Meeting or the NSU Annual Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. However, shares represented by proxies that have been voted "AGAINST" the Michael Proposal, or any of the NSU Proposals, as the case may be, will not be used to vote "FOR" postponement or adjournment of the Michael Annual Meeting or the NSU Annual Meeting, as the case may be, for the purpose of allowing additional time for soliciting additional votes "FOR" the Michael Proposal or the NSU Proposals, as the case may be. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meetings, including (except as stated in the preceding sentence) adjournment for the purpose of soliciting additional votes.

     Revocation of Proxies. A stockholder or shareholder giving a proxy may revoke it at any time prior to the voting of the proxy by filing with the secretary of Michael or NSU, as the case may be, a written notice of revocation or another proxy bearing a later date. Unless otherwise noted on the proxy, the proxies will vote FOR the proposals set forth herein. Any written notice of revocation or subsequently dated Michael proxy should be mailed or delivered to Michael Foods, Inc., 324 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416; Attention: Secretary. Any written notice of revocation or subsequently dated NSU proxy should be mailed or delivered to North Star Universal, Inc., 6479 City West Parkway, Eden Prairie, MN 55344,
Attention: Secretary. A stockholder or shareholder may also revoke his or her proxy by attending the Michael Annual Meeting or the NSU Annual Meeting and voting in person. Attendance at the Michael Annual Meeting or the NSU Annual Meeting will not in itself constitute the revocation of a proxy.

     Solicitation of Proxies. Each party will bear its own costs with respect to the Annual Meetings including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement/Prospectus and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of Michael or NSU who will receive no additional compensation.

     THE MATTERS TO BE CONSIDERED AT THE MICHAEL AND NSU ANNUAL MEETINGS ARE OF IMPORTANCE TO THE MICHAEL STOCKHOLDERS AND THE NSU SHAREHOLDERS. ACCORDINGLY, MICHAEL STOCKHOLDERS AND NSU SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     HOLDERS OF MICHAEL AND NSU COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING MICHAEL OR NSU COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE TRANSACTIONS ARE APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING SHARES IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. STOCKHOLDERS AND SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

                               THE REORGANIZATION

     The following information describes certain aspects of the Reorganization. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Reorganization Agreement and the exhibits thereto, which are attached to this Proxy Statement/Prospectus as Appendix I and are incorporated herein by reference. All shareholders are urged to read Appendix I in its entirety. See also "THE REORGANIZATION AGREEMENT."

EFFECTS OF THE REORGANIZATION


     Prior to the consummation of the Merger, NSU will contribute all of its assets and liabilities other than certain indebtedness and other agreed upon assets and liabilities to ENStar. See "THE REORGANIZATION AGREEMENT -- Effects of the Reorganization on the Stockholders of Michael and the Shareholders of NSU." Upon consummation of the Reorganization on the Effective Date of the
Merger: (i) Merger Co. will be merged with and into Michael and Michael will become a wholly-owned subsidiary of NSU; (ii) each stockholder of Michael (other than NSU) will receive, in exchange for each share of Michael Common Stock held by such stockholder, one share of New Michael Common Stock; (iii) each share of Michael Common Stock held by NSU will be canceled and retired; (iv) NSU will change its name to Michael Foods, Inc. and will continue the business previously conducted by Michael; (v) NSU will effectuate the Reverse Stock Split so as to cause the shareholders of NSU prior to the Merger to hold fewer shares of common stock of New Michael than the number of shares of Michael Common Stock held by NSU prior to the Merger, which difference reflects the shares of Michael Common Stock effectively surrendered in the Merger in exchange for Michael's assumption of certain indebtedness of NSU; and (vi) NSU will effectuate the Distribution, whereby all of the outstanding ENStar Common Stock will be distributed pro rata to the shareholders of NSU of record as of a record date just prior to the Effective Date of the Merger.



     As part of the negotiations with respect to the structure of the Reorganization, Michael requested that, in order to avoid confusion on the part of holders of Michael Common Stock, in the Merger each holder of Michael Common Stock would receive one share of NSU Common Stock in exchange for each share of Michael Common Stock held by such stockholder. In order to accommodate this request, the Reorganization was structured so that the number of outstanding shares of NSU Common Stock would be reduced through the Reverse Stock Split. In the Reverse Stock Split, each outstanding share of NSU Common Stock will be converted into a fraction of one share of New Michael Common Stock determined by multiplying each such share by a fraction where the denominator is the number of outstanding shares of NSU Common Stock immediately prior to the Effective Date and the numerator is the number of shares of Michael Common Stock owned by NSU at such date less the number of shares of Michael Common Stock owned by NSU which are retired in consideration for the NSU Net Assumed Liabilities retained by New Michael. For purposes of the Reorganization Agreement, NSU Net Assumed Liabilities is defined to be the amount of outstanding NSU subordinated debentures and subordinated fixed-term or extendible time certificates and the Dissenting Shares Holdback, less any cash retained by NSU at the time of the Merger. NSU has preliminarily indicated to Michael that the NSU Net Assumed Liabilities will be between $25 million and $29 million, except to the extent that the CorVel Stock Sale is made, in which case the NSU Net Assumed Liabilities may be reduced below $25 million. Based on the closing price for
shares of CorVel common stock on November   , 1996, which was $          , NSU
estimates that the net after-tax proceeds of the CorVel Stock Sale, if all
200,000 shares of CorVel common stock were sold, would be $          . Pursuant
to the Reorganization Agreement, as amended, the NSU Net Assumed Liabilities must be greater than $15 million. The number of shares of Michael Common Stock effectively retired as a result of the Reorganization (the "Retired Michael Shares") in consideration for the NSU Net Assumed Liabilities will be determined by dividing the amount of NSU Net Assumed Liabilities by the average market price of the Michael Common Stock during any consecutive ten-day trading period, beginning nine days prior to the date of the Michael Annual Meeting and the NSU Annual Meeting approving the Reorganization Agreement and ending on the March 26, 1997, as may be designated by NSU by written notice to Michael within two business days after the end of the period so designated, or in the absence of such designation, the ten consecutive trading days ending on the third trading day preceeding the Effective Date of the Merger. (the "Average Price of Michael Common Stock") after applying a certain percentage discount to the Average Price of Michael Common Stock (the "Discount Factor"). The Discount Factor will be based upon the amount of Net Indebtedness, ranging from .92 at $25 million to
 .91 beginning at

$28.75 million, resulting in an effective discount of 8% to 9%, respectively. See "THE REORGANIZATION AGREEMENT -- Effects of the Reorganization on the Stockholders of Michael and the Shareholders of NSU."


     THE FOLLOWING EXAMPLE IS PRESENTED FOR INFORMATIONAL PURPOSES TO ILLUSTRATE THE PROCEDURE FOR DETERMINING THE REVERSE STOCK SPLIT RATIO UTILIZING ACTUAL OR PRO FORMA INFORMATION AS OF SEPTEMBER 30, 1996. THE INFORMATION PRESENTED BELOW IS NOT INTENDED AS AN ESTIMATE OR PROJECTION OF ANY OF THE DATA THAT WILL BE USED TO DETERMINE THE ACTUAL REVERSE STOCK SPLIT, NSU NET ASSUMED LIABILITIES OR ANY OTHER AMOUNTS THAT WILL BE USED IN DETERMINING THE CONSIDERATION RECEIVED BY SUCH SHAREHOLDERS OR STOCKHOLDERS IN THE REORGANIZATION. THE EXAMPLE DOES NOT TAKE INTO CONSIDERATION THE 3,400,000 SHARES OF MICHAEL COMMON STOCK TO BE ISSUED TO THE SHAREHOLDERS OF PAPETTI'S IN CONNECTION WITH THE PAPETTI'S ACQUISITION. SEE "RECENT DEVELOPMENTS." THE ACTUAL REVERSE STOCK SPLIT, NSU NET ASSUMED LIABILITIES DISCOUNT FACTOR AND OTHER ASSUMED AMOUNTS MAY BE HIGHER OR LOWER THAN THE AMOUNTS PRESENTED BELOW. THE PRO FORMA ASSUMPTIONS USED BELOW ARE DERIVED FROM THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS AND THE NOTES THERETO:


     Pro Forma Assumptions:


        The Average Price of Michael Common Stock: $11.00 per share (assumed to be the average of the closing prices of a share of Michael Common Stock for the ten-day trading period designated by NSU pursuant to the Reorganization Agreement)



        NSU Net Assumed Liabilities: $25,877,000 (assumed to be the NSU Net Assumed Liabilities at the closing date of the Reorganization)



        Discount Factor: .9175 (a discount of 8.25%)



        Aggregate number of outstanding shares of NSU Common Stock: 9,913,000


        Aggregate number of outstanding shares of Michael Common Stock held by
        NSU: 7,354,950

     Pro Forma Calculation of the Retired Michael Shares:


                                                             NSU Net Assumed Liabilities
        a.   Aggregate number of Retired   =   --------------------------------------------------------
             Michael Shares                    Average Price of Michael Common Stock X Discount Factor
                                                 $25,877,000
        b.   Aggregate number of Retired   =   ---------------
             Michael Shares                    $11.00 X .9175
        c.   Aggregate number of Retired   =   2,563,983
             Michael Shares


     Pro Forma Calculation of the Reverse Stock Split Ratio:

                         (Aggregate number of outstanding shares of Michael Common Stock held by NSU less Aggregate number of Retired Michael Shares)
        a.   Ratio   =   ----------------------------------------------------------------
                            Aggregate number of outstanding shares of NSU Common Stock


                         (7,354,950 - 2,563,983)
        b.   Ratio   =   ------------------------
                                9,913,000
        c.   Ratio   =   .48



     Under the hypothetical example provided above, in the Reverse Stock Split each share of NSU Common Stock issued and outstanding immediately prior to the Effective Time would be converted into .48 shares of New Michael Common Stock.



     NSU has preliminarily indicated that the amount of the NSU Net Assumed Liabilities that New Michael will be required to assume will be between $25 million and $29 million, except to the extent that the CorVel Stock Sale is made, in which case the NSU Net Assumed Liabilities may be reduced below $25 million. Based on the closing price for shares of CorVel common stock on
November   , 1996, which was $          , NSU estimates that the net after-tax
proceeds of the CorVel Stock Sale, if all 200,000 shares of

CorVel common stock were sold, would be $          . Pursuant to the
Reorganization Agreement, as amended, the NSU Net Assumed Liabilities must be greater than $15 million. NSU has also otherwise indicated that it intends to retain cash in an amount at least equal to the Dissenting Shares Holdback such that the NSU Net Assumed Liabilities will be between $25 million and $29 million. At this range of NSU Net Assumed Liabilities (assuming the CorVel Stock Sale is not made), the relevant discount factors are .92 (a discount of 8%) if the NSU Net Assumed Liabilities equal $25 million and .91 (a discount of 9%) if NSU Net Assumed Liabilities equal $29 million. Assuming the Average Price of Michael Common Stock is $11.00 or $17.00, the minimum and maximum average market price permitted by the Reorganization Agreement, the range of the number of Retired Michael Shares and the Reverse Stock Split ratio resulting from the application of the above formulas would be as follows:



                    NUMBER OF RETIRED     REVERSE STOCK     NUMBER OF RETIRED     REVERSE STOCK
                      MICHAEL SHARES       SPLIT RATIO        MICHAEL SHARES       SPLIT RATIO
                     ASSUMING NSU NET    ASSUMING NSU NET    ASSUMING NSU NET    ASSUMING NSU NET
 AVERAGE PRICE OF        ASSUMED             ASSUMED             ASSUMED             ASSUMED
  MICHAEL COMMON    LIABILITIES OF $25  LIABILITIES OF $25  LIABILITIES OF $29  LIABILITIES OF $29
      STOCK              MILLION             MILLION             MILLION             MILLION
------------------  ------------------  ------------------  ------------------  ------------------
      $11.00            2,470,356              0.49             2,897,103              0.45
      $17.00            1,598,465              0.58             1,874,596              0.55


     All shares of Michael Common Stock held by NSU will not be converted into shares of New Michael Common Stock in the Merger and will automatically be canceled and retired. Each certificate previously representing shares of NSU Common Stock or Michael Common Stock not held by NSU will thereafter represent the right to receive a certificate representing shares of New Michael Common Stock.

     For a description of the procedures for exchanging NSU Common Stock or Michael Common Stock for New Michael Common Stock and, in the case of NSU Common Stock, for payment of cash in lieu of the issuance of fractional shares, see " -- Procedure for Exchange of Certificates."

EFFECTIVE TIME

     If the Michael Proposal is approved and adopted by the requisite vote of the stockholders of Michael, the NSU Proposals are approved and adopted by the requisite vote of the shareholders of NSU and the other conditions to the Reorganization are satisfied (or waived to the extent permitted), the Merger will be consummated and effected at the time a Certificate of Merger is filed with the Secretary of State of the State of Delaware.

     The Reorganization Agreement provides that NSU and Michael will cause the Effective Date to occur as promptly as practicable, but in no event later than ten business days after the approval and adoption of the Michael Proposal by the requisite vote of the stockholders of Michael, the approval and adoption of the NSU Proposals by the requisite vote of the shareholders of NSU and satisfaction (or waiver, to the extent permitted) of the other conditions contained in the Reorganization Agreement. The Reorganization Agreement may be terminated by either NSU or Michael in certain circumstances, notwithstanding the prior approval and adoption of the Reorganization Agreement by their respective shareholders and stockholders. See "THE REORGANIZATION
AGREEMENT -- Termination."

BACKGROUND OF THE REORGANIZATION

     In March 1987, NSU formed Michael to consolidate and focus development of NSU's food businesses, and shortly thereafter Michael completed an initial public offering of approximately 36% of its outstanding common stock. Since that time, NSU's ownership of Michael has been reduced from approximately 64% to approximately 38% of the outstanding Michael Common Stock through sales by NSU of Michael Common Stock and additional issuances of Michael Common Stock.

     For many years, both before and after the initial public offering of Michael's Common Stock, NSU raised funds to finance acquisitions and support its operations by offering and selling subordinated debentures and subordinated fixed-term and extendible time certificates to the public. Debt service for this indebtedness was provided through the reinvestment of maturing obligations by investors, sales of assets and cash flow generated from NSU's operating subsidiaries. Since the initial public offering of Michael in 1987, however, NSU has not had the use of cash flow generated by Michael's operations other than quarterly Michael dividends. Also, in June 1991, CorVel, formerly a wholly owned subsidiary of NSU, completed an initial public offering of its common stock. After the CorVel initial public offering, NSU ceased to have the use of cash flow generated by CorVel. CorVel has not paid dividends on its common stock in the past.

     As a result of these transactions, NSU has experienced cash flow deficits from operations, which has resulted in greater reliance by NSU on the sale of subordinated fixed-term and extendible time certificates to finance continuing operations and service its indebtedness. In response to this situation, NSU's senior management has, for many years, considered various alternative strategies and transactions to substantially reduce the amount of NSU's indebtedness and to permit its shareholders to realize the substantial value of NSU's interest in Michael. One obvious strategic alternative has always been to participate in a tax-advantaged transaction involving Michael.

     From time to time since 1990, NSU and Michael senior management have had discussions concerning various possible tax-advantaged transactions that would result in all or a portion of NSU's substantial ownership interest in Michael being held directly by NSU's shareholders. Also, certain of the transactions discussed involved the assumption of some or all of NSU's outstanding indebtedness in consideration of the retirement of some of the Michael Common Stock held by NSU. Although a number of alternative transactions and transaction structures were discussed, agreement was never reached on any particular transaction, transaction structure or related financial terms and none of these discussions progressed beyond the preliminary discussion stage.

     In the summer of 1994, Jeffrey J. Michael, President and Chief Executive Officer of NSU, contacted Gregg A. Ostrander, President and Chief Executive Officer of Michael, to request that Michael and NSU hold discussions again in an effort to structure a mutually acceptable transaction that would provide for the assumption by Michael of some or all of NSU's outstanding indebtedness and permit NSU's shareholders to directly own NSU's interest in Michael. A number of meetings between senior management of both companies followed in the fall of 1994, and continued off and on through the spring of 1995. During this time the fundamental elements required by each of NSU and Michael in any such transaction between them were discussed. These elements included the following: (i) any such transaction could not result in federal income tax to the parties or their respective shareholders or stockholders; (ii) the amount of NSU indebtedness assumed by Michael in any such transaction had to be within parameters to be agreed upon; (iii) the Michael Common Stock to be retired in consideration for the debt assumed in any such transaction had to be valued at a discount to the market; and (iv) Michael had to be protected from the liabilities of NSU relating to the operations of NSU (other than its investment in Michael Common Stock). Michael and its financial advisors also concluded that the transfer of all other assets and liabilities of NSU to a separate company to be spun-off to the NSU shareholders or some other disposition of such assets and satisfaction of such liabilities was necessary in order to avoid higher costs of capital that would otherwise occur if such assets and liabilities were retained after the Reorganization and to avoid the adverse impact on the value of Michael Common Stock if New Michael were engaged in businesses unrelated to its core food processing and distribution businesses. As a result of these discussions, senior management of both companies, with the assistance of their respective tax and legal advisors, developed a general transaction structure proposal that satisfied the parties' fundamental requirements. No agreement was reached, however, on the financial terms, or on certain of the other terms of this proposal.

     Once a potentially acceptable transaction structure proposal had been developed, advisors of both companies were directed to obtain a preliminary indication from the IRS as to the tax treatment of the proposal. Discussions with the IRS occurred during the spring and summer of 1995, which led senior management of both companies to conclude that there were reasonable prospects for receipt of a favorable ruling concerning the tax-free nature of the transaction structure proposal.

     Following the discussions with the IRS, NSU retained its financial advisor, GAHS, in July 1995. Michael had previously engaged its financial advisor, Piper Jaffray, in April 1995.

     Beginning in September 1995, NSU and Michael began meetings involving senior management and their respective legal, tax and financial advisors to discuss the financial and other terms relating to the transaction structure proposal that had been developed and discussed with the IRS. These discussions continued in October, during which tentative agreement was reached between the senior managements of NSU and Michael as to certain of the principal terms of the transaction proposal. On October 27, 1995, immediately following Michael's regular quarterly board meeting, Michael's management informed the Michael Board of the status of negotiations with NSU and the principal terms of the transaction proposal that was currently under consideration by Michael senior management. Messrs. Jeffrey J. Michael, James H. Michael and Miles E. Efron, each a member of the board of directors of both NSU and Michael, at the request of Michael, did not participate in this discussion. At the NSU Board meeting held on November 7, 1995, NSU's management and its financial advisor discussed with the NSU Board the principal terms of the transaction proposal that was currently under consideration by NSU senior management. The NSU Board, after such discussion, directed and authorized certain officers of NSU to negotiate the terms of a definitive agreement with respect to the transaction proposal, subject to final board review and approval.


     The transaction proposal presented to each of the Michael and NSU Boards at their respective meetings in late October and early November included a range of permitted NSU Net Assumed Liabilities of between $25 million and $38 million and a corresponding range of Discount Factors of between .92 and .90 (an effective discount of 8% to 10%), depending on the amount of the NSU Net Assumed Liabilities at the time of the Merger. This range of NSU Net Assumed Liabilities was negotiated by the parties because NSU desired as much flexibility as possible in fixing the amount of NSU Net Assumed Liabilities depending upon the market price of the Michael Common Stock immediately prior to the Merger and whether NSU would be able to sell certain of its assets for fair value prior to the Effective Date of the Reorganization. Michael also insisted on a range of NSU Net Assumed Liabilities in order that the stock repurchase would be accretive to Michael's pro forma earnings per share and that replacement financing could be obtained under existing credit arrangements at substantially the same financing costs to Michael. The maximum permitted amount of NSU Net Assumed Liabilities was negotiated based on the amount of the NSU Net Assumed Liabilities at the time the Reorganization Agreement was executed, which was approximately $38 million. For the reasons described above, Michael insisted upon a minimum amount of Net Indebtedness of $25 million at the time of the execution of the Reorganization Agreement; however, as described below, the range of NSU Net Assumed Liabilities was amended to be $15 million to $29 million in the amendment to the Reorganization Agreement entered into in connection with the execution of the Papetti's Agreement. See Below and "RECENT DEVELOPMENTS."


     Also, as described above, one of the fundamental elements required by Michael in any transaction with NSU was that the Michael Common Stock to be repurchased in the transaction be valued at a discount to the market. The determination of the amount of the Discount Factor based on the amount of Net Indebtedness of NSU at the time the Merger was negotiated by the parties. The increase in the effective discount as the amount of Net Indebtedness increases was required by Michael because of Michael's view that it would cost more for New Michael to refinance such indebtedness. In negotiating the Discount Factor, both parties reviewed comparable stock repurchase transactions and found that the effective discount negotiated by the parties was within the range of discounts that had been negotiated by other issuers in repurchase transactions.


     Over the next several weeks, the terms of the definitive agreement were negotiated and a definitive agreement was presented to each of the NSU and Michael Boards at separate meetings held on December 21, 1995. Messrs. Michael, Michael and Efron recused themselves from participation in the meeting of the Michael Board. Each of them participated in the meetings of the NSU Board. The Boards of Directors of NSU and Michael approved the Reorganization Agreement at their respective meetings held on that date, at which meetings each of the Boards of Michael and NSU received the opinion of their respective financial advisor as to the fairness of the transactions contemplated by the Reorganization Agreement. The Reorganization Agreement was executed by NSU and Michael later that same day.



     In connection with the execution of the Papetti's Agreement by Michael, NSU and Michael entered into negotiations to amend the Reorganization Agreement to, among other things (i) extend the date on which the parties' obligations to consummate the transactions contemplated by the Reorganization Agreement expire to the later of March 31, 1997 or 90 days after the earlier date on which the stockholders of Michael and the shareholders of NSU have approved the Reorganization Agreement and the transactions contemplated thereby; (ii) allow NSU to choose any ten day trading period beginning nine days prior to such stockholder and shareholder approval during which the Average Price of Michael Common Stock will be established; (iii) reduce the range of NSU Net Assumed Liabilities from $25 million to $38 million to $15 million to $29 million and
(iv) reduce the corresponding range of the Discount Factor from .92 (8%) to .90 (10%) to .94 (6%) to .91 (9%) depending upon the amount of NSU Net Assumed Liabilities. See "RECENT DEVELOPMENTS" and "THE REORGANIZATION AGREEMENT." An amendment to the Reorganization Agreement (the "Reorganization Agreement Amendment") reflecting the agreements reached in such negotiations was approved by the Michael Board and by the NSU Board on June 26, 1996 and was executed by Michael and NSU on September 27, 1996.


RECOMMENDATION OF MICHAEL BOARD; MICHAEL'S REASONS FOR THE REORGANIZATION

     THE MICHAEL BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF MICHAEL COMMON STOCK VOTE FOR THE MICHAEL PROPOSAL.

     Michael's Reasons for the Transactions. On December 21, 1995, the Michael Board met to consider the Merger and the transactions contemplated thereby. Michael's senior management, Michael's legal and accounting advisors and Piper Jaffray, its investment banker, made presentations to the Michael Board and discussed with the Michael Board their views and analyses of various aspects of the proposed transactions. Michael's legal advisors reviewed with the Michael Board the principal terms of the Reorganization Agreement and ancillary agreements, the procedures to be followed in considering and adopting the Reorganization Agreement and the principal conditions to its completion. Michael's auditors reviewed the tax and accounting consequences of the Reorganization to Michael and its stockholders and, in particular, the procedures for the tax ruling request. Piper Jaffray then reviewed its fairness opinion and supporting documentation. The Michael Board reviewed and considered, among other things, the background of the proposed Reorganization, the alternative of NSU remaining a Michael stockholder until it was compelled or chose to sell or otherwise dispose of its block of Michael Common Stock, financial and valuation analyses of the Reorganization, the terms of the Reorganization and the other matters described herein. The Michael Board reviewed and considered, among other things, the background of the proposed transaction, Michael's strategic alternatives, financial and valuation analyses of the transaction, the terms of the Reorganization and the other matters described herein. Piper Jaffray gave an opinion that, based upon the matters presented to the Michael Board and as set forth in its opinion, as of such date, the consideration paid by Michael in the form of Net Indebtedness retained by New Michael for the Retired Michael Shares and the exchange of Michael Common Stock for New Michael Common Stock is fair to Michael from a financial point of view. See "-- Fairness Opinions."


     In view of the variety of factors considered in connection with its evaluation of the Reorganization, the Michael Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In reaching its determination to recommend approval of the transactions, the Michael Board consulted with Michael management, as well as legal counsel, accounting and tax advisors, and its investment banker. The Michael Board concluded that the Reorganization will allow Michael to acquire a large block of its stock at a discount from the market price of such stock which Michael believes will be accretive to earnings per share in 1996 and 1997. Although the Michael Board noted that the Reorganization would result in a slight reduction, on a pro forma basis, in the book value per share of Michael Common Stock, this reduction was not a significant factor in the Michael Board's deliberations, as the reduction was not significant and was not considered to be an important indicator of value in the Reorganization. The effective redemption of Michael shares owned by NSU should also remove the market's perceived adverse effect of NSU holding such a large position in Michael and should increase the liquidity of Michael Common Stock. The Michael Board concluded that the amount of indebtedness to be assumed in the Reorganization would not have a material adverse affect on Michael primarily because the range of NSU Net Assumed Liabilities to be assumed in the Reorganization can be serviced by New Michael without an adverse effect on its earnings per share. Finally, the Michael Board authorized the Reorganization, in part, based on NSU's willingness to complete the Distribution.


     On June 26, 1996 the Michael Board authorized the Reorganization Agreement Amendment. The Michael Board authorized the Reorganization Agreement Amendment in light of the anticipated delays associated with the Papetti's transaction and the Internal Revenue Service ruling request. Additionally, Piper Jaffray confirmed to the Board of Directors that the changes, including the anticipated reduced indebtedness assumed, would provide greater financing flexibility and would not adversely affect the fairness opinion previously given to the Board.



     The Michael Board believes that the terms of the Reorganization as amended and the transactions contemplated thereby are in the best interests of Michael and its stockholders. Accordingly, the Michael Board has approved the Reorganization Agreement and the Merger and recommends approval thereof by the stockholders of Michael.


RECOMMENDATION OF NSU BOARD; NSU'S REASONS FOR THE REORGANIZATION

     THE NSU BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF NSU COMMON STOCK VOTE FOR THE NSU PROPOSALS.

     NSU's Reasons for the Reorganization. On December 21, 1995, the NSU Board met to consider the Reorganization, the terms of the Reorganization Agreement and Distribution Agreement and the transactions contemplated thereby. NSU's senior management and representatives of NSU's legal advisor and GAHS, its independent financial advisor, made presentations to the NSU Board and discussed with the NSU Board their views and analyses of various aspects of the proposed transaction. The NSU Board reviewed and considered, among other things, the background of the proposed transaction, NSU's strategic alternatives, financial and valuation analyses of the transaction, the terms of the Reorganization Agreement and the Distribution Agreement, the Merger, the Distribution, the New Articles and the other matters described herein. GAHS provided an opinion that, based upon the matters presented to the NSU Board and as set forth in its opinion, as of such date, that the Reorganization was fair to the shareholders of NSU from a financial point of view. See "-- Fairness Opinions."


     NSU's senior management consulted with each director on the NSU Board regarding the Reorganization and terms of the Reorganization Agreement Amendment in light of the Papetti's Acquisition. NSU's senior management and representatives of NSU's legal advisor and GAHS, its independent financial advisor, discussed with certain representatives of the NSU Board their views and analyses of various aspects of the Papetti's Acquisition, its effect on the Reorganization and the transactions contemplated thereby and the Reorganization Agreement Amendment. The representatives of the NSU Board reviewed and considered, among other things, the background of the Papetti's Acquisition, the effect of the Papetti's Acquisition on Michael and Michael Common Stock and the Reorganization, including the delay in consummating the Reorganization, and the terms of the Reorganization Agreement Amendment. GAHS indicated to the NSU Board representatives that its opinion that the Reorganization was fair to the shareholders of NSU from a financial point of view would not change as a result of the Papetti's Acquisition or the Reorganization Agreement Amendment. At the time the terms of the Reorganization Agreement Amendment were finalized, each director on the NSU Board was contacted and the terms of the amendment were discussed. The NSU Board then approved the Reorganization Agreement Amendment by unanimous written consent on June 26, 1996. See "-- Fairness Opinions."



     In view of the variety of factors considered in connection with its evaluation of the Reorganization, the NSU Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In reaching its determination, the NSU Board consulted with NSU management, as well as its legal counsel and financial advisor, and considered a number of factors. The NSU Board considered that the Reorganization will relieve NSU's operating businesses of significant debt service obligations with respect to the NSU Indebtedness to be assumed by New Michael. The NSU Board also considered the advantages of avoiding income taxation at the corporate level on NSU's holdings of Michael Common Stock while providing its shareholders with a direct financial interest in Michael. Further, the NSU

Board considered that the Distribution would allow NSU's shareholders to continue to hold an interest in NSU's other assets and that the Distribution was required by Michael in order to avoid higher costs of capital to Michael.


     The NSU Board believes that the consummation of the Reorganization, including the execution of the Reorganization Agreement, as amended, the Merger, the Reverse Stock Split, the Distribution and the New Articles are in the best interests of NSU and its shareholders. Based on these considerations, the NSU Board has unanimously approved the Merger, the Reverse Stock Split, the Distribution and the New Articles and authorized the execution of the Reorganization Agreement, the Reorganization Agreement Amendment and Distribution Agreement and recommends approval thereof by the shareholders of NSU.


FAIRNESS OPINIONS

     Opinion of Michael's Financial Advisor. Michael retained Piper Jaffray as its investment banker in connection with the Reorganization. Piper Jaffray is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. While Michael interviewed other financial advisors to evaluate the Reorganization, Piper Jaffray was selected because of its long standing relationship with Michael as its financial advisor and its familiarity with Michael and NSU, and because of its reputation as a recognized national investment banking firm, with particular expertise in the food and food products industry. Piper Jaffray makes a market in Michael's Common Stock, provides research coverage for Michael, and acted as co-manager of public offerings of Michael Common Stock in 1987, 1988 and 1991 and as placement agent for an offering of senior notes in 1989.


     Piper Jaffray delivered opinions to the Michael Board as of December 21, 1995, June 26, 1996, and on or about the date of this Proxy Statement/Prospectus, that, based upon and subject to the matters set forth in
its written opinion as of December 21, 1995 and             , 1996, the
effective price per share Michael is paying NSU, in the form of the Net Indebtedness retained by New Michael, for the Retired Michael Shares and the exchange of Michael Common Stock for New Michael Common Stock is fair, from a financial point of view, to Michael. The full text of the written opinion of Piper Jaffray, dated as of the date of this Proxy Statement/Prospectus, is set forth as Appendix II to this Proxy Statement/Prospectus and describes the assumptions made, matters considered and limits on the review undertaken. The following summary of the opinion is qualified in its entirety by reference to the full text of the opinion attached hereto as Appendix II. Michael stockholders are urged to read the opinion in its entirety. The assumptions made, matters considered and limits on the review undertaken in the opinion dated the date of this Proxy Statement/Prospectus are substantially the same as those contained in the opinion dated December 21, 1995.


     Piper Jaffray's opinion addresses only the fairness of the Reorganization from a financial point of view to Michael and does not constitute a recommendation to any stockholder of Michael as to how such stockholder should vote with respect to the approval of the Reorganization. In connection with its opinion, Piper Jaffray was not requested to opine as to, and their opinion does not address, the merits of the basic business decision to proceed with or effect the Reorganization. Piper Jaffray does not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

     In connection with rendering its opinion, Piper Jaffray: (i) reviewed the Reorganization Agreement; (ii) reviewed the annual reports, Forms 10-K and audited financial statements for Michael for the three years ended December 31, 1994; (iii) reviewed the Forms 10-Q for Michael for the quarters ended March 31, June 30 and September 30, 1995; (iv) reviewed the annual reports, Forms 10-K and audited financial statements for NSU for the three years ended December 31, 1994; (v) reviewed the Forms 10-Q for NSU for the quarters ended March 31, June 30 and September 30, 1995; (vi) reviewed two year financial forecasts for Michael furnished by Michael management; (vii) conducted discussions with members of senior management of Michael; (viii) conducted discussions with members of senior management of NSU; (ix) reviewed the historical prices and trading activity for Michael Common Stock and NSU Common Stock; (x) reviewed the financial terms, to the extent publicly available, of certain comparable transactions it deemed relevant; (xi) considered the proforma effect of the proposed Merger on Michael earnings per share for the two fiscal years ending December 31, 1997; (xii) compared certain financial and securities data of Michael with certain financial and securities data of companies deemed similar to Michael or representative of the business sector in which Michael operates; and (xiii) reviewed other financial data, performed other analyses and considered other information as it deemed necessary and appropriate under the circumstances.


     The financial forecasts provided to Piper Jaffray included a projected statement of earnings for 1996 and suggested adjustments for 1997. In addition, the forecasts provided projected weighted average shares outstanding to enable Piper Jaffray to calculate projected earnings per share. The forecast was adjusted to give effect to the Reorganization by including projected interest on the NSU Net Indebtedness and incremental interest expense on current debt adjusted for the effect of taxes. These adjustments resulted in a pro forma net income amount for each of the years. Piper Jaffray then calculated the number of shares retired as a result of the Reorganization, which was subtracted from the projected weighted average shares outstanding and, in turn, used to calculate pro forma earnings per share for each of the years. Earnings per share were calculated as if the Reorganization had occurred as of January 1, 1996 and July 1, 1996 and for each of these scenarios a sensitivity analysis was completed on the number of shares retired assuming a range of NSU Net Indebtedness of between $15 million and $29 million and a price range for Michael Common Stock between $11 and $17 per share. In each case, Piper Jaffray determined that the Reorganization would be accretive to Michael's earning per share.


     In the course of its review, Piper Jaffray relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Michael, NSU or otherwise made available to Piper Jaffray and did not attempt independently to verify such information. Piper Jaffray further relied upon the assurances of Michael's management that the information provided pertaining to Michael was prepared on a reasonable basis and, with respect to financial planning data, reflected the best currently available estimates. In that regard, Piper Jaffray assumed, with Michael's consent, that any projections or forecasts reflected the best currently available estimates and judgments of the Michael management. Furthermore, Piper Jaffray assumed that neither Michael nor NSU was a party to any pending transaction, including external financings, recapitalizations, acquisitions or merger discussions, other than the Merger or otherwise in the ordinary course of business. Piper Jaffray also assumed, with Michael's consent, that the Merger, the Reverse Stock Split and the Distribution will not result in the recognition of income or loss for federal income tax purposes.

     In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of specific assets of Michael or NSU and expressed no opinion regarding the liquidation value of Michael or NSU. Its opinion is necessarily based upon information available to it, existing facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date of the opinion. Events occurring after the date of the opinion could materially affect the assumptions used in preparing its opinion. Piper Jaffray expressed no opinion as to the prices at which shares of Michael Common Stock may trade at any future time.

     The following is a summary of the three primary analyses performed by Piper Jaffray in connection with its opinion.


     Dilution Analysis. A dilution analysis was done to determine whether the transaction is dilutive to Michael's earnings per share. The Reorganization Agreement, as amended, contemplates that Michael will assume between $15 million and $29 million in NSU Net Assumed Liabilities in exchange for the retirement of a portion of the Michael Common Stock held by NSU. The income statement effects from the transaction are an increased level of interest expense due to the assumption of debt and a decreased number of shares of Michael Common Stock outstanding due to the retirement of a portion of the Michael Common Stock held by NSU. Michael's pre-transaction earnings per share were compared to the post-transaction earnings per share to see if and when the Reorganization was dilutive to Michael's earnings. Piper Jaffray's analysis of those figures currently supports the conclusion that the transaction will be accretive to New Michael earnings per share in both fiscal 1996 and 1997. The analysis described above resulted in a range of accretion to earnings per share for the years 1996 and 1997 from a low of 1.3% to a high of 16.9%.

     Comparable Transactions. Piper Jaffray prepared a comparable transaction analysis to compare the discount to market to be received by Michael for the retirement of Michael Common Stock in the Reorganization. The comparable transaction analysis involves a review of transactions deemed comparable to the Reorganization. Piper Jaffray focused on the following criteria to obtain a group of such comparables: (i) privately negotiated transactions in which a public company acquired a minority block of stock from a shareholder, excluding open market transactions; (ii) the market capitalization of the acquiring company exceeded $100 million; (iii) the percentage of shares repurchased was greater than or equal to 10% but less than 50%; and (iv) the transactions occurred between January 1, 1992, and December 21, 1995. These criteria yielded 37 transactions.


     Piper Jaffray then reviewed the premium or discount paid for the block of stock at three different points: one day prior to the announcement date, one week prior to the announcement date and four weeks prior to the announcement date. Piper Jaffray concluded that the discount factor for the Michael Common Stock to be retired in consideration for the retention of the NSU Net Assumed Liabilities compared favorably to the mean and median discounts for the transactions it reviewed.



     Cost Analysis. Piper Jaffray prepared a cost analysis that involved a review of the costs of the Reorganization to Michael in order to determine a range of discounts deemed appropriate for the transaction to cover such costs. The costs Piper Jaffray analyzed included: (i) fixed costs, including all professional fees (accountants, lawyers and financial advisors) and the costs associated with the Michael stockholder approval process; and (ii) variable costs, including (a) interest expense on NSU Net Assumed Liabilities retained by New Michael, after taxes; (b) incremental interest expense expected to be incurred on Michael's current line of credit; and (c) underwriting expense for potentially reselling the repurchased stock in a public equity underwriting. The aggregate of these costs is dependent on the amount of debt assumed by Michael and the Michael Common Stock average per share price assumed in the redemption of Michael Retired Shares and is currently estimated to be in the range of $2.5 million to $3.8 million.



     The appropriate discount to apply to the Michael Common Stock price in order to determine the amount of shares to be repurchased in consideration for assuming the NSU Net Assumed Liabilities was calculated by dividing the gross amount of the costs (fixed plus variable) by the sum of the gross amount of the costs plus the amount of NSU Net Assumed Liabilities. Based on Piper Jaffray's current analysis, the range of implied appropriate discounts compared favorably to the discount factor range.


     Piper Jaffray focused on the foregoing analysis because, in its opinion, the most relevant factors in determining the fairness to Michael for the Reorganization was whether earnings per share would increase as a result of the Reorganization and whether the discount received for the retirement of shares of Michael Common Stock held by NSU was adequate in the context of other similar transactions and actual costs incurred as a result of the Reorganization. Piper Jaffray did not rely on other methodologies often used in determining the fairness of reorganization transactions, such as the discounted cash flow analysis, because in the context of a share repurchase transaction such analyses were deemed not to be relevant.

     In addition to these primary analyses, Piper Jaffray also reviewed certain stock market information on Michael and NSU as well as on comparable companies to Michael. The comparable companies included public companies with SIC codes in the range of 2011 through 2099 (food and kindred products) which had similar product or market characteristics. Based on this criteria and other factors considered by Piper Jaffray, eight companies were chosen as comparable companies to Michael: ConAgra, Inc.; Dean Foods Co.; Foodbrands America, Inc.; Hormel Foods Corp.; International Multifoods Corp.; Morningstar Group, Inc.; Northland Cranberries, Inc.; and Tyson Foods, Inc. While Piper Jaffray considered these reviews to be relevant and prudent, they did not play a major role in their determination of the fairness of the consideration exchanged.

     The foregoing is a summary of the financial analyses used by Piper Jaffray in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Piper Jaffray's opinion. In arriving at its opinion, Piper Jaffray considered the results of all such analyses. The analyses were prepared solely for the purposes of Piper Jaffray providing its opinion as to the fairness of the repurchase and share exchange, from a financial point of view, to Michael and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. No company used in the comparable company analysis summarized above is identical to Michael and no transaction used in the comparable transaction analysis summarized above is identical to the transactions described herein. Any analysis of the fairness of the Merger, from a financial point of view, to Michael involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. As described above, Piper Jaffray's opinion was one of many factors taken into consideration by the Michael Board in making its determination to approve the Reorganization Agreement.


     Michael has agreed to pay Piper Jaffray a fee of $220,000 for rendering its financial advisory services, including its opinion. This fee was not conditioned upon the ability of Piper Jaffray to render its opinion or the closing of the Merger. Michael also agreed to reimburse Piper Jaffray for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, and to indemnify Piper Jaffray against certain liabilities, including liabilities under the federal securities laws. As of November 22, 1996 Piper Jaffray had no beneficial interest in any securities of Michael.


     Opinion of NSU's Financial Advisor. NSU retained GAHS as its financial advisor in connection with the Reorganization. Prior to retaining GAHS, NSU interviewed two other investment banking firms. In selecting GAHS as its financial advisor, NSU considered, among other factors, (i) the reputation of GAHS, particularly relative to advising companies in complex transactions involving complicated tax and corporate law issues, (ii) the experience level of the individuals that would be directly involved in advising NSU, (iii) the fact that GAHS had not previously had any relationship with NSU and might offer a new, independent perspective concerning the transaction proposal that was then being discussed by NSU and Michael, as well as alternative transactions and transaction structures, and (iv) the proposed fees and fee structure of the engagement. As a customary part of its investment banking business, GAHS is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate, and other purposes. GAHS does not make a market in the NSU Common Stock or Michael Common Stock.


     GAHS delivered its written opinion to the NSU Board, dated as of December 21, 1995, and as of the date of this Proxy Statement/Prospectus that, based upon and subject to the matters set forth in its written opinions, as of each such date, the Reorganization is fair to NSU's shareholders from a financial point of view. In addition, in connection with the NSU Board's consideration of the Papetti's Acquisition and the Reorganization Agreement Amendment, GAHS indicated to certain representatives of the NSU Board that its opinion that the Reorganization was fair to the shareholders of NSU from a financial point of view would not change as a result of the Papetti's Acquisition or the Reorganization Agreement Amendment. The full text of the written opinion of GAHS, dated as of the date of this Proxy Statement/Prospectus, is set forth as Appendix III to this Proxy Statement/Prospectus and describes the assumptions made, matters considered, and limits on the review undertaken. NSU shareholders are urged to read the opinion in its entirety. The following summary of the opinion is qualified in its entirety by reference to the full text of the opinion attached as Appendix III to this Proxy Statement/Prospectus. GAHS does not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.


     GAHS's opinion addresses only the fairness of the Reorganization, from a financial point of view, to NSU's shareholders, and does not constitute a recommendation to any NSU shareholder as to how such shareholder should vote with respect to any of the NSU Proposals. In connection with its opinion, GAHS was not requested to opine as to, and its opinion does not address the merits of the basic business decision to proceed with or effect the Reorganization.

     In arriving at its opinion, GAHS undertook such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, GAHS reviewed the Reorganization Agreement, the Distribution Agreement, and financial and other information relating to NSU and Michael. GAHS reviewed the reported price and trading activity of NSU and Michael Common Stock. GAHS compared certain financial and stock market information with respect to NSU and Michael with similar information for certain other companies, securities of which are publicly traded. GAHS made inquiries of NSU's management as to NSU's financial condition, operating results, business outlook plans and opportunities. GAHS also conducted discussions with members of senior management of Michael, and reviewed all publicly available information relative to NSU and Michael.

     GAHS relied upon and assumed the accuracy, completeness, and fairness of the financial statements and other information of NSU and Michael, and did not attempt independently to verify such information. GAHS further relied upon assurances by NSU that the information provided to GAHS had a reasonable basis, and with respect to projections and other business outlook information, reflected the best currently available estimates, and that NSU was not aware of any information or fact that would make such information provided to GAHS incomplete or misleading.

     GAHS's opinion is not based on any specific appraisal of the liquidation value of NSU or Michael or any of their respective assets, or of ENStar or any of its assets. GAHS did not actively solicit indications of interest or value from any third parties for NSU or any of its assets; nor did GAHS solicit indications of interest or value from any third parties for Michael. GAHS is not expressing any opinion as to the price at which shares of Common Stock of ENStar or New Michael will trade subsequent to the Effective Date, and GAHS expressly disclaims any opinion as to prices at which shares of NSU or Michael Common Stock have traded prior to the date of the Reorganization. GAHS's opinion is based on the information made available to it and the facts and circumstances as they exist as of the date of such opinion, and is subject to evaluation on the date thereof. Events occurring after the date of such opinion could materially affect the assumptions used in preparing such opinion. GAHS was not requested to opine, and is not opining, in any way concerning other transactions or agreements entered into in conjunction with the Reorganization.

     GAHS assumed that neither NSU nor Michael was a party to any pending transaction, including external financings, recapitalizations, acquisitions, or merger discussions, other than the Reorganization, or in the ordinary course of business. GAHS also assumed, based on NSU's instructions, that the Reorganization including the Merger and the Distribution, will not result in recognition of income or loss for federal income tax purposes.


     The following is a summary of the primary analysis performed by GAHS in connection with its opinion. As the principal element of the Reorganization with economic consequences to NSU and its shareholders is the terms of the effective sale by NSU of a portion of its holdings of Michael Common Stock in exchange for the assumption by Michael of the NSU Net Assumed Liabilities in connection with the Merger, GAHS focused on the two types of analysis summarized below which it deemed most relevant: (i) an economic comparison of NSU's alternatives for its Michael Common Stock, and (ii) a review of comparable transactions. GAHS did not rely on other methodologies often used in determining the fairness of reorganization transactions, such as discounted cash flow analysis, because in the context of a transaction that is effectively a sale by NSU of its Michael Common Stock, such analyses were deemed not to be relevant.



     Economic Comparison of NSU's Alternatives for its Michael Common
Stock. Because ENStar will be configured so as to represent primarily the same assets and liabilities currently held by NSU, with the exception of the Michael Common Stock and the NSU Net Assumed Liabilities, ENStar will have the same intrinsic value as NSU prior to the Reorganization, modified by the economic impact of these two exceptions. Therefore, as noted above, the net economic impact of the Reorganization on NSU shareholders is measured by the financial terms of the exchange by NSU of the Retired Michael Shares for Michael's assumption of the NSU Net Assumed Liabilities. GAHS's first analysis focused on a comparison of the economic impact of this defacto sale by NSU to Michael of the Retired Michael Shares, to other alternatives open to NSU for disposition of the Michael Shares held by NSU.


          - Public Sale by NSU. GAHS analyzed and evaluated the alternatives available to NSU for registration of its Michael Common Stock under applicable federal and state securities laws, and selling such shares to the public through a secondary offering or in an unregistered, piecemeal fashion as permitted under applicable laws. GAHS concluded that such alternative would result in lesser after-tax proceeds and inferior intrinsic value to NSU's shareholders as compared to the Reorganization, due to the costs and expenses of such an option, including without limitation, the income taxes payable by NSU in conjunction with such a sale or sales, as well as other market issues relating to the impact of such transaction on the trading value of the Michael Common Stock.

          - Private Sale by NSU of its Michael Shares. After analysis and evaluation, GAHS concluded that a private sale by NSU of its Michael shares, without registration under applicable federal and state securities laws, was not practical or appropriate. Moreover, GAHS concluded that, in light of the tax impact of such an alternative, the intrinsic value to NSU's shareholders of such a private sale would be inferior to the Reorganization.

          - The Sale of Michael in its Entirety. After analysis and evaluation and discussions with the management of Michael, including Gregg Ostrander, its President and Chief Executive Officer and John Reedy, its Chief Financial Officer, and the management of NSU and the NSU Board, GAHS concluded that the possible sale of Michael in its entirety was unlikely and impractical. Such a sale, however, might result in a control premium and, if properly structured as a tax-free reorganization with respect to NSU, could result in greater value to the NSU shareholders than that which they would receive in the Reorganization. Management of Michael confirmed to GAHS, however, that it had no present intention to pursue such a transaction based on its belief that it would not be in the best interests of Michael's shareholders. Moreover, after due consideration and discussions with management of NSU, GAHS concluded that NSU, despite its significant holdings of Michael Common Stock, was not in a position to unilaterally take action that would bring about a sale of Michael in its entirety without the support or initiation of Michael's management. GAHS reached this conclusion for several reasons. First, as noted above, a successful sale of Michael in its entirety would be difficult without cooperation from management, for example, in gaining access to information about Michael that any third party acquiror would expect to have in entering into such a transaction. Second, a sale without support of Michael management could present potentially high transaction costs in the event that NSU sought to unseat the current Michael Board and replace management through a proxy contest. In addition to potentially high costs, the effect a proxy contest might have on the management of Michael, for example, the loss of key executives, could reduce the ultimate value of such an approach to selling Michael. Third, although there have been a number of potential buyers interested in purchasing discrete product lines of Michael, there likely would be few potential buyers for Michael as a whole, given the diversity of its product lines. As a result, marketing Michael as a whole would be difficult with no guarantee of success, and the failure of such an effort would likely adversely affect Michael's business. Finally, a relevant consideration in GAHS's analysis was the requirement that any such sale of Michael in its entirety would be required to be structured as a tax-free reorganization with respect to NSU also, in order to avoid recognition of substantial taxable income by NSU so as to achieve an intrinsic value to NSU shareholders equal to or greater than the Reorganization.

     Comparable Transactions. GAHS prepared a comparable transaction analysis to compare the discount to market used in determining the number of Retired Michael Shares in the Reorganization. The comparable transaction analysis involved a review of transactions deemed comparable to the Merger. GAHS focused on the following criteria to determine a group of comparables: (i) privately negotiated transactions in which a public company acquired a minority block of stock from a shareholder, excluding open market transactions; (ii) the market capitalizations of the acquiring company exceeded $100 million; (iii) the percentage of shares repurchased was greater than 10% but less than 50%; and (iv) the transactions occurred between January 1, 1992 and December 21, 1995.

     In addition, GAHS considered and evaluated the unique objectives and requirements confronting buyer and seller in such comparable transactions, including without limitation, the alternative opportunities for the seller to dispose of the stock and the relevance of tax-free or tax-advantaged transaction structures.

     GAHS then reviewed the premium or discount paid for the block of stock at various points in time prior to and at the effective date of such transactions. While actual discounts ranged from nominal to 40% or greater, the most comparable transactions involved discounts in the 5% to 15% range. Key factors in determining the appropriate discount level in such transactions include the strength of the public market for the shares, the seller's alternatives for divesting such shares, the redeeming company's cost of capital and financial capability, its expenses incurred in conjunction with the stock repurchase, the impact of the stock repurchase on the company's balance sheet and future cost of borrowing, as well as requirements for prospective secondary offerings by the redeeming company, and other special circumstances, including without limitation, tax advantages and/or costs to the selling shareholder and/or the redeeming company. Of particular relevance in GAHS's opinion, was the redemption by E.I. DuPont de Nemours and Company of a substantial number of its shares held by The Seagram Company Ltd. in April, 1995. The transaction highlights the market precedence for focusing on the after-tax attributes of a redemption to the selling company's shareholders.

     ENStar Strategic Considerations. GAHS considered that strategic considerations with respect to the prospects of ENStar were not meaningfully relevant to the issue of fairness of the Reorganization, due in large measure to the fact that ENStar represents the same assets and liabilities as NSU prior to the effective date of the Reorganization, with the exception of the elimination of the Retired Michael Shares and the Net Indebtedness. Nevertheless, GAHS considered that, in general, the Reorganization would have a favorable impact on ENStar's strategic prospects for numerous reasons, including ENStar's increased focus and decreased leverage vis-a-vis NSU.

     The foregoing is a summary of the analyses used by GAHS in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying GAHS's opinion. In arriving at its opinion, GAHS considered the results of all such analyses. The analyses were prepared solely for the purposes of GAHS providing its opinion as to the fairness of the Reorganization to NSU shareholders, from a financial point of view, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. No transaction used in the comparable transaction analysis summarized above is identical to the Reorganization. Any analysis of the fairness of the Reorganization to NSU shareholders, from a financial point of view, involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable transactions and the companies involved and other factors in relation to the trading and acquisition values of the companies involved in such transactions. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. As described above, GAHS's opinion was one of many factors taken into consideration by the NSU Board in making its determination to approve the Reorganization.


     GAHS has been paid $77,500 for its financial advisory services to date, including $25,000 in connection with the delivery of its fairness opinion on December 21, 1995. If the Reorganization is consummated, GAHS will receive an additional $175,000 to $225,000, depending upon the amount of the Discount Factor, for its financial advisory services and $75,000 for the issuance of its fairness opinion. Reasonable out-of-pocket expenses of GAHS will also be reimbursed by NSU, and NSU has agreed to indemnify GAHS against certain liabilities. As of November 22, 1996 GAHS had no beneficial interest in any securities of NSU.


PROCEDURE FOR EXCHANGE OF CERTIFICATES

     General. As soon as practicable after the Effective Time, The First National Bank of Boston, or another person mutually designated by Michael and NSU, in its capacity as the Exchange Agent, will send a transmittal letter to each Michael stockholder and NSU shareholder. The transmittal letter will contain instructions with respect to the surrender of certificates representing Michael Common Stock and NSU Common Stock in exchange for certificates evidencing New Michael Common Stock.

     Michael. Upon receipt of stock certificates representing shares of Michael Common Stock ("Michael Certificates"), the Exchange Agent will deliver shares of New Michael Common Stock to the surrendering stockholder in accordance with the terms of the Reorganization Agreement.

     If any issuance of shares of New Michael Common Stock in exchange for shares of Michael Common Stock is to be made to a person other than the Michael stockholder in whose name the Michael Certificate is registered at the Effective Time, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the Michael stockholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of New Michael that such tax has been paid or is not payable.

     After the Effective Time, there will be no further transfers of Michael Common Stock on the stock transfer books of Michael. If a Michael Certificate representing Michael Common Stock is presented for transfer, it will be canceled and a certificate representing the same number of shares of New Michael Common Stock will be issued in exchange therefor.

     After the Effective Time and until surrendered, shares of Michael Common Stock will be deemed for all corporate purposes to evidence ownership of an equal number of shares of New Michael Common Stock. New Michael will not be obligated to deliver certificates evidencing shares of New Michael Common Stock to former shareholders of Michael until the Michael Certificates relating to such shares are surrendered. All declared dividends and distributions which shall have become payable with respect to such New Michael Common Stock in respect of a record date after the Effective Time will be paid to the holder of record of the full shares of New Michael Common Stock regardless of whether such holder has surrendered for exchange his or her certificates evidencing Michael Common Stock.

     NSU. Upon receipt of stock certificates evidencing shares of NSU Common Stock ("NSU Certificates"), the Exchange Agent will deliver such number of full shares of New Michael Common Stock and cash in lieu of fractional shares of New Michael Common Stock, if any, as such shareholder is entitled to receive after the Reverse Stock Split, together with any dividends or other distributions of New Michael to which such shareholder is entitled. No fractional shares of New Michael Common Stock will be issued to NSU shareholders in connection with the Reverse Stock Split. In lieu of issuing fractional shares, NSU shareholders will receive cash (without interest) determined by multiplying (a) the Average Price of Michael Common Stock times (b) the fractional share interest which such shareholders would otherwise be entitled to receive.

     If any issuance of shares of New Michael Common Stock in exchange for shares of NSU Common Stock is to be made to a person other than the NSU shareholder in whose name the certificate is registered at the Effective Time, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the NSU shareholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of New Michael that such tax has been paid or is not payable.

     After the Effective Time, there will be no further transfers of pre-Reverse Stock Split NSU Common Stock on the stock transfer books of New Michael. If a certificate representing pre-Reverse Stock Split NSU Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of full shares of New Michael Common Stock and cash in lieu of fractional shares and any dividends and distributions will be issued in exchange therefor.

     After the Effective Time and until surrendered, shares of pre-Reverse Stock Split NSU Common Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of New Michael Common Stock into which such NSU Common Stock was combined in the Reverse Stock Split. No dividends or other distributions, if any, payable to holders of NSU Common Stock will be paid to the holders of any NSU Certificates until such certificates are surrendered. Upon surrender of such NSU Certificates, all such declared dividends and distributions which shall have become payable with respect to such NSU Common Stock in respect of a record date after the

Effective Time will be paid to the holder of record of the full shares of New Michael Common Stock represented by the certificate issued in exchange therefor, without interest.

DISTRIBUTION OF ENSTAR COMMON STOCK

     On or prior to the Effective Date of the Merger, NSU will deliver to its transfer agent certificates representing all of the outstanding shares of ENStar Common Stock. On the Effective Date, immediately after the Effective Time, NSU will deliver to such transfer agent an instruction to distribute as promptly as practicable following the Effective Date to each holder of record of NSU Common Stock on the record date for the Distribution stock certificates evidencing one share of ENStar Common Stock for every three shares of NSU Common Stock held of record by such shareholder on such record date for the Distribution and cash in lieu of any fractional shares of ENStar Common Stock. No certificate or scrip representing fractional shares of ENStar Common Stock will be issued as part of the Distribution, and in lieu of receiving fractional shares each holder of NSU Common Stock who would otherwise be entitled to receive a fractional share of ENStar Common Stock pursuant to the Distribution will receive cash for such fractional share. NSU will instruct its transfer agent to determine the number of whole shares and fractional shares of ENStar Common Stock allocable to each holder of record of NSU Common Stock as of the record date for Distribution, to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in the open market, if possible, at then prevailing prices on behalf of the holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale. ENStar will bear the costs and commissions incurred in connection with such sale. If the transfer agent is unable to sell such shares in the open market, ENStar will pay to such holders, in lieu of any fractional share, an amount of cash determined by multiplying (a) the average closing price per share of ENStar Common Stock on the Nasdaq National Market during the five days following the Effective Date times (b) the fractional share interest to which such holder would otherwise be entitled.

LOST, STOLEN OR DESTROYED CERTIFICATES

     In the event any Michael Certificates or NSU Certificates have been lost, stolen or destroyed, the Exchange Agent will issue shares of New Michael Common Stock, in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the owner of such certificates, provided that New Michael may, in its discretion require the holder of such lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as indemnity against any claim that may be made against New Michael or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO MICHAEL STOCKHOLDERS AND NSU SHAREHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF MICHAEL AND NSU COMMON STOCK. MICHAEL STOCKHOLDERS AND NSU SHAREHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO THE EXCHANGE AGENT PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

ESCHEAT AND WITHHOLDING

     NSU, Merger Co., New Michael and ENStar will not be liable to any holder of NSU Common Stock or Michael Common Stock for any consideration due such holder as a part of the Reorganization delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. New Michael or the Exchange Agent will be entitled to deduct and withhold from such consideration to any NSU shareholder such amounts as New Michael or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law.

INTEREST OF CERTAIN PERSONS IN THE REORGANIZATION

     In considering the respective recommendations of the Michael Board and the NSU Board regarding the Reorganization Agreement and the transactions contemplated thereby, stockholders of Michael and shareholders of NSU should be aware that certain members of the management of Michael and NSU and the Michael and the NSU Boards have certain interests in the Reorganization that may be different from, or in addition to, the interests of stockholders of Michael and shareholders of NSU generally. In approving the Reorganization Agreement and the transactions contemplated thereby, all members of the respective NSU and Michael Boards, including the outside directors thereof, were aware of the various interests of certain Michael and NSU management and Michael and NSU Board members had in the transactions contemplated by the Reorganization. Also, each of NSU and Michael engaged their respective financial advisors and obtained a fairness opinion as to the fairness of the Reorganization from such advisors at the time of approving the Reorganization Agreement. The Michael Board, in addition to taking the precautions noted above, obtained the recusal of three of its members, Messrs. Michael, Michael and Efron who are shareholders and officers or directors of NSU, from its meeting approving the Reorganization Agreement.

     Additionally, the NSU Board considered that the Michael Family holds approximately 60% of the outstanding NSU Common Stock; however, it was the NSU Board's view that the interests of the Michael Family were aligned with the interests of the other shareholders of NSU. In this regard, the NSU Board noted that all NSU shareholders will receive equal treatment in the Reorganization. Also, the terms of the Orderly Disposition Agreement, which was required by Michael as a condition to executing the Reorganization Agreement, were fully disclosed to all of the members of the NSU Board.

     Michael. All of the current directors of Michael, except James H. Michael and Orville L. Freeman, will become directors of New Michael. In addition, the executive officers of Michael will become executive officers of New Michael. See "THE REORGANIZATION AGREEMENT -- New Michael Management Following the Reorganization."


     Pursuant to the Reorganization Agreement, New Michael will assume all existing Michael stock option plans and the stock award portion of Michael's Executive Incentive Plan. At the Effective Time, each outstanding right to purchase shares of Michael Common Stock (a "Michael Option"), will be assumed by New Michael in such manner that it is converted into an option to purchase the same number of shares of New Michael Common Stock at the same exercise price. Each Michael Option assumed by New Michael will have the same terms and conditions as then are applicable to such Michael Option. As of November 22, 1996, directors and executive officers of Michael held outstanding Michael Options to purchase 1,025,692 shares of Michael Common Stock at exercise prices ranging from $7.11 to $18.88.


     NSU. At or prior to the Effective Time, all of the NSU stock options outstanding under the NSU stock option plans will be canceled or exercised and all NSU stock option plans will terminate.

     Concurrently with the execution of the Reorganization Agreement, the Michael Family Shareholders, who own an aggregate of 5,685,100 shares (or approximately 60%) of the outstanding Common Stock of NSU, entered into the Orderly Disposition Agreement. Under the Orderly Disposition Agreement, the Michael Family Shareholders have agreed until the Effective Time (i) not to sell, offer to sell, hypothecate or transfer any shares of NSU, unless sold pursuant to Rule 144 of the Securities and Exchange Commission, pledged to secure certain surety bonds or transferred among the Michael Family Shareholders, (ii) to cause NSU to vote in favor of the Merger, the Reverse Stock Split, the Distribution and the election of directors nominated by the New Michael Board of Directors at any meeting of New Michael shareholders called for such purpose, and (iii) prepare any necessary pre-merger notifications as required under the HSR Act. The Michael Family Shareholders have also agreed to refrain for a period of two years following the Effective Date from selling, pledging or otherwise disposing of (i) shares of New Michael Common Stock exceeding 5% of the outstanding shares of New Michael Common Stock, or (ii) any of their shares to a purchaser who owns or would own more than 5% of the outstanding New Michael Common Stock without giving an option to New Michael to purchase such shares, except that they may pledge shares to secure certain surety bonds. New Michael must exercise its option by completing the purchase of the shares within twenty days of notification by the Michael Family Shareholders of an intent to sell. The restrictions do not apply if a tender offer is made for all of the outstanding New Michael Common Stock unless management of New Michael announces opposition to the tender offer. In addition, the Michael Family Shareholders are entitled during such two year period to certain piggyback registration rights under the Act with respect to the New Michael Common Stock if New Michael proposes to register common stock under the Act. The Michael Family Shareholders also are entitled up to two times, during such two year period, to request registration of a minimum of 500,000 shares for sale in a public offering. However, New Michael would not be obligated to register shares if registration would require a special audit and New Michael may delay the registration for 120 days under certain circumstances. Each selling Michael Family Shareholder will pay New Michael a pro rata share of the registration expenses, the aggregate fees and disbursements of underwriters, underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to the Michael Family Shareholders in connection with any registration.

     Finally, for a period of two years following the Effective Time, the Michael Family Shareholders will be entitled to nominate two directors to the New Michael Board if they collectively own ten percent or more of the outstanding common stock of New Michael and one director to the Board if their ownership is below ten percent. The initial designees of the Michael Family Shareholders to the New Michael Board are Jeffrey J. Michael and Miles E. Efron, both of whom currently are Michael directors. A copy of the Orderly Disposition Agreement is attached hereto as Exhibit E to the Reorganization Agreement included in Appendix I.


     Peter E. Flynn, Executive Vice President, Chief Financial Officer and Secretary of NSU, is a party to an employment agreement with NSU and Transition which terminates December 31, 1997. Pursuant to that agreement, if Mr. Flynn's employment is terminated due to a "change in control" of NSU, Mr. Flynn is entitled to receive a single lump sum payment of $297,000. Mr. Flynn holds options to purchase an aggregate of 134,500 shares of NSU Common Stock with exercise prices ranging from $4.00 per share to $10.125 per share. The latest grant of such options was made on August 3, 1992 for 30,000 shares at an exercise price of $4.63 per share. As of November 22, 1996, the value of such
options was $          , assuming a closing price of $          per share of NSU
Common Stock on such date. If Mr. Flynn is terminated by NSU, all of such outstanding options immediately become vested. The consummation of the Reorganization will result in such a change in control under the terms of that agreement and Mr. Flynn's employment with NSU will be terminated.


ACCOUNTING TREATMENT

     The Merger will be accounted for as a business combination utilizing the reverse acquisition method with Michael being the acquiror for accounting purposes under generally accepted accounting principles. As such, the Merger will be treated as an acquisition using the purchase method of accounting with no change in the recorded amount of Michael's assets and liabilities. The assets and liabilities of NSU that are acquired as a result of the Merger will be recorded at their fair market values. The ENStar assets and liabilities will be recorded at their historic amounts, as recorded in the books and records of NSU, following the Distribution.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Consummation of the Reorganization is conditional upon receiving the following rulings from the IRS or tax opinions addressed to both Michael and NSU by counsel or independent certified public accountants acceptable to both Michael and NSU, based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes:



          The Merger. The Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code and NSU and Michael will each be a party to the reorganization within the meaning of Section 368(b) of the Code. Accordingly: (i) no income, gain or loss will be recognized by NSU or Michael as a result of the consummation of the Merger; (ii) no gain or loss will be recognized by the holders of Michael Common Stock upon the exchange of Michael Common Stock solely for New Michael Common Stock pursuant to the Merger; (iii) the basis of the New Michael Common Stock received by a stockholder of Michael pursuant to the Merger will be the same as the basis of the Michael Common Stock surrendered in exchange therefor; and (iv) the holding period of the New Michael Common Stock received by a stockholder of Michael pursuant to the Merger will include the period during which the Michael Common Stock surrendered therefor was held, provided the Michael Common Stock is a capital asset in the hands of the stockholder of Michael at the time of the Merger.


          The Reverse Stock Split. The Reverse Stock Split will not be treated as a stock distribution, or a transaction that has the effect of such a distribution, to which Sections 301, 305(b) or 305(c) of the Code apply. Accordingly, no taxable income will be recognized under such Sections by any of the shareholders of NSU except for cash paid in lieu of fractional shares, which cash payment shall be treated as received by the holder of NSU Common Stock as a distribution in redemption of the fractional share interest and such shareholder will recognize gain or loss, subject to the provisions and limitations of Section 302 of the Code.

          The Distribution. The Distribution will qualify as a tax-free distribution under Sections 355 and 368(a)(1)(D) of the Code. Accordingly:
     (i) NSU shareholders will not recognize income, gain or loss upon the receipt of ENStar Common Stock; (ii) the tax basis of the shares of ENStar Common Stock and New Michael Common Stock (including any fractional share interests to which an NSU shareholder is entitled) held by an NSU shareholder after the Distribution will be the same as the tax basis of the shares of NSU Common Stock held by such shareholder immediately before the Distribution, allocated in proportion to the fair market values of the shares of ENStar Common Stock and New Michael Common Stock on the Distribution Date; (iii) the holding period for the shares of ENStar Common Stock received by the NSU shareholders will include the holding period of the shares of NSU Common Stock with respect to which the Distribution was made, provided that the shares of NSU Common Stock are held as a capital asset on the Distribution Date; and (iv) where cash is received by a holder of NSU Common Stock pursuant to the Distribution in lieu of fractional share interests in NSU Common Stock, the cash payment will be treated as received by the holder of NSU Common Stock as a distribution in redemption of the fractional share interest and such shareholder will recognize gain or loss, subject to the provisions and limitations of Section 302 of the Code.


     If such rulings or tax opinions are not received, the Reorganization will not be consummated unless the conditions requiring their receipt are waived and the approvals of Michael stockholders and NSU shareholders are resolicited by means of an updated Proxy Statement/Prospectus.


     Treasury regulations governing Section 355 of the Code require that each NSU shareholder who receives shares of ENStar Common Stock pursuant to the Distribution attach a statement to the federal income tax return that will be filed by the shareholder for the taxable year in which such shareholder received the shares of ENStar Common Stock, which statement shows the applicability of
Section 355 of the Code to the Distribution. ENStar has represented that it will provide each ENStar shareholder with information necessary to comply with this requirement.

     The rulings described above will be based upon certain representations, including representations that (i) the holders of Michael Common Stock do not have any plan or intention to sell, exchange or otherwise dispose of a number of shares of New Michael Common Stock received pursuant to the Merger that would reduce the ownership of New Michael Common Stock by all of the pre-Merger holders of Michael Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Michael Common Stock as of the same date and (ii) the holders of ENStar Common Stock do not have any plan or intention to sell, exchange or otherwise dispose of any of their ENStar or New Michael Common Stock following and as part of the Distribution.

     Where cash is received by a holder of NSU Common Stock who exercises dissenters' rights in connection with the Distribution, the cash payment will be treated as received by the holder of NSU Common Stock as a distribution in redemption of such shareholder's NSU Common Stock and such shareholder will recognize gain or loss, subject to the provisions and limitations of Section 302 of the Code.

     The foregoing is only a general description of certain anticipated federal income tax consequences of the Merger, Reverse Stock Split, and Distribution without regard to the particular facts and circumstances of the tax situation of each stockholder of Michael or shareholder of NSU. It does not discuss all of the consequences that may be relevant to Michael's stockholders or NSU's shareholders entitled to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations or foreign persons) or to shareholders of NSU or stockholders of Michael who acquired their NSU Common Stock or Michael Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Reorganization Agreement or the Merger itself or the Distribution Agreement or the Distribution itself. No information is provided herein with respect to the tax consequences, if any, of the Merger, Reverse Stock Split or Distribution under state, local or foreign tax laws.

THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO ALL HOLDERS OF NSU COMMON STOCK OR TO ALL HOLDERS OF MICHAEL COMMON STOCK. SUCH HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION.

REGULATORY APPROVALS

     Antitrust. Under the HSR Act and the rules and regulations thereunder, the Reorganization may not be consummated until notifications have been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and specified waiting period requirements have been satisfied. NSU and Michael each filed with the Antitrust Division and the FTC a Notification and Report Form (the "Notification and Report Form") with respect to the Merger and the initial waiting period for each of these filings expired at 11:59 p.m. on May 28, 1996.

LISTING OF NEW MICHAEL COMMON STOCK; DIVIDENDS

     New Michael expects to continue the Nasdaq National Market listing of NSU Common Stock, but will use the symbol MIKL, rather than NSRU, and will discontinue the listing of New Michael Common Stock on the Pacific Stock Exchange. The payment of future dividends on New Michael Common Stock will be a business decision to be made by the New Michael Board from time to time based upon the results of operations and financial condition of New Michael and such other factors as the New Michael Board considers relevant.

LISTING OF ENSTAR COMMON STOCK; DIVIDENDS

     ENStar has applied to have the ENStar Common Stock approved for quotation on the Nasdaq National Market under the symbol "ENSR." Since ENStar will not have been publicly traded prior to the Distribution, there can be no assurance that an active market will develop or be sustained after the Distribution, although NSU has been advised that certain market makers in NSU Common Stock expect to make a market in ENStar Common Stock. Management of ENStar currently intends to retain any earnings for use in its operations and does not anticipate paying any cash dividends in the foreseeable future.

EFFECT ON STOCK OPTION PLANS

     The 1987 Incentive Stock Option Plan of Michael, the 1987 Non-Qualified Stock Option Plan of Michael, the 1992 Stock Option Plan for Non-Employee Directors of Michael, the 1994 Executive Incentive Plan, and the 1994 Executive Performance Share Award Plan (the "Michael Stock Plans") and the Michael Options will be assumed and adopted by New Michael in accordance with the terms of the Michael Stock Plans and the Michael Options, and will have the rights provided in such plans, which will remain unaffected by the Merger. New Michael will reserve a sufficient number of authorized but unissued shares of New Michael Common Stock for issuance under the Michael Stock Plans. As required pursuant to the terms of the Reogranization Agreement, all outstanding NSU stock options will be exercised or canceled by the Effective Date and all NSU stock option plans will be terminated.

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of New Michael Common Stock received by Michael stockholders and NSU shareholders in the Merger, and all shares of ENStar Common Stock received by NSU shareholders in the Distribution, will be freely transferable, except that shares of New Michael Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act), of Michael or NSU prior to the Merger and shares of ENStar Common Stock received by persons who are deemed to be "affiliates" of NSU or ENStar may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of New Michael or ENStar) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Michael, NSU, ENStar or New Michael generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

DISSENTERS' RIGHTS

     Under the Delaware General Corporation Law (the "DGCL"), holders of Michael Common Stock are not entitled to dissenters' rights in connection with the Merger because the Michael Common Stock is designated as a national market system security on an interdealer quotation system by Nasdaq, Inc., and the consideration which such holders will receive in the Merger consists solely of New Michael Common Stock, which will also be designated as a national market system security on an interdealer quotation system by Nasdaq, Inc.

     Holders of NSU Common Stock who do not vote in favor of the Distribution and who have properly complied with Sections 302A.471 and 302A.473 of the MBCA will be entitled to dissenters' rights. Under the Reorganization Agreement, NSU is not required to complete the Merger if holders of 1% or more of the outstanding NSU Common Stock effectively elect dissenters' rights.

     Shareholders of NSU that follow the procedures set forth in Section 302A.473 will be entitled to have their shares of NSU Common Stock appraised by a Minnesota court and to receive payment of the "fair value" of such shares as determined by that court. The shares of NSU Common Stock with respect to which the holder has perfected a demand for dissenters' rights in accordance with
Section 302A.473 and has not effectively withdrawn or lost his rights to such appraisal are referred to in this Proxy Statement/Prospectus as the "Dissenting Shares."

     Section 302A.473 entitles any holder of the NSU Common Stock who objects to the Distribution, in lieu of receiving securities to which he or she would be entitled to under the Reorganization Agreement and the Distribution Agreement, to dissent therefrom and obtain payment for the "fair value" of his or her shares of NSU Common Stock. Any shareholder of NSU contemplating the exercise of these dissenters' rights should carefully review the provisions of Sections 302A.473 of the MBCA which has been provided as Appendix IV to this Proxy Statement/Prospectus, particularly the specific procedural steps to perfect such rights. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED. Subject to the more complete description below, the procedural requirements for the exercise of dissenters' rights can be summarized as follows: (i) the dissenting NSU shareholder must file with NSU before the vote on the Reorganization a written notice of intent to demand the fair value of his or her shares of NSU Common Stock; (ii) the shareholder must not vote in favor of the Reorganization; (iii) if the Reorganization is approved, the shareholder must demand payment for his or her shares of NSU Common Stock and deposit the certificates representing such shares with New Michael; (iv) New Michael will estimate the fair value of such shares and pay the shareholder an amount equal to such value; and (v) if the NSU dissenting shareholder disagrees with the estimate of such value, the shareholder must demand payment from New Michael of the difference between the amount claimed to be the fair value and the amount paid, which, if not agreed to by Michael, will be submitted for determination by a Minnesota court.

     Set forth below (to be read in conjunction with the full text of Section 302A.473 included with this Proxy Statement/Prospectus) is a brief description of the procedures relating to the exercise of dissenters' rights. The following description does not purport to be a complete statement of the provisions of
Section 302A.473 and is qualified in its entirety by reference thereto.

     Under Section 302A.473, Subd. 3, a shareholder of NSU who wishes to exercise dissenters' rights (a "Dissenter") must file with NSU at Suite 610, Park National Bank Building, 5353 Wayzata Blvd., Minneapolis, Minnesota 55416 before the vote on the NSU Proposals, a written notice of intent to demand the "fair value" of NSU Common Stock owned by such shareholder. A shareholder of NSU may not assert dissenters' rights as to less than all of the shares registered in the name of such shareholder unless that shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of such shareholder and discloses the name and address of each beneficial owner on whose behalf such shareholder dissents. In that event, the rights of the Dissenter shall be determined as if the shares as to which such shareholder dissented and the other shares were registered in the names of different shareholders. A beneficial owner of shares of NSU Common Stock who is not the record holder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a Dissenter, if the beneficial owner submits to NSU a written consent of the record holder of such shares. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES IN FAVOR OF THE DISTRIBUTION. A VOTE AGAINST SUCH PROPOSAL WILL NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE. HOWEVER, THE SUBMISSION OF A BLANK PROXY WILL CONSTITUTE A VOTE IN FAVOR OF SUCH PROPOSAL AND A WAIVER OF STATUTORY DISSENTERS' RIGHTS.

     If the Distribution is approved by the shareholders of NSU, New Michael will send to all Dissenters who file the necessary notice of intent to demand the fair value of their shares and who did not vote their shares in favor of such proposals, a notice containing certain information required by Section 302A.473, Subd. 4, including without limitation the address to which a Dissenter must send a demand for payment and certificates representing shares in order to obtain payment for such shares and the date by which they must be received. In order to receive the fair value of the shares under Section 302A.473, a Dissenter must demand payment and deposit certificates representing shares of NSU Common Stock within 30 days after such notice from New Michael is given. Under Minnesota law, notice by mail is given by New Michael when deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 302A.473, SUBD. 4, WILL LOSE THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER
SECTION 302A.473, SUBD. 3.

     Except as provided below, if demand for payment and deposit of stock certificates is duly made by a Dissenter with New Michael as required by the notice, then after the Effective Time or the receipt of the demand, whichever is later, New Michael will pay the Dissenter an amount that New Michael estimates to be the fair value of the Dissenter's shares of NSU Common Stock, with interest, if any. Under Sections 302A.471 and 302A.473, "fair value" means the value of the shares of NSU Common Stock immediately before the Effective Time and "interest" means interest commencing five days after the Effective Date until the time of payment, calculated at the rate provided in Minnesota Statutes
Section 549.09. If the Dissenter believes the payment received from New Michael is less than the fair value of the shares of NSU Common Stock, with interest, if any, such Dissenter must give written notice to New Michael of his or her own estimate of the fair value of the shares of NSU Common Stock, with interest, if any, within 30 days after the date of New Michael's remittance, and must demand payment of the difference between his or her estimate and New Michael's remittance. If the Dissenter fails to give written notice of such estimate to New Michael within the 30-day time period, such Dissenter will be entitled only to the amount remitted by New Michael.

     New Michael may withhold such remittance with respect to shares of NSU Common Stock for which the Dissenter demanding payment (or persons on whose behalf such Dissenter acts) was not the beneficial owner as of December 21, 1995, the first public announcement date of the Merger (the "Public Announcement Date"). As to each Dissenter who has validly demanded payment, following the Effective Time or the receipt of demand, whichever is later, New Michael will mail its estimate of the fair market value of such Dissenter's shares of NSU Common Stock and offer to pay this amount with interest, if any, to the Dissenter upon receipt of such Dissenter's agreement to accept this amount in full satisfaction. If such Dissenter believes that New Michael's offer is less than the fair value of the shares of NSU Common Stock, with interest, if any, such Dissenter must give written notice to New Michael of his or her own estimate of the fair value of the shares of NSU Common Stock with interest, if any, and demand payment of this amount. This demand must be mailed to New Michael within 30 days after the mailing of New Michael's offer. If the Dissenter fails to make this demand within such 30 day time period, such Dissenter shall be entitled only to the amount offered by New Michael.

     If New Michael and the Dissenter cannot reach a settlement within 60 days after New Michael receives the Dissenter's estimate of the fair value of his or her shares of NSU Common Stock, then New Michael must file a petition in the district court of Hennepin County, Minnesota, requesting that the court determine the statutory fair value of the NSU Common Stock, with interest, if any. All Dissenters whose demands are not settled within the applicable 60-day settlement period will be made parties to this proceeding.

     The court will then determine whether each Dissenter in question has fully complied with the provisions of Section 302A.473, and for all Dissenters who have fully complied and not forfeited statutory dissenters' rights, will determine the fair value of the Dissenters' shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers that may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by New Michael or a Dissenter. The fair value of the Dissenters' shares as determined by the court is binding on all shareholders and may be less than, equal to or greater than the consideration to the holders if the Reorganization is completed. However, under the statute, Dissenters are not liable to New Michael for the amount, if any, by which payments remitted to the Dissenters exceed the fair value of such shares determined by the court, with interest. The costs and expenses of this court proceeding will be assessed against New Michael, except that the court may assess part or all of such costs and expenses against a Dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

     Under Section 302A.471, Subd. 4, a shareholder of NSU has no right at law or equity to set aside the consummation of the Merger, the Reverse Stock Split, the Distribution or the New Articles, unless the adoption thereof is fraudulent with respect to such shareholder or NSU.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 302A.473 FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 302A.473, SHAREHOLDERS OF NSU WHO ARE CONSIDERING DISSENTING FROM THE DISTRIBUTION SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

     NSU shareholders considering exercising dissenters' rights should bear in mind that the fair value of their NSU Common Stock determined under Section 302A.473 could be more than, the same as or less than the value of the consideration they will receive pursuant to the Reorganization Agreement if they do not exercise dissenters' rights. In addition, in most cases, NSU shareholders who receive cash for the fair value of their shares of NSU Common Stock upon the exercise of dissenters' rights will realize taxable gain or loss for federal income tax purposes. EACH SHAREHOLDER OF NSU IS URGED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX AND FINANCIAL ADVISORS CONCERNING FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF DISSENTERS' RIGHTS, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH SHAREHOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES.

                          THE REORGANIZATION AGREEMENT


     The following information describes certain aspects of the Reorganization Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Reorganization Agreement, the exhibits thereto and the Reorganization Agreement Amendment, which are attached to this Proxy Statement/Prospectus as Appendix I and are incorporated herein by reference. All stockholders are urged to read Appendix I in its entirety. See also "THE DISTRIBUTION AGREEMENT."


GENERAL


     The Reorganization Agreement provides that: (i) Merger Co. will be merged with and into Michael and Michael will become a wholly-owned subsidiary of NSU;
(ii) in the Merger, each stockholder of Michael (other than NSU) will receive, in exchange for each share of Michael Common Stock held by such stockholder, one share of New Michael Common Stock; (iii) each share of Michael Common Stock held by NSU will be canceled and retired; (iv) NSU will change its name to Michael Foods, Inc. and will continue the business previously conducted by Michael (Michael will change its name to Michael Foods of Delaware, Inc.); (v) prior to the consummation of the Merger, NSU will transfer to ENStar all of its assets and liabilities other than certain indebtedness and cash, as determined by NSU and other agreed upon assets and liabilities; (vi) the outstanding common stock of ENStar will, conditioned upon the consummation of the Merger, be distributed pro rata to the shareholders of NSU of record as of a record date just prior to the

Effective Date; and (vii) immediately prior to the Effective Time, NSU will effectuate the Reverse Stock Split so as to cause the shareholders of NSU prior to the Merger to hold fewer shares of common stock of New Michael than the number of shares of Michael Common Stock held by NSU prior to the Merger, which difference reflects the shares of Michael Common Stock effectively surrendered in the Merger in exchange for Michael's assumption of certain indebtedness of NSU. The ratio of the Reverse Stock Split will be determined pursuant to the terms of the Reorganization Agreement in the manner described below. See also "THE REORGANIZATION -- Effects of the Reorganization."


EFFECTS OF THE REORGANIZATION ON THE STOCKHOLDERS OF MICHAEL AND THE SHAREHOLDERS OF NSU

     Michael Stockholders. Upon consummation of the Merger, each outstanding share of Michael Common Stock, other than the Michael Common Stock owned by NSU, will be converted into the right to receive one share of New Michael Common Stock. Upon the consummation of the Merger, each outstanding share of Michael Common Stock owned by NSU will be canceled and retired without any payment therefor.

     On and after the Effective Date, and until surrendered for exchange, each outstanding stock certificate which immediately prior to the Effective Time represented shares of Michael Common Stock will be deemed for all purposes to evidence ownership of and to represent the same number of whole shares of New Michael Common Stock and the record holder of such outstanding certificate will, after the Effective Date, be entitled to vote the shares of New Michael Common Stock into which such shares of Michael Common Stock will have been converted on any matters on which the holders of record of the New Michael Common Stock, as of any date subsequent to the Effective Date, are entitled to vote. In any matters relating to such certificates of Michael Common Stock, New Michael may rely conclusively upon the record of stockholders maintained by Michael or its agent containing the names and addresses of the holders of record of Michael Common Stock on the Effective Time.


     NSU Shareholders. On the Effective Date, immediately prior to the Effective Time, but in any event subject to the consummation of the Merger, NSU will effectuate the Reverse Stock Split. In the Reverse Stock Split, each outstanding share of NSU Common Stock will be converted into a fraction of one share of New Michael Common Stock determined by multiplying each such share by a fraction where the denominator is the number of outstanding shares of NSU Common Stock immediately prior to the Effective Date and the numerator is the number of shares of Michael Common Stock owned by NSU at such date less the Retired Michael Shares. For purposes of the Reorganization Agreement, NSU Net Assumed Liabilities is defined to be the amount of outstanding NSU subordinated debentures and fixed or extendible time certificates and the Dissenting Shares Holdback less cash retained by New Michael. The Dissenting Shares Holdback is an amount to be mutually agreed upon by NSU and Michael based on the number of Dissenting Shares. NSU has preliminarily indicated to Michael that the NSU Net Assumed Liabilities to be retained by New Michael will be between $25 million and $29 million, except to the extent that the CorVel Stock Sale is made, in which case the NSU Net Assumed Liabilities may be reduced below $25 million.
Based on the closing price for shares of CorVel common stock on November   ,
1996, which was $     , NSU estimates that the net after-tax proceeds of the
CorVel Stock Sale, if all 200,000 shares of CorVel common stock were sold, would
be $     . Pursuant to the Reorganization Agreement, as amended, the NSU Net
Assumed Liabilities must be greater than $15 million. The number of shares of Michael Common Stock effectively retired as a result of the Reorganization in consideration for the NSU Net Assumed Liabilities will be determined by dividing the amount of NSU Net Assumed Liabilities by the Average Price of Michael Common Stock after applying a certain percentage discount to the Average Price of Michael Common Stock. The Discount Factor will be based upon the amount of NSU Net Assumed Liabilities, ranging from 92% at $25 million to 91% beginning at $28.75 million, resulting in an effective discount of between 8% and 9%. The Discount Factor is determined pursuant to Exhibit A to the Reorganization Agreement, a copy of which is included in Appendix I to this Proxy Statement/Prospectus.


     Pursuant to the Distribution Agreement between NSU and ENStar, prior to the Merger, NSU will contribute and transfer to ENStar, all of NSU's assets, other than: (i) such amount of cash as NSU may, in its sole discretion, determine to retain at the Effective Date; (ii) 7,354,950 shares of Michael Common Stock owned by NSU; (iii) the capital stock of Merger Co.; (iv) the rights of NSU under the Reorganization

Agreement, the Distribution Agreement and the Orderly Disposition Agreement; and
(v) all net operating loss carryforwards and other tax attributes properly allocable to NSU following the Effective Date in accordance with the relevant provisions of the Code (the "NSU Retained Assets"). ENStar also will assume all NSU liabilities other than: (i) liabilities arising from assertion of dissenters' rights by NSU shareholders, (ii) liabilities under the Reorganization Agreement, the Distribution Agreement or the Orderly Disposition Agreement; and (iii) the NSU Net Indebtedness. In addition, with certain limited exceptions, all intercompany receivables, payables and loans in existence as of the Effective Time between NSU and any NSU subsidiary, will be eliminated, without the transfer of cash, by dividend or capital contributions, as appropriate.


     On or prior to the Effective Date, NSU will deliver to its transfer agent certificates representing all of the outstanding shares of ENStar Common Stock. On the Effective Date, immediately after the Effective Time, NSU will deliver to such transfer agent an instruction to distribute as promptly as practicable following the Effective Date to each holder of record of NSU Common Stock on the record date for the Distribution stock certificates evidencing one share of ENStar Common Stock for every three shares of NSU Common Stock held of record by such shareholder on such record date for the Distribution and cash in lieu of any fractional shares of ENStar Common Stock. No certificate or scrip representing fractional shares of ENStar Common Stock will be issued as part of the Distribution, and in lieu of receiving fractional shares each holder of NSU Common Stock who would otherwise be entitled to receive a fractional share of ENStar Common Stock pursuant to the Distribution will receive cash for such fractional share.

NEW MICHAEL MANAGEMENT FOLLOWING THE REORGANIZATION


     The Board of Directors of New Michael (the "New Michael Board") after the Merger will consist of ten members, six of whom will be designated by the Michael Board. These designees are expected to include Gregg A. Ostrander, Richard A. Coonrod, Arvid C. Knudtson, Joseph D. Marshburn, Richard G. Olson, and Maureen B. Bellantoni. See "ELECTION OF MICHAEL DIRECTORS -- Nominees" for further information on the named individuals. Upon completion of the transactions contemplated in the Papetti's Agreement, Stephen J. Papetti and Arthur J. Papetti are expected to be appointed to the Board. Two additional directors are expected to be Jeffrey J. Michael and Miles E. Efron or other substitute nominees of the Michael Family Shareholders, if either Mr. Michael or Mr. Efron are unable to serve. Messrs. Michael and Efron currently are directors of Michael. NSU and Michael currently contemplate that the members of the NSU Board other than Mr. Efron and Mr. Michael will resign as of the Effective Time and Mr. Efron and Mr. Michael will name the above-referenced individuals to the New Michael Board. The New Michael Board will elect the officers of Michael as the officers of New Michael. The officers of New Michael will be the officers of Michael on the Effective Date.


CONDITIONS

     The obligations of NSU and Michael to effect the transactions contemplated by the Reorganization Agreement are subject to the fulfillment or waiver on or prior to the Effective Date of the following conditions: (i) no injunction or other order entered by a state or federal court of competent jurisdiction has been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated in the Reorganization Agreement;
(ii) no law, statute, rule or regulation, domestic or foreign, has been enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated in the Reorganization Agreement; (iii) the NSU Registration Statement and the ENStar Registration Statement have been declared effective and are not subject to a stop order of the Commission or any state securities commission, and ENStar Common Stock has been registered pursuant to the Exchange Act; (iv) Michael and NSU have received a private letter ruling from the IRS or a tax opinion addressed to both Michael and NSU by counsel or independent certified accountants mutually acceptable to Michael and NSU as to certain tax issues (see "THE REORGANIZATION -- Certain Federal Income Tax Consequences"); (v) New Michael Common Stock to be issued to holders of Michael Common Stock as a result of the Merger and to the holders of NSU Common Stock as a result of the Reverse Stock Split has been approved for listing on the Nasdaq National Market; (vi) all material consents and approvals necessary to consummate the transactions contemplated in the Reorganization Agreement have been received; (vii) there are no threatened, instituted or pending actions or proceedings before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the Reorganization or seeking to obtain material damages; (viii) no action has been taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in (vii) above; (ix) the conditions precedent to the Distribution have been satisfied or waived; (x) the representations and warranties of Michael and NSU in the Reorganization Agreement are true and correct as of the Effective Date, except to the extent such representations and warranties are made as of a specified date and, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on Michael or NSU; (xi) Michael and NSU have performed each obligation and agreement and complied with each covenant to be performed and complied with by them under the Reorganization Agreement at or prior to the Effective Time; and (xii) the parties have exchanged confirming certifications and other evidence of satisfaction of all conditions.

     The obligations of NSU to effect the transactions contemplated by the Reorganization Agreement are subject to fulfillment or waiver prior to the Effective Time of the following conditions: (i) the NSU Proposals have been approved by the requisite NSU shareholder vote; and (ii) the number of shares of NSU Common Stock with respect to which the holders thereof have effectively dissented do not exceed one percent of the issued and outstanding shares of NSU Common Stock as of the record date for the NSU Annual Meeting.

     The obligations of Michael to effect the transactions contemplated by the Reorganization Agreement are subject to fulfillment or waiver prior to the Effective Time of the following conditions: (i) the Reorganization Agreement and the Merger have been approved by the requisite Michael stockholder vote; (ii) no event has occurred which, in the reasonable opinion of Michael and concurred in by Grant Thornton LLP, would prevent the Merger, the Reverse Stock Split and the Distribution from being accounted for as a business combination utilizing the reverse acquisition method with Michael being the accounting acquiror for accounting purposes under generally accepted accounting principles; (iii) NSU has furnished Michael a certificate of the Chief Financial Officer of NSU certifying the amounts of the NSU Assumed Liabilities, the NSU Indebtedness, the Dissenting Shares Holdback and the cash held by NSU as a retained asset; (iv) Michael has received the executed Orderly Disposition and Registration Rights Agreement and Distribution Agreement; and (v) each of the officers of NSU have tendered resignations, effective immediately after the Effective Time.

     Neither NSU nor Michael has any present intention to modify or waive any of the conditions to consummating the transactions contemplated by the Reorganization Agreement; provided, however, that, depending upon the facts and circumstances at the time, with prior board approval, either Michael or NSU may modify or waive any of the conditions.

     In the event that a material condition to the obligations of NSU or Michael to consummate the Reorganization Agreement is waived by NSU or Michael, including but not limited to waiver of the receipt of a private letter ruling from the IRS or a tax opinion as to certain tax issues (see "THE REORGANIZATION--Certain Federal Income Tax Consequences"), NSU and Michael undertake to file a post-effective amendment to the Registration Statement and to resolicit the approval of the Reorganization by Michael stockholders and the approval of the NSU Proposals by NSU shareholders pursuant to an amended Proxy Statement/Prospectus contained in the amended Registration Statement, or ENStar Registration Statement, if such resolicitation is required by law or deemed necessary by Michael or NSU, respectively, after consultation with counsel.

REPRESENTATIONS AND WARRANTIES

     The Reorganization Agreement contains various representations and warranties of Michael, in respect of itself and its subsidiaries, and NSU in respect of NSU and its subsidiaries, relating, among other things, to the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) corporate organization, standing, qualification and similar corporate matters; (ii) the absence of violation of provisions of charter documents; (iii) capitalization; (iv) the authorization, execution, delivery and enforceability of the Reorganization Agreement; (v) the absence of conflict of the Reorganization Agreement with charter documents, laws or agreements and required consents for the execution and delivery of the Reorganization Agreement; (vi) the absence of conflict with, default under or violation of agreements and laws, and the holding of permits necessary for the conduct of business, except as could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Michael or NSU, as the case may be; (vii) reports and other documents filed with the Commission, the absence of material misstatements in the information contained therein, and the fair presentation of the financial statements contained therein in accordance with generally accepted accounting principles; (viii) conduct of business in the ordinary course; (ix) the absence of litigation to prevent the Reorganization; and (x) the absence of any material untrue statements in the Registration Statement and this Proxy Statement/Prospectus.

CERTAIN COVENANTS

     Conduct of Business by NSU. The Reorganization Agreement provides that until the Effective Date, unless Michael otherwise agrees in writing or as otherwise expressly contemplated or permitted by other provisions of the Reorganization Agreement, NSU will not, directly or indirectly: (i) amend or propose to amend its Articles or Bylaws except for the New Articles; (ii) issue, sell or grant any of its equity securities other than NSU Common Stock, securities convertible into or exchangeable for its equity securities other than NSU Common Stock, warrants, options or other rights to acquire its equity securities other than NSU Common Stock; (iii) reclassify any outstanding shares of capital stock of NSU; (iv) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof, except by a NSU subsidiary and in a transaction in which NSU shall not have any liabilities with respect thereto after the Effective Time; (v) sell, transfer, pledge or otherwise encumber the Michael Common Stock owned by NSU other than as collateral for indebtedness under a certain credit agreement; (vi) purchase or otherwise acquire any additional shares of Michael Common Stock; (vii) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; or (viii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters.

     Conduct of Business by Michael. The Reorganization Agreement provides that until the Effective Date, unless NSU otherwise agrees in writing or as otherwise expressly contemplated or permitted by other provisions of the Reorganization Agreement, Michael will not, directly or indirectly: (i) amend its charter or bylaws; (ii) split, combine or reclassify any outstanding shares of capital stock of Michael; (iii) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Michael, except for regular quarterly dividends which are not in excess of $.05 per share per quarter on the Michael Common Stock, or (iv) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of the Reorganization Agreement for which consent, waivers or modifications are required to be obtained.

     Conditions and Undertakings. The Reorganization Agreement contains a number of undertakings that must be completed by the parties prior to the Effective Date and other agreements. The parties agreed to cooperate in the filing of a ruling request with the IRS and an HSR notification. NSU also agreed to enter into the Distribution Agreement. NSU is required to notify Michael of the anticipated Net Indebtedness within a range of plus or minus $2,000,000 prior to the effectiveness of the Registration Statement. In addition, the parties agreed to retain certain information in confidence and to take appropriate action to complete the Reorganization.

TERMINATION

     The Reorganization Agreement may be terminated prior to the Effective Date under the following conditions: (i) by mutual consent of Michael and NSU, by majority vote of the entire board of directors of each; (ii) by either Michael or NSU, if any of the conditions to its obligation to consummate the transactions contemplated by the Reorganization Agreement have become impossible to satisfy; (iii) by either Michael or NSU, if (a) the Merger is not duly approved by the stockholders of Michael; or (b) any one of the NSU Proposals is not approved by the shareholders of NSU; (iv) by either Michael or NSU if the Effective Date is not on or before the later of March 31, 1997 or 90 days after the earlier of the Michael stockholder or the NSU shareholder meetings approving the Reorganization Agreement; or such later date as Michael and NSU may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger in breach of such party's obligations); (v) by NSU if the Average Price of Michael Common Stock is less than $11.00 per share; (vi) by Michael if the Average Price of Michael Common Stock is more than $17.00 per share; or (vii) by Michael or NSU after notice and an opportunity to cure if a representation or warranty given by the other is updated in such a way to indicate that the party making such update will suffer a material adverse effect or material liability.


EXPENSES

     Except as provided below, all costs and expenses incurred in connection with the Merger will be paid by the party incurring the cost or expense. NSU and Michael will each pay one-half of (i) all filing fees required to be paid under the HSR Act in connection with the Merger (but excluding any HSR filing in connection with the Distribution), (ii) all cost of filing fees with respect to the NSU Registration Statement, and (iii) all costs of qualifying New Michael Common Stock to be issued in the Reorganization under state blue sky laws to the extent such qualification is necessary.

     In the event the Reorganization Agreement is properly terminated: (i) by Michael or NSU due to the failure of NSU to obtain the requisite shareholder approval for the NSU Proposals; (ii) by Michael due to the failure by NSU to satisfy certain conditions or if any of NSU's warranties and representations are not true and correct and the failure to be true and correct would have a material adverse effect on NSU; (iii) by NSU if the Average Price of Michael Common Stock is less than $11.00 per share; (iv) by Michael if a representation or warranty given by NSU in the Reorganization Agreement is updated in such a way that the information indicates that NSU has suffered or will suffer a material adverse effect, or in the case of NSU's representation in the Reorganization Agreement regarding NSU's liabilities as of the Effective Time, Michael determines that NSU has suffered or will suffer a material liability, which has not been cured within 15 days after notice to NSU of Michael's intent to terminate because of the updated information; or (v) by NSU if holders of in excess of 1% of the outstanding NSU Common Stock effectively exercise dissenters' rights, then, within ten days after written demand from Michael, NSU will pay to Michael an amount equal to the out of pocket expenses incurred by Michael in connection with the transactions contemplated by the Reorganization Agreement, up to an aggregate of $500,000, payable either, at the option of NSU, in cash or in shares of Michael Common Stock having a fair market value (determined on the basis of the average closing sales price of Michael Common Stock during the twenty trading days immediately preceding such termination) equal to such amount.

     In the event the Reorganization Agreement is terminated (i) by Michael or NSU due to the failure of Michael to obtain the requisite stockholder approval for the Reorganization Agreement and the Merger; (ii) by NSU due to the failure of Michael to satisfy certain conditions or, if any of Michael's warranties and representations are not true and correct, and the failure to be true and correct would have a material adverse effect on Michael; (iii) by Michael if the Average Price of Michael Common Stock is more than $17.00 per share; (iv) by NSU after notice to Michael and an opportunity to cure if a representation or warranty given by Michael in the Reorganization Agreement is updated in such a way that the information indicates that Michael has suffered or will suffer a material adverse effect or material liability; or (v) the transactions contemplated by this Agreement are not consummated solely because Michael has not obtained the necessary modifications to its material debt instruments or prepaid such debt instruments, then, within ten days after written demand from NSU, Michael must pay to NSU an amount equal to the out of pocket expenses incurred by NSU in connection with the transactions contemplated by this Agreement, up to an aggregate of $500,000, payable either in cash, or in shares of Michael Common Stock having a fair market value

(determined on the basis of the average closing sales price of Michael Common Stock during the twenty trading days immediately preceding such termination) equal to such amount.

     The expense reimbursement provisions in the Reorganization Agreement are the sole and exclusive remedies of Michael and NSU for any termination of the Reorganization Agreement.

                           THE DISTRIBUTION AGREEMENT

     The following information describes certain aspects of the Distribution Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Reorganization Agreement and the exhibits thereto, which is attached to this Proxy Statement/Prospectus as Appendix I and is incorporated herein by reference and the Distribution Agreement, which is attached to the Reorganization Agreement as Exhibit C. All Michael stockholders and NSU shareholders are urged to read Appendix I in its entirety. See also "THE REORGANIZATION AGREEMENT."

GENERAL

     The Reorganization Agreement provides that NSU will, and will cause ENStar to, execute and deliver the Distribution Agreement prior to the Effective Date. The Distribution Agreement requires NSU to contribute and transfer to ENStar or a ENStar subsidiary, as appropriate, all of NSU's assets (the "NSU Transferred Assets"), except for the NSU Retained Assets. In addition, ENStar will assume all liabilities of NSU (i) arising at any time prior to the Merger Effective Date, other than the NSU Assumed Liabilities, or (ii) arising as a result of the Distribution other than the NSU Assumed Liabilities (the NSU Transferred Liabilities"). With certain limited exceptions, all intercompany receivables, payables and loans between NSU and any NSU subsidiary in existence as of the Effective Date will be eliminated.


     The transfers of certain of the NSU Transferred Assets and the NSU Transferred Liabilities, including NSU's shares of CorVel common stock and shares of common stock of Americable and Transition, from NSU to ENStar as contemplated by the Distribution have previously been made. Such transfers were made for the purpose of commencing a self-underwritten, subordinated debenture program at ENStar similar to the self-underwritten subordinated debenture and time certificate programs previously maintained by NSU. Under such program ENStar may offer and sell to the public up to $10 million of its subordinated debentures. In addition, NSU has indicated that prior to the Distribution it may cause ENStar to sell up to 200,000 shares of CorVel Common Stock (the "CorVel Stock Sale") and to distribute the after-tax proceeds from such sale to NSU as a dividend in order to fund NSU's operating expenses and maturing indebtedness prior to the Merger and to reduce the amount of NSU Net Assumed Liabilities at the time of the Merger. If all 200,000 shares are sold, ENStar would own 1,025,000 shares of CorVel Common Stock, or approximately 22% of the outstanding shares of CorVel as of September 30, 1996.


     In the Distribution Agreement, ENStar acknowledges that NSU is not representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any NSU Transferred Assets or
(ii) as to the legal sufficiency to convey title to any such assets or the execution and delivery of the Distribution Agreement. All such assets are being transferred as is, where is, and ENStar will bear all economic and legal risks with respect to the NSU Transferred Assets.

CONDITIONS

     The Distribution is expressly conditioned on the prior consummation of the Merger. The Distribution will not occur (i) if, on the Effective Date, NSU has not received an opinion of tax counsel or a private letter ruling from the IRS to the effect that the Distribution will qualify as a tax-free spin-off under
Section 355 of the Code, and (ii) unless prior to such time the following conditions have been satisfied or waived: (a) the transfer of the NSU Transferred Assets to and the assumption of the NSU Transferred Liabilities by ENStar has been completed, (b) the ENStar Common Stock has been approved for quotation on the Nasdaq National Market or listing on a national securities exchange, (c) the ENStar Board has been elected by NSU, as sole shareholder of ENStar; (d) the ENStar Registration Statement has been declared effective by the

Commission and the Form 8-A relating to the shares of ENStar Common Stock to be distributed in the Distribution has become effective under the Exchange Act; and
(e) all conditions precedent to the obligations of NSU and Michael under the Reorganization Agreement (other than consummation of the Distribution) will have been satisfied or waived and the Merger has been consummated.

THE DISTRIBUTION

     On or prior to the Effective Date, NSU will deliver to its transfer agent certificates representing all of the outstanding shares of ENStar Common Stock. On the Effective Date, immediately after the Effective Time, NSU will deliver to such transfer agent an instruction to distribute as promptly as practicable following the Effective Date to each holder of record of NSU Common Stock on the record date for the Distribution stock certificates evidencing one share of ENStar Common Stock for every three shares of NSU Common Stock held of record by such shareholder on such record date for the Distribution and cash in lieu of any fractional shares of ENStar Common Stock. No certificate or scrip representing fractional shares of ENStar Common Stock will be issued as part of the Distribution, and in lieu of receiving fractional shares each such holder of NSU Common Stock pursuant to the Distribution will receive cash for such fractional share. If the number of outstanding shares of ENStar Common Stock exceeds the amount to be distributed in the Distribution, then the remaining shares will be deemed to have been contributed by NSU to the capital of ENStar and retired and canceled. All of the shares of ENStar Common Stock issued in the Distribution will be fully paid, nonassessable and free of preemptive rights.

CERTAIN COVENANTS

     The Distribution Agreement provides that New Michael will not, nor will it permit Michael to do any of the following during the two year period following the Effective Date: (i) liquidate Michael; (ii) merge Michael with or into another corporation, unless Michael is the surviving corporation and the merger is not treated for tax purposes as a sale or other disposition of Michael Common Stock; (iii) sell any shares of Michael Common Stock or cause Michael to issue any shares of Michael Common Stock to any party other than NSU; or (iv) sell any assets of New Michael to any third party not otherwise an affiliate of the foregoing, except for (a) sales in the ordinary course of business or (b) sales of assets if, after giving effect to such sales, Michael will retain at least 90% of the fair market value of its gross assets in active trades or businesses within the meaning of Section 355 of the Code; provided, however, New Michael or Michael may undertake any of the actions listed above if (1) ENStar consents thereto or (2) New Michael obtains either a tax opinion or a favorable private letter ruling from the IRS, in each case reasonably satisfactory to ENStar, to the effect that the actions to be undertaken would not adversely affect the tax free nature of the Merger or the Distribution to all of the parties thereto. The shareholders of record of NSU on the record date for the Distribution are third party beneficiaries of the foregoing restrictions.


     As contemplated by the Distribution Agreement, ENStar and NSU have, as required under the indentures governing the outstanding debentures and outstanding subordinated extendible or fixed time certificates of NSU, executed and delivered supplemental indentures evidencing ENStar's assumption of NSU's obligations with respect to such outstanding debentures and subordinated extendible and fixed time certificates. Notwithstanding such assumption, as between NSU and ENStar, the NSU Indebtedness is not considered an NSU Transferred Liability and New Michael, after the Effective Time, shall be responsible for the payment in full, in accordance with the terms thereof of all of the NSU Indebtedness and shall indemnify ENStar for any and all liabilities with respect to the NSU Indebtedness.


INDEMNIFICATION


     From and after the Effective Date, ENStar will indemnify New Michael, Michael and all Michael subsidiaries and Merger Co. against: (i) all liabilities (other than the NSU Net Assumed Liabilities) of NSU or any NSU subsidiary (other than Michael and its Subsidiaries), including any subsidiary owned by NSU prior to the Effective Date but not owned by NSU on the Merger Effective Date, arising out of: (a) the NSU Transferred Liabilities, and (b) the transactions contemplated under the Distribution Agreement, including the Distribution and any taxes as a result of the Distribution (other than (X) any liabilities resulting from any breach by New Michael, after the Effective Date, of the Distribution Agreement,
(Y) any liability of NSU for taxes resulting from a breach by New Michael of the restrictions set forth above relating to the two year period after the Effective Date, and (Z) obligations, after the Effective Date, expressly assumed by New Michael under the Distribution Agreement); (ii) all liabilities arising from any claim made by any shareholder of ENStar on or after the Effective Date or by any shareholder or former shareholder of NSU prior to the Effective Date relating to any act or omission of NSU on or prior to the Effective Date in connection with the Merger or any of the other transactions as contemplated by the Reorganization Agreement; (iii) all liabilities assumed by ENStar in the Distribution Agreement relating to the employee benefit plans of NSU; (iv) all liabilities of ENStar or any subsidiary of ENStar arising out of transactions or events entered into or occurring after the Effective Date, or any action or inaction, including but not limited to, contracts, commitments and litigation, with respect to, entered into or based upon transactions or events occurring after the Effective Date with respect to ENStar or any subsidiary of ENStar (other than the NSU Assumed Liabilities); (v) any breach of the Distribution Agreement by ENStar or any subsidiary of ENStar after the Effective Date; and
(vi) damages, costs, and expenses including attorney's fees incurred in defending and settling claims for such liabilities.


     From and after the Effective Date, New Michael will indemnify ENStar and any ENStar subsidiary against: (i) all liabilities of New Michael, Michael or any subsidiary of New Michael or Michael arising out of transactions or events entered into or occurring after the Effective Date, or any action or inaction, including but not limited to, contracts, commitments and litigation, with respect to, entered into or based upon transactions or events occurring after the Effective Date with respect to New Michael, Michael, any subsidiary of New Michael after the Effective Date or any subsidiary of Michael, other than any liability arising out of the NSU Transferred Liabilities; (ii) all liabilities relating to the NSU Assumed Liabilities; (iii) all liabilities of Michael or any subsidiary of Michael arising before, on or after the Merger Effective Date;
(iv) all liabilities arising from any claim made by any current or former Michael stockholder or shareholder of New Michael after the Effective Date who was a Michael stockholder or NSU shareholder immediately prior to the Effective Date relating to any act or omission of Michael in connection with the Merger or any of the other transactions contemplated in the Reorganization Agreement or the Distribution Agreement; (v) any breach of the Distribution Agreement by New Michael after the Merger Effective Date; and (vi) damages, costs and expenses including attorney's fees incurred in defending and settling claims for such obligations, expenses or liabilities.


     The Distribution Agreement provides for certain procedures for the parties to assert claims for indemnification thereunder, including the mediation and arbitration of disputes arising under the Distribution Agreement. In the event that New Michael realizes a benefit in the form of a reduction in the federal or state income taxes which New Michael would otherwise be obligated to pay, as a result of the net operating loss carryforwards properly allocable to New Michael from all tax periods prior to or ending on the Effective Date, ENStar has the right to set-off the amount of any such tax savings against any liability of ENStar under the Distribution Agreement (including the indemnification obligations described above).

     In order to provide for the required payments to be made to satisfy Dissenters' claims, New Michael will retain cash in an amount to be agreed upon, in excess of the cash applied to NSU's indebtedness. Any cash not used for this purpose will be delivered to ENStar after payment of all Dissenters' claims. ENStar also is required to pay or cause the release of New Michael from certain obligations of NSU under certain leases and NSU's guarantee of indebtedness of a subsidiary of NSU within three years after the Effective Date (the date of the release of such obligations, the "Release Date").

     In order to further provide that ENStar will be able to meet its indemnification obligations to New Michael under the Distribution Agreement, ENStar has agreed in the Distribution Agreement that it will not: (i) pay any dividends, whether in cash or in property, or make any other distribution to its shareholders, or redeem any of its capital stock for cash or property; (ii) sell, transfer or dispose of any material amount of its assets in a single transaction or related series of transactions, except in the ordinary course of its business or for fair value; or (iii) sell, transfer or dispose of all or substantially all of its assets or engage in any merger, consolidation or reorganization unless (a) in the case of the sale, transfer or other disposition of all or substantially all of its assets, the purchaser assumes the obligations of ENStar (jointly and severally with

ENStar) under the Distribution Agreement, (b) in the case of a merger, consolidation or reorganization, the surviving entity assumes the obligations of ENStar under the Distribution Agreement, or (c) the Market Value (as defined below) of ENStar immediately after giving effect to such dividend, distribution, redemption or other transaction is at least equal to the following amounts during the following periods: (X) $9,000,000 during the period beginning on the Effective Date and continuing to the later to occur of (a) the Release Date or
(b) the third anniversary of the Effective Date; (Y) $3,000,000 during the period from the end of the period referenced in clause (X) above and continuing to the fifth anniversary of the Effective Date. The term "Market Value" is defined in the Distribution Agreement as the greater of: (a) the market capitalization of ENStar's outstanding equity securities, if ENStar is a publicly traded company, or (b) the net book value of ENStar computed in accordance with generally accepted accounting principles, except that securities owned by ENStar which are publicly traded shall be valued at their market value without any adjustment for lack of liquidity or control premium, but reduced for any taxes payable on the disposition of such securities, taking into account any and all tax benefits available to ENStar and using ENStar's then applicable effective tax rate for purposes of such calculations.


     Under the Distribution Agreement, New Michael is required to repay in full all of the NSU Indebtedness not later than six months after the Effective Date. All such repayments (excluding any payments made with respect to any instruments that have matured or otherwise become due and payable in accordance with their respective terms prior to such repayment date) are to be effected on or about the same date.



                              RECENT DEVELOPMENTS



     On June 28, 1996, Michael entered into an Agreement and Plan of Reorganization (the "Papetti's Agreement") with Papetti's Hygrade Egg Products, Inc. and certain other related entities (collectively, "Papetti's"), pursuant to which Michael agreed to acquire Papetti's Hygrade Egg Products, Inc. through a partially tax-free merger, and the related entities through taxable mergers or asset purchases (collectively the "Papetti's Acquisition"). The Papetti's Acquisition is expected to be completed during the fourth quarter of 1996 or first quarter of 1997 and is subject to obtaining the satisfaction of certain conditions. The parties may terminate the Papetti's Agreement under certain circumstances. The Papetti's Acquisition will be accounted for as a purchase. The consideration to be delivered by Michael consists of 3,400,000 shares of Michael Common Stock, the assumption by Michael of approximately $28 million of Papetti's indebtedness and approximately $48 million in cash, subject to certain adjustments.



     Papetti's is a family-owned business based in Elizabeth, New Jersey, and is the largest further-processed egg product producer in the United States with annual sales in excess of $275 million. After the completion of the Papetti's Acquisition, Michael will be the world's largest producer of further-processed egg products. Papetti's produces and distributes liquid, frozen, and dried egg products, along with other further-processed egg products, such as hardcooked eggs, egg patties and omelettes for industrial, food service and retail use. Papetti's major processing facilities are located in New Jersey, Pennsylvania, Iowa and Missouri.



     Upon completion of the Papetti's Acquisition, Papetti's will continue to operate as a separate division of Waldbaum. Michael has agreed to enter into employment and non-competition agreements with certain members of the Papetti family effective upon completion of the Papetti's Acquisition. In addition, Michael has agreed to include two designees of the Papetti family as management nominees to the Michael Board for three years following completion of the acquisition. Stephen J. Papetti and Arthur J. Papetti have been designated by the Papetti family to serve in that capacity.



     The completion of the Papetti's Acquisition is conditioned upon satisfaction of a number of conditions, including obtaining third party consents, the continued accuracy of the representation and warranties made by the various Papetti's entities in the Papetti's Agreement, execution of the employment and non-competition agreements described above, execution of an agreement to settle pending patent litigation between Michael and North Carolina State University and Papetti's Hygrade Egg Products, Inc., execution by Michael and Waldbaum of certain leases of real property owned by the Papetti family and used in the Papetti's business, execution of a shareholder agreement with the shareholders of Papetti's and the absence of any material adverse event with respect to either party.

     Michael and the Papetti's shareholders have agreed to enter into a shareholder agreement upon closing of the Papetti's Acquisition which, for a period of three years, will prohibit the Papetti's shareholders from selling Michael Common Stock received in the acquisition or acquiring additional Michael Common Stock or combining their shares with others for voting purposes, except in certain limited circumstances. During such three year period, Michael has agreed to register the Common Stock received by the Papetti's shareholders under the Securities Act at the request of any of the Papetti's shareholders.


          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     The Michael Common Stock is listed on the Nasdaq National Market under the symbol MIKL. The NSU Common Stock is listed on the Nasdaq National Market under the symbol NSRU and the Pacific Stock Exchange under the symbol NSU.

     The table below sets forth for the calendar quarters indicated, the reported low and high sales prices of Michael Common Stock and NSU Common Stock as reported on the Nasdaq National Market, in each case based on published financial sources, and the dividends declared by Michael on such stock. NSU paid no dividends during 1993, 1994 or 1995 and has paid no dividends to date in 1996.


                                                                                                NSU
                                                              MICHAEL COMMON STOCK          COMMON STOCK
                                                          -----------------------------    --------------
                                                           LOW       HIGH     DIVIDENDS     LOW     HIGH
                                                          ------    ------    ---------    -----    -----
1993
        First Quarter..................................   $ 8.13    $11.50      $ .05      $4.50    $7.13
        Second Quarter.................................     6.50      9.38        .05       3.88     5.50
        Third Quarter..................................     8.63     10.75        .05       4.75     6.50
        Fourth Quarter.................................     7.50      9.75        .05       4.50     6.88
1994
        First Quarter..................................     7.88     11.25        .05       4.63     5.63
        Second Quarter.................................     9.00     12.38        .05       4.38     6.00
        Third Quarter..................................    10.13     13.25        .05       4.88     6.38
        Fourth Quarter.................................     9.25     13.00        .05       4.38     5.75
1995
        First Quarter..................................     9.00     12.38        .05       4.25     5.63
        Second Quarter.................................    10.25     13.25        .05       5.00     5.50
        Third Quarter..................................    10.63     14.50        .05       5.13     6.13
        Fourth Quarter.................................    10.75     13.75        .05       5.63     8.13
1996
        First Quarter..................................     9.88     12.75        .05       7.13     8.38
        Second Quarter.................................    10.25     11.88        .05       7.25     8.75
        Third Quarter..................................     9.50     13.50        .05       7.38     8.63
        Fourth Quarter (through October 30, 1996)......    10.25     12.38                  7.50     7.88


     New Michael expects to continue the Nasdaq National Market listing of NSU, but will discontinue the Pacific Stock Exchange Listing. It is expected that the New Michael Common Stock will trade under the symbol MIKL.

     ENStar has applied for quotation of the ENStar Common Stock on the Nasdaq National Market under the symbol ENSR. There currently is no market for the ENStar Common Stock.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Financial Statements are prepared to give effect to the consummation of the Reorganization. The Reorganization contemplates that prior to the Effective Date, NSU will transfer certain of its assets, including its investment in CorVel, and certain of its liabilities, other than certain indebtedness, to ENStar. The combined historical net assets and results of the entities that NSU will contribute to ENStar are contained in the columns labeled ENStar Historical.


     The pro forma balance sheet and pro forma statements of earnings of NSU give effect to the Distribution as if the Distribution had occurred at September 30, 1996 and January 1, 1995 and 1996, respectively. The unaudited pro forma condensed combined balance sheet and unaudited condensed combined pro forma statements of earnings of New Michael have been prepared as if the Reorganization was consummated on September 30, 1996 and January 1, 1995 and 1996, respectively.


     Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with these pro forma statements. These statements should be read in conjunction with the historical financial statements of NSU, Michael, ENStar and CorVel, and the notes thereto, which are incorporated by reference herein. The pro forma statements do not purport to be indicative of the actual results of operations which would have occurred had the Reorganization been consummated at the beginning of the period, or of the future results of operations which may be obtained by ENStar or New Michael.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                 (IN THOUSANDS)


                                                                                                                 NEW
                                          NSU          ENSTAR         NSU        MICHAEL                       MICHAEL
                                       HISTORICAL    HISTORICAL    PRO FORMA    HISTORICAL    ADJUSTMENTS     PRO FORMA
                                       ----------    ----------    ---------    ----------    -----------     ---------
ASSETS
Current Assets
  Cash and cash equivalents...........  $  8,068      $    174      $ 7,894      $  2,966      $  (7,894)A    $  2,966
  Accounts receivable, net............     9,704         9,704           --        50,472             --        50,472
  Inventories.........................     6,629         6,629           --        57,875             --        57,875
  Prepaid expenses and other..........       773           367          406         3,059           (406)D       3,059
  Net assets held for sale............        --            --           --            --             --            --
                                        --------       -------      -------      --------       --------      --------
  Total current assets................    25,174        16,874        8,300       114,372         (8,300)      114,372
Property and equipment, net...........     1,572         1,572           --       186,583             --       186,583
Investment in Michael Foods...........    70,269            --       70,269            --        (70,269)B          --
Investment in CorVel..................    13,199        13,199           --            --             --            --
Goodwill, net.........................     4,841         4,841           --        56,550             --        56,550
Other assets..........................        26            26           --        12,564           (692)D      11,872
                                        --------       -------      -------      --------       --------      --------
                                        $115,081      $ 36,512      $78,569      $370,069      $ (79,261)     $369,377
                                        ========       =======      =======      ========       ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Notes payable.......................  $  1,115      $  1,115      $    --      $ 38,700      $      --      $ 38,700
  Current portion of long-term debt...    11,624            17       11,607        12,709         (7,894)A      16,422
  Accounts payable....................     5,829         5,829           --        37,674             --        37,674
  Accrued liabilities.................     5,522         5,522           --        23,009             --        23,009
                                        --------       -------      -------      --------       --------      --------
  Total current liabilities...........    24,090        12,483       11,607       112,092         (7,894)      115,805
Long-term debt, net of current
  maturities..........................    22,310           146       22,164        42,910            400 C      65,474
Deferred income taxes.................    26,725         3,490       23,235        29,758        (23,235)B      29,758
Shareholders' equity..................    41,956        20,393       21,563       185,309        (21,563)B     185,309
Retired Michael shares................        --            --           --            --        (25,471)B     (26,969)
                                                                                                    (400)C
                                                                                                  (1,098)D
                                        --------       -------      -------      --------       --------      --------
Total shareholders' equity............    41,956        20,393       21,563       185,309        (48,532)      158,340
                                        --------       -------      -------      --------       --------      --------
                                        $115,081      $ 36,512      $78,569      $370,069      $ (79,261)     $369,377
                                        ========       =======      =======      ========       ========      ========

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                             NEW
                                      NSU          ENSTAR       NSU PRO      MICHAEL                       MICHAEL
                                   HISTORICAL    HISTORICAL      FORMA      HISTORICAL    ADJUSTMENTS     PRO FORMA
                                   ----------    ----------    ---------    ----------    -----------     ---------
Revenues.........................   $ 49,151      $ 49,151      $    --      $ 455,478      $    --       $ 455,478
Operating and product costs......     36,147        36,147           --        403,267           --         403,267
                                     -------       -------      -------       --------      -------        --------
  Gross profit...................     13,004        13,004           --         52,211           --          52,211
Selling, general, and
  administrative expenses........     12,744        12,594          150         33,597         (100)E        33,647
                                     -------       -------      -------       --------      -------        --------
  Operating income (loss)........        260           410         (150)        18,614          100          18,564
Interest expense, net............     (2,573)         (191)      (2,382)        (5,474)         400 F        (6,836)
                                                                                                620 G
Investment income................      7,713            --        7,713                      (7,713)E            --
                                     -------       -------      -------       --------      -------        --------
Income before income taxes and
  equity in earnings of
  unconsolidated subsidiaries....      5,400           219        5,181         13,140       (6,593)         11,728
Income tax expense (benefit).....      2,240           122        2,118          5,260       (2,687)H         4,691
                                     -------       -------      -------       --------      -------        --------
Income before equity in earnings
  of unconsolidated
  subsidiaries...................      3,160            97        3,063          7,880       (3,906)          7,037
Equity in earnings of
  unconsolidated subsidiaries....      2,750           956        1,794             --       (1,794)I            --
                                     -------       -------      -------       --------      -------        --------
Income from continuing
  operations.....................   $  5,910      $  1,053      $ 4,857      $   7,880      $(5,700)      $   7,037
                                     =======       =======      =======       ========      =======        ========
Net earnings per share --
  Continuing Operations..........                                            $    0.41                    $    0.42
Weighted average shares
  outstanding....................                                               19,379       (2,564)J        16,815
Pro forma income per share --
  continuing operations..........                 $   0.32K
Pro forma weighted average shares
  outstanding....................                    3,307K

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                            NEW
                                      NSU          ENSTAR       NSU PRO      MICHAEL                      MICHAEL
                                   HISTORICAL    HISTORICAL      FORMA      HISTORICAL   ADJUSTMENTS     PRO FORMA
                                   ----------    ----------    ---------    ----------   -----------     ---------
Revenues.........................   $ 54,891      $ 54,891      $    --      $ 536,627     $    --       $ 536,627
Operating and product costs......     39,525        39,525           --        454,652          --         454,652
                                     -------       -------      -------       --------     -------        --------
  Gross profit...................     15,366        15,366           --         81,975          --          81,975
Selling, general, and
  administrative expenses........     14,882        14,333          549         45,729        (384)E        45,894
                                     -------       -------      -------       --------     -------        --------
  Operating income (loss)........        484         1,033         (549)        36,246         384          36,081
Interest expense, net............     (4,120)         (247)      (3,873)        (7,635)        400 F        (9,446)
                                                                                             1,662 G
                                     -------       -------      -------       --------     -------        --------
Income (loss) before income taxes
  and equity in earnings (loss)
  of unconsolidated
  subsidiaries...................     (3,636)          786       (4,422)        28,611       2,446          26,635
Income tax expense (benefit).....     (1,200)          405       (1,605)        11,020         839 H        10,254
                                     -------       -------      -------       --------     -------        --------
Income (loss) before equity in
  earnings of unconsolidated
  subsidiaries...................     (2,436)          381       (2,817)        17,591       1,607          16,381
Equity in earnings of
  unconsolidated subsidiaries....      5,526         1,191        4,335             --      (4,335)I            --
                                     -------       -------      -------       --------     -------        --------
Income (loss) from continuing
  operations.....................   $  3,090      $  1,572      $ 1,518      $  17,591     $(2,728)      $  16,381
                                     =======       =======      =======       ========     =======        ========
Net earnings per share...........                                            $    0.91                   $    0.98
Weighted average shares
  outstanding....................                                               19,328      (2,564)J        16,764
Pro forma income per share --
  continuing operations..........                 $   0.49K
Pro forma weighted average shares
  outstanding....................                    3,217K

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

A. To apply the cash and cash equivalents of NSU to the current maturities of NSU.


B. To reflect the reacquisition of 2,563,983 Retired Michael Shares and the assumption of Net Indebtedness of $25,877,000. See "THE
    REORGANIZATION -- Effects of the Reorganization" for an example of such calculation. This entry also eliminates NSU's current equity in Michael and the related deferred income taxes.


C. To apply fair value purchase accounting to the Net Indebtedness acquired by New Michael as a part of the Merger. The Net Indebtedness has an effective interest rate of approximately 10% and is assumed to be retired and replaced with indebtedness having an effective interest rate of approximately 7% six months after the Merger. See footnotes F and G below.

D. To reclassify deferred transaction costs of Michael related to the Reorganization as additional cost of the Retired Michael Shares.


E. To eliminate NSU's nonrecurring corporate general and administrative expenses of $249,000 and to reflect reduced compensation levels at ENStar by $135,000 for the year ended December 31, 1995 and by $100,000 for the nine months ended September 30, 1996. NSU's continuing costs are the costs of administering the Net Indebtedness retained by New Michael for the respective periods. Also to eliminate the non-recurring gain on the sale of the CorVel common stock.


F. To record the amortization of the fair market value adjustment recorded by Michael related to the Net Indebtedness retained by New Michael. (See footnote C above.)


G. To adjust interest expense related to the Net Indebtedness retained by New Michael assuming such indebtedness, net of the cash acquired, is retired and replaced with indebtedness having an effective interest rate of approximately 7%. A 1/8 percent variance in interest rates would result in an approximately $32,000 change in interest expense per year.


H. To adjust income tax expense based on the effective income tax rate for Michael for the respective periods.

I.  To eliminate NSU's equity in earnings in unconsolidated subsidiaries.

J. To reduce the number of shares of Michael Common Stock outstanding to reflect the Retired Michael Shares. The number of Retired Michael Shares was computed based on the calculations set forth herein under "THE REORGANIZATION -- Effect of the Reorganization."


K. To reflect the pro forma income per share of ENStar utilizing the weighted average number of shares of NSU Common Stock outstanding for the nine months ended September 30, 1996 and the year ended December 31, 1995. The calculation assumes one share of ENStar will be distributed for every three shares of NSU Common Stock.

                    DESCRIPTION OF NEW MICHAEL CAPITAL STOCK

     Upon adoption of the New Articles by the shareholders of NSU, New Michael's authorized capital stock will consist of 50,000,000 shares: 40,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of undesignated stock. The following description assumes that the New Articles have been adopted by the shareholders of NSU.

COMMON STOCK

     The holders of the Common Stock of New Michael are entitled to receive ratably such dividends, if any, as may be declared by the New Michael Board out of funds legally available for the payment of dividends, after provision for payment of preferred stock dividends, if any. In all matters to come before the shareholders, holders of the New Michael Common Stock will be entitled to one vote for each share of New Michael Common Stock held and are not entitled to cumulate votes, which means that the holders of a majority of the total voting power of such shares can elect all of the directors entitled to be elected by the holders of New Michael Common Stock. Shareholders will have no preemptive rights. In the event of the liquidation, dissolution or winding up of New Michael, subject to the preferential rights, if any, of preferred shareholders, the holders of New Michael Common Stock are entitled to share ratably in all assets of New Michael remaining after provision for payment of liabilities. The outstanding shares of NSU Common Stock are, and the shares of New Michael Common Stock to be issued in the Reorganization, when issued as described herein, will be validly issued, fully paid and nonassessable.

UNDESIGNATED STOCK

     Pursuant to the New Articles, the New Michael Board is authorized, without shareholder approval, to issue one or more classes or series of stock with respect to which the New Michael Board may determine voting, conversion and other rights which could adversely affect the rights of holders of New Michael Common Stock. The rights of the holders of New Michael Common Stock generally would be subject to the prior rights of any preferred stock with respect to dividends, liquidation preferences and other matters. Among other things, preferred stock could be issued by New Michael to raise capital or to finance acquisitions. The issuance of preferred stock under certain circumstances could have the effect of delaying or preventing a change of control of New Michael.

TRANSFER AGENT AND REGISTRAR

     The First National Bank of Boston is the Transfer Agent for the Michael Common Stock and will be appointed as the transfer agent for the New Michael Common Stock.

BUSINESS COMBINATION STATUTE AND CONTROL SHARE ACQUISITION ACT

     New Michael will be governed by the provisions of Sections 301A.671 and 302A.673 of the MBCA, which may deny shareholders the receipt of a premium for their stock in the case of certain unfriendly acquisitions and which may also have a depressive effect on the market price of New Michael's Common Stock. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

TAKEOVER OFFERS

     Minnesota Statute sec. 80B.01 et seq. (the "Takeover Act") requires registration of any takeover offer of a company which is an issuer of publicly traded equity securities (i) which (a) has its principal place of business or its principal executive office located in Minnesota, or (b) owns or controls assets located in Minnesota which have a fair market value of at least $1,000,000, and (ii) which (a) has more than ten percent of its beneficial or record equity security holders resident in Minnesota, (b) has more than ten percent of its equity securities owned beneficially or of record by residents in Minnesota, or (c) has more than 1,000 beneficial or record equity security holders resident in Minnesota. A takeover offer is an offer to acquire any equity securities of the described companies from a resident of Minnesota pursuant to a tender offer or request or invitation for tenders, if after the acquisition of all securities acquired pursuant to the offer either (i) the offeror would be directly or indirectly a beneficial owner of more than ten percent of any class of the outstanding equity securities of the target company and was directly or indirectly the beneficial owner of less than ten percent of any class of the outstanding equity securities of the target company prior to the commencement of the offer; or (ii) the beneficial ownership by the offeror of any class of the outstanding equity securities of the target company would be increased by more than ten percent of that class and the offeror was directly or indirectly the beneficial owner of ten percent or more of any class of the outstanding equity securities of the target company prior to the commencement of the offer. A takeover offer does not include: (a) An offer in connection with the acquisition of a security which, together with all other acquisitions by the offeror of securities of the same class of equity securities of the issuer, would not result in the offeror having acquired more than two percent of such class during the preceding 12-month period; (b) an offer by the issuer to acquire its own equity securities unless the offer is made during the pendency of a takeover offer by a person who is not an associate or affiliate of the issuer; or (c) an offer in which the target company is an insurance company subject to regulation by the Minnesota Commissioner of Commerce, a financial institution regulated by the Minnesota Commissioner of Commerce, or a public service utility subject to regulation by the public utilities commission. Certain limitations exist which provide that the offer must be made on substantially the same terms inside and outside the state. The offeree has certain rights to withdraw securities tendered and the Takeover Act provides penalties for failure to comply with any provision of the Takeover Act of up to $25,000 and/or up to 5 years in prison. Shares acquired in violation of the Act are nontransferable and are denied voting rights for one year after acquisition. New Michael can call the shares for redemption at the price that the shares were acquired. Any seller who sells to an offeror who violates the Takeover Act can sue, subject to the limitations period, in law or in equity, and may sue for rescission.

             COMPARISON OF RIGHTS OF STOCKHOLDERS AND SHAREHOLDERS

     At the Effective Time, the stockholders of Michael will become shareholders of New Michael, which will be a Minnesota corporation. New Michael shareholders will be governed by the New Articles and the current Bylaws of NSU. The rights of stockholders of Michael are presently governed by the DGCL and by the Certificate of Incorporation of Michael, as amended, and bylaws of Michael. NSU shareholders are presently governed by the MBCA and the existing Restated Articles of Incorporation and bylaws of NSU. The following summary describes certain differences between Minnesota law and Delaware law and the Certificate of Incorporation and bylaws of Michael and the New Articles and bylaws of NSU that will be in effect at the Effective Time, assuming adoption of the New Articles by the shareholders of NSU. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant provisions of Delaware and Minnesota law.

SPECIAL MEETING OF STOCKHOLDERS AND SHAREHOLDERS

     Delaware law provides that special meetings of stockholders may be called only by the directors or by any other person as may be authorized by the corporation's certificate of incorporation or bylaws. The bylaws of Michael allow certain officers and stockholders owning 20% or more of the voting power of Michael to call a special meeting. Minnesota law and the NSU Bylaws provide that special meetings of shareholders may be called by a corporation's chief executive officer, chief financial officer, two or more directors, any person authorized in the articles or bylaws, or shareholders holding 10% or more of the voting power of all shares entitled to vote (or 25% or more for an action to indirectly or directly affect a business combination or to change the composition of the Board of Directors).

ACTION BY CONSENT OF STOCKHOLDERS AND SHAREHOLDERS

     Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. Under Minnesota law, any action to be taken by shareholders may be taken without a meeting only if all shareholders entitled to vote on the matter consent to the action in writing.

DIVIDENDS AND REPURCHASE OF STOCK

     Under Delaware law, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that such dividends will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets. Also, under Delaware law a corporation may generally redeem or repurchase shares of its stock if such redemption or repurchase will not impair the capital of the corporation. Under Minnesota law, the payment of dividends and the repurchase of a corporation's stock are generally permissible if the board determines that after the actions are taken the corporation can pay its debts in the ordinary course of business.

REMOVAL OF DIRECTORS

     Unlike Minnesota law, which allows directors to remove other directors named to fill a vacancy, Delaware law does not permit directors to remove other directors under any circumstances.

APPRAISAL AND DISSENTERS' RIGHTS

     Under Delaware law, appraisal rights are available in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available under Delaware law when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger. In addition, unless otherwise provided in the charter, no appraisal rights are available under Delaware law to holders of shares of any class of stock which is either: (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders, unless such stockholders are required by the terms of the Merger to accept anything other than: (a) shares of stock of the surviving corporation; (b) shares of stock of another corporation which are or will be so listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of such stock; or (d) any combination thereof. Appraisal rights are not available under Delaware law in the event of the sale, lease, or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation's certificate of incorporation.

     Under Minnesota law, a shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions: (i) an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it (a) alters or abolishes a preferential right of the shares; (b) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares; (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares; or

(d) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights in certain situations; (ii) certain sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation; (iii) a plan of merger; (iv) a plan of exchange which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholders are entitled to be voted on the plan; or (v) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

INDEMNIFICATION AND LIABILITIES OF DIRECTORS AND OFFICERS

     The DGCL authorizes a Delaware corporation to indemnify present and former directors and officers against certain liabilities and expenses that any of them may incur as a result of being, or having been, a director or officer of Michael. To be entitled to indemnification, a person must have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful with respect to actions taken by or in the right of the corporation. With respect to actions by or in the right of the corporation, court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation. The DGCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity to the extent that the person has been successful on the merits or otherwise.

     The Michael Certificate of Incorporation provides for indemnification of, and advancement of expenses to, directors and officers to the fullest extent permitted by the DGCL, as such law currently exists or as such law may be amended in the future. The Michael Certificate of Incorporation provides that no director will be liable to the corporation or its stockholders for money damages for breach of fiduciary duties, except for liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.

     NSU's bylaws, the New Articles and the provisions of the MBCA, which govern the actions of New Michael, provide that present and former directors and officers of NSU shall be indemnified against certain liabilities and expenses that any of them may incur as a result of being, or having been, an officer of NSU. Indemnification is contingent upon certain conditions being met, including, that the person: (i) has not been previously indemnified by another party for the same matter; (ii) has acted in good faith; (iii) has received no improper personal benefit; (iv) and in the case of a criminal proceeding, has no reason to believe that the conduct complained of was unlawful and reasonably believed that the conduct complained of was in the best interests of the company, or in certain circumstances, reasonably believed that the conduct complained of was not opposed to the best interests of New Michael. The New Articles further provide that NSU shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action brought by or in the right of the company to the full extent permitted by the MBCA.

     In addition, the New Articles provide that a director of New Michael will not be liable for monetary damages to the corporation or its shareholders for a breach of such director's fiduciary duty, except for (i) a breach of the duty of loyalty; (ii) acts in good faith, acts of intentional misconduct, or acts in knowing violation of law; (iii) illegal distribution of shares; (iv) actions from which the director derived an improper personal benefit; (v) any act or omission occurring prior to the date when the provision in the articles of incorporation eliminating or limiting liability becomes effective.

     Insofar as the indemnification of liabilities arising under the Act, as amended, may be permitted to directors, officers and controlling persons of Michael or New Michael pursuant to the provisions of their charter documents, bylaws and the provision of the MBCA or DGCL, or otherwise, Michael and NSU have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act as amended, and is, therefore, unenforceable.

ACTION OF DIRECTORS

     Under the MBCA, the act of a majority of directors present at a meeting at which a quorum is present is required to approve corporate actions, but a director who will be absent from a meeting may provide a written vote on a specific proposal in advance of the meeting. The vote will count towards approval or rejection of the proposal but the director will not be considered as present in determining whether a quorum exists. The DGCL contains no comparable provision.

VOTE ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

     Under the DGCL, the vote of a simple majority of the outstanding shares entitled to vote is required to approve a merger or consolidation unless: (i) the merger does not amend the certificate of incorporation; (ii) each share outstanding immediately before the merger is an identical outstanding or treasury share of the company after the merger; and (iii) the number of shares of stock to be issued in connection with the merger does not exceed 20% of the shares outstanding before the merger.

     The MBCA provides that a resolution containing a plan of merger or exchange must be approved by the affirmative vote of a majority of the directors present at a meeting, and submitted to the shareholders and approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote. The MBCA requires that any class of shares of a Minnesota corporation must approve the plan if the plan contains a provision which, if contained in a proposed amendment to the corporation's articles of incorporation, would entitle such class to vote as a class. Shareholder approval of a merger or consolidation is not required if: (i) the articles of incorporation will not be amended; (ii) each shareholder will hold the identical number of shares with the same rights after the merger as before the merger; (iii) the voting power of outstanding shares existing before the merger plus the voting power of the shares issued in connection with the merger will not exceed by more than 20% of the voting power of outstanding shares existing before the merger; and (iv) the number of outstanding shares existing before the merger plus the number of shares issued in the merger will not exceed by more than 20% the number of outstanding shares existing before the merger.

     The MBCA contains a provision which restricts certain business combination transactions with an interested shareholder for four years after such shareholder has acquired 10% of the voting power of a publicly traded corporation having 50 or more shareholders. Delaware law contains no similar provision.

AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION


     Under the DGCL, stockholders do not have the ability to initiate a proposal to amend the company's articles. An amendment to the certificate of incorporation must be approved by a majority of the corporation's outstanding voting shares. The MBCA provides that an amendment to a corporation's articles may be proposed by the board of directors or by a shareholder or shareholders holding 3% or more of the shares entitled to vote upon such amendment. Under the MBCA, amendment to the articles must be approved by a majority of directors present at a board meeting and by the affirmative vote of a majority of the voting power of the shares present and entitled to vote thereon, except that the articles may provide for a specified proportion or number larger than a majority.


AMENDMENT OF BYLAWS

     Under the DGCL and the Michael bylaws, the Michael Board may amend the bylaws by a majority vote of the entire board. The MBCA and the NSU Bylaws provide that the power to adopt, amend or repeal the bylaws shall be vested in the board, except that the board shall not adopt, amend, or repeal a bylaw; (i) fixing a quorum for a meeting of shareholders, (ii) prescribing procedures for removing directors or filling vacancies in the board, (iii) or fixing the number of directors or their classifications, qualifications, or terms of office except to adopt or amend a bylaw to increase the number of directors. Notwithstanding the above, under the MBCA a shareholder or shareholders holding 3% or more of the shares entitled to vote may propose a resolution to amend or repeal bylaws adopted, amended or repealed by the board, in which event such resolution must be approved pursuant to the procedures for amending the articles of incorporation.

ANTI-TAKEOVER PROTECTION

     Under the DGCL, a public company is restricted from entering into corporate transactions with a stockholder acquiring 15% or more of the corporation's shares, subject to certain exceptions. Unless an exception is available, for three years after the 15% threshold is exceeded, the corporation cannot have a merger, sale of substantial assets, loan, substantial issuance of stock, plan of liquidation, or reincorporation involving the interested shareholder. The restrictions do not apply if the interested stockholder acquires 85% or more of the target's outstanding stock in the transaction in which the 15% threshold is exceeded the target company, with the support of the majority of its continuing directors, proposes a merger or sale or does not oppose a tender offer for at least 50% of its shares.

     The MBCA contains a control share acquisition statute which requires approval by the disinterested shareholders of certain large acquisitions of stock, excluding cash tender offers for all outstanding shares if the tender offer has been approved in advance by the board of directors of the corporation. See "DESCRIPTION OF NEW MICHAEL CAPITAL STOCK -- Business Combination Statute and Control Share Acquisition Act." The board of directors of a Minnesota corporation is authorized to consider the interests of various constituencies such as employees, customers, suppliers, creditors and the community in making business decisions, including decisions with respect to takeover proposals.

     The MBCA also provides that during any tender offer, a publicly-held corporation may not enter into or amend an agreement (whether or not subject to contingencies) that increases the current or future compensation of any officer or director. In addition, under the MBCA, a publicly-held corporation is prohibited from purchasing any voting shares owned for less than two years from a 5% shareholder for more than the market value unless the transaction has been approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, or unless the corporation makes a comparable offer to all holders of shares of the class or series of stock held by the 5% shareholder and to all holders of any class or series into which such securities may be converted.

     The provisions of NSU's Bylaws limiting the right of shareholders to call a special meeting of shareholders to consider a business combination or any action to change or otherwise affect the composition of the board of directors by requiring the request of holders of at least twenty-five percent of the outstanding shares (discussed above under " -- Special Meetings of Stockholders and Shareholders"), may make it more difficult to effect a change in control of New Michael and may discourage or deter a third party from attempting a takeover.

                         ELECTION OF MICHAEL DIRECTORS


     Pursuant to the by-laws of Michael, the Michael Board has fixed at nine the number of directors to be elected at the Annual Meeting. Unless otherwise indicated thereon, the proxy holders will vote for the election of the nominees listed below to serve until the next annual meeting of stockholders and until their successors are elected and qualified. All of the nominees, except for Maureen B. Bellantoni, are members of the present Michael Board. If any nominee shall be unavailable for election to the Michael Board, the holders of proxies will vote for a substitute. Management has no reason to believe that any of the nominees will be unable to serve if elected to office.

     The Nine nominees who receive the highest number of votes will be elected directors of Michael. The Michael Board recommends a vote FOR the election of each of the nominees listed below.


NOMINEES

     The following table sets forth certain information regarding the nominees.


                                                                                       FIRST BECAME
                                                                                        A DIRECTOR
          NAME              AGE                  BIOGRAPHICAL SUMMARY                   OF MICHAEL
-------------------------   ---    -------------------------------------------------   ------------
James H. Michael.........   76     Chairman of the Michael Board since 1987.               1987
                                   Chairman of the Executive Committee of the NSU
                                   Board since 1988. Chairman of the NSU Board from
                                   1981 to 1991. Mr. Michael is also a real estate
                                   owner and developer.
Gregg A. Ostrander.......   43     President and Chief Executive Officer of Michael        1994
                                   since January 1994. Chief Operating Officer from
                                   February 1993 to December 1993. President of
                                   Swift-Eckrich Prepared Foods from December 1990
                                   to February 1993. Mr. Ostrander is also a
                                   director of Arctic Cat, Inc.
Maureen B. Bellantoni....   47     Vice President and Chief Financial Officer of             --
                                   Sara Lee Meats, a division of Sara Lee
                                   Corporation, since 1994. Vice President of
                                   Finance and Chief Financial Officer of PYA
                                   Monarch, a division of Sara Lee Corporation, from
                                   1993 to 1994. Ms. Bellantoni held various
                                   positions with Emerson Electric Company from 1974
                                   to 1993.
Richard A. Coonrod.......   65     President of Coonrod Agriproduction Corporation,        1993
                                   a food and agribusiness consulting and investment
                                   firm, since 1985. President of St. Louis Ship,
                                   Inc., a marine equipment manufacturer, from 1988
                                   to 1991. General Partner of The Food Fund, a
                                   Minneapolis-based limited partnership
                                   specializing in food-related investments, since
                                   1990. Mr. Coonrod is also a director of
                                   Orange-co, Inc.
Miles E. Efron...........   69     Chairman of the NSU Board since 1991.                   1988
Arvid C. Knudtson........   70     Consultant. Principal in ACK Financial, a               1987
                                   financial services firm serving the agricultural
                                   market, from 1988 to 1993.
Joseph D. Marshburn......   68     Senior Vice President of Citrus World, Inc., a          1987
                                   citrus processing and marketing cooperative,
                                   since November 1993. Chief Executive Officer of
                                   Citrus World, Inc. from 1978 to November 1993.
Jeffrey J. Michael.......   40     President and Chief Executive Officer of NSU            1990
                                   since December 1990. Mr. Michael is also a
                                   director of NSU and CorVel, and is the son of Mr.
                                   James H. Michael.
Richard G. Olson.........   62     President and Chief Executive Officer of Michael        1987
                                   from 1987 to 1993. Chairman of Fil-Mor Express,
                                   Inc., a Minnesota-based trucking company, since
                                   1982.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     Audit Committee. Michael has a standing Audit Committee which currently consists of Mr. Knudtson as Chairman, Mr. Marshburn and Mr. Jeffrey J. Michael. The Audit Committee reviews, recommends and reports to the Michael Board on (1) the independent auditors, (2) the quality and effectiveness of internal controls, (3) engagement or discharge of the independent auditors, (4) professional services provided by the independent auditors, and (5) the review and approval of major changes in Michael's accounting principles and practices. During 1995, the Audit Committee held three meetings.

     Compensation Committee. Michael has a standing Compensation Committee which currently consists of Mr. Efron as Chairman, Mr. Orville Freeman and Mr. Coonrod. The Compensation Committee considers and recommends to the Michael Board salary schedules and other remuneration for Michael's executive officers. This committee also administers Michael's 1987 Incentive Stock Option Plan (the "Incentive Stock Option Plan") and 1987 Non-Qualified Stock Option Plan (collectively, the "Stock Option Plans"), 1994 Executive Incentive Plan and 1994 Executive Performance Stock Award Plan. During 1995, the Compensation Committee met twice.

     During the year ended December 31, 1995, the Michael Board held four regular meetings and two special meetings. All directors, other than Mr. James
H. Michael, attended more than 75% of the meetings of the Board and committees on which they sit.

     Directors who are not officers or employees of Michael receive an annual retainer of $20,000. Directors incurring travel expenses to attend meetings are reimbursed in full. The total directors' fees and travel expense reimbursements in the year 1995 was $189,108.

STOCK TRANSACTION REPORTING

     The rules of the Commission require disclosure of late Section 16 filings by Michael directors and executive officers. Based on the information provided to Michael, Michael is not aware of any director or executive officer of Michael who failed to timely file any report required to be filed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation of Michael's Chief Executive Officer and each of Michael's four other most highly compensated executive officers during each of Michael's last three fiscal years.

                                                                             LONG-TERM
                                                           ANNUAL           COMPENSATION
                                                        COMPENSATION        ------------
                                          FISCAL    --------------------       STOCK           ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS(1)     OPTIONS(2)     COMPENSATION(3)
---------------------------------------   ------    --------    --------    ------------    ---------------
Gregg A. Ostrander.....................    1995     $294,000    $201,230       44,500          $   6,410
  President & Chief Executive Officer      1994      280,000     203,000       20,000              7,370
                                           1993      224,519     125,000       50,000            100,258
Jeffrey M. Shapiro.....................    1995      238,000     162,850       18,000              6,316
  Executive Vice President & Secretary     1994      226,000     163,850           --              6,676
                                           1993      216,000          --        5,000              9,055
Norman A. Rodriguez....................    1995      176,000     167,200        3,000              6,212
  President, Crystal Farms Refrigerated    1994      176,000     140,800           --              6,242
  Distribution Co.                         1993      176,000      25,819        5,000              7,378
Bill L. Goucher(4).....................    1995      179,000     155,919       23,000              6,372
  President, M. G. Waldbaum Co.            1994      169,500      84,746           --              5,568
                                           1993      116,962      75,000       20,000             67,418
John D. Reedy..........................    1995      185,000     126,618       30,000              6,227
  Vice President -- Finance, Chief         1994      176,000     127,595           --              6,971
  Financial Officer & Treasurer            1993      161,500          --        5,000              6,742

-------------------------
(1) Amounts for 1995 and 1994 include Michael Common Stock incentive awards paid under the 1994 Executive Incentive Plan, as Amended Effective January 1, 1995 and the 1994 Executive Incentive Plan as follows (1995/1994): Mr. Ostrander $57,750/$34,999; Mr. Shapiro $46,703/$28,246; Mr. Rodriguez
     $35,211/$22,005; Mr. Goucher $35,088/$21,193; Mr. Reedy $36,334/$22,005.
     Awards for 1995 represent 50% of the amount earned for 1995 performance under the vesting schedule of the 1994 Executive Incentive Plan, as amended effective January 1, 1995, and 30% of the amount earned for 1994 performance under the vesting schedule of the 1994 Executive Incentive Plan. Awards for 1994 represent 50% of the amount earned for 1994 performance under the vesting schedule of the 1994 Executive Incentive Plan (see "Report of Compensation Committee on Executive Compensation"). 1995 awards were valued using the closing price of the Michael Common Stock on February 20, 1996 of $11.125 and 1994 awards were valued using the closing price of the Michael Common Stock on February 22, 1995 of $11.125, resulting in share awards as follows (1995/1994): Mr. Ostrander 5,191 shares/3,146 shares; Mr. Shapiro 4,198/2,539; Mr. Rodriguez 3,165/1,978;
     Mr. Goucher 3,154/1,905; Mr. Reedy 3,266/1,978.

(2) Number of shares of Michael Common Stock purchasable under option grants. Pursuant to the 1994 Executive Incentive Plan, as amended effective January 1, 1995, stock option grants were made to certain executive officers. The number of shares of Michael Common Stock purchasable under option awards made to named executive officers were: Mr. Ostrander, 4,500 shares; Mr. Shapiro, 3,000 shares; Mr. Rodriguez, 3,000 shares; Mr. Goucher, 3,000 shares and Mr. Reedy, 3,000 shares.

(3) Reflects the value of Michael's contributions under the Retirement Savings Plan and the value of life insurance premiums paid by Michael. The 1993 amount for Mr. Ostrander includes reimbursement of moving expenses of $98,464 and the benefit from an interest-free loan of $1,474 provided by Michael to assist in his relocation. 1993 figure for Mr. Goucher includes reimbursement of moving expenses of $65,880 and the benefit from an interest-free loan of $1,394 provided by Michael to assist in his relocation.

(4) Mr. Goucher joined Michael during 1993.

OSTRANDER EMPLOYMENT AGREEMENT

     Effective January 1, 1994, Michael entered into a three year employment agreement with Mr. Ostrander (the "Ostrander Employment Agreement") in connection with his appointment as President and Chief Executive Officer. The agreement provided for an annual base salary of $280,000 and entitles Mr. Ostrander to participate in the Michael Foods, Inc. 1994 Executive Incentive Plan ("1994 Executive Incentive Plan") and other fringe benefit plans established by Michael for its executive officers. The agreement also provided for a non-qualified stock option to purchase 20,000 shares of Michael Common Stock at an exercise price of $8.125, which was granted to Mr. Ostrander on January 3, 1994. The option vests ratably over five years and expires January 3, 2004. In the event Mr. Ostrander's employment is terminated by incapacity, death or thirty days' written notice by Michael, Mr. Ostrander will receive a termination payment equal to the remaining base salary due under this agreement, but in any event not less than two years' base salary, plus 50% of such base salary amount in lieu of any incentive compensation or options to purchase Michael Common Stock for the remaining term of the agreement, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. In the case of incapacity or death, or termination by Michael without cause (which is defined to include termination after a change in control), all options to purchase Michael Common Stock granted to Mr. Ostrander become fully vested.

     If Mr. Ostrander's employment is terminated by Mr. Ostrander providing Michael with thirty days' written notice, he is to receive as a termination payment one year's base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. If Michael terminates Mr. Ostrander without notice for cause, no amount will be paid beyond the last day of service by Mr. Ostrander and he will not be entitled to any incentive compensation or options to purchase Michael Common Stock for the year of termination.

     Effective January 1, 1995, Michael and Mr. Ostrander agreed to enter into Amendment No. 1 to the Ostrander Employment Agreement. The amendment provides for an annual base salary of at least $294,000 effective January 1, 1995. The amendment also provides for a non-qualified stock option to purchase 40,000 shares of Michael Common Stock at an exercise price of $10.00, which was granted to Mr. Ostrander on January 3, 1995. The option vests ratably over five years and expires January 3, 2005. The amendment further provided for a non-qualified stock option to purchase 40,000 shares of Michael Common Stock to be granted on January 2, 1996 at an exercise price equal to the price of the Michael Common Stock as of the close of business on that date, or $10.00 per share, whichever is greater. This non-qualified option was awarded January 2, 1996 at an exercise price of $11.875. The option vests ratably over five years and expires on January 2, 2006.

     Amendment No. 1 to the Ostrander Employment Agreement also added an additional termination provision whereby, if Mr. Ostrander's employment is terminated by Michael without cause or if there is a change in control of Michael and thereafter Mr. Ostrander's duties are substantially reduced or negatively altered without his prior written consent, Mr. Ostrander will receive as a termination payment all amounts due under the agreement as base salary, plus 50% of such base salary in lieu of any incentive compensation and options to purchase Michael Common Stock for the remaining term of the agreement, but in any event not less than two years' base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination.

     Effective January 1, 1996, Michael and Mr. Ostrander agreed to enter into Amendment No. 2 to the Ostrander Employment Agreement, which extended the termination date of the agreement one year to December 31, 1997 and established Mr. Ostrander's annual base salary as being at least $309,000 from January 1, 1996 through December 31, 1997.

SHAPIRO EMPLOYMENT AGREEMENTS

     Effective January 1, 1990, Michael entered into a five year employment agreement with Mr. Shapiro. The agreement provided for an annual base salary of $180,000 in 1990, with such amount increasing $10,000 per year for each of the remaining four years. Mr. Shapiro also participated in Michael's Annual Incentive Compensation Plan and other fringe benefit plans established by Michael for its executive officers. In addition, the agreement provided for a fully-vested non-qualified stock option to purchase 15,000 shares of Michael Common Stock with an exercise price of $9.33, which was granted to Mr. Shapiro on January 2, 1990.

     Effective January 1, 1995, Michael and Mr. Shapiro entered into a new two year employment agreement (the "Shapiro Employment Agreement"). The agreement provides for an annual base salary of at least $238,000 and entitles Mr. Shapiro to participate in the 1994 Executive Incentive Plan and other fringe benefit plans established by Michael for its executive officers. In the event Mr. Shapiro's employment is terminated by incapacity, death, or by thirty days' written notice by Michael, Mr. Shapiro will receive as a termination payment all amounts due under the agreement as base salary, but in any event not less than one year's base salary, plus 50% of such base salary amount in lieu of any incentive compensation and options to purchase Michael Common Stock for the remaining term of the agreement, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. In the case of incapacity or death, or termination by Michael without cause (which is defined to include termination after a change in control), all options to purchase Michael Common Stock granted to Mr. Shapiro become fully vested.

     If Mr. Shapiro's employment is terminated by Mr. Shapiro, he will receive no termination payment. However, Mr. Shapiro will be entitled to receive any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. If Michael terminates Mr. Shapiro for cause, no amount will be paid beyond the last day of service by Mr. Shapiro and he will not be entitled to any incentive compensation or options to purchase Michael Common Stock for the year of termination.

     If Mr. Shapiro's employment is terminated by Michael without cause or if there is a change in control of Michael and thereafter Mr. Shapiro's duties are substantially reduced or negatively altered without his prior written consent, Mr. Shapiro will receive as a termination payment all amounts due under the agreement as base salary, plus 50% of such base salary in lieu of any incentive compensation and options to purchase Michael Common Stock for the remaining term of the agreement, but in any event not less than two year's base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination.

     Effective January 1, 1996, Michael and Mr. Shapiro agreed to enter into Amendment No. 1 to the Shapiro Employment Agreement, which extended the termination date of the agreement one year to December 31, 1997 and established Mr. Shapiro's annual base salary as being at least $250,000 from January 1, 1996 through December 31, 1997.

RODRIGUEZ EMPLOYMENT AGREEMENT

     Effective January 1, 1995, Michael entered into a two year employment agreement with Mr. Rodriguez (the "Rodriguez Employment Agreement"). The agreement provided for an annual base salary of at least $176,000 and entitles Mr. Rodriguez to participate in the Executive Incentive Compensation Plan and other fringe benefit plans established by Michael for its executive officers. In the event Mr. Rodriguez's employment is terminated by incapacity, death, or by thirty days' written notice by Michael, Mr. Rodriguez will receive a termination payment equal to one year's base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. In the case of incapacity or death, or termination by Michael without cause (which is defined to include termination after a change in control), all options to purchase Michael Common Stock granted to Mr. Rodriguez become fully vested.

     If Mr. Rodriguez's employment is terminated by Mr. Rodriquez, he will receive no termination payment. However, Mr. Rodriguez will be entitled to receive any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. If Michael terminates Mr. Rodriguez without notice for cause, no amount will be paid beyond the last day of service by Mr. Rodriguez and Mr. Rodriguez will not be entitled to any incentive compensation or options to purchase Michael Common Stock for the year of termination.

     If Mr. Rodriguez's employment is terminated by Michael without cause or if there is a change in control of Michael and thereafter Mr. Rodriguez's duties are substantially reduced or negatively altered without his prior written consent, Mr. Rodriguez will receive as a termination payment an amount equal to two years' base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. The Rodriguez Employment Agreement had no bearing on Mr. Rodriguez's 1993 or 1994 compensation.

     Effective January 1, 1996, Michael and Mr. Rodriguez agreed to enter into Amendment No. 1 to the Rodriguez Employment Agreement, which extended the termination date of the agreement one year to December 31, 1997 and established Mr. Rodriguez's annual base salary as being at least $183,000 from January 1, 1996 through December 31, 1997.

GOUCHER EMPLOYMENT AGREEMENT

     Effective January 1, 1996, Michael entered into a two year employment agreement with Mr. Goucher (the "Goucher Employment Agreement"). The agreement provides for an annual base salary of at least $188,000 and entitles Mr. Goucher to participate in the Executive Incentive Compensation Plan and other fringe benefit plans established by Michael for its executive officers. In the event Mr. Goucher's employment is terminated by incapacity, death, or by thirty days' written notice by Michael, he will receive as a termination payment equal to one year's base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. In the case of incapacity or death, or termination by Michael without cause (which is defined to include termination after a change in control), all options to purchase Michael Common Stock granted to Mr. Goucher become fully vested.

     If Mr. Goucher's employment is terminated by Mr. Goucher, he will receive no termination payment. However, Mr. Goucher will be entitled to receive any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. If Michael terminates Mr. Goucher for cause, no amount will be paid beyond the last day of service by Mr. Goucher and he will not be entitled to any incentive compensation or options to purchase Michael Common Stock for the year of termination.

     If Mr. Goucher's employment is terminated by Michael without cause or if there is a change in control of Michael and thereafter Mr. Goucher's duties are substantially reduced or negatively altered without his prior written consent, Mr. Goucher will receive as a termination payment an amount equal to two years' base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. The Goucher Employment Agreement had no bearing on Mr. Goucher's 1993, 1994 or 1995 compensation.

REEDY EMPLOYMENT AGREEMENT

     Effective January 1, 1995, Michael and Mr. Reedy entered in a two year employment agreement (the "Reedy Employment Agreement"). The agreement provided for an annual base salary of at least $185,000 and entitles Mr. Reedy to participate in the Executive Compensation Plan and other fringe benefit plans established by Michael for its executive officers. In the event Mr. Reedy's employment is terminated by incapacity, death, or by thirty days' written notice by Michael, Mr. Reedy will receive as a termination payment all amounts due under the agreement as base salary, but in any event not less than one year's base salary, plus 50% of such base salary amount in lieu of any incentive compensation and options to purchase Michael Common Stock for the remaining term of the agreement, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. In the case of incapacity or death, or termination by Michael without cause (which is defined to include termination after a change in control), all options to purchase Michael Common Stock granted to Mr. Reedy become fully vested.

     If Mr. Reedy's employment is terminated by Mr. Reedy, he will receive no termination payment. However, Mr. Reedy will be entitled to receive any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. If Michael terminates Mr. Reedy for cause, no amount will be paid beyond the last day of service by Mr. Reedy and he will not be entitled to any incentive compensation or options to purchase Michael Common Stock for the year of termination.

     If Mr. Reedy's employment is terminated by Michael without cause or if there is a change in control of Michael and thereafter Mr. Reedy's duties are substantially reduced or negatively altered without his prior written consent, Mr. Reedy will receive as a termination payment all amounts due under the agreement as base salary, plus 50% of such base salary in lieu of any incentive compensation and options to purchase Michael Common Stock for the remaining term of the agreement, but in any event not less than two years' base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. The Reedy Employment Agreement had no bearing on Mr. Reedy's 1993 or 1994 compensation.

     Effective January 1, 1996, Michael and Mr. Reedy agreed to enter into Amendment No. 1 to the Reedy Employment Agreement, which extended the termination date of the agreement one year to December 31, 1997 and established Mr. Reedy's annual base salary as being at least $195,000 from January 1, 1996 through December 31, 1997.

1994 EXECUTIVE INCENTIVE PLAN

     On January 1, 1994, Michael established the 1994 Executive Incentive Plan. The 1994 Executive Incentive Plan and 1994 Executive Incentive Plan, as amended effective January 1, 1995 are described in the Report of Compensation Committee on Executive Compensation.

CHANGE IN CONTROL ARRANGEMENTS

     Certain key employees of Michael and its subsidiaries are covered under the Severance Plan for Eligible Employees of Michael Foods, Inc. and its Subsidiaries (the "Severance Plan") should they be terminated without cause within 24 months following a change in control. Generally, the Severance Plan defines a change in control as occurring when a person acquires the power to elect, appoint or cause the election or appointment of at least a majority of the Michael Board or purchases all or substantially all of the properties and assets of Michael; provided, however, that a change in control does not include certain acquisitions pursuant to a merger, consolidation or sale of properties and assets. Under the Severance Plan, certain key employees would be entitled to receive a lump sum payment equal to two times total annual compensation. Annual compensation is defined as the employee's highest annual rate of salary (excluding bonuses, benefits, allowances, etc.) within the three calendar year periods prior to the date of termination of employment; provided, however, that if the employee has been employed by Michael or a predecessor for less than three years, total annual compensation means the highest annualized salary during the period of employment.

     Michael's severance compensation agreements with Messrs. Ostrander, Shapiro, Rodriguez, Goucher and Reedy are contained in their respective employment agreements (see "-- Ostrander Employment Agreement," "-- Shapiro Employment Agreements," "-- Rodriguez Employment Agreement," "-- Goucher Employment Agreement" and "-- Reedy Employment Agreement") that are effective upon termination of employment without cause, which includes termination after a change in control of Michael. In the event of a change in control of Michael, all options to purchase Michael Common Stock become fully vested. The Merger will not be considered a change of control as such term is used in these agreements or the Severance Plan.

DESCRIPTION OF STOCK OPTION PLANS FOR KEY EMPLOYEES

     On March 20, 1987, Michael adopted the Stock Option Plans. These plans provide for the grant of options to purchase shares of Michael Common Stock to key employees of Michael and its subsidiaries as determined by the Compensation Committee of Michael's Board (the "Committee"). The aggregate number of shares of Michael Common Stock as to which options may be awarded under the Stock Option Plans currently is 2,332,700. The maximum aggregate number of shares of Michael Common Stock as to which options may be granted under the Stock Option Plans to any one employee is 337,500 shares. The Stock Option Plans play a critical role in Michael's compensation strategy of providing performance incentives to attract and retain certain key individuals and to give such individuals a direct financial interest in the future success and profitability of Michael.

     The Incentive Stock Option Plan provides for the granting of "incentive stock options" within the meaning of Section 422A of the Code. Among other restrictions, an option granted under the Incentive Stock

Option Plan cannot, in general, be exercised during the first 12 months after the date of its grant, and will become exercisable ratably over the first five years. Options granted under the plan expire not later than 10 years after grant. The Non-Qualified Stock Option Plan provides for the granting of options which do not qualify as "incentive stock options" within the meaning of Section 422A of the Code. Although the Committee has not done so, the Non-Qualified Stock Option Plan permits the Committee to grant, in its discretion, new options to replace options surrendered for cancellation, but the new option grants must meet all Non-Qualified Stock Option Plan requirements. As with the Incentive Stock Option Plan, options granted under the Non-Qualified Stock Option Plan cannot, in general, be exercised during the first 12 months after the date of grant, will become exercisable ratably over the first five years, and expire not later than 10 years after the grant. The option price per share for options granted under the Stock Option Plans is not less than the fair market value of a share of Michael Common Stock on the date of grant. An optionee generally must pay the full exercise price of an option in cash. The Stock Option Plans are subject to amendment by the Committee subject to the restriction that, in general, the Committee may not increase the number of shares of Michael Common Stock which may be issued under the Stock Option Plans or the class of employees eligible to be granted options.

DESCRIPTION OF STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     In 1992, the Michael Board approved a Stock Option Plan for Non-Employee Directors (the "Director Plan"), which was subsequently approved by Michael's stockholders. The purpose of the Director Plan is to aid Michael in attracting and retaining non-employee directors by enabling the acquisition of a financial interest in Michael by non-employee directors through the issuance of shares of Michael Common Stock with respect to his or her services as a director of Michael. The Director Plan also memorializes Michael's practice since inception of granting options to purchase Common Stock to non-employee directors upon their election or appointment as a director.

     The Director Plan provides that non-employee directors will receive, upon their initial election or appointment, an option to purchase 5,000 shares of Michael Common Stock at the then fair market value of the Michael Common Stock. The Director Plan also provides for the grant of an option to purchase an additional 5,000 shares of Michael Common Stock upon each director's subsequent five year anniversary of participation on the Michael Board. The options become exercisable in full one year after the date of grant and expire ten years from the date of grant. The Michael Board currently has eight non-employee directors and 35,000 shares of Michael Common Stock are currently subject to options granted to non-employee directors under the Director Plan.

     The number of shares of Michael Common Stock remaining available for issuance under the Director Plan is 115,000. This number will be subject to adjustment in the event of stock splits, reclassifications of shares of Michael Common Stock, recapitalizations, stock dividends or similar adjustments in the Michael Common Stock.

     The Michael Board may amend the Director Plan to conform it to securities laws or other laws, or to comply with stock exchange rules or requirements. However, the Michael Board may not amend the Director Plan to change: (i) the total number of shares of Michael Common Stock as to which options may be granted; (ii) the class of persons eligible to receive options under the Director Plan; (iii) the manner of determining option prices; (iv) the period during which the options may be granted or exercised; or (v) the provisions relating to the administration of the Director Plan by the Michael Board. The Michael Board may terminate the Director Plan without stockholder approval.

OPTION GRANTS IN LAST YEAR

                                                                                                  POTENTIAL
                                                                                               REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL
                                   NUMBER OF      % OF TOTAL                                    RATES OF STOCK
                                   SECURITIES      OPTIONS       EXERCISE OR                  PRICE APPRECIATION
                                   UNDERLYING     GRANTED TO     BASE PRICE                   FOR OPTION TERM(4)
                                    OPTIONS      EMPLOYEES IN     PER SHARE     EXPIRATION    ------------------
              NAME                 GRANTED(1)     LAST YEAR       ($/SH)(2)      DATE(3)      5% ($)     10% ($)
--------------------------------   ----------    ------------    -----------    ----------    -------    -------
Gregg A. Ostrander..............     40,000          22.7           10.00         01/03/05    251,558    637,497
Jeffrey M. Shapiro..............     15,000           8.5           10.00         01/03/05     94,334    239,061
Norman A. Rodriguez.............         --            --              --               --         --         --
Bill L. Goucher.................     20,000          11.4           10.00         01/03/05    125,779    318,748
John D. Reedy...................     27,000          15.3           10.00         01/03/05    169,802    430,310

------------------------
(1) All options granted in 1995 are exercisable in cumulative 20% installments commencing one year from date of grant, with full vesting occurring on the fifth anniversary date. Vesting may be accelerated in certain events relating to a change in control of Michael.

(2) All options were granted at an exercise price of $10.00 per share as specified by the Committee, such price being in excess of the fair market value of the Michael Common Stock relative to the last reported price on date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or the tax withholding obligations related to exercises only may also be paid by offset of the underlying shares, subject to certain conditions.

(3) All options have a ten year term, subject to termination of employment.

(4) Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Michael Common Stock, overall stock market conditions, as well as the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be realized.

OPTION EXERCISES IN LAST YEAR AND YEAR END OPTION VALUES

     There were no option exercises by the named executive officers in 1995. The following table provides information related to the number and value of options held at December 31, 1995 by the named executive officers.

                                                                                      VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                      OPTIONS AT YEAR-END          OPTIONS AT YEAR-END($)(1)
                                                  ----------------------------    ----------------------------
                     NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------   -----------    -------------    -----------    -------------
Gregg A. Ostrander.............................      24,000          86,000          69,000         203,500
Jeffrey M. Shapiro.............................      81,326          20,017         291,281          28,875
Norman A. Rodriguez............................      65,876           4,906           3,000           4,500
Bill L. Goucher................................       8,000          32,000          29,000          76,000
John D. Reedy..................................      39,518          30,942          35,344          48,375

-------------------------
(1) The closing price for the Michael Common Stock on December 29, 1995 was $11.625. The value is calculated on the basis of the difference between the option exercise price and $11.625 multiplied by the number of shares of Michael Common Stock underlying the options.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation of Michael's executive officers is based on four components: base salary, incentive cash bonus, incentive stock bonus and stock option awards. Base salary is fixed by contract in the case of the Chief Executive Officer, the Executive Vice President and certain other executive officers. The employment agreements, which specified 1995 base salary levels, between Michael and Mr. Ostrander, Mr. Shapiro, Mr. Rodriguez and Mr. Reedy were entered into in early 1995. Mr. Ostrander's original employment agreement was entered into in 1994. The executive officers' compensation for 1995 was determined principally by reference to those agreements. See "Executive Compensation -- Ostrander Employment Agreement," "-- Shapiro Employment Agreements," "-- Rodriguez Employment Agreement," and "-- Reedy Employment Agreement."

     Michael has established the base salary for its executive officers, including the Chief Executive Officer, by reference to competitive salaries of executives with similar positions and responsibilities. These base salaries are established through negotiations and are not dependent upon Michael's performance. As part of this process, Michael has referenced national executive compensation studies. In the case of Messrs. Ostrander, Shapiro, Rodriguez and Reedy, the compensation provided for under their employment agreements for 1995 resulted principally from arms-length negotiations between Michael and the individuals. The Compensation Committee believes Michael should provide the Chief Executive Officer and other executive officers with base salaries that are competitive with those offered by food companies of comparable size. In late 1993, Michael reviewed a study prepared for it by a national firm specializing in executive compensation and determined that the compensation of its executive officers at that time was generally at, or below, that of persons in similar positions at U. S. food companies of comparable size. It is unclear whether any of those companies are within the S & P Food Group used in the Stock Price Performance Graph (see "Stock Price Performance Graph"). In 1995, executive officers' annual base salary adjustments were made which aggregated approximately $50,000 as compared to the base salary levels which prevailed as of December 31, 1994. Of this amount, $14,000 was pursuant to Mr. Ostrander's employment agreement, $12,000 was pursuant to Mr. Shapiro's employment agreement and $9,000 was pursuant to Mr. Reedy's employment agreement, with the balance paid to other executive officers.

     The Committee periodically reviews its compensation criteria and programs to consider changing business conditions and Michael's needs. In recognition of Michael's changing needs, the incentive compensation plan in effect since 1988 was terminated as of January 1, 1994 and was replaced by the 1994 Executive Incentive Plan. The 1994 Executive Incentive Plan provides for three incentive components: cash awards, Michael Common Stock awards and Michael Common Stock option awards. All participants in the 1994 Executive Incentive Plan are eligible to earn awards under the first two components, with cash awards being limited to a maximum of 75% of base salary and with Michael Common Stock awards being limited to a maximum of 25% of base salary. Additionally, certain executive officers qualify for Michael Common Stock option awards. The 1994 Executive Incentive Plan rewards participants upon the attainment of specific performance goals. Corporate executives are rewarded based upon the attainment of Michael's earnings per share growth targets and operating company executives are rewarded partially based upon individual operating company growth in profit before taxes and partially based upon overall corporate earnings per share growth. Cash awards under the 1994 Executive Incentive Plan are dependent upon attainment of annually established guidelines, or targets, determined by Michael's Chief Executive Officer and approved by the Committee. The purpose of the 1994 Executive Incentive Plan is to incent and reward the senior management of Michael for delivering or exceeding their annual operating plan and to motivate those executives to be planning and focusing on long-term earnings growth. There is no provision for incentive awards when there is a decrease in earnings year-over-year at the appropriate business unit level, except at the discretion of the Chief Executive Officer with the concurrence of the Committee. In addition, the 1994 Executive Incentive Plan attempts to foster longer-term performance by tying Michael Common Stock awards to year-over-year performance over a three year period.

     As described above, all participants are eligible to receive cash awards and Michael Common Stock awards under the 1994 Executive Incentive Plan. Cash awards are determined by the relative attainment of target profit amounts using a scale of increasing percentages which starts at the attainment of 94% of the target profit amount, with maximum awards achieved upon the attainment of 110% of the target profit amount. The calculation of the relative performance level, in turn, determines the percent of a participant's base salary which can be awarded under the cash award component of the 1994 Executive Incentive Plan. Maximum incentive cash awards are: 75% of base salary for corporate executive officers and operating company presidents, 56.3% of base salary for other officers and 37.5% of base salary for key employees. In January, 1995, the Committee established target levels for 1995 as specified in the 1994 Executive Incentive Plan. Additionally, the minimum threshold of annual earnings per share growth for the Michael Common Stock option grant component to become effective, which had been 20%, was established at 15% beginning in 1995. The Committee thus established, and the Board ratified, the 1994 Executive Incentive Plan, as amended effective January 1, 1995 ("1995 Executive Incentive Plan"). Effective January 1, 1996, the Committee established target levels for 1996 and approved the 1994 Executive Incentive Plan, as amended effective January 1, 1996 ("1996 Executive Incentive Plan"). Among modifications made in the 1996 Executive Incentive Plan was an increased weighting of Michael's earnings per share performance, relative to the target level, in determining the cash awards operating company participants can achieve and reducing the top of the scale for attainment of maximum corporate incentive awards to 105% of the target earnings per share amount.

     For 1995, there were $602,731 in cash incentive awards paid to named executive officers under the 1995 Executive Incentive Plan, including $143,480 paid to Mr. Ostrander. These awards were determined in accordance with the 1995 Executive Incentive Plan based upon the achieved 1995 profit before bonuses and taxes as compared to target levels at the respective operating companies in the case of Messrs. Rodriguez and Goucher. Relative to Mr. Ostrander's, Mr. Shapiro's and Mr. Reedy's cash incentive awards, the target level of corporate profits before bonuses and taxes for 1995 equated to a 17.1% increase in 1995 earnings per share as compared to 1994 earnings per share calculated on the same basis. Michael achieved 96.4% of the target earnings per share figure. Additionally, the Committee approved discretionary cash awards to participants within two operating companies due to the fact that the operating companies were negatively affected by unusual factors. The Committee also considered the pro forma performance linked to these operating companies' discretionary awards in calculating cash incentive awards for participants at the sales, distribution and corporate levels of Michael. Therefore, the incentive awards made to Mr. Ostrander, Mr. Shapiro and Mr. Reedy were determined by using the resultant 103% attainment of the target.

     Michael Common Stock awards are triggered by Michael attaining at least 15% year-over-year earnings per share growth. Earnings per share is computed on the basis of corporate profits before bonuses and taxes. Michael Common Stock incentive awards are 25% of base salary for corporate executive officers and operating company presidents, 18.8% of base salary for other officers and 12.5% of base salary for key employees. When the 15% earnings per share growth threshold is achieved, participants receive a fixed percentage of their base salary, as previously described, dependent upon their participation level in the 1995 Executive Incentive Plan. This is an "all or nothing" award. That is, if the 15% earnings per share growth threshold is not achieved, the Michael Common Stock incentive award opportunity for that year is forfeited. Fifty percent of the earned Michael Common Stock award amount vests immediately in the year it is earned, with 30% vesting the next year if at least 15% earnings per share growth is achieved in the second year, and the remaining 20% vesting the subsequent year if at least 15% earnings per share growth is achieved in the third year.

     For 1995, there were $134,001 in Michael Common Stock incentive awards paid to named executive officers under the 1995 Executive Incentive Plan, including $36,746 paid to Mr. Ostrander. The amounts paid represent 50% of the amount earned for 1995 under the three year vesting schedule described above. The balance of the Michael Common Stock incentive earned for 1995 performance has only been earned on a provisional basis and, therefore, may or may not be paid to the participants, depending upon whether or not Michael achieves at least 15% earnings per share growth again in 1996 and 1997. Additionally, for 1995 there were $77,085 in Michael Common Stock incentive awards paid to named executive officers under the 1994 Executive Incentive Plan, including $21,004 paid to Mr. Ostrander. These awards represented the 30% portion of the total Michael Common Stock incentive opportunity earned for 1994 performance, which became vested and payable to 1994 Executive Incentive Plan participants based upon Michael achieving at least 15% earnings per share growth in 1995. The balance of the Michael Common Stock incentive earned for 1994 performance has only been earned on a provisional basis and, therefore, may or may not be paid to the participants, depending upon whether or not Michael achieves at least 15% earnings per share growth again in 1996.

     For 1995, there were incentive awards in the form of Michael Common Stock option grants under the 1995 Executive Incentive Plan. The number of Michael Common Stock shares purchasable under the awards made to named executive officers were as follows: Mr. Ostrander 4,500 shares; Mr. Shapiro 3,000 shares; Mr. Rodriguez 3,000 shares; Mr. Goucher 3,000 shares; and Mr. Reedy 3,000 shares. These options were granted under the Non-Qualified Stock Option Plan (see "-- Description of Stock Option Plans for Key Employees") and the February 20, 1996 closing price of Michael Common Stock of $11.13 was the specified exercise price.

     Michael has no policy with respect to Section 162(m) of the Code, which precludes a deduction by any publicly-held corporation for certain compensation paid to any covered employee to the extent that the compensation for the taxable year exceeds $1,000,000.

                                          The Compensation Committee

                                          Miles E. Efron, Chairman
                                          Richard A. Coonrod
                                          Orville L. Freeman

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on Michael Common Stock during the five years ended December 31, 1995 with the cumulative total return on the S&P 500 Index and the S&P Food Group Index. The comparison assumes $100 was invested on December 31, 1990 in Michael Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                   [GRAPH]

                                 MICHAEL FOODS   S&P 500 INDEX     S&P FOODS
DEC 90                                     100             100             100
DEC 91                                  100.30          130.47          145.88
DEC 92                                   69.47          140.41          145.54
DEC 93                                   56.14          154.56          133.56
DEC 94                                   70.54          156.60          149.29
DEC 95                                   84.46          215.45          190.44

                         SECURITY OWNERSHIP OF MICHAEL


     The following table sets forth certain information as of November 1, 1996 with respect to the beneficial holdings of each person or entity known by Michael to own beneficially more than 5% of the outstanding Michael Common Stock.



                                                                       NUMBER OF SHARES       PERCENT
                         NAME AND ADDRESS                            BENEFICIALLY OWNED(1)    OF CLASS
------------------------------------------------------------------   ---------------------    --------
North Star Universal, Inc.........................................         7,365,187(2)         38.0%
610 Park National Bank Building
5353 Wayzata Boulevard
Minneapolis, Minnesota 55416
State of Wisconsin Investment Board...............................         1,795,000             9.3%
P.O. Box 7842
Madison, Wisconsin 53707
Sanford C. Bernstein & Co., Inc...................................         1,319,434             6.8%
One State Street Plaza
New York, New York 10004


-------------------------
(1) Owned of record and beneficially, except as otherwise noted.

(2) Includes 4,050 shares owned of record or beneficially by James H. Michael and 6,187 shares owned of record or beneficially by Jeffrey J. Michael.


     The following table sets forth certain information as of November 1, 1996 with respect to the beneficial holdings of each director and nominee, each named executive officer and all executive officers and directors as a group.



                                                                  NUMBER OF SHARES            PERCENT
                  NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)         OF CLASS
-------------------------------------------------------------   ---------------------         --------
Directors and Nominees:
  James H. Michael...........................................         7,364,000(2)(4)           38.0%
  Gregg A. Ostrander.........................................            79,337(3)                 *
  Maureen B. Bellantoni......................................               100                    *
  Richard A. Coonrod.........................................             6,000(4)                 *
  Miles E. Efron.............................................             5,000(4)                 *
  Orville L. Freeman.........................................             5,000(4)                 *
  Arvid C. Knudtson..........................................             6,000(4)                 *
  Joseph D. Marshburn........................................             5,000(4)                 *
  Jeffrey J. Michael.........................................         7,366,137(2)(4)           38.0%
  Richard G. Olson...........................................           325,928(5)               1.7%
Named Executive Officers:
  Jeffrey M. Shapiro.........................................           101,190(6)                 *
  Norman A. Rodriguez........................................            78,825(7)                 *
  Bill L. Goucher............................................            29,059(8)                 *
  John D. Reedy..............................................            68,504(9)                 *
All Directors and Executive Officers as a Group: (18
  persons)...................................................         8,248,762(10)             42.5%


-------------------------
  *  Less than 1%

 (1) Owned of record and beneficially, except as otherwise noted.

 (2) Includes 7,354,950 shares of Michael Common Stock owned of record by NSU. Messrs. James H. Michael and Jeffrey J. Michael directly or beneficially own in the aggregate approximately 60% of the common stock of NSU. See "NSU Security Ownership."

 (3) Includes 66,000 shares of Michael Common Stock as to which Mr. Ostrander has the right to acquire beneficial ownership within 60 days by the exercise of options granted.



 (4) Includes 5,000 shares of Michael Common Stock as to which Messrs. Coonrod, Efron, Freeman, Knudtson, Marshburn, Michael and Michael each have the right to acquire beneficial ownership within 60 days by the exercise of options granted to non-employee directors upon their election or appointment. See "Description of Stock Option Plan for Non-Employee Directors."



 (5) Includes 325,928 shares of Michael Common Stock as to which Mr. Olson has the right to acquire beneficial ownership within 60 days by the exercise of options granted.



 (6) Includes 91,343 shares of Michael Common Stock as to which Mr. Shapiro has the right to acquire beneficial ownership within 60 days by the exercise of options granted.



 (7) Includes 69,782 shares of Michael Common Stock as to which Mr. Rodriguez has the right to acquire beneficial ownership within 60 days by the exercise of options granted and 505 shares of Michael Common Stock held in an Individual Retirement Account.



 (8) Includes 23,000 shares of Michael Common Stock as to which Mr. Goucher has the right to acquire beneficial ownership within 60 days by the exercise of options granted.



 (9) Includes 53,260 shares of Michael Common Stock as to which Mr. Reedy has the right to acquire beneficial ownership within 60 days by the exercise of options granted and 10,000 shares of Michael Common Stock held for his benefit in a Money Purchase Pension (Keogh) Account.



(10) Includes 120 shares and 750 shares of Michael Common Stock held in two executive officers' Individual Retirement Account, 230 shares held in a Simplified Employee Plan for an executive officer, 100 shares held by two minor daughters of an executive officer and 805,885 shares of Michael Common Stock as to which certain executive officers and directors have the right to acquire beneficial ownership within 60 days by the exercise of options granted.


                                 LEGAL MATTERS

     The validity of the ENStar Common Stock to be issued in connection with the Distribution and the validity of the shares of New Michael Common Stock to be issued in connection with the Merger will be passed upon for ENStar and NSU, respectively, by Dorsey & Whitney LLP.

                                    EXPERTS

     The consolidated financial statements and schedule of Michael as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 appearing in Michael's Annual Report on Form 10-K have been audited by Grant Thornton LLP independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and schedule of NSU as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 appearing in NSU's Annual Report on Form 10-K have been audited by Grant Thornton LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

     The combined financial statements and schedule of ENStar (an operating unit of NSU) as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 appearing in NSU's annual report on Form 10-K have been audited by Grant Thornton LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

     The combined financial statements of CorVel as of March 31, 1995 and 1994, and for each of the three years in the period ended March 31, 1995 appearing in NSU's annual report on Form 10-K, as amended have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Michael Board recommends that the stockholders ratify the Michael Board's appointment of Grant Thornton LLP as independent auditors for Michael for the year ending December 31, 1996. Grant Thornton LLP has served as Michael's principal auditors since the formation of Michael in 1987.

     Representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions.

                       SHAREHOLDER PROPOSALS FOR THE 1997
                         ANNUAL MEETING OF SHAREHOLDERS


     Any New Michael shareholder who wishes to present a proposal for action at the next Annual Meeting of Shareholders and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by New Michael must notify New Michael in such manner so that such notice is received by New Michael by February 1, 1997. Any such proposal must be in the form required under the rules and regulations promulgated by the Commission.


                                 OTHER MATTERS

     The Michael Board knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Michael Board is not aware, are presented for action, it is the intention of the proxies named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                   APPENDIX I

                           -------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION


                         DATED AS OF DECEMBER 21, 1995



                         AS AMENDED BY AMENDMENT NO. 1



                         DATED AS OF SEPTEMBER 27, 1996


                                 BY AND BETWEEN

                              MICHAEL FOODS, INC.,
                           NORTH STAR UNIVERSAL, INC.
                                      AND

                                 NSU MERGER CO.

                           -------------------------

                               TABLE OF CONTENTS

                                                                                     PAGE NO.
                                                                                     --------
 ARTICLE 1.   DEFINITIONS AND PRELIMINARY TRANSACTIONS............................        I-1
        1.1   Definitions.........................................................        I-1
        1.2   Distribution of Spinco Common Stock.................................        I-5
        1.3   Reverse Stock Split.................................................        I-5
        1.4   No Fractional Shares................................................        I-5
        1.5   NSU Dissenters' Rights..............................................        I-5
        1.6   NSU Stock Option Plans..............................................        I-5
 ARTICLE 2.   MERGER..............................................................        I-6
        2.1   Effect of Merger....................................................        I-6
        2.2   Effect on Michael Capital Stock and Merger Sub Capital Stock........        I-6
        2.3   Rights of Holders of Michael Capital Stock..........................        I-7
        2.4   Procedure for Exchange of Stock.....................................        I-7
 ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF MICHAEL...........................       I-10
        3.1   Organization and Qualification......................................       I-10
        3.2   Authority Relative to this Agreement; Non-Contravention.............       I-10
        3.3   Capitalization......................................................       I-10
        3.4   Exchange Act Reports................................................       I-11
        3.5   Subsidiaries........................................................       I-11
        3.6   Litigation..........................................................       I-11
        3.7   No Brokers or Finders...............................................       I-11
        3.8   Prospectus/Proxy Statement..........................................       I-11
        3.9   Disclosure..........................................................       I-12
 ARTICLE 4.   REPRESENTATIONS AND WARRANTIES OF NSU...............................       I-12
        4.1   Organization and Qualification......................................       I-12
        4.2   Authority Relative to this Agreement; Non-Contravention.............       I-12
        4.3   Capitalization......................................................       I-13
        4.4   Exchange Act Reports................................................       I-13
        4.5   Subsidiaries........................................................       I-13
        4.6   Absence of Certain Developments.....................................       I-13
        4.7   Litigation..........................................................       I-13
        4.8   No Brokers or Finders...............................................       I-14
        4.9   Prospectus/Proxy Statement..........................................       I-14
        4.10  Validity of the Surviving Corporation Common Stock..................       I-14
        4.11  Ownership of Michael Common Stock...................................       I-14
        4.12  Liabilities.........................................................       I-14
        4.13  Disclosure..........................................................       I-14
 ARTICLE 5.   CONDUCT OF BUSINESS PENDING THE MERGER..............................       I-15
        5.1   Conduct of Business by NSU..........................................       I-15
        5.2   Conduct of Business by Michael......................................       I-15
 ARTICLE 6.   ADDITIONAL COVENANTS AND AGREEMENTS.................................       I-15
        6.1   Governmental Filings................................................       I-15
        6.2   Expenses............................................................       I-15
        6.3   Access to Information; Confidentiality..............................       I-16
        6.4   Registration Statement..............................................       I-16
        6.5   Accounting and Tax Treatment........................................       I-17
        6.6   Michael Stock Plans.................................................       I-17
        6.7   Press Releases......................................................       I-17
        6.8   Directors and Officers Insurance....................................       I-17

                                                                                     PAGE NO.
                                                                                     --------
Reports...I-186.10 Stock Listing..................................................       I-18
        6.11  Shareholder Approvals...............................................       I-18
        6.12  No Solicitation.....................................................       I-18
        6.13  Failure to Fulfill Conditions.......................................       I-18
        6.14  Tax Ruling or Opinion...............................................       I-19
        6.15  Resignations and Election of Directors..............................       I-19
        6.16  Orderly Disposition and Registration Rights Agreement...............       I-19
        6.17  Shareholder Vote....................................................       I-19
        6.18  Filing of Reports Necessary for use of Rule 145.....................       I-19
        6.19  Notification of Certain Matters.....................................       I-19
        6.20  Notification of Anticipated NSU Net Indebtedness....................       I-20
        6.21  Distribution Agreement..............................................       I-20
 ARTICLE 7.   CONDITIONS..........................................................       I-20
        7.1   Conditions to Obligations of Each Party.............................       I-20
        7.2   Additional Conditions to Obligation of NSU..........................       I-21
        7.3   Additional Conditions to Obligation of Michael......................       I-22
 ARTICLE 8.   TERMINATION, AMENDMENT AND WAIVER...................................       I-23
        8.1   Termination.........................................................       I-23
        8.2   Effect of Termination...............................................       I-23
        8.3   Amendment...........................................................       I-24
        8.4   Waiver..............................................................       I-24
 ARTICLE 9.   GENERAL PROVISIONS..................................................       I-24
        9.1   Public Statements...................................................       I-24
        9.2   Notices.............................................................       I-24
        9.3   Interpretation......................................................       I-25
        9.4   Severability........................................................       I-25
        9.5   Miscellaneous.......................................................       I-25
        9.6   Non-Survival of Representations, Warranties and Covenants...........       I-26
        9.7   Schedules...........................................................       I-26
        9.8   Counterparts........................................................       I-26
        9.9   Third Party Beneficiaries...........................................       I-26
ARTICLE 10.   DISPUTE RESOLUTION..................................................       I-26
       10.1   Mediation and Binding Arbitration...................................       I-26
       10.2   Initiation..........................................................       I-26
       10.3   Submission to Mediation.............................................       I-26
       10.4   Selection of Mediator...............................................       I-26
       10.5   Mediation and Arbitration...........................................       I-26
       10.6   Selection of Arbitrators............................................       I-27
       10.7   Cost of Arbitration.................................................       I-27
   EXHIBITS
  Exhibit A   -- Discount Factor..................................................       I-29
  Exhibit B   -- Form of Certificate of Merger
  Exhibit C   -- Form of Distribution Agreement
  Exhibit D   -- Form of New Articles
  Exhibit E   -- Form of Orderly Disposition and Registration Rights Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION dated December 21, 1995, by and between MICHAEL FOODS, INC., a Delaware corporation ("Michael"), NORTH STAR UNIVERSAL, INC., a Minnesota corporation ("NSU"), and NSU MERGER CO., a Delaware corporation and a wholly-owned subsidiary of NSU ("Merger Sub")

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Michael and NSU have determined that it is in the best interests of Michael and NSU and their respective shareholders to consummate the merger (the "Merger") of Merger Sub, a newly-formed subsidiary of NSU, with and into Michael with Michael as the surviving corporation;

     WHEREAS, Michael and NSU desire that the Merger be made on the terms and subject to the conditions set forth in this Agreement and qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, as a condition of the Merger, Michael requires that NSU distribute and NSU is willing to distribute immediately after the Merger to NSU shareholders of record prior to the Merger, all of the capital stock of a newly incorporated wholly owned subsidiary, to which, prior to the Merger, all of the assets of NSU will be assigned, contributed or otherwise transferred other than
(i) the shares of Merger Sub, (ii) the shares of Michael Common Stock (defined below) owned by NSU on the date hereof, (iii) cash held by NSU, and (iv) certain other assets as the parties mutually agree, and that NSU be released from, or mutually acceptable adequate provisions be made for, all liabilities and obligations other than as mutually agreed by the parties, so that, after giving effect to the Merger and such distribution, the business and operations of NSU after the Merger will be the business and operations of Michael;

     WHEREAS, the distribution contemplated by the previous WHEREAS clause will be made in accordance with the Distribution Agreement (as defined below);

     WHEREAS, as a further condition of the Merger, Michael requires and NSU is willing to reduce the number of outstanding shares of NSU Common Stock (as defined below) to an amount equal to the number of shares of Michael Common Stock owned by NSU less a number of shares determined by formula to reflect the amount of the liabilities retained by NSU at the time of the Merger net of the cash retained by NSU at the time of the Merger; and

     WHEREAS, Michael is requiring such reduction in the number of outstanding shares of NSU Common Stock so that each share of Michael Common Stock will be exchangeable for one share of the Surviving Corporation Common Stock (as defined below) after the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                    DEFINITIONS AND PRELIMINARY TRANSACTIONS

     1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Affiliate: as defined in Regulation 12b-2 promulgated under the Exchange Act, as such Regulation is in effect on the date hereof.

     Anticipated NSU Net Indebtedness: as defined in Section 6.20.

     Average Price of Michael Common Stock: the average closing sales price per share of Michael Common Stock reported on the NASDAQ-NMS as published by The Wall Street Journal during the twenty (20) trading days ending on the third trading day immediately preceding the Effective Date.

     Certificate of Merger: the Certificate of Merger in substantially the form of Exhibit B hereto.

     Code: the Internal Revenue Code of 1986, as amended, or any successor legislation.

     Continuing Options: as defined in Section 2.2(b).

     Credit Agreement: the Credit Agreement between NSU and First Bank National Association, a national banking association, including any amendments thereto, and any replacement credit agreement or facility.

     Discount Factor: the factor determined in accordance with the table in Exhibit A based on the amount of the NSU Net Assumed Liabilities at the Effective Time.

     Dissenting Shares: as defined in Section 1.5.

     Dissenting Shares Holdback: shall be an amount mutually agreed upon by NSU and Michael based on the number of Dissenting Shares for which such Liability has not been paid by the Effective Date plus a reasonable amount to assure that the Surviving Corporation will not incur any Liability with respect to such Dissenting Shares in excess of the amount mutually agreed by Michael and NSU.

     Distribution: the distribution, on the Distribution Date, of all of the outstanding shares of Spinco Common Stock by NSU to the holders of record of NSU Common Stock on the Distribution Record Date, which distribution shall be deemed to have been effected by NSU upon delivery by NSU to the distribution agent of an instruction directing the distribution agent to effect the distribution of the Spinco Common Stock in accordance with Section 3.03 of the Distribution Agreement and such distribution shall not be effected nor deemed to have been effected until after the Effective Time.

     Distribution Agreement: the Distribution Agreement between NSU and Spinco in substantially the form of Exhibit C hereto.

     Distribution Date: the Effective Date; provided, however, that the Distribution shall not occur until after the Effective Time of the Merger.

     Distribution Record Date: the close of business on the date to be determined by the NSU Board as the record date for the Distribution, which date shall be prior to the Effective Date.

     DGCL: the Delaware General Corporation Law, as amended.

     Effective Date: as defined in Section 2.1(d).

     Effective Time: as defined in Section 2.1(d).

     Exchange Act: the Securities Exchange Act of 1934, as amended.

     Exchange Agent: as defined in Section 2.4(a).

     Exchange Fund: as defined in Section 2.4(c).

     Exchange Ratio: as defined in Section 2.2(a).

     GAAP: generally accepted accounting principles.

     HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     IRS: the Internal Revenue Service.

     Liabilities: any and all debts, liabilities, accounts payable, Taxes, claims and other obligations, absolute or contingent, mature or not mature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, or any actual or threatened action, suit, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal, any order or consent decrees of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     Material Adverse Effect: with respect to an entity means any condition, event, change or occurrence that has had or may reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

     MBCA: Minnesota Business Corporation Act, as amended.

     Merger: as defined in the preambles of this Agreement.

     Michael 10-K Reports: as defined in Section 3.4.

     Michael 10-Q Reports: as defined in Section 3.4.

     Michael Board: the Board of Directors of Michael.

     Michael Common Stock: the common stock, par value $.01 per share, of Michael.

     Michael Stock Plans: as defined in Section 2.2(b).

     Michael Subsidiary: as defined in Section 3.5.

     NASDAQ-NMS: the NASDAQ National Market System.

     New Articles: the amended and restated articles of incorporation of NSU in substantially the form of Exhibit D hereto which will be effective on the Effective Date.

     NSU 10-K Reports: as defined in Section 4.4.

     NSU 10-Q Reports: as defined in Section 4.4.

     NSU Assumed Liabilities: the NSU Indebtedness and the NSU Retained Liabilities.

     NSU Board: the Board of Directors of NSU prior to the Merger Effective
Date.

     NSU Common Stock: the Common Stock, par value $1.00 per share, of NSU, prior to the Merger Effective Date.

     NSU Indebtedness: indebtedness (principal and accrued interest) represented by NSU's outstanding subordinated debentures and subordinated extendable and fixed time certificates and the NSU indebtedness (principal and accrued interest) owing pursuant to the Credit Agreement.

     NSU Net Assumed Liabilities: an amount equal to (i) the NSU Indebtedness as of the Effective Time plus the amount of the Dissenting Shares Holdback, less
(ii) the amount of cash included in the NSU Retained Assets as of the Effective Time, provided that such amount shall be no less than $25,000,000 and no more than $38,000,000.

     NSU Options: as defined in Section 1.6.

     NSU Stock Option Plans: as defined in Section 1.6.

     NSU Subsidiary: as defined in Section 4.5.

     NSU Retained Assets: the following assets:

          (i) such amount of cash as NSU may, in its sole discretion, determine to hold at the Effective Time;

          (ii) 7,354,950 shares of Michael Common Stock owned by NSU as of the date of this Agreement;

          (iii) the capital stock of Merger Sub;

          (iv) the rights of NSU under this Agreement, the Distribution Agreement and the Orderly Disposition and Registration Rights Agreement; and

          (v) any and all net operating loss carryforwards and other Tax attributes properly allocable to NSU following the Effective Date in accordance with the relevant provisions of the Code.

     NSU Retained Liabilities: the following Liabilities:

          (i) any Liability arising from any NSU shareholders who have effectively dissented from the NSU shareholder action in connection with the Merger and the Distribution in accordance with Sections 471 and 473 of the MBCA;

          (ii) any Liability of NSU (Surviving Corporation) under the Distribution Agreement arising after the Effective Date;

          (iii) any Liability of NSU (Surviving Corporation) under this Agreement after the Effective Date; and

          (iv) any Liability of NSU (Surviving Corporation) under the Orderly Distribution and Registration Rights Agreement arising after the Effective Date.

     NSU Transferred Assets: all assets of NSU other than the NSU Retained
Assets.

     NSU Transferred Liabilities: all Liabilities of NSU (i) arising at any time prior to the Effective Date other than the NSU Assumed Liabilities, or (ii) arising as a result of the Distribution (other than any liability of NSU for Taxes resulting from a breach of Section 2.07 of the Distribution Agreement by NSU (Surviving Corporation) after the Effective Date).

     Orderly Disposition and Registration Rights Agreement: the Orderly Disposition and Registration Rights Agreement dated the date hereof between NSU and certain shareholders of NSU in the form of Exhibit E hereto.

     Prospectus/Proxy Statement: as defined in Section 6.4.

     Registration Statement: as defined in Section 6.4.

     Repurchased Michael Common Stock: the number of shares of Michael Common Stock owned by NSU equal to (i) the NSU Net Assumed Liabilities, divided by (ii) the product of the Discount Factor multiplied by the Average Price of Michael Common Stock.

     Requisite Michael Shareholder Vote: as defined in Section 3.2.

     Requisite NSU Shareholder Vote: as defined in Section 4.2.

     Reverse Stock Split: as defined in Section 1.3.

     SEC: the Securities and Exchange Commission.

     Securities Act: the Securities Act of 1933, as amended.

     Spinco: the wholly owned subsidiary of NSU to which NSU will transfer the NSU Transferred Assets and the NSU Transferred Liabilities.

     Spinco Common Stock: the Common Stock, par value $.01 per share, of Spinco.

     Subsidiary: with respect to any entity shall mean each corporation in which such entity owns directly or indirectly fifty percent or more of the voting securities of such corporation and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

     Surviving Corporation: as defined in Article 2.

     Surviving Corporation Common Stock: the common stock, par value $.01 per share, of the Surviving Corporation.

     Taxes: any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

     1.2 Distribution of Spinco Common Stock.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and the conditions set forth in Article 7 shall have been fulfilled or waived,

          (i) NSU shall, prior to the Effective Date, contribute to Spinco all of the NSU Transferred Assets in accordance with the Distribution Agreement;

          (ii) NSU shall use all reasonable efforts to obtain releases from, cause Spinco to assume, indemnify NSU and Merger Sub from or, in accordance with the terms of the Distribution Agreement, otherwise provide for the payment or recovery by NSU or Merger Sub with respect to the NSU Transferred Liabilities; and

          (iii) NSU shall declare the Distribution to NSU shareholders of record on the Distribution Record Date which shall be payable conditioned only upon the Merger on the Distribution Date.

     (b) The Distribution will be effected in accordance with the terms of the Distribution Agreement, which will also govern the relative rights and obligations of Spinco and the Surviving Corporation after the Merger. NSU shall cause the Distribution to be conducted in accordance with all applicable federal and state securities laws.

     1.3 Reverse Stock Split. Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and the conditions set forth in
Article 7 have been fulfilled or waived, NSU shall authorize and effect a combination of the outstanding NSU Common Stock in the form of a reverse stock split (the "Reverse Stock Split") effective on the Effective Date and immediately prior to the Effective Time so that, immediately prior to the Effective Time and after giving effect to the Reverse Stock Split, the aggregate number of shares of NSU Common Stock outstanding on a fully diluted basis (excluding any Dissenting Shares) is equal to: (i) the number of shares of Michael Common Stock then owned directly or beneficially by NSU, less (ii) the number of shares of Repurchased Michael Common Stock.

     1.4 No Fractional Shares. No fractional shares of the Surviving Corporation Common Stock, and no certificates representing such fractional shares, shall be issued in connection with the Reverse Stock Split. In lieu of any fractional share, the Surviving Corporation shall pay to each holder of NSU Common Stock subject to the Reverse Stock Split who otherwise would be entitled to receive a fractional share of NSU Common Stock as a result of the Reverse Stock Split an amount of cash (without interest) determined by multiplying (a) the Average Price of Michael Common Stock times (b) the fractional share interest to which such holder would otherwise be entitled. The payment for fractional shares shall be made upon the surrender for exchange of certificates representing NSU Common Stock which were subject to the Reverse Stock Split.

     1.5 NSU Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, shares of NSU Common Stock that are issued and outstanding on the record date for the meeting of NSU shareholders referred to in Section 6.11 and which are held by NSU shareholders who shall have effectively dissented from the NSU shareholder action with respect to the Distribution in accordance with the MBCA (the "Dissenting Shares") shall not be converted into shares of the Surviving Corporation, shall not be subject to the Reverse Stock Split and shall not be entitled to the Distribution, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost its, his or her right to appraisal and payment under the MBCA. The Dissenting Shares shall have only those rights granted to dissenting shares under the MBCA.

     1.6 NSU Stock Option Plans. NSU shall cause all options (the "NSU Options") outstanding under the 1986 Incentive Stock Option Plan of NSU, the 1986 Non-Qualified Stock Option Plan of NSU, the 1988 Nonqualified Stock Option Plan of NSU (the "NSU Stock Option Plans") or otherwise disclosed in Schedule 4.3 to be cancelled or exercised prior to the Effective Time. At or prior to the Effective Time, all of the NSU Stock Option Plans shall be terminated.

                                   ARTICLE 2

                                     MERGER

     Subject to the satisfaction or waiver of the conditions set forth in
Article 7, on a date mutually satisfactory to the parties as soon as practicable following satisfaction or waiver of such conditions, (i) Merger Sub will merge with and into Michael, (ii) Michael will become a wholly-owned subsidiary of NSU, (iii) Michael will change its name to "Michael Foods of Delaware, Inc.,"
(iv) NSU will complete the Distribution, and (v) NSU will change its name to "Michael Foods, Inc." NSU, in its capacity as the publicly held entity owning Michael as a wholly-owned subsidiary after giving effect to the Merger, the Reverse Stock Split and Distribution, is then defined herein as the "Surviving Corporation." The Merger will be effected pursuant to the Certificate of Merger and pursuant to the provisions of, and with the effect provided in Section 251 of the DGCL.

     2.1 Effect of Merger.

     (a) On the Effective Date, (i) Merger Sub shall be merged with and into Michael and the separate existence of Merger Sub shall cease, (ii) Michael will become a wholly-owned subsidiary of NSU, (iii) Michael will change its name to "Michael Foods of Delaware, Inc.," and (iv) NSU will change its name to "Michael Foods, Inc." On the Effective Date, effective at the Effective Time, the articles of incorporation of the Surviving Corporation will be amended and restated as the New Articles. The Board of Directors of the Surviving Corporation immediately after the Effective Time will consist of nine (9) members of which two (2) directors will be designated in accordance with Section 8 of the Orderly Disposition and Registration Rights Agreement and the remaining directors will be designated by the Michael Board. Immediately after the Effective Time the Board of Directors of the Surviving Corporation will elect the officers of Michael immediately prior to the Effective Time as the officers of Surviving Corporation.

     (b) At the Effective Time, Michael shall thereupon and thereafter be responsible and liable for all the liabilities, debts and obligations of each of Michael and the Merger Sub.

     (c) At the Effective Time, Michael shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Michael and the Merger Sub; all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of Michael and the Merger Sub, shall be taken and deemed to be transferred to and vested in Michael without further act or deed; and the title to any real estate or any interest therein, vested in Michael and the Merger Sub shall not revert or be in any way impaired by reason of the Merger.

     (d) Subject to the provisions of Articles 7 and 8 hereof, the closing of the transactions contemplated hereby shall take place at such location, on such date and at such time as Michael and NSU mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article 7, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the closing date, to effect the Merger, the parties hereto will cause a Certificate of Merger to be filed with the Delaware Secretary of State in accordance with the DGCL. Also on the Effective Date, the parties hereto will effect the other transactions contemplated hereby, including the filing of the New Articles with the Minnesota Secretary of State. The Merger shall be effective when the Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Time"). As used herein, the term "Effective Date" shall mean the date on which the Certificate of Merger is filed with the Delaware Secretary of State.

     2.2 Effect on Michael Capital Stock and Merger Sub Capital Stock.

     To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

     (a) each issued and outstanding share of Michael Common Stock (other than shares of Michael Common Stock (i) held as treasury stock of Michael or (ii) held directly or indirectly by NSU) shall be converted into and exchangeable for one share (the "Exchange Ratio") of the Surviving Corporation Common Stock (after giving effect to the adoption of the New Articles on the Effective Date as provided in

Section 2.1(a) above) and the Surviving Corporation shall issue to holders of Michael Common Stock shares of the Surviving Corporation Common Stock based on the Exchange Ratio in exchange for the outstanding shares of Michael Common Stock;

     (b) the 1987 Incentive Stock Option Plan of Michael, the 1987 Non-Qualified Stock Option Plan of Michael, the 1992 Stock Option Plan for Non-Employee Directors of Michael and the 1994 Executive Incentive Plan (the "Michael Stock Plans") and all outstanding options (the "Michael Options") to purchase shares of Michael Common Stock issued pursuant to the Michael Stock Plans shall be assumed and adopted by the Surviving Corporation in accordance with the terms of the Michael Stock Plans and the Michael Options shall have the rights provided in such plans (the "Continuing Options"). In the case of any option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the Code; and

     (c) each share of Michael Common Stock held as treasury stock of Michael or held directly or indirectly by NSU shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereof.

     (d) all outstanding shares of common stock, $.01 par value, of the Merger Sub held by the Surviving Corporation shall be converted into one thousand (1,000) shares of Michael Common Stock at the Effective Time and will remain outstanding after the Effective Date as capital stock of Michael held by the Surviving Corporation and all other outstanding shares of Michael Common Stock shall be canceled.

     2.3 Rights of Holders of Michael Capital Stock.

     (a) On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate which immediately prior to the Effective Date represented shares of Michael Common Stock shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of the Surviving Corporation Common Stock into which such shares of Michael Common Stock shall have been converted, and the record holder of such outstanding certificate shall, after the Effective Date, be entitled to vote the shares of the Surviving Corporation Common Stock into which such shares of Michael Common Stock shall have been converted on any matters on which the holders of record of the Surviving Corporation Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Michael Common Stock, the Surviving Corporation may rely conclusively upon the record of shareholders maintained by Michael containing the names and addresses of the holders of record of Michael Common Stock on the Effective Date.

     (b) On and after the Effective Date, the Surviving Corporation shall reserve a sufficient number of authorized but unissued shares of the Surviving Corporation Common Stock for issuance in connection with the conversion of Michael Common Stock into the Surviving Corporation Common Stock and the shares of Michael Common Stock reserved for issuance under the Michael Stock Plans, including the shares issuable upon exercise of the Continuing Options.

     2.4 Procedure for Exchange of Stock.

     (a) After the Effective Date, holders of certificates theretofore evidencing outstanding shares of Michael Common Stock, upon surrender of such certificates to an exchange agent appointed by Michael (the "Exchange Agent"), shall be entitled to receive certificates representing the number of whole shares of the Surviving Corporation Common Stock into which shares of Michael Common Stock theretofore represented by the certificates so surrendered shall have been converted as provided in Section 2.2(a) hereof. As soon as practicable after the Effective Date, the Surviving Corporation shall cause the Exchange Agent to mail appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Michael Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to each holder of Michael Common Stock of record as of the Effective Date advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing ownership of the Michael Common Stock in exchange for new certificates evidencing ownership of the Surviving Corporation Common

Stock. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of shares of Michael Common Stock is entitled as a result of the Merger until such holder surrenders the certificate or certificates representing such shares for exchange as provided in such transmittal materials and this Section 2.4(a). Upon surrender, each certificate evidencing Michael Common Stock shall be canceled.

     (b) After the Effective Date, holders of certificates theretofore evidencing outstanding shares of NSU Common Stock subject to the Reverse Stock Split, upon surrender of such certificates to the Exchange Agent, shall be entitled to receive (i) certificates representing the whole number of shares of the Surviving Corporation Common Stock into which the shares of NSU Common Stock subject to the Reverse Stock Split so surrendered shall have been combined as a result of the Reverse Stock Split, and (ii) cash payments in lieu of fractional shares, if any, as provided in Section 1.4 hereof. As soon as practicable after the Effective Date, the Surviving Corporation shall cause the Exchange Agent to mail appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of NSU Common Stock subject to the Reverse Stock Split shall pass, only upon proper delivery of such certificates to the Exchange Agent) to each holder of NSU Common Stock subject to the Reverse Stock Split of record as of the Effective Date advising such holder of the effectiveness of the Merger, the Reverse Stock Split and the Distribution and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing ownership of the NSU Common Stock subject to the Reverse Stock Split in exchange for new certificates evidencing ownership of the Surviving Corporation Common Stock. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of shares of NSU Common Stock subject to the Reverse Stock Split is entitled as a result of the Merger and the Reverse Stock Split until such holder surrenders the certificate or certificates representing such shares for exchange as provided in such transmittal materials and this Section 2.4(b). Notwithstanding the immediately preceding sentence, as provided in the Distribution Agreement and in accordance with the terms thereof, the certificates evidencing the Spinco Common Stock shall be mailed on the Distribution Date to the NSU shareholders of record on the Distribution Record Date, other than holders of Dissenting Shares, and the surrender of the certificates evidencing the NSU Common Stock subject to the Reverse Stock Split shall not be a condition to the delivery, after the Effective Date, of the certificates evidencing the Spinco Common Stock. Upon surrender, each certificate evidencing NSU Common Stock subject to the Reverse Stock Split shall be canceled.

     (c) On the Effective Date, the Surviving Corporation shall deposit, or shall cause to be deposited, with the Exchange Agent, for exchange in accordance with this Section 2.4, certificates representing the shares of the Surviving Corporation Common Stock and cash in lieu of fractional shares (such certificates and cash are hereinafter referred to as the "Exchange Fund") to be issued or paid by the Surviving Corporation pursuant to Articles 1 and 2 in connection with the Merger and the Reverse Stock Split. As provided in the Distribution Agreement, the certificates evidencing the Spinco Common Stock shall have been deposited by NSU with the transfer agent of NSU on or prior to the Effective Date, for distribution on the Distribution Date in accordance with the terms of the Distribution Agreement and the terms hereof. After the Effective Date, the Surviving Corporation shall, on the payment or distribution date, tender to the Exchange Agent as an addition to the Exchange Fund all dividends and other distributions applicable to certificates held in the Exchange Fund for shares of the Surviving Corporation Common Stock issuable in respect of the NSU Common Stock subject to the Reverse Stock Split.

     (d) Until outstanding certificates representing NSU Common Stock subject to the Reverse Stock Split are surrendered as provided in Section 2.4(b) hereof, no dividend or distribution payable to such holders of record of NSU Common Stock, except the Spinco Common Stock payable in connection with the Distribution, shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions (without interest) theretofore paid with respect to the whole shares of the Surviving Corporation Common Stock into which such shares are converted as a result of the Reverse Stock Split, but not paid to such holder, and which dividends or distributions had a record date occurring subsequent to the Effective Date.

     (e) After the Effective Date, there shall be no further registration of transfers on the records of Michael of outstanding certificates formerly representing shares of Michael Common Stock at the Effective Date (other than the shares of the Merger Sub which are converted into Michael Common Stock pursuant to Section 2.3(c)) and there shall be no further registration of transfers on the records of the Surviving Corporation of outstanding certificates representing shares of NSU Common Stock subject to the Reverse Stock Split. If any such certificate is presented to Michael or the Surviving Corporation, it shall be forwarded to the Exchange Agent for cancellation and exchange for certificates representing shares of the Surviving Corporation Common Stock as herein provided.

     (f) All shares of the Surviving Corporation Common Stock issued upon the surrender for exchange of Michael Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Michael Common Stock. All shares of the Surviving Corporation Common Stock issued upon the surrender for exchange of NSU Common Stock subject to the Reverse Stock Split in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NSU Common Stock.

     (g) Any portion of the Exchange Fund (including the proceeds of any investments thereof, any shares of the Surviving Corporation Common Stock and any dividends or distributions thereon) that remains unclaimed by the holders of Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split, as the case may be, for six months after the Effective Date shall be returned or repaid to the Surviving Corporation. Any holders of Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split who have not theretofore complied with this Section 2.4 shall thereafter look only to the Surviving Corporation for issuance of their shares of the Surviving Corporation Common Stock, cash in lieu of fractional shares and any unpaid dividends and distributions on the Surviving Corporation Common Stock deliverable in respect of the shares of NSU Common Stock subject to the Reverse Stock Split that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. If outstanding certificates for shares of Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent not prohibited by abandoned property and any other applicable law, become the property of the Surviving Corporation (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Surviving Corporation, Michael, NSU, the Exchange Agent or any other person shall be liable to any former holder of Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any certificate for Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of the Surviving Corporation Common Stock and cash for fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that the Surviving Corporation, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation, Michael, NSU, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF MICHAEL

     Michael hereby represents and warrants to NSU as follows:

     3.1 Organization and Qualification. Michael is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. Each of the Michael Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The copies of the Charter and Bylaws of Michael which have been made available to NSU prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the term "Charter" with respect to any corporation shall mean those instruments that at that time constitute its charter as filed or recorded under the general corporation or other applicable law of the jurisdiction of its incorporation or organization, including the articles or certificate of incorporation and any and all amendments thereto. Each of Michael and the Michael Subsidiaries is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Michael.

     3.2 Authority Relative to this Agreement; Non-Contravention. Michael has the requisite corporate power and authority to enter into this Agreement and the Certificate of Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Certificate of Merger by Michael and the consummation by Michael of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Michael and, except for approval of this Agreement and the Merger by the requisite vote of Michael's shareholders, no other corporate proceedings on the part of Michael are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Michael and, assuming it is a valid and binding obligation of NSU, constitutes a valid and binding obligation of Michael enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 3.2, neither Michael nor any of the Michael Subsidiaries is subject to, or obligated under, any provision of (a) its Charter or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, the Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, other than any such breaches, violations, rights of termination or acceleration or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Michael. Except for (a) the filing required by the HSR Act and the termination of any waiting period thereunder, (b) the filing with the SEC of a joint proxy statement in definitive form relating to the meetings of Michael's and NSU's shareholders to be held in connection with this Agreement and the transactions contemplated hereby, (c) the filing with the SEC of the Registration Statement and effectiveness of the Registration Statement,
(d) the approval of the Merger, the Certificate of Merger and this Agreement by the requisite vote of the shareholders of Michael (the "Requisite Michael Shareholder Vote"), (e) approvals under applicable Blue Sky laws, (f) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, and (g) such filings, authorizations or approvals as may be set forth in Schedule 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Michael or any of the Michael Subsidiaries for the consummation by Michael of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on Michael or adversely affect the consummation of the transactions contemplated hereby.

     3.3 Capitalization. The authorized, issued and outstanding shares of capital stock of Michael as of the date hereof is correctly set forth on
Schedule 3.3. The issued and outstanding shares of capital stock of

Michael are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights.

     3.4 Exchange Act Reports. Prior to the execution of this Agreement, Michael has delivered or made available to NSU complete and accurate copies of (a) Michael's Annual Reports on Form 10-K for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 (the "Michael 10-K Reports") as filed with the SEC,
(b) all Michael proxy statements and annual reports to shareholders used in connection with meetings of Michael shareholders held since January 1, 1991 and
(c) Michael's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995 (the "Michael 10-Q Reports") as filed with the SEC. As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 1991, Michael has filed in a timely manner all reports that it was required to file with the SEC pursuant to the Exchange Act, as amended, and the rules and regulations promulgated thereunder. The Michael financial statements (including any footnotes thereto) contained in the Michael 10-K Reports and the Michael 10-Q Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present the financial condition of Michael as of the dates thereof, except, in the case of unaudited interim financial statements, subject to normal year-end adjustments and the omission of footnotes.

     3.5 Subsidiaries. Schedule 3.5 correctly sets forth the name and jurisdiction of incorporation of each Subsidiary of Michael (each a "Michael Subsidiary" and collectively the "Michael Subsidiaries"). Except as disclosed on
Schedule 3.5, all of the issued and outstanding shares of capital stock of each Michael Subsidiary are owned directly or indirectly by Michael free and clear of any lien, pledge, security interest, encumbrance or charge of any kind.

     3.6 Litigation. As of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of Michael, threatened against Michael, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which challenges or seeks to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby or seeks to obtain material damages in connection with the transactions contemplated hereby. As used in this Agreement, the phrase "to the knowledge of," or words of similar import, with respect to an entity means to the knowledge of management officials of such entity having responsibility for the matter in question.

     3.7 No Brokers or Finders. Except as disclosed on Schedule 3.7, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Michael or any of the Michael Subsidiaries.

     3.8 Prospectus/Proxy Statement. At the time the Registration Statement becomes effective and at the time the Prospectus/Proxy Statement is mailed to the shareholders of Michael and NSU in order to obtain approvals referred to in
Section 6.11 and at all times subsequent to such mailing up to and including the times of such approvals, the Registration Statement and the Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information furnished to NSU by Michael as provided in Section 6.4(b) below) for inclusion in the Prospectus/Proxy Statement or consistent with information so furnished by Michael relating to Michael (including the Michael Subsidiaries) and its shareholders, Michael Common Stock, the Michael Stock Plans, the Continuing Options, this Agreement, the Certificate of Merger, the Merger and all other transactions contemplated hereby, will (a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     3.9 Disclosure. The representations and warranties of Michael contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Michael which has not been disclosed to NSU pursuant to this Agreement, the Schedules hereto, the Michael 10-K Reports and the Michael 10-Q Reports, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Michael or materially adversely affect the ability of Michael to consummate in a timely manner the transactions contemplated hereby.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF NSU

     NSU hereby represents and warrants to Michael as follows:

     4.1 Organization and Qualification. NSU is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted. Each of the NSU Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The copies of the Charter and Bylaws of NSU and Merger Sub which have been made available to Michael on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. Each of NSU and the NSU Subsidiaries is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on NSU.

     4.2 Authority Relative to this Agreement; Non-Contravention. Each of NSU, the Merger Sub and Spinco has the requisite corporate power and authority to enter into this Agreement, the Certificate of Merger and the Distribution Agreement to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Certificate of Merger and the Distribution Agreement by NSU, the Merger Sub and Spinco to which it is or will be a party, and the consummation by NSU, the Merger Sub and Spinco of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of NSU, the Merger Sub and Spinco. Except for approval of this Agreement, the Merger, the New Articles, the Reverse Stock Split and the Distribution by the requisite vote of NSU's shareholders, no other corporate proceedings on the part of NSU, Merger Sub or Spinco are necessary to authorize this Agreement, the Certificate of Merger and the Distribution Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by NSU and Merger Sub and, assuming it is a valid and binding obligation of Michael, constitutes a valid and binding obligation of NSU and Merger Sub enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 4.2, neither NSU nor any of the NSU Subsidiaries is subject to, or obligated under, any provision of (a) its Charter or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, the Certificate of Merger, the Distribution Agreement or the consummation of the transactions contemplated hereby or thereby, other than any such breaches, violations, rights of termination or acceleration or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NSU. Except for (a) the filings, notices, consents and approvals described in Section 3.2 hereof,
(b) the filing with the SEC of a registration statement on Form S-1 registering the shares of Spinco Common Stock to be distributed in the Distribution, if required, (c) approval of the Merger and this Agreement, the New Articles, the Reverse Stock Split and the Distribution by the requisite vote of the shareholders of NSU (the "Requisite NSU Shareholder Vote"), (d) the filing of the New Articles with the Minnesota Secretary of State, and (e) such filings, authorizations or approvals as may be set forth in Schedule 4.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of NSU or any of the NSU Subsidiaries for the consummation by NSU or the Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on NSU or adversely affect the consummation of the transactions contemplated hereby.

     4.3 Capitalization. The authorized, issued and outstanding shares of capital stock of each of NSU and Merger Sub as of the date hereof is correctly set forth on Schedule 4.3. The issued and outstanding shares of capital stock of each of NSU, Merger Sub and Spinco are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 4.3, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating NSU or Merger Sub to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock. Schedule 4.3 contains true and correct copies of all such agreements, arrangements (including all stock plans, but excluding individual stock option agreements) or commitments. The outstanding shares of NSU Common Stock have been duly listed for trading on the Pacific Stock Exchange and the NASDAQ-NMS.

     4.4 Exchange Act Reports. Prior to the execution of this Agreement, NSU has delivered or made available to Michael complete and accurate copies of (a) NSU's Annual Reports on Form 10-K for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 (the "NSU 10-K Reports") as filed with the SEC, (b) all NSU proxy statements and annual reports to shareholders used in connection with meetings of NSU shareholders held since January 1, 1991 and (c) NSU's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995 (the "NSU 10-Q Reports") as filed with the SEC. As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 1991, NSU has filed in a timely manner all reports that it was required to file with the SEC pursuant to the Exchange Act. The NSU financial statements (including footnotes thereto) contained in the NSU 10-K Reports and the NSU 10-Q Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present the financial condition of NSU as of the dates thereof, except in the case of unaudited interim financial statements subject to normal year-end adjustments and the omission of footnotes.

     4.5 Subsidiaries. Schedule 4.5 correctly sets forth the name and jurisdiction of incorporation of each corporation, fifty percent or more of the voting securities of which is owned directly or indirectly by NSU (each a "NSU Subsidiary" and collectively the "NSU Subsidiaries"). All of the issued and outstanding shares of capital stock of each NSU Subsidiary are owned directly or indirectly by NSU free and clear of any lien, pledge, security interest, encumbrance or charge of any kind.

     4.6 Absence of Certain Developments. Except as disclosed in NSU's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 or on Schedule 4.6, unless otherwise expressly contemplated or permitted by this Agreement, since September 30, 1995 to the date hereof, neither NSU nor any of the NSU Subsidiaries has:

          (a) issued or sold any of its equity securities other than NSU Common Stock, securities convertible into or exchangeable for its equity securities other than NSU Common Stock, warrants, options or other rights to acquire its equity securities other than NSU Common Stock;

          (b) reclassified any of its outstanding shares of capital stock; or

          (c) agreed to do any of the foregoing.

     4.7 Litigation. As of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of NSU, threatened against NSU or any of the NSU Subsidiaries, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which challenges or seeks to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby or seeks to obtain material damages in connection with the transactions contemplated hereby.

     4.8 No Brokers or Finders. Except as disclosed on Schedule 4.8, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of NSU or any of the NSU Subsidiaries.

     4.9 Prospectus/Proxy Statement. At the time the Registration Statement becomes effective and at the time the Prospectus/Proxy Statement is mailed to the shareholders of NSU and Michael in order to obtain approvals referred to in
Section 6.11 hereof and at all times subsequent to such mailing up to and including the times of such approvals, the Registration Statement and the Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to NSU (including the NSU Subsidiaries) and its shareholders, this Agreement, the Certificate of Merger, the Distribution and all other transactions contemplated hereby, will
(a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any written information, including financial statements, of or provided by Michael for such Prospectus/Proxy Statement.

     4.10 Validity of the Surviving Corporation Common Stock. The shares of the Surviving Corporation Common Stock to be issued to holders of Michael Common Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

     4.11 Ownership of Michael Common Stock. As of the date hereof, NSU owns good and valid title to 7,354,950 shares of Michael Common Stock, free and clear of any liens, claims, encumbrances or restrictions (other than restrictions imposed by securities laws) except as disclosed on Schedule 4.11.

     4.12 Liabilities. As of the Effective Time, (a) NSU shall have no known Liabilities other than (i) the NSU Assumed Liabilities for which the Surviving Corporation shall be responsible, and (ii) the contingent liabilities listed in
Schedule 4.12 hereto against which the Surviving Corporation and its Subsidiaries will be indemnified pursuant to Section 5.01 of the Distribution Agreement, and (b) Merger Sub shall have no Liabilities, except its obligations under this Agreement.

     4.13 Disclosure. The representations and warranties of NSU contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to NSU and the NSU Subsidiaries which has not been disclosed to Michael pursuant to this Agreement, the Schedules hereto and the NSU 10-K Reports and the NSU 10-Q Reports, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on NSU or materially adversely affect the ability of NSU to consummate in a timely manner the transactions contemplated hereby.

                                   ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE MERGER

     5.1 Conduct of Business by NSU. From the date of this Agreement to the Effective Date, unless Michael shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this Section 5.1, NSU shall not, directly or indirectly, (a) amend or propose to amend its Charter or Bylaws except for the New Articles, (b) issue, sell or grant any of its equity securities other than NSU Common Stock, securities convertible into or exchangeable for its equity securities other than NSU Common Stock, warrants, options or other rights to acquire its equity securities other than NSU Common Stock, (c) reclassify any outstanding shares of capital stock of NSU, (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof, except by a NSU Subsidiary and in a transaction in which NSU shall not have any Liabilities with respect thereto after the Effective Date, (e) sell, transfer, pledge or otherwise encumber the Michael Common Stock owned by NSU other than as collateral for indebtedness under the Credit Agreement, (f) purchase or otherwise acquire any additional shares of Michael Common Stock, (g) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, or (h) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters.

     5.2 Conduct of Business by Michael. From the date of this Agreement to the Effective Date, unless NSU shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this Section 5.2, Michael shall not, directly or indirectly, (a) amend its Charter or Bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Michael, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Michael, except for regular quarterly dividends which are not in excess of $.05 per share per quarter on the Michael Common Stock, or (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of this Agreement for which consents, waivers or modifications are required to be obtained as set forth on
Schedule 3.2.

                                   ARTICLE 6

                      ADDITIONAL COVENANTS AND AGREEMENTS

     6.1 Governmental Filings. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including the Securities Act, the Exchange Act and the HSR Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     6.2 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Any such costs or expenses incurred by NSU shall be paid prior to the Effective Time. Notwithstanding the foregoing, NSU and Michael will each pay, when due, one-half of (i) all filing fees required to be paid under the HSR Act by Michael, NSU or any shareholder of NSU who may be an "Ultimate Parent Entity" under the HSR Act in connection with the Merger (but excluding the Distribution), (ii) all costs of all SEC filing fees with respect to the Registration Statement as those fees relate to the shares of Surviving Corporation Common Stock issuable to the holders of Michael Common Stock as a result of the Merger, and (iii) all costs of qualifying the Surviving Corporation securities to be issued in connection with the transactions contemplated by this Agreement under state blue sky laws to the extent necessary.

     6.3 Access to Information; Confidentiality.

     (a) Each party shall permit and shall cause each of its subsidiaries to permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein.

     (b) Each party shall comply with the provisions of its confidentiality letter dated December 1, 1995 with the other party. This Agreement does not supersede or modify the terms of such confidentiality letters.

     6.4 Registration Statement.

     (a) For the purpose (i) of holding meetings of shareholders of Michael and NSU to approve the Merger and this Agreement and, in the case of NSU, to approve the New Articles, the Reverse Stock Split and the Distribution, and (ii) of registering with the SEC and with applicable state securities authorities the securities of the Surviving Corporation to be issued as contemplated by this Agreement, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include a prospectus/joint proxy statement satisfying all applicable requirements of the Securities Act, the Exchange Act, applicable state securities laws and the rules and regulations thereunder (such prospectus/joint proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

     (b) Michael shall furnish such information concerning Michael and the Michael Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Michael, the Michael Subsidiaries and Michael securities, to be prepared in accordance with Section 6.4(a). Michael agrees promptly to advise NSU if at any time prior to the Michael or NSU shareholders' meetings any information provided by Michael in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to share with NSU the information needed to correct such inaccuracy or omission.

     (c) NSU shall furnish Michael with such information concerning NSU and the NSU Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to NSU, the NSU Subsidiaries and the NSU securities, to be prepared in accordance with Section 6.4(a). NSU agrees promptly to advise Michael if at any time prior to the Michael or NSU shareholders' meetings any information provided by NSU in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide Michael with the information needed to correct such inaccuracy or omission.

     (d) NSU shall use all reasonable efforts to promptly prepare and (subject to receipt of audited financial statements of each of NSU and Michael for the year ended December 31, 1995) file the Registration Statement with the SEC and applicable state securities agencies. NSU shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act and applicable state securities laws at the earliest practicable date. NSU agrees to provide Michael with reasonable opportunity to review and comment on the Registration Statement and any amendment thereto before filing with the SEC or any other governmental entity and agrees not to make such filing if Michael reasonably objects to the completeness or accuracy of any information contained therein. Michael authorizes NSU to utilize in the Registration Statement the information concerning Michael, the Michael Subsidiaries and Michael securities provided to NSU for the purpose of inclusion in the Prospectus/Proxy Statement. NSU shall advise Michael promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and NSU shall furnish Michael with copies of all such documents. Prior to the Effective Date or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act.

     (e) Michael shall use reasonable efforts to cause to be delivered to NSU a letter relating to the financial statements of Michael included in the Registration Statement from Grant Thornton LLP, Michael's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to NSU, in form and substance reasonably satisfactory to NSU and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (f) NSU shall use reasonable efforts to cause to be delivered to Michael a letter relating to the financial statements of NSU included in the Registration Statement from Grant Thornton LLP, NSU's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Michael, in form and substance reasonably satisfactory to Michael and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (g) NSU shall bear all printing and mailing costs in connection with the preparation and mailing of the Prospectus/Proxy Statement to NSU shareholders. Michael shall bear all printing and mailing costs in connection with the preparation and mailing of the Prospectus/Proxy Statement to Michael shareholders. Michael and NSU shall each bear their own legal and accounting expenses in connection with the Registration Statement.

     6.5 Accounting and Tax Treatment. Neither NSU nor Michael, nor Surviving Corporation after the Effective Date, shall, directly or indirectly, voluntarily take any action which would disqualify the Merger, the Reverse Stock Split and the Distribution as a business combination utilizing the reverse acquisition concept with Michael being the accounting acquiror for accounting purposes and the Merger as a "reorganization" that would be tax free to the shareholders of NSU and Michael pursuant to Section 368(a) of the Code.

     6.6 Michael Stock Plans. At or prior to the Effective Time, NSU shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of the Surviving Corporation Common Stock, equal to the number of shares of Michael Common Stock reserved for issuance under the Michael Stock Plans to be adopted and assumed by the Surviving Corporation at the Effective Time, including the shares issuable upon exercise of the Continuing Options, in accordance with Section 2.2(b).

     6.7 Press Releases. Michael and NSU shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

     6.8 Directors and Officers Insurance. Each of NSU and Michael will use its reasonable efforts to obtain a quote for "tail policy" coverage for a period of three years after the Effective Date under its officers and directors liability insurance for claims asserted after the Effective Date against any person who was an officer or director of NSU or any NSU Subsidiary prior to the Effective Date which claims relate to the period prior to the Effective Date. If such coverage is available, NSU will, prior to the Effective Date, select which coverage it prefers and purchase or reimburse Michael for the cost of such coverage.

     6.9 Securities Reports. Each of Michael and NSU agree to provide to the other party copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two days after the date such reports or other documents are filed with the SEC. Upon delivery of any such report or document, the delivering party shall be deemed to have made the representations to the receiving party with respect thereto as set forth in Sections 3.4 and 4.4, respectively.

     6.10 Stock Listing. NSU shall use all reasonable efforts to list on the NASDAQ-NMS the shares of the Surviving Corporation Common Stock to be issued in connection with the Merger and the Reverse Stock Split, and to change the trading symbol for the Surviving Corporation Common Stock to MIKL on the Effective Date.

     6.11 Shareholder Approvals. Each of Michael and NSU shall call a meeting of its shareholders for the purpose of voting upon this Agreement and the Merger, and, in the case of NSU, the New Articles, the Reverse Stock Split and the Distribution, and shall hold such meeting on the later of (a) June 6, 1996, or
(b) such other date(s) as mutually agreed by NSU and Michael, but such mutually agreed date(s) shall not be later than forty-five (45) days after the effectiveness of the Registration Statement. The Board of Directors of each of Michael and NSU shall recommend approval of this Agreement and the Merger, and, in the case of NSU, the New Articles, the Reverse Stock Split and the Distribution, and use all reasonable efforts (including, without limitation, soliciting proxies for such approvals) to obtain approvals thereof from its shareholders, provided, however, the Board of Directors of either may fail to make the recommendation, and/or to seek to obtain the shareholder approval referred to in this sentence, or withdraw, modify or change any such recommendation, if such Board of Directors determines, after consultation with counsel, that the making of such recommendation, the seeking to obtain such shareholder approval, or the failure to so withdraw, modify or change its recommendation, is reasonably likely to constitute a breach of the fiduciary or legal obligations of such Board of Directors.

     6.12 No Solicitation.

     (a) Unless and until this Agreement shall have been terminated pursuant to
Section 8.1, neither NSU nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger or sale of substantial assets, except for the sale of NSU assets other than the Michael Common Stock owned by NSU; provided that NSU may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of NSU determines, after consultation with counsel, that the failure to engage in such discussions is reasonably likely to constitute a breach of the fiduciary or legal obligations of the Board of Directors of NSU. NSU will promptly advise Michael if it receives a proposal or inquiry with respect to the matters described above.

     (b) Unless and until this Agreement shall have been terminated pursuant to
Section 8.1, neither Michael nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger or sale of substantial assets, except if (i) Michael is the surviving corporation in such transaction, and (ii) the shareholders of Michael immediately preceding such transaction will own at least 51% of the outstanding shares of Michael after giving effect to such transaction; provided that Michael may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of Michael determines, after consultation with counsel, that the failure to engage in such discussions is reasonably likely to constitute a breach of the fiduciary or legal obligations of the Board of Directors of Michael. Michael will promptly advise NSU if it receives a proposal or inquiry with respect to the matters described above.

     6.13 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

     6.14 Tax Ruling or Opinion. Michael and NSU shall reasonably cooperate with each other in submitting the request for private letter ruling by the IRS contemplated by Section 7.1(d), shall promptly notify the other of any communications with or from the IRS with respect to the ruling request, and shall not submit any written material to the IRS in connection with the ruling request without consulting with the other.

     6.15 Resignations and Election of Directors. At the Effective Time, NSU shall deliver the voluntary resignations of each officer of NSU and each director of NSU who is not designated to be a director of the Surviving Corporation in accordance with Section 2.1(a) and shall elect the other persons who shall be directors of the Surviving Corporation in accordance with Section 2.1(a) to be directors of the Surviving Corporation upon the consummation of the Merger.

     6.16 Orderly Disposition and Registration Rights Agreement. Contemporaneous with the execution and delivery of this Agreement, NSU shall execute and deliver and shall cause the parties other than NSU to execute and deliver the Orderly Disposition and Registration Rights Agreement. NSU covenants and agrees that the provisions of the Orderly Disposition and Registration Rights Agreement will not be amended, waived, terminated or otherwise modified prior to the Effective Date without the prior written consent of Michael.

     6.17 Shareholder Vote. NSU will vote the shares of Michael Common Stock owned by NSU in favor of the Merger, this Agreement, the Certificate of Merger and the persons nominated by the Michael Board of Directors for election as directors of Michael at the meeting of the Michael shareholders contemplated by
Section 6.11, provided the number of nominees is not greater than nine and provided further that James H. Michael, Miles E. Efron and Jeffrey J. Michael are nominees of Michael.

     6.18 Filing of Reports Necessary for use of Rule 145. After the Effective Date, Surviving Corporation shall use reasonable efforts to file all reports and data with the SEC necessary to permit the shareholders of Michael and NSU who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) of Michael Common Stock to sell the Surviving Corporation Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under the Securities Act if they would otherwise be so entitled. After the Effective Date, Surviving Corporation will use reasonable efforts to file with the SEC reports, statements, and other materials required by the federal securities laws on a timely basis.

     6.19 Notification of Certain Matters.

     (a) Each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

     (b) From time to time after the date hereof and prior to the Effective Time, each party shall promptly supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering an updated Schedule to the other party pursuant to this Section 6.19(b) with respect to any matter hereafter arising which would render any such representation or warranty after the date of this Agreement materially untrue, inaccurate or incomplete as a result of such matter arising. Such supplement or amendment to a party's representations and warranties contained in an updated Schedule delivered pursuant to this Section 6.19(b) shall be deemed to have modified the representations and warranties of the disclosing party, and no such supplement or amendment, or the information contained in such updated Schedule, shall constitute a breach of a representation or warranty of the disclosing party; provided that no such supplement or amendment may cure any breach of a covenant or agreement of any party under Articles 5 or 6. Within fifteen (15) days after receipt of such supplement or amendment, the receiving party may terminate this Agreement pursuant to Section 7.1(g) hereof if (i) the information in such supplement or amendment together with the information in any and all of the supplements or amendments previously provided by the disclosing party indicate that the disclosing party has suffered or is reasonably likely to suffer a Material Adverse Effect or, in the case of an updated Schedule 4.12 is, in Michael's reasonable determination a material liability, and (ii) the disclosing party has not cured the matters giving rise to such termination within fifteen (15) days after the receiving party notifies the disclosing party that it is exercising its right to terminate this Agreement under this Section 6.19(b).

     6.20 Notification of Anticipated NSU Net Indebtedness. No later than thirty
(30) days after the initial filing of the Registration Statement, NSU shall notify Michael of the anticipated amount of the NSU Indebtedness at the Effective Time, less the amount of cash to be included in the Retained Assets at the Effective Time (the "Anticipated NSU Net Indebtedness"). NSU covenants that the amount of the NSU Net Assumed Liabilities at the Effective Time less the amount of the Dissenting Shares Holdback will be an amount within the range of
(i) the Anticipated NSU Net Indebtedness less $2,000,000, and (ii) the Anticipated NSU Net Indebtedness plus $2,000,000.

     6.21 Distribution Agreement. Prior to the Effective Date, NSU shall and shall cause Spinco to duly execute and deliver the Distribution Agreement. NSU shall perform all of its obligations under the Distribution Agreement which are to be performed thereunder prior to the Effective Time and NSU shall cause Spinco to perform all of its obligations under the Distribution Agreement which are to be performed thereunder prior to the Effective Time. NSU covenants that the Distribution Agreement will not be amended, waived, terminated or otherwise modified prior to the Effective Time without the prior written consent of Michael.

                                   ARTICLE 7

                                   CONDITIONS

     7.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

     (a) No Injunction. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

     (b) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

     (c) Registration Statement. The Registration Statement and the registration statement relating to the Spinco Common Stock to be distributed in the Distribution, if required, shall have been declared effective and shall not be subject to a stop order of the SEC, the Spinco Common Stock shall have been registered pursuant to the Exchange Act and, if the offer and sale of the Surviving Corporation securities in the Merger or the Spinco Common Stock in the Distribution pursuant to this Agreement is required to be registered under the securities laws of any state, the registration statements shall have been declared effective and shall not be subject to a stop order of the securities commission in such state.

     (d) Tax Ruling or Federal Tax Opinion. Michael and NSU shall have received a private letter ruling from the IRS or tax opinion addressed to both Michael and NSU by counsel or independent certified accountants mutually acceptable to Michael and NSU based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes:

          (i) The formation of Merger Sub and the merger of Merger Sub into Michael will be disregarded for federal income tax purposes, and the transaction will be treated as an acquisition by NSU of the stock of Michael in exchange solely for the shares of the Surviving Corporation Common Stock.

          (ii) The acquisition by NSU of all of the stock of Michael held by stockholders other than NSU solely in exchange for the Surviving Corporation Common Stock will qualify as a reorganization under

     Section 368(a)(1)(B) of the Code. NSU and Michael will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

          (iii) The transfer by NSU of all of the stock of the NSU Subsidiaries (other than Spinco and the Merger Sub) held, directly and indirectly, by NSU to Spinco will qualify as a reorganization under Section 368(a)(i)(D) of the Code.

          (iv) No gain or loss will be recognized by NSU upon the distribution of the stock of Spinco to persons who were stockholders of NSU on the record date for the distribution pursuant to Section 361(c)(1) of the Code.

          (v) No gain or loss will be recognized by stockholders of NSU upon the receipt of the Spinco stock distributed by NSU pursuant to Section 355(a)(1) of the Code.

          (vi) The Reverse Stock Split will not be treated as a stock distribution, or a transaction that has the effect of such a distribution, to which Sections 301, 305(b) or 305(c) apply. As a result, no taxable income will be recognized under such Sections by any of the stockholders of Michael or NSU, except for cash paid in lieu of fractional shares to holders of NSU Common Stock.

     (e) Listing. The Surviving Corporation Common Stock to be issued to holders of Michael Common Stock as a result of the Merger and to the holders of NSU Common Stock as a result of the Reverse Stock Split shall have been approved for listing on the NASDAQ-NMS.

     (f) Consents and Approvals. All material consents and approvals necessary to consummate the transactions contemplated by this Agreement shall have been obtained, including those set forth on Schedules 3.2 and 4.2, but excluding any consents or approvals required pursuant to the Credit Agreement.

     (g) Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby.

     (h) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(g).

     (i) Distribution Agreement Conditions. The conditions precedent to the Distribution (other than consummation of the Merger) set forth in Section 3.02 of the Distribution Agreement shall have been satisfied or waived.

     7.2 Additional Conditions to Obligation of NSU. The obligation of NSU to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

     (a) Representations and Compliance. The representations and warranties of Michael set forth in Article 3 shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on Michael. Michael shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

     (b) Officers' Certificate. Michael shall have furnished to NSU a certificate of the Chief Executive Officer and the Chief Financial Officer of Michael, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, they have no reason to believe that the conditions set forth in Section 7.2(a) have not been fulfilled.

     (c) Secretary's Certificate. Michael shall have furnished to NSU (i) copies of the text of the resolutions by which the corporate action on the part of Michael necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Michael by its corporate secretary or one of its assistant corporate secretaries certifying to NSU that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and
(iii) an incumbency certificate dated as of the Effective Date executed on behalf of Michael by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Michael executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Michael.

     (d) Shareholder Approval. This Agreement and the Merger, the New Articles, the Reverse Stock Split and the Distribution shall have been approved by the Requisite NSU Shareholder Vote.

     (e) Fairness Opinion. Within five days prior to mailing the Prospectus/Proxy Statement to the shareholders of NSU, NSU shall have received a written opinion in a form reasonably acceptable to NSU from Goldsmith Agio & Company (or another investment banking firm reasonably acceptable to NSU) to the effect that the Merger and the Distribution, together, are fair from a financial point of view to the holders of NSU Common Stock prior to the Effective Date.

     (f) Dissenting Shares. The number of shares of NSU Common Stock with respect to which the holders thereof have effectively dissented from the NSU shareholder action contemplated hereby pursuant to the provisions of the MBCA shall not exceed one percent (1%) of the issued and outstanding shares of NSU Common Stock as of the record date for the meeting relating to such NSU shareholder action.

     7.3 Additional Conditions to Obligation of Michael. The obligation of Michael to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

     (a) Representations and Compliance. The representations and warranties of NSU set forth in Article 4 shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on NSU. NSU shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

     (b) Officers' Certificate. NSU shall have furnished to Michael a certificate of the Chief Executive Officer and the Chief Financial Officer of NSU, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, they have no reason to believe that the conditions set forth in Section 7.3(a) have not been fulfilled.

     (c) Secretary's Certificate. NSU shall have furnished to Michael (i) copies of the text of the resolutions by which the corporate action on the part of NSU necessary to approve this Agreement, the Certificate of Merger, the Distribution, the Reverse Stock Split, the election of the directors of the Surviving Corporation pursuant to Section 2.1, the Distribution Agreement and the transactions contemplated hereby and thereby were taken, (ii) certificates dated as of the Effective Date executed on behalf of NSU by its corporate secretary or one of its assistant corporate secretaries certifying to Michael that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of NSU by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of NSU executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto.

     (d) Shareholder Approval. This Agreement and the Merger shall have been approved by the Requisite Michael Shareholder Vote.

     (e) Accounting Matters. No event shall have occurred which, in the reasonable opinion of Michael and concurred in by Grant Thornton LLP, would prevent the Merger, the Reverse Stock Split and the Distribution from being accounted as a business combination utilizing the reverse acquisition concept with Michael being the accounting acquiror for accounting purposes under generally accepted accounting principles.

     (f) Fairness Opinion. Within five days prior to mailing the Prospectus/Proxy Statement to the shareholders of Michael, Michael shall have received a written opinion in a form reasonably acceptable to Michael from Piper Jaffray Inc. (or another investment banking firm reasonably acceptable to Michael) to the effect that the Merger is fair from a financial point of view to Michael.

     (g) Net Assumed Debt Certificate. NSU shall have furnished to Michael a certificate of the Chief Financial Officer of NSU certifying the amounts of the NSU Net Assumed Liabilities, the NSU Indebtedness, the Dissenting Shares Holdback and the cash held by NSU as a Retained Asset at the Effective Time.

     (h) Other Agreements and Resignations. Michael shall have received the Orderly Disposition and Registration Rights Agreement and the Distribution Agreement duly executed by the parties thereto. Each of the officers of NSU immediately prior to the Effective Time shall deliver duly executed resignations from their positions with NSU effective immediately after the Effective Time.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated prior to the Effective
Date:

     (a) by mutual consent of Michael and NSU, if the board of directors of each so determines by vote of a majority of the members of its entire board;

     (b) by either Michael or NSU, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

     (c) by either Michael or NSU, if (i) the Merger and this Agreement is not duly approved by the shareholders of each of Michael or NSU, including if a shareholder meeting is not held as contemplated by the first sentence of Section 6.11, or (ii) the New Articles, the Reverse Stock Split and the Distribution are not approved by the shareholders of NSU, including if a shareholder meeting is not held as contemplated by the first sentence of Section 6.11;

     (d) by either Michael or NSU if the Effective Date is not on or before September 30, 1996 or such later date as Michael and NSU may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);

     (e) by NSU if the Average Price of Michael Common Stock is less than $11.00 per share;

     (f) by Michael if the Average Price of Michael Common Stock is more than $17.00 per share; or

     (g) by Michael or NSU pursuant to Section 6.19(b) in accordance with the provisions of Section 6.19(b).

     Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other party.

     8.2 Effect of Termination.

     (a) In the event this Agreement is properly terminated (i) by NSU as provided in Section 8.1(b) due to the failure to satisfy the condition under
Section 7.2(d), (ii) by Michael under Section 8.1(b) due to the failure of the condition under Section 7.3(a), (b) or (c), (iii) by Michael or NSU pursuant to
Section 8.1(c) due to the failure of the shareholders of NSU to approve the Merger, this Agreement, the New Articles, the Reverse Stock Split or the Distribution, (iv) by NSU pursuant to Section 8.1(e), (v) by Michael pursuant to
Section 8.1(g), or (vi) by NSU as provided in Section 8.1(b) due to the failure to satisfy the condition under

Section 7.2(f), then, within ten days after written demand from Michael, NSU shall pay to Michael an amount equal to the out of pocket expenses incurred by Michael in connection with the transactions contemplated by this Agreement, including but not limited to the fees and expenses of Michael's attorneys, accountants and investment banker, up to an aggregate of $500,000 payable either, at the option of NSU, in immediately available funds or in shares of Michael Common Stock having a fair market value (determined on the basis of the average closing sales price of Michael Common Stock during the twenty (20) trading days immediately preceding such termination) equal to such amount.

     (b) In the event this Agreement is properly terminated (i) by Michael pursuant to Section 8.1(b) due to the failure to satisfy the condition under
Section 7.3(d), (ii) by NSU under Section 8.1(b) due to the failure of the condition under Section 7.2(a), (b) or (c), (iii) by Michael or NSU pursuant to
Section 8.1(c) due to the failure of the shareholders of Michael to approve the Merger and this Agreement, (iv) by Michael pursuant to Section 8.1(f), (v) by NSU pursuant to Section 8.1(g), or (vi) the transactions contemplated by this Agreement are not consummated solely because Michael shall not have obtained the necessary modifications to its material debt instruments as disclosed in
Schedule 3.2 or prepaid such debt instruments, then, within ten days after written demand from NSU, Michael shall pay to NSU an amount equal to the out of pocket expenses incurred by NSU in connection with the transactions contemplated by this Agreement, including but not limited to the fees and expenses of NSU's attorneys, accountants and investment banker, up to an aggregate of $500,000, payable either, at the option of Michael, in immediately available funds or in shares of Michael Common Stock having a fair market value (determined on the basis of the average closing sales price of Michael Common Stock during the twenty (20) trading days immediately preceding such termination) equal to such amount.

     Notwithstanding anything contained in this Agreement to the contrary, the expense reimbursement provisions of this Section 8.2(a) or (b), shall be the sole and exclusive remedies of the parties to this Agreement for any violation or breach hereof and shall be in lieu of any and all claims that the non-breaching party has, or might have at law or in equity.

     8.3 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

     8.4 Waiver. At any time prior to the Effective Date, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

                                   ARTICLE 9

                               GENERAL PROVISIONS

     9.1 Public Statements. Neither Michael nor NSU shall make any public announcement or statement with respect to the Merger, this Agreement, the Reverse Stock Split, the Distribution or any related transactions without the approval of the other party; provided, however, that either Michael or NSU may, upon reasonable notice to the other party, make any public announcement or statement that it believes is required by federal securities law. To the extent practicable, each of Michael and NSU will consult with the other with respect to any such public announcement or statement.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

     If to Michael:

        Michael Foods, Inc.
        324 Park National Building
        5353 Wayzata Boulevard
        Minneapolis, MN 55416

        Attn: President and Chief Executive Officer

     with copies to:

        Maun & Simon, PLC
        2900 Norwest Center
        90 South Seventh Street
        Minneapolis, MN 55402-4133

        Attn: Albert A. Woodward

     If to NSU:

        North Star Universal, Inc.
        610 Park National Bank Building
        5353 Wayzata Boulevard
        Minneapolis, MN 55416

        Attention: President and Chief Executive Officer

     with copies to:

        Dorsey & Whitney
        Pillsbury Center South
        220 South Sixth Street
        Minneapolis, MN 55402

        Attention: J. Andrew Herring

     All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; when received, if delivered by registered or certified mail (postage prepaid and return receipt requested); when receipt acknowledged, if faxed or telecopied; and the next day delivery after being timely delivered to a recognized overnight delivery service.

     9.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and word of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

     9.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

     9.5 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof; and (c) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     9.6 Non-Survival of Representations, Warranties and Covenants. The representations and warranties of the parties set forth herein shall not survive the consummation of the Merger, but covenants that specifically relate to periods, activities or obligations subsequent to the Merger shall survive the Merger. In addition, if this Agreement is terminated pursuant to Section 8.1, the covenants contained in Section 6.3(b) and 8.2 shall survive such termination.

     9.7 Schedules. The Schedules and other disclosure referred to in this Agreement shall be delivered as of the date hereof under cover of a letter from the Chief Executive Officer or Chief Financial Officer of Michael or NSU, as the case may be.

     9.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     9.9 Third Party Beneficiaries. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. The provisions of Section 6.18 are intended for the benefit of Affiliates of NSU and Michael.

                                   ARTICLE 10
                               DISPUTE RESOLUTION

     10.1 Mediation and Binding Arbitration. If a dispute arises between NSU and Michael as to the interpretation of this Agreement or any other agreement entered into pursuant hereto, NSU and Michael agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy, to resolve the dispute.

     10.2 Initiation. A party seeking to initiate the procedures shall give written notice to the other party, describing briefly the nature of the dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

     10.3 Submission to Mediation. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the Center for Public Resources Model ADR Procedure -- Mediation of Business Disputes, as modified herein, and to bear equally the costs of the mediation.

     10.4 Selection of Mediator. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources or another mutually agreed-upon organization if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

     10.5 Mediation and Arbitration. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days following the initial mediation session. If the parties are not successful in resolving the dispute through the mediation by the end of such 30-day period, then the parties agree to submit the matter to binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, as modified herein, by a panel of three arbitrators, in Minneapolis, Minnesota, selected in accordance with the provisions of Section
10.6 hereof. The arbitration shall be governed by the Rules of the American Arbitration Association then in effect and as modified herein, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Nothing contained in this Article 10 shall limit or restrict in any way the right or power of a party at anytime to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Article 10. The parties agree that any legal remedy available to a party with respect to a breach of this Article 10 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Article 10.

     10.6 Selection of Arbitrators. The parties shall have 10 days from the end of the mediation period to agree upon mutually acceptable neutral persons not affiliated with either of the parties to act as arbitrators. If the panel of arbitrators has not been selected within such time, the parties agree jointly to request the Center for Public Resources or another mutually agreed-upon organization to supply within 10 days a list of potential arbitrators with qualifications as specified by the parties in the joint request. Within five days of receipt of the list, the parties shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall select as the arbitrator the individual receiving the highest combined ranking who is available to serve. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of arbitration without the prior consent of both parties, except as required to fulfill applicable disclosure and reporting requirements, or as otherwise required by law.

     10.7 Cost of Arbitration. Each party shall bear its own costs incurred in the arbitration. If either party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Article 10, and instead commences any other proceeding, including litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

     IN WITNESS WHEREOF, NSU and Michael have caused this Agreement to be executed on the date first written above by their respective officers.

                                          MICHAEL FOODS, INC.

                                          By /s/ GREGG A. OSTRANDER

                                            ------------------------------------
                                            Gregg A. Ostrander
                                            President and Chief Executive
                                             Officer

                                          NORTH STAR UNIVERSAL, INC.

                                          By /s/ JEFFREY J. MICHAEL

                                            ------------------------------------
                                            Jeffrey J. Michael
                                            President and Chief Executive
                                             Officer

                                          NSU MERGER CO.

                                          By /s/ JEFFREY J. MICHAEL

                                            ------------------------------------
                                            Jeffrey J. Michael
                                            President and Chief Executive
                                             Officer

STATE OF MINNESOTA
COUNTY OF HENNEPIN
                            ss.

     The foregoing instrument was acknowledged before me this 21st day of December, 1995 by Gregg A. Ostrander, President and Chief Executive Officer of Michael Foods, Inc., a Delaware corporation, on behalf of the corporation.

                                          /s/

                                          --------------------------------------
                                          Notary Public
[SEAL]

STATE OF MINNESOTA
COUNTY OF HENNEPIN
                            ss.

     The foregoing instrument was acknowledged before me this 21st day of December, 1995 by Jeffrey J. Michael, President and Chief Executive Officer of North Star Universal, Inc., a Minnesota corporation, on behalf of the corporation.

                                          /s/

                                          --------------------------------------
                                          Notary Public
[SEAL]

STATE OF MINNESOTA
COUNTY OF HENNEPIN
                            ss.

     The foregoing instrument was acknowledged before me this 21st day of December, 1995 by Jeffrey J. Michael, President and Chief Executive Officer of NSU Merger Co., a Delaware corporation, on behalf of the corporation.

                                          /s/

                                          --------------------------------------
                                          Notary Public
[SEAL]

                                                                       EXHIBIT A

                                DISCOUNT FACTOR

AMOUNT OF NSU NET ASSUMED LIABILITIES                                            DISCOUNT FACTOR
------------------------------------------------------------------------------   ---------------
More than $33,750,000 and less than
  or equal to $38,000,000.....................................................        0.9000
More than $32,500,000 and less than
  or equal to $33,750,000.....................................................        0.9025
More than $31,250,000 and less than
  or equal to $32,500,000.....................................................        0.9050
More than $30,000,000 and less than
  or equal to $31,250,000.....................................................        0.9075
More than $28,750,000 and less than
  or equal to $30,000,000.....................................................        0.9100
More than $27,500,000 and less than
  or equal to $28,750,000.....................................................        0.9125
More than $26,250,000 and less than
  or equal to $27,500,000.....................................................        0.9150
More than $25,000,000 and less than
  or equal to $26,250,000.....................................................        0.9175
$25,000,000...................................................................        0.9200

            AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION


                                 BY AND BETWEEN


                MICHAEL FOODS, INC., NORTH STAR UNIVERSAL, INC.


                               AND NSU MERGER CO.



     This Amendment No. 1 is entered into to be effective as of the 27th day of September, 1996, by and between MICHAEL FOODS, INC., a Delaware corporation ("Michael"), NORTH STAR UNIVERSAL, INC., a Minnesota corporation ("NSU"), and NSU MERGER CO., a Delaware corporation ("Merger Sub").



     WHEREAS, under date of December 21, 1995, Michael, NSU and Merger Sub entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"); and



     WHEREAS, Michael, NSU and Merger Sub now desire to amend the Reorganization Agreement in certain respects.



     NOW, THEREFORE, IN CONSIDERATION of the mutual promises and covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:



     1. The definition of "Average Price of Michael Common Stock" shall be amended in its entirety to read as follows: "the average closing sales price per share of Michael Common Stock reported on the NASDAQ-NMS as published by The Wall Street Journal during any consecutive ten (10) trading days beginning nine days prior to the date of the meeting of stockholders of Michael at which the Reorganization Agreement is approved and ending on March 26, 1997, as designated by NSU by written notice to Michael within two (2) business days after the end of the ten (10) trading day period so designated by NSU, or in the absence of such designation, the ten (10) trading days ending on the third trading day preceding the Closing Date."



     2. The definition of "NSU Net Assumed Liabilities" shall be amended in its entirety to read as follows: "an amount equal to (i) the NSU Indebtedness as of the Effective Time plus the amount of the Dissenting Shares Holdback, less (ii) the amount of cash included in the NSU Retained Assets as of the Effective Time, provided that such amount shall be no less than $15,000,000 and no more than $29,000,000."



     3. The definition "Anticipated NSU Indebtedness" shall be deleted, Section
6.20 shall be deleted, and Section 6.21 shall be renumbered as Section 6.20.



     4. Paragraph 2.1(d) shall be amended by deleting the first sentence thereof and replacing it with the following:



     "Subject to the provisions of Articles 7 and 8 hereof, the closing of the transactions contemplated hereby shall take place at such location, on such date and at such time as Michael and NSU mutually agree at the earliest practicable time after (i) the satisfaction or waiver of the conditions in
     Article 7 and (ii) the establishment of the Average Price of Michael Common Stock by NSU pursuant to the notice described in the definition of Average Price of Michael Common Stock, but in no event later than ten (10) business days after the conditions set forth in clauses (i) and (ii) above have been satisfied or later than March 31, 1997, or on such other date as may be mutually agreed by the parties hereto.



     5. Paragraph 2.1(a) shall be amended to provide that the Board of Directors of the Surviving Corporation immediately after the Effective Time will consist of "eleven (11) members."



     6. Paragraph 8.1(d) shall be amended in its entirety to read as follows:
"(d) by either Michael or NSU if the Effective Date is not on or before the later of (i) March 31, 1997, or (ii) 90 days following the earlier of NSU shareholder or Michael stockholder approval of the Reorganization Agreement, or such later date as Michael and NSU may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);"

     7. The last line of Exhibit A shall be deleted and the following added:



                     AMOUNT OF NSU NET ASSUMED LIABILITIES                 DISCOUNT FACTOR
        ----------------------------------------------------------------   ---------------
        More than $23,750,000 and less than or equal to $25,000,000.....        0.9200
        More than $22,500,000 and less than or equal to $23,750,000.....        0.9225
        More than $21,250,000 and less than or equal to $22,500,000.....        0.9250
        More than $20,000,000 and less than or equal to $21,250,000.....        0.9275
        More than $18,750,000 and less than or equal to $20,000,000.....        0.9300
        More than $17,500,000 and less than or equal to $18,750,000.....        0.9325
        More than $16,250,000 and less than or equal to $17,500,000.....        0.9350
        More than $15,000,000 and less than or equal to $16,250,000.....        0.9375
        $15,000,000.....................................................        0.9400



     8. Except as otherwise provided herein, the Reorganization Agreement shall remain in full force and effect.



     IN WITNESS WHEREOF, the undersigned have executed this Amendment the day and year first above written.



                                          MICHAEL FOODS, INC.



                                          By:          /s/ JOHN D. REEDY
                                            ------------------------------------
                                                       John D. Reedy


                                                  Chief Financial Officer



                                          NORTH STAR UNIVERSAL, INC.



                                          By:       /s/ JEFFREY J. MICHAEL
                                            ------------------------------------
                                                     Jeffrey J. Michael


                                               President and Chief Executive
                                                           Officer



                                          NSU MERGER CO.



                                          By:       /s/ JEFFREY J. MICHAEL
                                            ------------------------------------
                                                     Jeffrey J. Michael



                                               President and Chief Executive
                                                           Officer

                                                                       EXHIBIT B

                             CERTIFICATE OF MERGER
                                       OF
                               NSU MERGER SUB CO.
                                      INTO
                              MICHAEL FOODS, INC.

     Pursuant to Section 251 of the Delaware General Corporation Law, the undersigned President and Secretary of MICHAEL FOODS, INC., a Delaware corporation, hereby certify that:

          1. The constituent corporations are: NSU Merger Sub Co., a Delaware corporation, and Michael Foods, Inc., a Delaware corporation.

          2. An Agreement and Plan of Reorganization has been adopted, approved, executed, certified and acknowledged by each of the constituent corporations in accordance with section 251(c) of the Delaware General Corporation Law.

          3. Michael Foods, Inc. shall be the surviving corporation.

          4. The certificate of incorporation of Michael Foods, Inc. shall be the certificate of incorporation of the surviving corporation.

          5. The executed Agreement and Plan of Reorganization is on file at the principal office of Michael Foods, Inc. at 5353 Wayzata Boulevard, 324 Park National Building, Minneapolis, Minnesota 55416.

          6. A copy of the Agreement and Plan of Reorganization will be furnished by Michael Foods, Inc., on request and without cost, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, Michael Foods, Inc. has caused this certificate to be executed by Gregg A. Ostrander, its President and attested by Jeffrey M.
Shapiro, its Secretary, this     day of       , 1996.

                                          MICHAEL FOODS, INC.

                                          By
                                          --------------------------------------
                                            Gregg A. Ostrander, President
ATTEST:

By
-----------------------------------------------------
   Jeffrey M. Shapiro, Secretary

                                                                       EXHIBIT C

                             DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                           NORTH STAR UNIVERSAL, INC.

                                      AND

                           NEW HOLDING COMPANY, INC.

                                            , 1996

                               TABLE OF CONTENTS

        ARTICLE I   DEFINITIONS..........................................................   C-1
  Section 1.01      General..............................................................   C-1
  Section 1.02      Exhibits, etc........................................................   C-4
       ARTICLE II   REORGANIZATION AND RELATED TRANSACTIONS..............................   C-5
  Section 2.01      Sequence of Events...................................................   C-5
  Section 2.02      Transfers of Assets; Assumption of Liabilities.......................   C-5
  Section 2.03      Elimination of Intercompany Accounts.................................   C-5
  Section 2.04      Transfers Not Effected At or Prior to the Distribution; Transfers
                    Deemed Effective as of the Distribution Date.........................   C-5
  Section 2.05      No Representations or Warranties.....................................   C-6
  Section 2.06      Conveyancing and Assumption Instruments..............................   C-6
  Section 2.07      Tax Treatment........................................................   C-6
      ARTICLE III   THE DISTRIBUTION.....................................................   C-7
  Section 3.01      Cooperation Prior to the Distribution................................   C-7
  Section 3.02      NSU Board Action; Conditions Precedent to the Distribution...........   C-7
  Section 3.03      The Distribution.....................................................   C-8
  Section 3.04      Fractional Shares....................................................   C-8
       ARTICLE IV   SPINCO ASSUMPTION OF CERTAIN NSU INDEBTEDNESS........................   C-8
  Section 4.01      Assumption of Certain NSU Indebtedness...............................   C-8
        ARTICLE V   INDEMNIFICATION......................................................   C-9
  Section 5.01      Indemnification by Spinco............................................   C-9
  Section 5.02      Indemnification by NSU...............................................   C-9
  Section 5.03      Procedure for Indemnification........................................  C-10
  Section 5.04      Set-Off Rights.......................................................  C-11
       ARTICLE VI   EMPLOYEE BENEFIT PLANS...............................................  C-11
  Section 6.01      The 401(k) Savings Plan..............................................  C-11
  Section 6.02      Welfare Plans........................................................  C-12
  Section 6.03      NSU Employees........................................................  C-12
  Section 6.04      Other Liabilities and Obligations....................................  C-12
  Section 6.05      Preservation of Rights To Amend or Terminate Plans...................  C-12
      ARTICLE VII   TAX MATTERS..........................................................  C-12
  Section 7.01      Allocation of Items of Income or Deduction for Reporting Purposes....  C-12
  Section 7.02      Spinco Indemnification for Tax Periods Prior to Distribution Date....  C-12
  Section 7.03      NSU Liable for Filing and Payment of Spinco's Taxes Prior to
                    Distribution Date....................................................  C-13
  Section 7.04      Spinco Liable for Filing and Payment of Its Own Taxes for Tax Periods
                    Beginning Prior to Distribution Date and Ending After Distribution
                    Date.................................................................  C-13
  Section 7.05      Spinco's Right to Make Section 172(b)(3) Election and Qualified Right
                    to Subsequent Refund.................................................  C-13
  Section 7.06      Scope of NSU's Power to Negotiate Settlement During Audit for Periods
                    after the Merger Effective Date......................................  C-13
  Section 7.07      Rights of Parties With Respect to an Asserted Tax Liability..........  C-13
  Section 7.08      Mutual Duty to Cooperate and Act in Good Faith With Respect to Filing
                    or Amending of Returns, Claiming Refunds, or Conducting Audit........  C-14
     ARTICLE VIII   CERTAIN ADDITIONAL MATTERS...........................................  C-15
  Section 8.01      The Spinco Board.....................................................  C-15
  Section 8.02      Spinco Charter and By-Laws...........................................  C-15
  Section 8.03      NSU Long-Term Liabilities; Minimum Value of Spinco...................  C-15
  Section 8.04      Adjustment for Dissenting Shares Liability...........................  C-15

  Section 8.05      NSU Covenants........................................................  C-16
       ARTICLE IX   ACCESS TO INFORMATION AND SERVICES...................................  C-16
  Section 9.01      Provision of Corporate Records.......................................  C-16
  Section 9.02      Access to Information................................................  C-16
  Section 9.03      Provision of Services................................................  C-16
  Section 9.04      Production of Witnesses..............................................  C-16
  Section 9.05      Reimbursement........................................................  C-16
  Section 9.06      Retention of Records.................................................  C-17
  Section 9.07      Confidentiality......................................................  C-17
        ARTICLE X   DISPUTE RESOLUTION...................................................  C-17
  Section 10.01     Mediation and Binding Arbitration....................................  C-17
  Section 10.02     Initiation...........................................................  C-17
  Section 10.03     Submission to Mediation..............................................  C-17
  Section 10.04     Selection of Mediator................................................  C-17
  Section 10.05     Mediation and Arbitration............................................  C-17
  Section 10.06     Selection of Arbitrators.............................................  C-18
  Section 10.07     Cost of Arbitration..................................................  C-18
       ARTICLE XI   MISCELLANEOUS........................................................  C-18
  Section 11.01     Complete Agreement; Construction.....................................  C-18
  Section 11.02     Survival of Agreements...............................................  C-18
  Section 11.03     Expenses.............................................................  C-18
  Section 11.04     Governing Law........................................................  C-18
  Section 11.05     Notices..............................................................  C-18
  Section 11.06     Amendments...........................................................  C-19
  Section 11.07     Successors and Assigns...............................................  C-19
  Section 11.08     Termination..........................................................  C-19
  Section 11.09     Subsidiaries.........................................................  C-19
  Section 11.10     No Third Party Beneficiaries.........................................  C-19
  Section 11.11     Titles and Headings..................................................  C-20
  Section 11.12     Exhibits and Schedules...............................................  C-20
  Section 11.13     Legal Enforceability.................................................  C-20

                             DISTRIBUTION AGREEMENT

     This DISTRIBUTION AGREEMENT, dated as of             , 1996 (this
"Agreement"), is entered into by and between NORTH STAR UNIVERSAL, INC., a Minnesota corporation ("NSU"), and NEW HOLDING COMPANY, INC., a Minnesota corporation and a wholly owned subsidiary of NSU ("Spinco"). This Agreement is intended to survive and continue after the "Merger" and the "Distribution" (as such terms are hereinafter defined), and any reference to NSU in this Agreement shall be deemed to include NSU from and after the consummation of the Merger and the change of the name of NSU to "Michael Foods, Inc."

     WHEREAS, NSU is a party to an Agreement and Plan of Reorganization dated December 21, 1995 (the "Merger Agreement"), providing for the merger (the "Merger") of NSU Merger Co. ("Merger Sub"), a Delaware corporation and a newly formed and wholly-owned subsidiary of NSU, with and into Michael Foods, Inc., a Delaware corporation ("Michael"), with Michael as the surviving corporation;

     WHEREAS, Michael has required that, as a condition of the Merger, the non-food businesses, including assets and liabilities, be separated from the food business of NSU represented by the shares of common stock of Michael owned by NSU;

     WHEREAS, to satisfy this condition to the Merger, the parties hereto have agreed that (i) immediately following the Merger, NSU will distribute to NSU shareholders of record prior to the Merger, all assets of NSU other than (A) any issued and outstanding shares of common stock, $.01 par value, of Merger Sub,
(B) the shares of common stock, $.01 par value, of Michael ("Michael Common Stock") owned by NSU as of the date of the Merger Agreement, (C) a certain amount of cash held by NSU at the time of the consummation of the Merger, and
(D) such other assets as to which the parties may mutually agree, and (ii) NSU will be released from, or adequate provisions be made for all liabilities and obligations of NSU other than as mutually agreed by the parties, so that after giving effect to the Merger and such distribution, the business and operations of NSU after the Merger will be the business and operations of Michael, except for certain known and specified NSU indebtedness and certain obligations and liabilities to be retained by NSU subsequent to the consummation of the Merger; and

     WHEREAS, NSU and Spinco have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such distribution and to set forth other agreements that will govern certain other matters following such distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01 General. Any term not otherwise defined herein shall have the meaning ascribed to it in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Actual Payment: as defined in Section 8.03(b) of this Agreement.

     Affiliate: as defined in Regulation 12b-2 promulgated under the Exchange Act, as such Regulation is in effect on the date hereof.

     Agent: the distribution agent for the shareholders of record of NSU on the Record Date, as appointed by NSU, to distribute shares of Spinco Common Stock pursuant to the Distribution (as defined below).

     Code: the Internal Revenue Code of 1986, as amended, or any successor legislation.

     Commission: the Securities and Exchange Commission.

     Contracts: as defined in Section 2.02 of this Agreement.

     Conveyancing and Assumption Instruments: collectively, the various agreements, instruments and other documents, in form and substance mutually satisfactory to NSU and Spinco, to be entered into to effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement.

     Credit Agreement: the Credit Agreement dated             , 199 between NSU
and First Bank National Association, a national banking association, including any amendments thereto and any replacement credit agreement or credit facility.

     Dissenting Shares: as defined in Section 1.5 of the Merger Agreement.

     Dissenting Shares Holdback: as defined in Section 1.1 of the Merger Agreement.

     Dissenting Shares Liability: as defined below under the definition of "NSU Retained Liabilities."

     Distribution: the distribution, on the Distribution Date, of all of the outstanding shares of Spinco Common Stock by NSU to the holders of record of NSU Common Stock on the Record Date, which distribution shall be deemed to have been effected by NSU upon delivery by NSU to the Agent of an instruction directing the Agent to effect the distribution of the Spinco Common Stock in accordance with Section 3.03 of this Agreement and such distribution shall not be effected nor deemed to have been effected until after the Effective Time.

     Distribution Date: the Merger Effective Date; provided, however, that the Distribution shall not occur until after the Effective Time.

     Eagle Guaranty: the obligations of NSU under that certain Guaranty Agreement dated May 1, 1989 between NSU and American National Bank & Trust Company pursuant to which NSU guaranteed the payment of the principal of, premium, if any, and interest on $1,470,000 City of Welcome, Minnesota Industrial Development Revenue Bonds, Series 1989.

     Effective Time: as defined in Section 2.1(d) of the Merger Agreement.

     Exchange Act: the Securities Exchange Act of 1934, as amended.

     Exchange Ratio: the ratio of one share of Spinco Common Stock for each shares of NSU Common Stock (outstanding on the Record Date), or such other ratio determined by NSU and Spinco to be the number of shares (or fraction of a share) of Spinco Common Stock to be distributed in the Distribution for each share of NSU Common Stock (outstanding on the Record Date).

     IRS: the Internal Revenue Service.

     Liabilities: any and all debts, liabilities, accounts payable, Taxes, claims and other obligations, absolute or contingent, mature or not mature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, or any actual or threatened action, suit, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal, any order or consent decrees of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     Merger: as defined in the preambles of this Agreement.

     Merger Agreement: as defined in the preambles of this Agreement.

     Merger Effective Date: the date, pursuant to the terms of the Merger Agreement, on which the Merger is effective.

     Michael: as defined in the first paragraph of this Agreement.

     Michael Common Stock: as defined in Section 1.1 of the Merger Agreement.

     NSU: as defined in the first paragraph of this Agreement.

     NSU Assumed Liabilities: the NSU Indebtedness and the NSU Retained Liabilities.

     NSU Board: the Board of Directors of NSU prior to the Merger Effective
Date.

     NSU Common Stock: the Common Stock, par value $1.00 per share, of NSU, prior to the Merger Effective Date.

     NSU Indebtedness: indebtedness (principal and accrued interest) represented by NSU's outstanding subordinated debentures and subordinated extendable and fixed time certificates and the NSU indebtedness owing pursuant to the Credit Agreement.

     NSU Long-Term Liabilities: the Liability of NSU relating to the U.K. Leases and the Eagle Guaranty.

     NSU Retained Assets: the following assets:

          (i) such amount of cash as NSU may, in its sole discretion, determine to hold at the Merger Effective Date;

          (ii) 7,354,950 shares of Michael Common Stock owned by NSU as of the date of this Agreement;

          (iii) the capital stock of Merger Sub;

          (iv) the rights of NSU under this Agreement, the Merger Agreement and the Orderly Disposition and Registration Rights Agreement; and

          (v) any and all net operating loss carryforwards and other Tax attributes properly allocable to NSU following the Merger Effective Date in accordance with the relevant provisions of the Code.

     NSU Retained Liabilities: the following Liabilities:

          (i) any Liability arising from any NSU shareholders who have effectively dissented from the NSU shareholder action in connection with the Merger and the Distribution in accordance with Section 471 and 473 of the MBCA ("Dissenting Shares Liability");

          (ii) any Liability of NSU under this Agreement arising after the Merger Effective Date;

          (iii) any Liability of NSU under the Merger Agreement arising after the Merger Effective Date; and

          (iv) any Liability of NSU under the Orderly Disposition and Registration Rights Agreement arising after the Merger Effective Date.

     NSU Transferred Assets: all assets of NSU other than the NSU Retained Assets, specifically including Spinco rights under this Agreement (including Spinco's rights pursuant to Section 8.05 and Section 5.04).

     NSU Transferred Liabilities: all Liabilities of NSU (i) arising at any time prior to the Merger Effective Date, other than the NSU Assumed Liabilities, or
(ii) arising as a result of the Distribution (other than any liability of NSU for Taxes resulting from a breach of Section 2.07 by NSU after the Merger Effective Date).

     Orderly Disposition and Registration Rights Agreement: the Orderly Disposition and Registration Rights Agreement, dated December 21, 1995, between NSU and certain shareholders of NSU in the form of Exhibit E to the Merger Agreement.

     Record Date: the close of business on the date to be determined by the NSU Board as the record date for the Distribution, which date shall be prior to the Merger Effective Date.

     Registration Statement: that certain registration statement on Form S-1 registering under the Securities Act the Spinco Common Stock to be distributed in the Distribution.

     Release Date: the date upon which Spinco shall have taken one of the following actions with respect to each of the NSU Long-Term Liabilities:

          (i) obtained a release and discharge of the NSU Long-Term Liabilities;

          (ii) provided evidence to NSU, after the Merger Effective Date, of the satisfaction of the NSU Long-Term Liabilities in a form reasonably satisfactory to NSU; or

          (iii) obtained an irrevocable stand-by letter of credit (the "L/C") approved as to issuer, form and content by NSU (which approval will not be unreasonably withheld), to be issued in favor of NSU for an amount at least equal to the present value of any remaining Liability with respect to the NSU Long-Term Liabilities, such present value calculation to be based on a discount rate of 6%.

     Securities Act: the Securities Act of 1933, as amended.

     Spinco: as defined in the first paragraph of this Agreement.

     Spinco Board: the Board of Directors of Spinco.

     Spinco By-Laws: the By-Laws of Spinco, substantially in the form of Exhibit A to be in effect at the Distribution Date.

     Spinco Charter: the Restated Articles of Incorporation of Spinco, substantially in the form of Exhibit B, to be in effect at the Distribution Date.

     Spinco Common Stock: the Common Stock, par value $.01 per share, of Spinco.

     Spinco Employee: any individual who, prior to the Merger Effective Date, was employed by NSU or any Subsidiary of NSU and who, on or after the Merger Effective Date, or otherwise in connection with the Distribution, is employed by Spinco or a Subsidiary of Spinco.

     Subsidiary: with respect to any entity shall mean each corporation in which such entity owns directly or indirectly fifty percent or more of the voting securities of such corporation and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

     Taxes: any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

     Transfer Effective Date: the date, as determined by the NSU Board, on which the transfers of assets by NSU to Spinco and the assumption of liabilities by Spinco, as described in Section 2.02 shall be effective, which in any case shall be prior to the Merger Effective Date.

     U.K. Leases: (i) the Lease of Unit 4 Bracknell Business Centre, Downmill Road, Bracknell, Berkshire, United Kingdom dated August 1, 1984 between Queensgate Developments Limited and The Burton Group Public Limited Company and assigned to C.E. Services (Europe) Ltd. (f.k.a. Landmark Communications Services Limited) guaranteed by C.E. Services, Inc. (as the successor in interest to Landmark Communications Services, Inc.) pursuant to a License to Assign dated March 15, 1990 and assumed by NSU in connection with the Stock Purchase Agreement by and between Amdahl Corporation and NSU dated May 5, 1995 and
pursuant to the terms of an Assumption Agreement dated             , 1995
between NSU and Queensgate Developments Limited, and (ii) the Lease of Unit 5 Bracknell Business Centre, Downmill Road, Bracknell, Berkshire, United Kingdom dated March 22, 1985, between Benton Nominees Limited and Robert David Grant and Susan Margaret Grant trading as Grants Electrical Supplies and assigned to C.E. Services (Europe) Ltd. (f.k.a. Landmark Communications Services Limited) and guaranteed by Richard Charles Jones and Dennis Leonard Western pursuant to a License to Assign dated June 28, 1991 and assumed by NSU in connection with a Stock Purchase Agreement by and between Amdahl Corporation and NSU dated May 5,
1995 and pursuant to the terms of an Assumption Agreement dated             ,
1995 between NSU and Benton Nominees Limited.

     Section 1.02 Exhibits, etc. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" or an "Article" are, unless otherwise specified, to one of the Sections or Articles of this Agreement.

                                   ARTICLE II

                    REORGANIZATION AND RELATED TRANSACTIONS

     Section 2.01 Sequence of Events. It is the intention of the parties hereto that the transactions contemplated by this Article II shall, to the extent practicable, be effected in the order in which such transactions are set forth in this Article II.

     Section 2.02 Transfers of Assets; Assumption of Liabilities. (a) Subject to the terms and conditions of this Agreement, effective at the start of business on the Transfer Effective Date:

          (i) NSU shall contribute and transfer to Spinco or a Spinco Subsidiary, as appropriate, all of NSU's right, title and interest in and to all of the NSU Transferred Assets.

          (ii) NSU shall assign and transfer, and Spinco shall assume, all of NSU's rights, benefits and Liabilities arising pursuant to and under all contracts, agreements, real and personal property leases, licenses, instruments, arrangements and commitments (collectively, "Contracts") entered into or made by NSU prior to the Merger Effective Date, other than# the Contracts relating to the NSU Assumed Liabilities (the "Assumed Contracts"); provided, however, that no Assumed Contract shall be assigned contrary to law or the terms of such Assumed Contract and, with respect to the Assumed Contracts that cannot be assigned or novated to Spinco on the Transfer Effective Date, the performance obligations of NSU thereunder shall, unless not permitted by such Assumed Contract, be subcontracted or subleased to Spinco until such Assumed Contract has been fully performed by Spinco or assigned or novated. NSU and Spinco shall use reasonable efforts to obtain all necessary consents and Spinco shall take all necessary actions to perform and complete all Assumed Contracts in accordance with their terms even if neither assignment, novation, subcontracting nor subleasing is permitted by the other party. As provided in Article V hereof, Spinco shall indemnify NSU from and against any Liabilities under the Assumed Contracts. NSU covenants and agrees that it shall promptly pay over to Spinco any amounts received by NSU after the Transfer Effective Date as a result of the performance by Spinco of any of the Assumed Contracts.

          (iii) Spinco shall assume and agrees to pay, perform or discharge all the NSU Transferred Liabilities.

     (b) Whether or not all of the NSU Transferred Assets or the NSU Transferred Liabilities shall have been legally transferred to Spinco as of the Transfer Effective Date, NSU and Spinco agree that, as of the Transfer Effective Date, Spinco shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all the NSU Transferred Assets together with all of NSU's rights, powers and privileges incident thereto, and shall be deemed to have assumed the NSU Transferred Liabilities and all of NSU's duties, obligations and responsibilities incident thereto.

     Section 2.03 Elimination of Intercompany Accounts. All intercompany receivables, payables and loans in existence as of the Merger Effective Date between NSU, on the one hand, and any NSU Subsidiary, on the other hand (other than accounts, if any, relating to intercompany contractual or other obligations which are to survive the Distribution as provided herein) shall be eliminated, as of the Merger Effective Date, without the transfer of cash, by dividend or capital contributions, as appropriate.

     Section 2.04 Transfers Not Effected At or Prior to the Distribution; Transfers Deemed Effective as of the Distribution Date. To the extent that any transfers and assumptions contemplated by this Article II shall not have been consummated on or prior to the Transfer Effective Date, the parties shall cooperate to effect such transfers and assumptions as promptly following the Transfer Effective Date as shall be practicable, it nonetheless being agreed and understood by the parties that no party shall be liable in any manner to any other party for any failure of any of the transfers contemplated by this Article II to be consummated prior to the Transfer Effective Date and that this Section
2.04 shall in no way affect the indemnification obligations of the parties pursuant to Article V. Subject to the provisions of Section 3.02, nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or by operation of law cannot be transferred or assumed; provided that Spinco shall indemnify NSU against all NSU Transferred

Liabilities pursuant to Section 5.01. In the event that any such transfer of the NSU Transferred Assets (other than capital stock of corporations to be transferred hereunder) or assumption of the NSU Transferred Liabilities has not been consummated, effective as of and after the Transfer Effective Date (i) NSU shall thereafter hold such assets for the benefit of Spinco (at the expense of Spinco) and retain any such Liabilities for the account of Spinco, and take such other action as may be reasonably requested by Spinco, at Spinco's expense, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or Liability been transferred as of the Transfer Effective Date, (ii) NSU shall, at Spinco's expense, continue to be bound under any agreements relating to the NSU Transferred Assets or NSU Transferred Liabilities that cannot be so transferred, and (iii) unless not permitted by law, Spinco shall pay, perform and discharge fully all obligations of NSU thereunder from and after the Transfer Effective Date and indemnify NSU for all indemnifiable losses arising out of such performance by Spinco pursuant to the provisions of Article V hereto. NSU shall, without further consideration therefor, pay and remit to Spinco promptly all monies, rights and other considerations received in respect of any such performance. NSU shall exercise its rights and options under any such agreements relating to the NSU Transferred Assets or NSU Transferred Liabilities only as reasonably directed by Spinco, and at Spinco's expense. As and when any such asset or liability becomes transferable, such transfer shall be effected forthwith. Notwithstanding the foregoing, the parties shall use their best efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state environmental laws.

     Section 2.05 No Representations or Warranties. Spinco understands and agrees that NSU is not, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any NSU Transferred Assets or (ii) as to the legal sufficiency to convey title to any such assets or the execution, delivery and filing of this Agreement, including, without limitation, any Conveyancing or Assumption Instruments, it being agreed and understood that all such assets are being transferred AS IS, WHERE IS, and that the party to which such assets are to be transferred hereunder shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that Spinco or any of its Subsidiaries' title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed and understood that the party to which any assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

     Section 2.06 Conveyancing and Assumption Instruments. In connection with the transfers of the NSU Transferred Assets other than capital stock and the assumptions of the NSU Transferred Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in such forms as the parties shall agree. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation.

     Section 2.07 Tax Treatment. During the two year period following the Merger Effective Date, NSU shall not, nor shall it permit Michael to do any of the following, and neither of them has any plan or intention to:

          (a) liquidate Michael;

          (b) merge Michael with or into another corporation, unless Michael is the surviving corporation and the merger is not treated for tax purposes as a sale or other disposition of Michael common stock;

          (c) sell any shares of Michael Common Stock or cause Michael to issue any of shares of Michael Common Stock to any party other than NSU; or

          (d) sell any assets of NSU to any third party not otherwise an affiliate of the foregoing, except for (i) sales in the ordinary course of business or (ii) sales of assets if, after giving effect to such sales, Michael will retain at least 90% of the fair market value of its gross assets in active trades or businesses within the meaning of Section 355 of the Code.

provided, however, NSU or Michael may undertake any of the actions listed above if (i) Spinco consents thereto or (ii) NSU obtains either a tax opinion or a favorable private letter ruling from the Internal Revenue Service, in each case reasonably satisfactory to Spinco, to the effect that the actions to be undertaken would not adversely affect the tax free nature of the Merger or the Distribution to all of the parties thereto. The shareholders of record of NSU on the Record Date shall be third party beneficiaries of the provisions of this
Section 2.07.

                                  ARTICLE III

                                THE DISTRIBUTION

     Section 3.01 Cooperation Prior to the Distribution. Prior to the Merger Effective Date:

     (a) NSU and Spinco shall prepare and shall use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act. Once declared effective under the Securities Act, NSU shall mail to the holders of NSU Common Stock the prospectus included in the Registration Statement, which shall set forth appropriate disclosure concerning Spinco, the Distribution and other matters. NSU and Spinco shall also prepare, and Spinco shall file with the Commission, a Form 8 -A, to register the Spinco Common Stock under the Exchange Act. NSU and Spinco shall use all reasonable efforts to cause the Form 8-A to become effective under the Exchange Act.

     (b) NSU and Spinco shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by Article VI.

     (c) NSU and Spinco shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the Distribution and the other transactions contemplated by this Agreement.

     (d) NSU and Spinco shall prepare, and Spinco shall file and pursue, an application to permit listing of the Spinco Common Stock on the NASDAQ National Market.

     Section 3.02 NSU Board Action; Conditions Precedent to the
Distribution. The NSU Board shall, in its discretion, establish the Record Date, the Transfer Effective Date and the Distribution Date (which shall be the same as the Merger Effective Date) and any appropriate procedures in connection with the Distribution. The Distribution is expressly conditioned on the prior consummation of the Merger. Additionally, in no event shall the Distribution occur (i) if at the Distribution Date NSU shall not have received an opinion of tax counsel or a private letter ruling from the IRS to the effect that the Distribution will qualify as a tax-free spin-off under Section 355 of the Code, and (ii) unless prior to such time the following conditions shall have been satisfied or waived by the parties hereto:

     (a) the transactions contemplated by Sections 2.02 hereof, shall have been consummated in all material respects;

     (b) the Spinco Common Stock shall have been approved for quotation on the NASDAQ National Market or listing on a national securities exchange, subject to official notice of issuance;

     (c) the Spinco Board, comprised as contemplated by Section 8.01, shall have been elected by NSU, as sole shareholder of Spinco, and the Spinco Charter and Spinco ByLaws shall have been adopted and shall be in effect;

     (d) the Registration Statement shall have been declared effective by the Commission and the Form 8-A relating to the shares of Spinco Common Stock to be distributed in the Distribution shall have become effective under the Exchange Act; and

     (e) all conditions precedent to the obligations of NSU and Michael under the Merger Agreement (other than consummation of the Distribution) shall have been satisfied or waived and the Merger shall have been consummated.

The satisfaction or waiver of such conditions shall create an obligation on the part of NSU to effect the Distribution on the Distribution Date.

     Section 3.03 The Distribution. On or prior to the Distribution Date, NSU shall deliver to the Agent the certificate for all of the outstanding shares of Spinco Common Stock which are owned by NSU. On the Distribution Date, after the Effective Time of the Merger, NSU shall deliver to the Agent an instruction to distribute as promptly as practicable following the Distribution Date to each holder of record of NSU Common Stock on the Record Date stock certificates evidencing such number of shares of Spinco Common Stock equal to the product of the Exchange Ratio times the number of shares of NSU Common Stock held of record by such holder on the Record Date and cash in lieu of any fractional share of Spinco Common Stock obtained in the manner provided in Section 3.04 hereof. If the number of outstanding shares of Spinco Common Stock exceeds the amount to be distributed in the Distribution, then the remaining shares shall be deemed to have been contributed by NSU to the capital of Spinco and retired and canceled. Spinco agrees to provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Distribution. All of the shares of Spinco Common Stock issued in the Distribution shall be fully paid, nonassessable and free of preemptive rights. The Distribution shall, for all purposes under this Agreement, be deemed to have been effected at the time NSU delivers to the Agent the instruction directing the Agent to distribute the certificates evidencing Spinco Common Stock and cash in lieu of fractional shares.

     Section 3.04 Fractional Shares. No certificate or scrip representing fractional shares of Spinco Common Stock shall be issued as part of the Distribution, and in lieu of receiving fractional shares each holder of NSU Common Stock who would otherwise be entitled to receive a fractional share of Spinco Common Stock pursuant to the Distribution will receive cash for such fractional share. NSU and Spinco agree that NSU shall instruct the Agent to determine the number of whole shares and fractional shares of Spinco Common Stock allocable to each holder of record of NSU Common Stock as of the Record Date, to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in the open market pursuant to Rule 236 under the Securities Act, if available, at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale. Spinco shall bear the costs of commissions incurred in connection with such sale. If the Agent is unable to sell such shares in the open market pursuant to Rule 236, Spinco will pay to such holders of NSU Common Stock in lieu of any fractional share or amount of cash determined by multiplying (a) the average closing price per share of Spinco Common Stock on the NASDAQ National Market during the five days following the Distribution Date times (b) the fractional share interest to which such holder would otherwise be entitled.

                                   ARTICLE IV

                 SPINCO ASSUMPTION OF CERTAIN NSU INDEBTEDNESS

     Section 4.01 Assumption of Certain NSU Indebtedness. Spinco and NSU shall, on or prior to the Distribution Date, to the extent required under any indenture with respect to any of the outstanding debentures or any of the outstanding subordinated extendable or fixed time certificates, execute and deliver supplemental indentures or other agreements or instruments evidencing Spinco's assumption of NSU's obligations with respect to such outstanding debentures and subordinated extendable and fixed time certificates; provided, however, that as provided herein, and as contemplated by the Merger Agreement, as between NSU and Spinco, the NSU Indebtedness is not an NSU Transferred Liability and NSU shall be responsible for the payment in full, in accordance with the terms thereof of all of the NSU Indebtedness and shall indemnify, pursuant to Section 5.02 of this Agreement, Spinco for any and all Liabilities with respect to the NSU Indebtedness.

                                   ARTICLE V

                                INDEMNIFICATION

     Section 5.01 Indemnification by Spinco.

     (a) From and after the Merger Effective Date, Spinco shall indemnify, defend, assume and hold harmless NSU, Michael, all Michael Subsidiaries and Merger Sub and any of them (together, the "NSU Indemnified Parties") from and against: (i) all Liabilities (other than the NSU Assumed Liabilities) of NSU or any NSU Subsidiary (other than Michael and its Subsidiaries), including any Subsidiary owned by NSU prior to the Merger Effective Date but not owned by NSU on the Merger Effective Date, arising out of: (A) the NSU Transferred Liabilities, specifically including the Assumed Contracts, and (B) the transactions contemplated under this Agreement, including the Distribution and any Taxes as a result of the Distribution (other than (X) any liabilities resulting from any breach by NSU, after the Merger Effective Date, of this Agreement, (Y) any liability of NSU for Taxes resulting from a breach by NSU, after the Merger Effective Date, of Section 2.07, and (Z) obligations, after the Merger Effective Date, expressly assumed by NSU hereunder); (ii) all Liabilities arising from any claim made by any shareholder of Spinco on or after the Distribution Date or by any shareholder or former shareholder of NSU prior to the Merger Effective Date relating to any act or omission of NSU on or prior to the Merger Effective Date in connection with the Merger or any of the other transactions as contemplated by the Merger Agreement; (iii) all Liabilities assumed by Spinco pursuant to Article VI; (iv) all Liabilities of Spinco or any Subsidiary of Spinco arising out of transactions or events entered into or occurring after the Merger Effective Date, or any action or inaction, including but not limited to, contracts, commitments and litigation, with respect to, entered into or based upon transactions or events occurring after the Merger Effective Date with respect to Spinco or any Subsidiary of Spinco (other than the NSU Assumed Liabilities); (v) any breach of this Agreement by Spinco or any Subsidiary of Spinco after the Merger Effective Date; and (vi) damages, costs, and expenses including attorney's fees incurred in defending and settling claims for such Liabilities.

     (b) The obligations to indemnify the NSU Indemnified Parties shall be unconditional and shall not be subject to any claim of setoff, contribution or waiver, except as provided in Section 5.04.

     Section 5.02 Indemnification by NSU.

     (a) From and after the Merger Effective Date, NSU shall indemnify, defend, assume and hold harmless Spinco and any Spinco Subsidiary and any of them (together, the "Spinco Indemnified Parties") from and against: (i) all Liabilities of NSU, Michael or any Subsidiary of NSU or Michael arising out of transactions or events entered into or occurring after the Merger Effective Date, or any action or inaction, including but not limited to, contracts, commitments and litigation, with respect to, entered into or based upon transactions or events occurring after the Merger Effective Date with respect to NSU, Michael, any Subsidiary of NSU after the Merger Effective Date or any Subsidiary of Michael, other than any Liability arising out of the NSU Transferred Liabilities, including the Assumed Contracts; (ii) all Liabilities relating to the NSU Assumed Liabilities; (iii) all Liabilities of Michael or any Subsidiary of Michael arising before, on or after the Merger Effective Date;
(iv) all Liabilities arising from any claim made by any current or former Michael shareholder or shareholder of NSU after the Merger Effective Date who was a Michael shareholder immediately prior to the Merger Effective Date relating to any act or omission of Michael in connection with the Merger or any of the other transactions contemplated in the Merger Agreement or this Agreement; (v) any breach of this Agreement by NSU after the Merger Effective Date; and (vi) damages, costs and expenses including attorney's fees incurred in defending and settling claims for such obligations, expenses or Liabilities.

     (b) The obligations to indemnify the Spinco Indemnified Parties shall be unconditional and shall not be subject to any claim of setoff, contribution or waiver, except as provided herein.

     Section 5.03 Procedure for Indemnification.

     (a) The Spinco Indemnified Parties or the NSU Indemnified Parties (each referred to hereinafter as an "Indemnified Party"), as the case may be, shall promptly give notice to the indemnifying party hereunder (the "Indemnifying Party") after obtaining knowledge of any claim, demand or request for payment against any Indemnified Party for any Liabilities indemnifiable hereunder and shall permit the Indemnifying Party to pay or assume the defense of such Liability, and any litigation arising from such Liability. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by the failure of the party seeking indemnification to give such notice or any delay by such party in giving such notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or the delay in giving, such notice. The failure by an Indemnifying Party to notify the Indemnified Party of its election to defend any such Liability within ten (10) days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such Liability.

     (b) If an Indemnifying Party assumes the defense of any Liability and any litigation that results from such Liability, then the obligations of the Indemnifying Party as to such litigation shall include employing counsel reasonably satisfactory to the Indemnified Party, taking all steps necessary in the defense or settlement of such litigation and holding the Indemnified Party harmless from and against any and all claims and expenses caused by or arising out of any settlement approved by the Indemnified Party or any judgment in connection with such litigation. Without the prior written consent of the Indemnified Party, the Indemnifying Parties shall not, in the defense of any such litigation, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a full release, in form reasonably satisfactory to the Indemnified Party, from all liability in respect of such litigation. The Indemnified Party shall be entitled to participate in the defense of any litigation at its own expense. If the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to select separate counsel reasonably satisfactory to the Indemnifying Party to assume such additional legal defenses, and to otherwise participate in the defense of such action on behalf of the Indemnified Party.

     (c) If the Indemnifying Party does not assume the defense of any Liability within ten (10) days after the Indemnified Party gives notice thereof to the Indemnifying Party, then the Indemnified Party may defend against such Liability and any litigation with respect thereto, in such manner as it deems appropriate and the Indemnified Party may settle any such litigation on such terms as it deems appropriate and the Indemnifying Party shall, in accordance with the provisions of Sections 5.01 or 5.02, as the case may be, reimburse the Indemnified Party for the amount of such settlement and for all losses and expenses, including attorney's fees, incurred by the Indemnified Party in connection with the defense of such Liability.

     (d) The Indemnified Party and the Indemnifying Party agree to cooperate with each other in resolving or attempting to resolve any claim as to which indemnification is sought under this Agreement and will permit the other party access to all books and records which might be useful for such purpose during normal business hours and at the place where such books and records are normally kept. The Indemnified Party and the Indemnifying Party further agree to make available, at reasonable times, such of their respective employees, officers and agents who may have knowledge of matters relating to any claim arising out of this agreement for the purpose of providing testimony or assisting in the preparation or prosecution of a defense to any claim by a third party as to which indemnification is sought under this Agreement.

     (e) Any dispute arising between the parties hereto as to the obligations under this Article V shall be resolved pursuant to Article X hereto. If there is no dispute with respect to any payment under this Article V from an Indemnifying party to an Indemnified Party, then within ten (10) days after written demand for such payment by the Indemnified Party, the Indemnifying Party shall pay to the Indemnified Party the amount of any loss, expense, damage or other payment suffered, incurred or made by the Indemnified Party against which the Indemnified Party is indemnified by the Indemnifying Party under this Article V. In the event the

Indemnifying Party fails to pay such undisputed amount within said ten (10) day period, or it is determined pursuant to the provisions of Article X that the Indemnifying Party is obligated to pay an amount which it had previously disputed, the Indemnified Party shall be entitled to collect the following from the Indemnifying Party: (i) interest from the date of the Indemnified Party's demand for payment on the amount owing to the Indemnified Party at the rate equal to the reference rate as publicly announced from time to time by First Bank National Association plus two (2) percentage points, compounded monthly, until the full amount owing, including any interest, has been paid in full with all payments being applied first against accrued and unpaid interest, and (ii) all costs and expenses, including reasonable attorneys fees, incurred by the Indemnified Party in collecting the amounts owing from the Indemnifying Party under this Article V.

     Section 5.04 Set-Off Rights. If and when, as a result of the net operating loss carryforwards properly allocable to NSU from all Tax periods prior to or ending on the Merger Effective Date, NSU unconditionally realizes a benefit in the form of a reduction in the federal or state income Taxes which NSU would otherwise be obligated to pay, Spinco may set-off the amount of any such Tax savings against any Liability of Spinco under this Agreement (including the indemnification obligations under Section 5.01) or, in the event Spinco has already made payments pursuant to its indemnification obligations hereunder, NSU will reimburse Spinco for payments previously made by Spinco to or on behalf of an NSU Indemnified Party with respect to its obligations under this Agreement. The benefit shall not be finally and unconditionally determined for any year until such year is closed for any future adjustment of federal income Tax liability. Any amount set-off by Spinco or reimbursed to Spinco by NSU hereunder shall bear interest from and after the date that such benefit was reflected on the consolidated Tax return of NSU or taken into account in an NSU estimated Tax payment to the date of such off-set or reimbursement at the rate of 6% per annum. NSU shall promptly provide Spinco notice of each and every time it has filed a Tax report or return wherein it has claimed or used such Tax benefit.

                                   ARTICLE VI

                             EMPLOYEE BENEFIT PLANS

     Section 6.01 The 401(k) Savings Plan. (a) As soon as practicable after the date hereof (i) effective as of the Merger Effective Date, Spinco shall assume and be solely responsible for, all Liabilities of NSU under the [NORTH STAR UNIVERSAL 401(K) SAVINGS PLAN] (the "Savings Plan") and (ii) prior to the Merger Effective Date, NSU agrees to take such actions as may be necessary in order for Spinco or a Subsidiary of Spinco effectively to maintain and administer such Savings Plan. Spinco and NSU shall each take, or cause to be taken, all such actions as may be necessary or appropriate in order to establish Spinco or a Subsidiary of Spinco as successor to NSU as to all rights, assets, duties and Liabilities of NSU under, or with respect to, the Savings Plan, including, but not limited to, the rights, assets, duties and Liabilities of NSU under, or with respect to, any and all trust agreements to the extent that they relate solely to the Savings Plan. Any action taken by NSU pursuant to this Section 6.01 after the Merger Effective Date shall be at Spinco's expense.

     (b) Upon Spinco or a Subsidiary of Spinco becoming the successor employer or successor plan sponsor to NSU or any of its subsidiaries under the Savings Plan, NSU agrees to take such actions as may be necessary to amend any trust agreement required to be amended in order for Spinco or a Subsidiary of Spinco effectively to assume and administer the Savings Plan.

     (c) Transfers pursuant to this Section 6.01 shall be effected, where practicable, so as to preserve each plan participant's investment election.

     (d) NSU and Spinco shall, in connection with the transfers described in this Section 6.01, cooperate in making all appropriate filings required under the Code or ERISA, and the regulations thereunder and any applicable securities laws, and take all such action as may be necessary and appropriate to cause such transfers to take place as soon as practicable after the Distribution Date.

     (e) From and after the Merger Effective Date, NSU and its Subsidiaries thereafter shall cease to have any liability or obligation whatsoever with respect to the Savings Plan. As provided in Article V, Spinco shall indemnify NSU and such Subsidiaries against any such liability.

     Section 6.02 Welfare Plans.

     (a) Except as otherwise specifically provided in this Section 6.02, as of the Merger Effective Date, Spinco shall assume all Liabilities of NSU in connection with claims brought under any of NSU's or its Subsidiaries' medical, dental, life insurance, health, accident, disability or other welfare benefit plans in existence on or prior to the Merger Effective Date and from and after the Merger Effective Date, NSU and its Subsidiaries thereafter shall cease to have any such liability or obligation. From and after the Merger Effective Date, NSU shall no longer be a participating employer in such welfare benefit plans.

     (b) As of the Merger Effective Date, Spinco shall assume and shall be solely responsible for, all Liabilities of NSU in connection with claims for post-employment welfare benefits (including, but not limited to, medical, health and life insurance benefits) made by or in respect of (i) any Spinco Employee or
(ii) any employee of NSU prior to the Merger Effective Date who shall have retired or whose employment otherwise terminates on or before the Merger Effective Date, regardless of whether such claim shall relate to events which occurred prior or subsequent to the Merger Effective Date. Spinco shall also assume all "COBRA" continuation Liabilities of NSU as of the Merger Effective Date.

     (c) Prior to the Merger Effective Date, NSU and Spinco shall take all actions necessary and appropriate to effect the assumption of the NSU welfare plans by Spinco or a Subsidiary of Spinco and to provide the benefit coverage otherwise necessary to assume the Liabilities which are or shall become the responsibility of Spinco under this Section 6.02.

     Section 6.03 NSU Employees. Effective as of the Merger Effective Date, Spinco agrees to assume the employment of all employees of NSU who have not resigned or been terminated on or prior to such date. Spinco shall assume and be solely responsible for all Liabilities in connection with claims made by or on behalf of such NSU employees in respect of salary, benefits, severance pay, salary continuation and similar obligations relating to the employment or the termination or alleged termination of the employment of any such person, regardless of whether such termination or alleged termination occurred prior to or subsequent to the Merger Effective Date.

     Section 6.04 Other Liabilities and Obligations. As of the Merger Effective Date, Spinco shall assume and be solely responsible for all Liabilities of NSU with respect to claims made by persons who were, prior to the Merger Effective Date, employees of NSU, relating to any employee liability or obligation not otherwise provided for in this Agreement.

     Section 6.05 Preservation of Rights To Amend or Terminate Plans. No provisions of this Agreement shall be construed as a limitation on the right of Spinco or any Spinco Subsidiary to amend such plan or terminate its participation therein which Spinco or any Spinco Subsidiary would otherwise have under the terms of such plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or beneficiary of such employee under a plan which such employee or beneficiary would not otherwise have under the terms of the plan itself.

                                  ARTICLE VII

                                  TAX MATTERS

     Section 7.01 Allocation of Items of Income or Deduction for Reporting Purposes. NSU, in consultation with and subject to the approval of Spinco, shall either (i) cause Spinco to close its permanent books and records (including work papers) as of the Distribution Date, in accordance with Treasury Regulations
Section 1.1502-76(b)(2) in order to permit Spinco's taxable income for the taxable period ending on the Distribution Date to be reported and determined on the basis of income shown on its permanent books and records (including work papers) or (ii) allocate items of income or deduction between tax periods ending on or before the Distribution Date and tax periods beginning after the Distribution Date in accordance with Treasury Regulations Section 1.1502-76(b)(2)(ii).

     Section 7.02 Spinco Indemnification for Tax Periods Prior to Distribution Date. Spinco agrees to indemnify and hold harmless NSU from and against any liability for Taxes attributable to NSU or Spinco

(specifically including for all purposes of this Article VII, Taxes attributable to all NSU Transferred Assets and NSU Transferred Liabilities transferred pursuant to Article II) for Tax periods or portions thereof ending on or before the Distribution Date. For purposes of this Section 7.02, "Spinco" shall mean Spinco, itself, as well as all of its Subsidiaries eligible to be included in a consolidated federal income tax return filed by Spinco as the common parent, including any Subsidiary owned by NSU prior to the Merger Effective Date but not then owned by NSU, and "NSU" shall mean NSU, itself, as well as all of its Subsidiaries eligible to be included in a consolidated federal income tax return filed by NSU as the common parent.

     Section 7.03 NSU Liable for Filing and Payment of Spinco's Taxes Prior to Distribution Date. NSU, in consultation with and subject to the approval of Spinco, shall, at Spinco's expense, file (or shall cause to be filed) all tax returns of Spinco for tax periods ending on or before the Distribution Date. NSU shall, to the extent permissible, include (or cause to be included) the results of the operations of Spinco in NSU's consolidated federal tax return and in any other consolidated, unitary, or combined tax return for tax periods ending on or before the Distribution Date and shall, subject to the indemnification obligations under Section 7.02, pay all Taxes due for such periods with respect to Spinco.

     Section 7.04 Spinco Liable for Filing and Payment of Its Own Taxes for Tax Periods Beginning Prior to Distribution Date and Ending After Distribution
Date. Spinco shall file (or shall cause to be filed) all Tax returns of Spinco for any Tax period which begins before the Distribution Date and ends on or after the Distribution Date. Spinco shall also file (or shall cause to be filed) all Tax returns of Spinco for all subsequent Tax periods. Accordingly, Spinco shall pay all Taxes shown as due on such returns or ultimately determined to be due with respect to such periods and shall be entitled to keep and retain for itself any refunds of Taxes or credits paid on behalf of or made available to it. All Tax returns and any schedules to be included therewith for the Tax period which begins before the Distribution Date and ends after the Distribution Date shall be prepared on a basis consistent with those prepared for prior Tax periods and consistent with the method used by NSU to allocate items of Spinco's income or deduction for the Tax period ending on the Distribution Date pursuant to Section 7.01 hereof, and shall be subject to the approval of NSU prior to being filed by Spinco, which approval shall not be unreasonably withheld.

     Section 7.05 Spinco's Right to Make Section 172(b)(3) Election and Qualified Right to Subsequent Refund. Spinco shall have the right and option to make an election pursuant to Section 172(b)(3) of the Code to carry forward any of its net operating losses incurred in tax periods beginning after the Distribution Date which, if carried back, would be carried back to a tax period ending on or before the Distribution Date. Notwithstanding the foregoing, whether or not Spinco makes such an election, Spinco shall be entitled to any and all tax refunds, whether received by NSU or Spinco, that result from a carryback of net operating losses or credits of Spinco arising in a tax period beginning after the Distribution Date to a tax period ending on or before the Distribution Date.

     Section 7.06 Scope of NSU's Power to Negotiate Settlement During Audit for Periods after the Merger Effective Date. In the event that any Taxing authority conducts an audit to determine the amount of any net operating loss carryforwards of NSU as of the Merger Effective Date for any Tax period beginning after the Distribution Date, NSU shall notify Spinco and allow Spinco to participate with NSU in contesting such issue and each party shall pay its own expenses relating to the contesting of such issue. Notwithstanding the foregoing, NSU shall have the right to finally resolve such issue.

     Section 7.07 Rights of Parties With Respect to an Asserted Tax
Liability. Promptly after receipt by NSU of a written notice of any demand, claim or circumstance, including any Tax audit, which, after the lapse of time, would or might give rise to a claim or commencement of any action, proceeding, or investigation with respect to which indemnity may be sought under Section
7.02 hereof (an "Asserted Tax Liability"), NSU shall give written notice thereof to Spinco (the "Tax Claim Notice"). The Tax Claim Notice shall contain factual information (to the extent known to NSU) describing in reasonable detail the Asserted Tax Liability and shall include copies of any notice or other document received from any taxing authority in respect of such Asserted Tax Liability. If NSU fails to give Spinco prompt notice of an Asserted Tax Liability as required by this Section 7.07, and if such failure results in an irrevocable financial detriment to Spinco, then any amount which Spinco is otherwise required to pay NSU pursuant to Section 7.02 hereof with respect to such Asserted

Tax Liability shall be reduced by the amount of such irrevocable financial detriment. Spinco may elect to direct, through counsel of its own choosing reasonably acceptable to NSU and at its own expense, the compromise or contest, either administratively or in the courts, of any Asserted Tax Liability. If Spinco elects to direct the compromise or contest of any Asserted Tax Liability, it shall, either within 30 calendar days after receiving the Tax Claim Notice with respect to such Asserted Tax Liability (or sooner, if the nature of the Asserted Tax Liability so requires) notify NSU of its intent to do so, and NSU shall cooperate at its own expense in the compromise or contest of such Asserted Tax Liability. Spinco, at its discretion, may enter into a settlement agreement with respect to, or otherwise resolve, any Asserted Tax Liability without the express consent of NSU, unless such settlement affects the Tax returns of NSU after the Merger Effective Date, in which case the consent of NSU shall be required and shall not be unreasonably withheld. If Spinco (1) within 30 calendar days after receiving the Tax Claim Notice with respect to such Asserted Tax Liability (or sooner, if the nature of the Asserted Tax Liability so requires) notifies NSU that it has elected not to direct the compromise or contest of the Asserted Tax Liability, or (2) fails to properly notify NSU within such period of its election to direct or not to direct the compromise or contest of the Asserted Tax Liability, NSU may pay, compromise, or contest at its own expense and in its sole discretion such Asserted Tax Liability. If NSU or Spinco elects to direct the compromise or contest of any liability for Taxes as provided herein, the other party shall promptly empower (by power of attorney and such other documentation as may be appropriate) such representative of the empowered party as the empowered party may designate to represent the empowering party in any audit, claim for refund or administrative or judicial proceeding insofar as such audit, claim for refund or proceeding involves an asserted liability for Taxes for which Spinco would be liable under Section 7.02 hereof. For all purposes of this Section 7.07, the right to participate in all proceedings either administratively or in the courts relating to an Asserted Tax Liability shall include the right to attend and be kept fully informed of all of the foregoing but shall not include, unless expressly provided for herein, the power to compromise, contest or make any other decisions with respect to an Asserted Tax Liability.

     Section 7.08 Mutual Duty to Cooperate and Act in Good Faith With Respect to Filing or Amending of Returns, Claiming Refunds, or Conducting Audit. NSU and Spinco shall provide each other with such cooperation and information as either reasonably may request of the other in filing any tax return, amended return, or claim for refund, in determining a liability for Taxes or a right to a refund of Taxes, or in conducting any audit or proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by tax authorities. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. NSU shall make available to Spinco, with respect to all tax years in which Spinco was includable in NSU's affiliated group (as defined in Section 1504 of the Code) copies of all work papers and schedules relating to the preparation of Spinco's pro forma federal and state income tax returns which were included in NSU's federal consolidated and state income tax returns which are necessary to reconcile such pro forma returns with the amounts actually included in such consolidated returns. NSU and Spinco shall make available to each other all other books and records relating to Taxes of Spinco with respect to all tax years in which Spinco was includable in NSU's affiliated group (as defined in Section 1504 of the Code). NSU and Spinco agree to maintain and preserve for a period of eight (8) years after the period to which such documents relate, and, upon written request, to provide to the other party, such factual information as that party reasonably requires for filing tax returns, tax planning, and contesting any tax audit that only NSU or Spinco, as the case may be, actually possesses.

                                  ARTICLE VIII

                           CERTAIN ADDITIONAL MATTERS

     Section 8.01 The Spinco Board. Spinco and NSU shall take all actions which may be required to elect or otherwise appoint, as of the Distribution Date, the following [five] persons as directors of Spinco:

     Section 8.02 Spinco Charter and By-Laws. Prior to the Merger Effective Date, Spinco shall adopt the Spinco Charter and the Spinco By-Laws and shall file the Spinco Charter with the Secretary of State of the State of Minnesota.

     Section 8.03 NSU Long-Term Liabilities; Minimum Value of Spinco.

     (a) Release Date. Prior to the third anniversary of the Merger Effective Date, Spinco shall have caused the Release Date to have occurred with respect to each of the NSU Long-Term Liabilities.

     (b) Minimum Value. Spinco shall not (A) pay any dividends, whether in cash or in property, or make any other distribution to its shareholders, or redeem any of its capital stock for cash or property, (B) sell, transfer or dispose of any material amount of its assets in a single transaction or related series of transactions, except in the ordinary course of its business or for fair value, or (C) sell, transfer or dispose of all or substantially all of its assets or engage in any merger, consolidation or reorganization unless (X) in the case of the sale, transfer or other disposition of all or substantially all of its assets, the purchaser assumes the obligations of Spinco (jointly and severally with Spinco) under this Agreement, (Y) in the case of a merger, consolidation or reorganization, the surviving entity assumes the obligations of Spinco under this Agreement, or (Z) the Market Value (as defined below) of Spinco immediately after giving effect to such dividend, distribution, redemption or other transaction is at least equal to the following amounts during the following periods:

          (i) $9,000,000 during the period beginning on the Merger Effective Date and continuing to the later to occur of (x) the Release Date or (y) the third anniversary of the Merger Effective Date;

          (ii) $3,000,000 during the period from the end of the period referenced in clause (i) above and continuing to the fifth anniversary of the Merger Effective Date.

The term "Market Value" shall mean the greater of: (a) the market capitalization of Spinco's outstanding equity securities, if Spinco is a publicly traded company, or (b) the net book value of Spinco computed in accordance with generally accepted accounting principles, except that securities owned by Spinco which are publicly traded shall be valued at their market value without any adjustment for lack of liquidity or control premium, but reduced for any taxes payable on the disposition of such securities, taking into account any and all tax benefits (e.g., net operating loss carryforward, tax credits, deductions or exclusions) available to Spinco and using Spinco's then applicable effective tax rate for purposes of such calculations.

     Section 8.04 Adjustment for Dissenting Shares Liability. If the actual amount paid after the Merger Effective Date with respect to the Dissenting Shares (the "Actual Payment") is less than the Dissenting Shares Holdback, then within ten days after the date of determination of the Actual Payment, NSU shall pay to Spinco by wire transfer of immediately available funds to a designated account the amount of such shortfall. Notwithstanding anything herein or in the Merger Agreement to the contrary, with respect to the Dissenting Shares and the Dissenting Shares Liability, NSU agrees that it shall promptly give notice to Spinco after obtaining knowledge of any threatened or pending claim regarding the Dissenting Shares or the Dissenting Shares Liability and Spinco shall, at its expense, assume and direct the negotiation, settlement or defense of such claim and any litigation arising from such claim, and NSU agrees to cooperate with Spinco in resolving or attempting to resolve any such claim or litigation; provided that Spinco shall not, without NSU's prior consent, settle any such claim after the Merger Effective Date if such settlement may result in the Dissenting Shares Liability exceeding the Dissenting Shares Holdback.

     Section 8.05 NSU Covenants.

     (a) From and after the Merger Effective Date, NSU shall be solely responsible for the payment, performance and discharge of the NSU Assumed Liabilities and shall pay, perform and discharge the NSU Assumed Liabilities in accordance with the governing instruments and applicable laws related thereto. Subject to the prior consummation of the Merger, NSU covenants and agrees to repay in full all of the NSU Indebtedness not later than six months after the Merger Effective Date, all such repayments (excluding any payments made with respect to any instruments that have matured or otherwise become due and payable in accordance with their respective terms prior to such repayment date) to be effected on or about the same date.

                                   ARTICLE IX

                       ACCESS TO INFORMATION AND SERVICES

     Section 9.01 Provision of Corporate Records. NSU shall arrange as soon as practicable following the Distribution Date for the transportation at Spinco's cost to Spinco of existing corporate records in its possession relating to the NSU Transferred Assets and the NSU Transferred Liabilities, including original corporate minute books, stock ledgers and certificates and corporate seals of Spinco and the Spinco Subsidiaries, and all active agreements, active litigation files and filings with governmental agencies, except to the extent such items are already in the possession of Spinco or a Spinco Subsidiary. NSU shall also provide to Spinco, unless already in the possession of Spinco or a Spinco Subsidiary and only to the extent that NSU maintains them, lists of trademarks, patents (design and mechanical) and copyrights included in the Spinco Assets. Such records shall be the property of Spinco, but shall be available to NSU for review and duplication until NSU shall notify Spinco in writing that such records are no longer of use to NSU.

     Section 9.02 Access to Information. From and after the Distribution Date, NSU shall afford to Spinco and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within NSU's possession relating to Spinco, the NSU Transferred Assets or the NSU Transferred Liabilities, insofar as such access is reasonably required by Spinco. Information may be requested under this Article IX for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

     Section 9.03 Provision of Services. In addition to any services contemplated to be provided following the Distribution Date by this Agreement, each party, upon written request, shall make available to the other party, during normal business hours and in a manner that will not unreasonably interfere with such party's business, its financial, tax, accounting, legal, employee benefits and similar staff and services (collectively "Services") whenever and to the extent that they may be reasonably required in connection with the preparation of tax returns, audits, claims, litigation or administration of employee benefit plans, and otherwise to assist in effecting an orderly transition following the Distribution.

     Section 9.04 Production of Witnesses. At all times from and after the Distribution Date, each of Spinco and NSU shall use reasonable efforts to make available to the other upon written request, its and its subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

     Section 9.05 Reimbursement. Except to the extent otherwise contemplated by this Agreement, a party providing Information or Services to the other party under this Article IX shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information or Services.

     Section 9.06 Retention of Records. Except as otherwise required by law, or agreed to in writing, each of NSU and Spinco shall retain, and shall cause its Subsidiaries to retain, for a period of at least eight years following the Distribution Date, all information relating to the other and the other's subsidiaries.

     Section 9.07 Confidentiality. NSU and Spinco shall hold, and shall cause their respective officers, employees, agents and consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its independent legal counsel, by other requirements of law, all confidential information concerning the other party furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) available to such party on a non-confidential basis prior to its disclosure by the other party, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be bound by the provisions of this Section 9.07. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                                   ARTICLE X

                               DISPUTE RESOLUTION

     Section 10.01 Mediation and Binding Arbitration. If a dispute arises between NSU and Spinco as to the interpretation of this Agreement or any other agreement entered into pursuant hereto, including, without limitation, any indemnification obligations pursuant to Article V, NSU and Spinco agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy, to resolve the dispute.

     Section 10.02 Initiation. A party seeking to initiate the procedures shall give written notice to the other party, describing briefly the nature of the dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

     Section 10.03 Submission to Mediation. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the Center for Public Resources Model ADR Procedure -- Mediation of Business Disputes, as modified herein, and to bear equally the costs of the mediation.

     Section 10.04 Selection of Mediator. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources or another mutually agreed-upon organization if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

     Section 10.05 Mediation and Arbitration. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days following the initial mediation session. If the parties are not successful in resolving the dispute through the mediation by the end of such 30-day period, then the parties agree to submit the matter to binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, as modified herein, by a panel of three arbitrators, in Minneapolis, Minnesota, selected in accordance with the provisions of Section 10.06 hereof. The arbitration shall be governed by the Rules of the American Arbitration Association then in effect and as modified herein, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Nothing contained in this Article X shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Article X. The parties agree that any legal remedy available to a party with respect to a breach of this Article X will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this
Article X.

     Section 10.06 Selection of Arbitrators. The parties shall have 10 days from the end of the mediation period to agree upon mutually acceptable neutral persons not affiliated with either of the parties to act as arbitrators. If the panel of arbitrators has not been selected within such time, the parties agree jointly to request the Center for Public Resources or another mutually agreed-upon organization to supply within 10 days a list of potential arbitrators with qualifications as specified by the parties in the joint request. Within five days of receipt of the list, the parties shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall select as the arbitrator the individual receiving the highest combined ranking who is available to serve. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of arbitration without the prior consent of both parties, except as required to fulfill applicable disclosure and reporting requirements, or as otherwise required by law.

     Section 10.07 Cost of Arbitration. Each party shall bear its own costs incurred in the arbitration. If either party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Article X, and instead commences any other proceeding, including litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.01 Complete Agreement; Construction. This Agreement, including the Schedules and Exhibits and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to the subject matter.

     Section 11.02 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     Section 11.03 Expenses. All costs and expenses arising prior to the Distribution Date (whether or not then payable) in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be paid in accordance with Section 6.2 of the Merger Agreement.

     Section 11.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the principles of conflicts of laws thereof.

     Section 11.05 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

     To NSU:

     with a copy to:

     To Spinco:

     with a copy to:

     Section 11.06 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     Section 11.07 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     Section 11.08 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Merger Effective Date by and in the sole discretion of the NSU Board without the approval of Spinco or NSU's shareholders. In the event of such termination, no party shall have any liability of any kind to any other party.

     Section 11.09 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary of such party which is contemplated to be a subsidiary of such party on and after the Distribution Date.

     Section 11.10 No Third Party Beneficiaries. Except for the provisions of
Article V relating to Indemnified Parties and as specified in Section 2.07, this Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     Section 11.11 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 11.12 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 11.13 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written

                                          NORTH STAR UNIVERSAL, INC.

                                          By
                                          --------------------------------------

                                          Name

                                              ----------------------------------

                                          Its

                                            ------------------------------------

                                          NEW HOLDING COMPANY, INC.

                                          By
                                          --------------------------------------

                                          Name

                                              ----------------------------------

                                          Its

                                            ------------------------------------

                                                                       EXHIBIT D

                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                           NORTH STAR UNIVERSAL, INC.

     We, the undersigned, respectively the President and Secretary of North Star Universal, Inc., a corporation subject to the provisions of Minnesota Statutes Chapter 302A., known as the Minnesota Business Corporation Act, do hereby certify that at a meeting of the shareholders of said corporation duly called
and held at                               , at      p.m. on           , 1996,
pursuant to notice mailed to all shareholders entitled to vote thereon, the following Amended and Restated Articles of Incorporation were adopted by a majority vote of all of the shares of stock present at such meeting and entitled to vote to supersede and take the place of the existing articles of incorporation and all amendments and restatements thereto, to wit:

                                   ARTICLE I.

                                      NAME

     The name of this corporation shall be Michael Foods, Inc.

                                  ARTICLE II.

                                    PURPOSE

     This corporation shall have general business purposes.

                                  ARTICLE III.

                               REGISTERED OFFICE

     The registered office of this corporation shall be 324 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota, 55416, County of Hennepin.

                                  ARTICLE IV.

                                 CAPITAL STOCK

     This corporation shall have authorized capital stock consisting of 50,000,000 shares, which shall be composed of 40,000,000 shares of common stock having a par value of $.01 per share and 10,000,000 undesignated shares. Each share of common stock shall be entitled to one vote on all matters presented to the shareholders for a vote.

     The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of said shares in any class or series. The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding to holders of shares of another class or to effectuate share dividends, splits, or conversions of its outstanding shares.

                                   ARTICLE V.

                           CERTAIN SHAREHOLDER RIGHTS

     Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the corporation. No shareholder shall be entitled to cumulative voting rights.

                                  ARTICLE VI.

                                   DIRECTORS

     1. The business of this corporation shall be managed by or under the direction of a board of directors consisting of not less than three (3) directors. Directors need not be shareholders of the corporation. The Board of Directors in its discretion may elect honorary directors who shall serve without voting power.

     2. Directors shall be elected for a term of one (1) year and until their successors are elected and qualified. If any vacancy occurs in the board of directors, the remaining directors, by the affirmative vote of a majority thereof, shall elect a director or directors to fill the vacancy until the next regular meeting of the shareholders.

     3. The directors shall have all of the powers conferred upon directors by the Minnesota Business Corporation Act.

     4. An action required or permitted to be taken by the board of directors of this corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board at which all directors are present except as to those matters which require shareholder approval, in which case the written action must be signed by all members of the board of directors.

     5. To the full extent permitted by the Minnesota Business Corporation Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this section shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE VII.

                                INDEMNIFICATION

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) to the full extent permitted by the Minnesota Business Corporation Act.

                                 ARTICLE VIII.

     The private property of the shareholders of this corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

     IN TESTIMONY WHEREOF, we have hereunto set our hands this      day of
          , 1996.

                                          --------------------------------------
                                          GREGG A. OSTRANDER
                                          President

                                          --------------------------------------
                                          JEFFREY M. SHAPIRO
                                          Secretary

STATE OF MINNESOTA

COUNTY OF HENNEPIN
                              ss.

     The foregoing instrument was acknowledged before me this      day of
          , 1996, by Gregg A. Ostrander and Jeffrey M. Shapiro, President and Secretary respectively of North Star Universal, Inc., a Minnesota corporation, on behalf of the Corporation.

                                          --------------------------------------
                                          Notary Public

                                                                       EXHIBIT E

                        FORM OF ORDERLY DISPOSITION AND
                         REGISTRATION RIGHTS AGREEMENT

             ORDERLY DISPOSITION AND REGISTRATION RIGHTS AGREEMENT

     This Agreement made and entered into this      day of December, 1995, by
and between NORTH STAR UNIVERSAL, INC., a Minnesota corporation, which, upon the effective date of the Merger defined in the first recital hereof, will be the parent corporation to the surviving corporation resulting from the merger of Merger Sub and Michael as described in the first recital hereof ("Michael Minnesota)", and 4J2R1C, a Minnesota limited partnership, 3J2R, a Minnesota limited partnership, JAMES H. MICHAEL and JEFFREY J. MICHAEL (such individuals and partnerships, together with any immediate family members of such individuals or any corporation, partnership of trust in which such individuals or their immediate family members are the sole shareholders, partners or beneficiaries thereof, to be hereinafter collectively referred to as the "Michael Shareholders").

     WITNESSETH:

     WHEREAS, Michael Minnesota is a party to an Agreement and Plan of
Reorganization dated December   , 1995 (the "Merger Agreement") providing for
the merger (the "Merger") of NSU Merger Co. ("Merger Sub"), a newly formed Delaware corporation and wholly-owned subsidiary of Michael Minnesota, with and into Michael Foods, Inc., a Delaware corporation ("Michael"), as the surviving corporation; and

     WHEREAS, under Section 6.16 of the Merger Agreement, Michael Minnesota agreed to execute and deliver and to cause the Michael Shareholders to execute and deliver this Orderly Disposition and Registration Rights Agreement.

     NOW THEREFORE, IN CONSIDERATION of the premises and of the terms and conditions hereinafter set forth, the parties agree as follows:

     1. Definitions. Unless the context otherwise requires or unless otherwise defined in this agreement, capitalized terms shall have the meanings ascribed to them in the Merger Agreement. Any references to Michael Minnesota shall include North Star Universal, Inc. and Michael Minnesota from and after the consummation of the Merger and the change of its name to Michael Foods, Inc.

     2. Actions Pending Effective Time. From the date of this Agreement until the Effective Time, the Michael Shareholders, individually and collectively, shall:

     a. not sell or offer to sell, hypothecate or transfer any shares of Michael Minnesota common stock, except that this limitation shall not apply to sales of Michael Minnesota common stock made pursuant to Rule 144 of the Securities and Exchange Commission (the "SEC"), or the pledge of Michael Minnesota common stock to secure surety bonds for Michael-Curry Companies, Inc. or transfers of Michael Minnesota common stock among Michael Shareholders;

     b. vote in favor of the Merger, the Spinoff, the Reverse Stock Split and the election of directors nominated by Michael Minnesota management at any meeting of shareholders duly called and held for such purposes; and

     c. prepare and file any pre-merger notification to the Federal Trade Commission required in connection with the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules of the Federal Trade Commission thereunder.

     3. Restrictions Upon Disposition. For a period of twenty-four (24) months following the Effective Date, the Michael Shareholders, individually or collectively, shall not:

     a. sell or offer to sell shares of common stock of Michael Minnesota exceeding five percent (5%) of the then outstanding shares of common stock of Michael Minnesota to any person or group in any single transaction or series of transactions without providing to Michael Minnesota the first right to buy such shares as provided in Section 5 below;

     b. sell or offer to sell any shares of common stock of Michael Minnesota to any person or group which owns five percent (5%) or more of the outstanding common stock of Michael Minnesota without providing to Michael Minnesota the first right to buy such shares as provided in Section 5 below; or

     c. pledge, hypothecate, or encumber any shares of Michael Minnesota owned by any of the Michael Shareholders except to secure surety bonds obtained by Michael-Curry Companies, Inc.

For purposes of this agreement, the term "group" shall mean any two or more persons who agree to act together for the purpose of acquiring, holding, voting or disposing of common stock of Michael Minnesota.

     4. Shares Covered. This agreement shall apply to all shares of common stock of Michael Minnesota which are owned by the Michael Shareholders at the date of this agreement or which are acquired by the Michael Shareholders prior to the Effective Date or as a result of the Merger, but shall not apply to any shares of common stock of Michael Minnesota which are purchased or otherwise acquired by any of the Michael Shareholders subsequent to the Effective Date unless such shares were subject to this agreement at the time they were so acquired by a Michael Shareholder.

     5. Option to Purchase. Upon the occurrence of any of the events described in Section 3(a) or (b), the Michael Shareholders or Shareholder proposing to sell or offer shares of common stock of Michael Minnesota shall provide written notice thereof to Michael Minnesota and shall offer to Michael Minnesota the right to purchase such shares. The notice shall state the number of shares offered and the price per share and any other conditions of the proposed sale or offer and shall include a copy of any written document setting forth the terms of the proposed sale or offer between the Michael Shareholders and the purchaser or offeree. Michael Minnesota shall have twenty (20) days from its receipt of such notice within which to purchase the shares so offered. In the event Michael Minnesota does not complete the purchase within such twenty (20) day period, the Michael Shareholders or Shareholder sending the notice shall be permitted for a period of thirty (30) days thereafter to sell Michael Minnesota shares equal in number to the shares offered in such notice free of any restrictions of this agreement at a price no less than the purchase price per share set forth in such notice and under terms and conditions no more favorable to the purchaser than the terms and conditions offered to Michael Minnesota in such notice.

     6. Tender Offer. The restrictions set forth in Section 3 and the option to purchase granted to Michael Minnesota in Section 5 shall not apply if a tender offer is made for all or substantially all of the outstanding Michael Minnesota common stock and the management of Michael Minnesota does not, within seven (7) days of the commencement of such tender offer, announce its opposition to the tender offer. Notwithstanding the foregoing, the following additional terms and conditions shall apply in the event of a tender offer:

     a. In the event that one or more of the Michael Shareholders has offered shares to Michael Minnesota pursuant to Section 5 hereof and, prior to acceptance of such offer by Michael Minnesota, a tender offer is made for all or substantially all of the outstanding Michael Minnesota common stock, Michael Minnesota shall, within twenty (20) days of the date such Michael Shareholder(s) have made such offer, have the right to acquire the shares offered by such Michael Shareholder(s) at the higher of the price offered by the Michael Shareholder(s) or the tender offer price, regardless of whether Michael Minnesota's management has announced it opposition to such tender offer.

     b. In the event that one or more of the Michael Shareholders has offered shares to Michael Minnesota pursuant to Section 5 hereof and, following acceptance of such offer by Michael Minnesota but prior to the closing of such transaction, either a tender offer is made for all or substantially all of the outstanding Michael Minnesota common stock or the management of Michael Minnesota rescinds an earlier opposition to such a tender offer, Michael Minnesota shall have the option of (a) rescinding its agreement to purchase the shares from such Michael Shareholder(s) within two (2) days of the commencement of such tender offer or its announcement of its rescindment of its opposition to the tender offer; or (b) acquiring such shares at the higher of the price offered by such Michael Shareholder(s) at the tender offer price.

     7. Legend. Each of the Michael Shareholders shall forthwith deliver to the secretary of Michael Minnesota all certificates representing shares of common stock of Michael Minnesota which are subject to this agreement for the purpose of placing thereon the following legend:

     "The shares represented by this certificate are subject to certain restrictions on the transfer, sale or other disposition of the shares
     pursuant to an agreement dated             , 1995 between the issuer and
     the registered owner hereof, a copy of which may be obtained from the secretary of the corporation."

The secretary shall promptly return the legended certificates to the Michael Shareholders.

     8. Directors. For a period of twenty-four (24) months following the Effective Date, the Board of Directors of Michael Minnesota shall include representatives of the Michael Shareholders as provided below. The first board of directors of Michael Minnesota at the Effective Date shall include Jeffrey J. Michael and Miles E. Efron or other substitute nominees of the Michael Shareholders if either of them are unable or unwilling to serve as representatives of the Michael Shareholders. Within thirty (30) days following the end of each calendar year after the Effective Date and within the twenty-four (24) months following the Effective Date, the Michael Shareholders shall give notice to Michael Minnesota of their nominee or nominees for Board of Directors. If the Michael Shareholders collectively own 10% or more of the outstanding common stock of Michael Minnesota, they shall be entitled to nominate two (2) directors. If the Michael Shareholders own less than 10% of the outstanding common stock of Michael Minnesota, they shall be entitled to nominate one (1) director. Notice hereunder shall be given by Jeffrey J. Michael, as representative of all the Michael Shareholders.

     9. Registration Rights.

     a. Piggyback Rights. If at any time within twenty-four (24) months following the Effective Date, Michael Minnesota proposes to register common stock under the Securities Act of 1933, as amended (the "Securities Act") in connection with a public offering of common stock for its own account solely for cash (other than a registration on form S-4 or S-8 or any successor form thereof) in a manner that would permit registration of all or a portion of the Michael Minnesota common stock owned by the Michael Shareholders, it will give prompt notice thereof to the Michael Shareholders. Upon written notice of any Michael Shareholders to Michael Minnesota received within fifteen (15) days after delivery of notice of the proposed offering by Michael Minnesota, Michael Minnesota will use its best efforts to effect the registration of the Michael Minnesota shares covered by such notice under the Securities Act; provided, however, that Michael Minnesota shall have the right to abandon the registration in its entirety at any time and shall not be required to register shares of the Michael Shareholders if the underwriters in any underwritten offering reasonably object to the inclusion of such shares in the registration, and provided further, that in any underwritten offering, the Michael Shareholders participating in the registration agree to sell their shares to the underwriters on the same terms and conditions as apply to Michael Minnesota, with such differences as customarily apply in combined primary and secondary offerings.

     b. Requested Registration. If, at any time commencing on the Effective Date and continuing for a period of twenty-four (24) months thereafter, Michael Minnesota shall receive a written request from one or more Michael Shareholders that Michael Minnesota effect the registration under the Securities Act of all or a part of such Michael Shareholder's(') shares of Michael Minnesota common stock constituting in the aggregate at least 500,000 shares (such number of shares to be adjusted to reflect any stock split, stock dividend or other combination or reclassification of Michael Minnesota's capital stock after the Effective Date) and requesting that such shares be sold in a registered public offering in accordance with this Section 9, then Michael Minnesota will, within ten (10) days after receipt thereof, give notice to all other Michael Shareholders of the receipt of such request and each such holder may elect by written notice received by Michael Minnesota within ten (10) days from the date of the notice by Michael Foods to have all or part of his shares of Michael Minnesota common stock included in such registration; provided, however, that the Michael Shareholders collectively shall only have the right to cause Michael Minnesota to effect a registration pursuant to this section on two occasions during such twenty-four (24) month period. Upon receipt of such notice, Michael Minnesota will, as soon as practicable, use reasonable efforts to effect the registration under the Securities Act of all registrable securities which it has been so requested to register and provided further, that Michael

Minnesota: (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration; (ii) shall be entitled to postpone for a reasonable period of time, but not in excess of one hundred twenty (120) days, the filing of any registration statement otherwise required to be prepared pursuant to this section if Michael Minnesota is, at such time, conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) and is advised in writing by its managing underwriter that such offer would, in its opinion, be adversely effected by the registration so requested; and (iii) shall be entitled to postpone such requested registration for up to 120 days if Michael Minnesota determines, in view of the advisability of deferring public disclosure of material corporate developments or other information, that such registration and the disclosure required to be made pursuant thereto would not be in the best interest of Michael Minnesota at such time.

     c. Form of Requested Registration. All registrations proposed to be effected under this Section shall be made on Form S-3 unless the registration shall be in connection with underwritten public offering and the managing underwriter shall advise Michael Minnesota in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering. In such case, the registration shall be effected on such other form. During the term of this agreement, Michael Minnesota shall take all such reasonable actions as may be necessary to maintain its eligibility to use such form(s).

     d. Expenses. In connection with any registration statement pursuant to this section and whether or not the sale of the shares is consummated, each selling Michael Shareholder will pay: (i) a pro rata portion of the aggregate registration expenses and other expenses incurred by Michael Minnesota in connection with the registration of the sale of the shares and the sale of the shares offered based on the number of such Michael Shareholder's(') registrable securities included in the registration statement at the time the registration statement is filed with the SEC relative to the total number of securities covered by such registration statement at such time, (ii) a pro rata portion (based on the number of such Michael Shareholder's registrable securities included in the registration statement at the time the registration statement is filed with the SEC relative to the total number of securities covered by such registration statement at such time) of the aggregate fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including liability insurance if Michael Minnesota so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration; (iii) the fees and disbursements of counsel to Michael Shareholder(s); and (iv) all underwriting discounts and commissions and transfer taxes, if any, applicable to shares of registrable securities to be sold on behalf of Michael Shareholder(s). All such amounts shall be due and payable at the request of Michael Minnesota at the closing of any underwritten offering, the effective date of the registration statement in the case of a non-underwritten offering or upon abandonment of the registration.

     e. Completion. A registration requested pursuant to this section will not be deemed to have been effected unless it has become effective under the Securities Act, provided that, if within 180 days after it has become effective the offering of registrable securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

     f. Selection of Underwriter and Investment Manager. If a requested registration pursuant to this section involves an underwritten offering, Michael Minnesota shall have the exclusive right to select an investment banker or bankers and managers to administer the offering. The offer or sale of Michael Minnesota shares to an underwriter in a registered public offering shall not constitute a sale or offer to sell the shares for purposes of Section 3(a) or 3(b).

     g. Registration. If and whenever Michael Minnesota is required to use its reasonable efforts to cause the registration of any registrable securities under the Securities Act as provided in this agreement, Michael Minnesota will, as expeditiously as reasonably possible: (i) prepare and file with the SEC a registration statement with respect to such registrable securities and use its best efforts to cause such registration statement to become effective and, upon the request of the holders of a majority of the registrable securities registered by the Michael Shareholder(s) hereunder, keep such registration statement effective for one hundred eighty (180) days; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (iii) furnish to each Michael Shareholder seeking registration hereunder such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), and such other documents as each such Michael Shareholder may reasonably request in order to facilitate the disposition of the registrable securities by such seller but only while it shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its reasonable efforts to register or qualify such registrable securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the sellers shall reasonably request, except that Michael Minnesota shall not, for any purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause, it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction;
(v) use its reasonable efforts to list the securities being registered on the National Association of Securities Dealers, Inc. National Market System ("NASDAQ-NMS"), if such registrable securities are not already so listed.

     h. Information. Michael Minnesota may require each selling Michael Shareholder to furnish it with such information regarding such selling Michael Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Michael Minnesota may from time to time reasonably request in writing.

     i. Underwriting Agreement. The selling Michael Shareholders shall execute and deliver an underwriting agreement in customary form in connection with any underwritten offering made pursuant to a registration hereunder.

     10. Indemnification and Contribution. As a condition to the registration of registrable securities of the Michael Shareholders pursuant to this agreement, Michael Minnesota may require the selling Michael Shareholders to enter into an Indemnification and Contribution Agreement with respect to claims or liabilities arising under the Securities Act or the Securities Exchange Act of 1934 as a result of the representations and warranties made by the selling Michael Shareholder(s) in connection with their offer or sale of the registrable securities. Such agreement shall be in customary form and shall contain mutual cross indemnity and contribution provisions.

     11. General Provisions.

     a. Governing Law. This agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Minnesota without giving effect to any conflicts of law provisions.

     b. Remedies. Michael Minnesota, on the one hand, and the Michael Shareholders, on the other, acknowledges and agrees that the other would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements in this agreement of such party were not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right such party may have, any party will have the right to an injunction or other equitable relief (including specific performance) in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof. All rights, powers and remedies provided under this agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative. Notwithstanding the foregoing, Michael Minnesota hereby acknowledges and agrees that, from the date hereof until and including the Effective Date, it shall not be entitled hereunder to any claim for money damages against the Michael Shareholder, it being the intention of the parties hereto that any claim for damages arising out of a failure of the Merger to become effective shall be limited to the damages specified in Section 8.2(a) of the Merger Agreement, which such damages shall be payable by North Star Universal, Inc., a Minnesota corporation which is a constituent party to the proposed Merger.

     c. Notices. All notices, demands, requests, certificates or other communications under this Agreement and all legal processes in regard hereto shall be in writing and shall be decreed to be validly given, made or served when delivered personally or deposited in the U.S. mail, postage prepaid, for delivery by express, registered or certified mail, or delivered to a recognized overnight courier service guaranteeing next Business Day delivery, addressed as follows:

     If to North Star Universal, Inc.: Michael Foods, Inc.
                                       5353 Wayzata Boulevard
                                       324 Park National Bank Building
                                       Minneapolis, Minnesota 55416
                                       Attention: President

     If to the Michael Shareholders:   Jeffrey J. Michael
                                       5745 Seven Oaks Court
                                       Minnetonka, Minnesota 55345

     d. Severability. If any term, provision, covenant or restriction of this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties agree that they will use their best efforts at all times to support and defend this agreement.

     e. Amendments. This agreement may be amended only by an agreement in writing signed by all of the parties hereto.

     f. Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this agreement.

     g. Counterparts. This agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which when taken together shall be one and the same statement.

     h. Successors and Assigns. This agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, provided that a Michael Shareholder may not assign any of his rights or obligations hereunder to any person without the prior written consent of Michael Minnesota. Notwithstanding the foregoing, the consent of Michael Minnesota shall not be required in connection with the assignment of this agreement to the estate of a Michael Shareholder.

     IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this agreement, all as of the day and year first above written.

                                 NORTH STAR UNIVERSAL, INC.

                                 By: /s/ JEFFREY J. MICHAEL
                                     -------------------------------------------

                                     Its: President and Chief Executive Officer
                                          --------------------------------------

                                 4J2R1C, A LIMITED PARTNERSHIP

                                 By: /s/ JEFFREY J. MICHAEL
                                     -------------------------------------------
                                     A General Partner

                                 3J2R, A LIMITED PARTNERSHIP

                                 By: /s/ JEFFREY J. MICHAEL
                                     -------------------------------------------
                                     A General Partner

                                 /s/ JAMES H. MICHAEL
                                 -----------------------------------------------
                                 JAMES H. MICHAEL

                                 /s/ JEFFREY J. MICHAEL
                                 -----------------------------------------------
                                 JEFFREY J. MICHAEL

                                  APPENDIX II

                         OPINION OF PIPER JAFFRAY INC.

                           [PIPER JAFFRAY LETTERHEAD]

              , 1996

Board of Directors
Michael Foods, Inc.
324 Park National Bank Building
5353 Wayzata Boulevard
Minneapolis, MN 55416

Members of the Board:


     This letter relates to the proposed merger of Michael Foods, Inc. ("Michael Foods") and a newly formed merger subsidiary ("Merger Sub") of North Star Universal, Inc. ("NSU") (the "Merger") pursuant to the Agreement and Plan of Reorganization, as amended, by and between Michael Foods, NSU and Merger Sub (the "Agreement"). Prior to the Merger, NSU will transfer to a subsidiary ("Spinco") all assets (other than its shares of Michael Foods and other mutually agreed assets) and liabilities (other than $15 to $29 million of net debt (the "Debt")) of NSU and will then spin off the shares of Spinco on a pro rata basis to the NSU shareholders before the Merger. In connection with the Merger, NSU shareholders will receive their pro rata share of Michael Foods stock owned by NSU before the Merger after a portion of those shares are repurchased by Michael Foods. The amount of shares repurchased will be equal to the amount of Debt assumed by Michael Foods in the Merger divided by the product of the Discount Factor (as defined in the Agreement) times the average price of Michael Foods common stock during the twenty trading days ending the third trading day immediately preceding the effective date of the Merger. It is our understanding, and for purposes of this opinion we have assumed, that the Debt shall not be less than $15,000,000 nor more than $29,000,000 and that NSU will have no liabilities following the Merger other than liabilities assumed from Michael Foods, the NSU Retained Liabilities (as defined in the Agreement) and liabilities which are fully indemnified against by Spinco. In connection with the Merger, all shares of Michael Foods common stock held by shareholders other than NSU will be exchanged for NSU common stock. You have requested our opinion as to the fairness to Michael Foods, from a financial point of view, of the effective price per share that Michael Foods is paying NSU in the form of Debt assumed (the "Consideration") for the shares of Michael Foods common stock that it is repurchasing from NSU, and the exchange of Michael Foods common stock for NSU common stock.


     Piper Jaffray Inc. ("Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. Piper Jaffray makes a market in the Common Stock of Michael Foods and also provides research coverage for Michael Foods. We acted as comanager of public offerings of Michael Foods common stock in 1987, 1988 and 1991 and an offering of senior notes in 1989. For our services in rendering this opinion, Michael Foods will pay us a fee and indemnify us against certain liabilities. The fee is not contingent upon the consummation of the Merger.

     In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:


          1. Reviewed the Agreement and Plan of Reorganization by and between Michael Foods, NSU and Merger Sub dated December 21, 1995, as amended September 27, 1996.



          2. Reviewed the annual reports, Form 10-K's and audited financial statements for Michael Foods for the three years ended December 31, 1995.



          3. Reviewed the Form 10-Q's for Michael Foods for the quarters ended March 31, June 30 and September 30, 1996.

          4. Reviewed the annual reports, Form 10-K's and audited financial statements for NSU for the three years ended December 31, 1995.



          5. Reviewed the Form 10-Q's for NSU for the quarters ended March 31, June 30 and September 30, 1996.


          6. Reviewed two-year financial forecasts for Michael Foods furnished by Michael Foods management.

          7. Conducted discussions with members of senior management of Michael Foods, including the President and Chief Executive Officer, Chief Financial Officer and Executive Vice President and Assistant Treasurer. Topics discussed included, but were not limited to, the background and rationale for the proposed Merger, the financial condition, operating performance, balance sheet characteristics and prospects of Michael Foods business independently and the financial and operating prospects for the combined company after consummation of the proposed Merger.

          8. Conducted discussions with members of senior management of NSU, including the Chief Financial Officer. Topics discussed included, but were not limited to, the background and rationale of the proposed Merger, the financial condition, operating performance, and the balance sheet characteristics of NSU and the prospects for the combined company after consummation of the proposed Merger.

        9. Reviewed the historical prices and trading activity for Michael Foods common stock and NSU common stock.

          10. Reviewed the financial terms, to the extent publicly available, of certain comparable transactions which we deemed relevant.

          11. Considered the proforma effect of the proposed Merger on Michael Foods earnings per share for the two fiscal years ending December 31, 1997.

          12. Compared certain financial and securities data of Michael Foods with certain financial and securities data of companies deemed similar to Michael Foods or representative of the business sector in which Michael Foods operates.

          13. Reviewed such other financial data, performed such other analyses and considered such other information as we deemed necessary and appropriate under the circumstances.

     We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Michael Foods, NSU or otherwise made available to us and have not attempted independently to verify such information. We have further relied upon the assurances of Michael Foods' management that the information provided pertaining to Michael Foods has been prepared on a reasonable basis and, with respect to financial planning data, reflects the best currently available estimates and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. In that regard, we have assumed with your consent that any projections or forecasts, reflect best currently available estimates and judgments of the Michael Foods management, and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of Michael Foods. For the purpose of this opinion, we have assumed that neither Michael Foods nor NSU is a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Merger or in the ordinary course of business. We have also assumed, with your consent, that the Merger will qualify as a tax-free exchange.

     In arriving at our opinion, we have not performed any appraisals or valuations of specific assets of Michael Foods or NSU and express no opinion regarding the liquidation value of Michael Foods or NSU. Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof. We express no opinion herein as to the prices at which shares of Michael Foods common stock may trade at any future time.

     This opinion shall not be published or otherwise used, nor shall any public references to Piper Jaffray be made without our written consent, except for inclusion in the full proxy/prospectus to be sent to all stockholders of Michael Foods and NSU and in any filings or disclosures required by law. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. In connection with this opinion, we were not requested to opine as to, and this opinion does not address, the merits of the basic business decision to proceed with or effect the Merger.

     Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Consideration for the repurchase of the Michael Foods common stock and the exchange of Michael Foods common stock for NSU common stock is fair, from a financial point of view, to Michael Foods.

                                          Sincerely,

                                          PIPER JAFFRAY INC.

                                  APPENDIX III

                                   OPINION OF
                     GOLDSMITH, AGIO, HELMS SECURITIES INC.

              [GOLDSMITH, AGIO, HELMS SECURITIES, INC. LETTERHEAD]

                                                                          , 1996

PERSONAL AND CONFIDENTIAL

Board of Directors
NORTH STAR UNIVERSAL, INC.
5353 Wayzata Boulevard -- Suite 610
Minneapolis, MN 55416-1370

RE: Fairness Opinion

Gentlemen:


     In connection with the proposed transaction (the "Reorganization"), consisting of the Merger together with the Distribution as defined below, whereby Michael Foods, Inc. ("Michael") will merge (the "Merger") into a newly organized subsidiary of North Star Universal, Inc. (the "NSU"), immediately before the distribution (the "Distribution") to NSU's shareholders, as constituted prior to the merger (the "Current Shareholders"), of all of the outstanding shares of second newly organized subsidiary of the NSU ("ENStar"), you have requested our opinion ("Opinion") as to the fairness, from a financial point of view, of the Reorganization to NSU's Current Shareholders.



     As a customary part of its investment banking business, Goldsmith, Agio, Helms Securities, Inc. ("GAHS") is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate, and other purposes. GAHS does not make a market for NSU's common stock. GAHS is a party to a separate engagement agreement with the Company whereby GAHS is providing advisory services to NSU with respect to the Transaction, pursuant to which GAHS contingent on consummation of the Reorganization. In return for GAHS' services in connection with providing this Opinion, NSU will pay GAHS a fee of $100,000, twenty-five percent of which fee is not contingent upon the consummation of the Reorganization, with the balance payable to GAHS upon closing of the Reorganization. In addition, NSU will indemnify GAHS against certain liabilities.



     In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed the Merger Agreement, as amended, the Distribution Agreement, and financial and other information relating to NSU and Michael. We reviewed the reported price and trading activity of the common stock of NSU and of Michael. We compared certain financial and stock market information with respect to NSU and Michael with similar information for certain other companies, the securities of which are publicly traded. We have made inquiries of NSU's management as to NSU's financial condition, operating results, business outlook, plans and opportunities.



     We have relied upon and assume the accuracy, completeness, and fairness of the financial statements and other information of NSU, and have not attempted independently to verify such information. We have further relied upon assurances by NSU that the information provided to us has a reasonable basis, and with respect to projections and other business outlook information, reflects the best currently available estimates, and that NSU is not aware of any information or fact that would make the information provided to us incomplete or misleading. Our Opinion is not based on any specific appraisal of the liquidation value of NSU, or any of its assets, or of ENStar. We are not expressing any Opinion as to the prices at which shares of common stock of ENStar or NSU or Michael will trade subsequent to the date of the Reorganization, and we are not expressing any Opinion as to the prices at which shares of NSU's or Michael's common stock have traded prior to the date of the Reorganization. Our Opinion is based upon the information available to us and the facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion. We did not actively solicit indications of interest or value from any third parties for NSU or any of its assets, and we did not solicit indications of interest or value from any third parties for Michael. We were not requested to opine, and do not


                                      III-1
opine, in any way concerning other transactions or agreements entered into in conjunction with the Reorganization.



     Based upon and subject to the foregoing, and based upon such other facts as we consider relevant, it is our opinion that, as of the date hereof, the Reorganization is fair to the NSU's Current Shareholders from a financial point of view.


                                        Sincerely,

                                        Goldsmith, Agio, Helms Securities Inc.

                                      III-2

                                  APPENDIX IV

                                  EXCERPT FROM
                     THE MINNESOTA BUSINESS CORPORATION ACT
                          REGARDING DISSENTERS' RIGHTS

SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT-DISSENTERS' RIGHTS

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

     SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

          (1) alters or abolishes a preferential right of the shares;

          (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

          (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

          (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     SUBD. 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     SUBD. 3. RIGHTS NOT TO APPLY. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

     SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

     SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

          (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

          (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

          (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

          (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     SUBD. 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

          (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together With the latest available interim financial statements;

          (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

          (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a) a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of 180 civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     SUBD. 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.         Indemnification of Officers and Directors.

Section 302A.521 of the Minnesota Statutes provides in substance that, unless prohibited by its articles of incorporation, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding because of his or her capacity as an officer or director, against judgments, penalties and fines and reasonable expenses, including attorneys' fees and disbursements incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification are (a) that no other organization has paid the expenses for which indemnification is requested; (b) that such person must have conducted himself or herself in good faith; (c) that no improper personal benefits were obtained by such person and such person did not engage in self-dealing as defined in the Minnesota Business Corporation Act;
(d) that if the action is a criminal prosecution, there must have been no reasonable cause for such person to have believed that the conduct was unlawful; and (e) that such person must have acted in a manner reasonably believed to have been in the best interests of the corporation. Provision is made in the statute for determinations as to eligibility for indemnification. The determination is made by the members of the corporation's board of directors who are at the time not a party to the proceedings under consideration, by special legal counsel selected by the board of directors, by the shareholders who are not parties to the proceedings or by a court in the State of Minnesota. Article IX of the Amended and Restated Bylaws of the Company provides that the Company shall indemnify such persons, for such liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521, as now enacted or hereafter amended.

ITEM 21.         Exhibits and Financial Statement Schedules.

         (a)     Exhibits


         2       Agreement and Plan of Reorganization, dated as of December 21, 1995,  together with Amendment No. 1 thereto, dated as of September 27, 1996, by and among North Star Universal, Inc., Michael Foods, Inc. and NSU Merger Co. (included as Appendix I to the Proxy Statement/Prospectus that forms a part of this Registration Statement on Form S-4
                 (schedules omitted--the Registrant agrees to furnish a copy of any schedule to the Commission upon request).

         4.1     Form of Indenture, dated as of April 26, 1989, between the Company and National City Bank of Minneapolis, as
                 trustee (filed as Exhibit 4.1 to Registration No. 33-26176 and incorporated herein by reference).

         4.2     Form of First Supplemental Indenture, dated as of March 16, 1992, amending the Indenture described in Exhibit 4.1 above (filed as Exhibit 4.2 to Registration No. 33-46418 and incorporated herein by reference).

         4.3     Form of Second Supplemental Indenture, dated as of March 16, 1995, amending the Indenture described in Exhibit 4.1 above (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

         4.4     Indenture, dated as of December 1, 1986, between the Company and National City Bank of Minneapolis, as trustee, relating to $25,000,000 principal amount of Subordinated Debentures Series 87/88 (filed as Exhibit 4.1 to
                 Registration No. 33-10558 and incorporated herein by reference).

          4.5    Indenture, dated as of September, 1985, between the Company and American National Bank and Trust Company, as
                 trustee, relating to $14,000,000 principal amount of Subordinated Debentures, Series 1985 (filed as Exhibit 4 to
                 Registration No. 2-99100 and incorporated herein by reference).

          4.6    Form of Supplemental Indenture to Indenture, dated as of December 1, 1986, amending the Indenture described in
                 Exhibit 4.4 above, between ENStar Inc., North Star Universal, Inc. and National City Bank of Minneapolis, as
                 trustee (filed as Exhibit 4.3 to Registration Statement No. 333-12301 and incorporated herein by reference).

          4.7    Form of Third Supplemental Indenture to Indenture, dated as of April 26, 1989, amending the Indenture described in Exhibit 4.1 above, between ENStar Inc., North Star Universal, Inc. and National City Bank of Minneapolis,
                 as trustee (filed as Exhibit 4.7 to Registration Statement No. 333-12301 and incorporated herein by reference).

          4.8    Form of Transfer Agreement between ENStar Inc. and North Star Universal, Inc. (filed as Exhibit 4.8 to
                 Registration Statement No. 333-12301 and incorporated herein by reference.)

          5      Opinion of Dorsey & Whitney LLP regarding the validity of NSU Common Stock to be issued (previously filed).

         10.1    Severance Agreement, dated December 31, 1990, between the Company and Miles E. Efron (filed as Exhibit 10.1(a) to
                 Registration No. 33-26176 and incorporated herein by reference).

         10.2    North Star Universal, Inc. Incentive Stock Option Plan, including the form of Stock Option Agreement related thereto (filed as Exhibit 10.19 to Registration No. 33-10558 and incorporated herein by reference).

         10.3    North Star Universal, Inc. Non-Qualified Stock Option Plan, including the form of Stock Option Agreement related thereto (filed as Exhibit 10.19 to Registration No. 33-10558 and incorporated herein by reference).

         10.4    Letter Agreement, dated March 25, 1987, between North Star Universal, Inc. and Michael Foods, Inc., pursuant to which the Company agreed not to acquire any additional food related businesses as long as it owns 25% of the capital stock of Michael Foods, Inc. (filed as Exhibit 10.34 to Registration No. 33-10558 and incorporated herein by reference).

         10.5    Loan Agreement, dated as of May 1, 1989, between the City of Welcome, Minnesota and Eagle relating to $1,470,000
                 Industrial Development Revenue Bonds, Series 1989, Eagle Engineering and Manufacturing Company, Inc. Project (filed as Exhibit 10.15 to Registration No. 33-26176 and incorporated herein by reference).

         10.6    Mortgage and Security Agreement, dated as of May 1, 1989, securing the obligations of Eagle under the Loan
                 Agreement described in Exhibit 10.11 above, pursuant to which Eagle granted a mortgage to American National Bank and Trust Company, St. Paul, Minnesota, as trustee under that certain Indenture, dated as of May 1, 1989, relating to its facility in Welcome, Minnesota (filed as Exhibit 10.16 to Registration No. 33-26176 and incorporated herein by reference).

         10.7    Guaranty Agreement, dated as of May 1, 1989, executed by the Company as guarantor, pursuant to which the Company guaranties the obligations of Eagle under the Loan Agreement described in Exhibit 10.5 above (filed as Exhibit
                 10.17 to Registration  No. 33-26176 and incorporated herein by reference).

         10.8    North Star Universal, Inc. 1988 Non-qualified Stock Option Plan, as amended April 26, 1989 and May 15, 1989, including form of Stock Option Agreement related thereto (filed as Exhibit 10.18 to Registration No. 33-26176 and incorporated herein by reference).

         10.9    Employment Agreement, dated April 1, 1993, between the Company, Transition Engineering, Inc. and Peter E. Flynn
                 (filed as Exhibit 10.22 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

         10.10   Form of North Star Indemnification Agreement, dated May ___, 1991, between the Company and FORTIS Corporation
                 (filed as Exhibit 10.20 to Registration No. 33-40629 and incorporated herein by reference).

         10.11   Promissory Note, dated June 1, 1991, executed in favor of the Company by James H. Michael (filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference).

         10.12   Amended and Restated Loan and Security Agreement dated June 1, 1993 among Americable, Inc., Transition Engineering,
                 Inc., Cable Distributions Systems, Inc. and First Bank National Association (filed as Exhibit 10.31 to the
                 Company's quarterly report on Form 10-Q for the quarter ended June 30, 1993, and incorporated herein by reference.)

         10.13   Subordination Agreement executed by the Company and Americable for the benefit of First Bank in connection with the loans described in Exhibit 10.12 above (filed as Exhibit 10.25(b) to Registration No. 33-26176 and incorporated herein by reference).

         10.14   First Amendment to Amended and Restated Loan and Security Agreement, dated November 29, 1993, among Americable,
                 Inc., Transition Engineering, Inc., Cable Distributions Systems, Inc. and First Bank National Association, amending the terms of the Amended and Restated Loan and Security Agreement described in 10.12 above (filed as Exhibit 10.26 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

         10.15   Waiver and Second Amendment to Amended and Restated Loan and Security Agreement, dated as of March 3, 1995, among
                 Americable, Inc., Transition Engineering, Inc., Cable Distributions Systems, Inc. and First Bank National
                 Association, amending the terms of the Amended and Restated Loan and Security Agreement described in 10.12 above
                 (filed as Exhibit 10.27 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

         10.16   Supplement A to Amended and Restated Loan and Security Agreement, dated June 1, 1993, among Americable, Inc.,
                 Transition Engineering, Inc., Cable Distributions Systems, Inc. and First Bank National Association, supplementing the terms of the Amended and Restated Loan and Security Agreement described in 10.12 above (filed as Exhibit 10.28 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).


         10.17   Stock Purchase Agreement dated May 5, 1995, by and between Amdahl Corporation and North Star Universal, Inc.
                 relating to the sale of C.E. Services (filed as Exhibit 10.31 to the Quarterly Report on Form 10-Q for North Star
                 Universal, Inc. for the quarter ending March 31, 1995).

         23.1    Consent of Dorsey & Whitney LLP (contained in Exhibit 5).

        *23.2    Consents of Grant Thornton LLP as independent public accountants to Michael, NSU and ENStar.

        *23.3    Consent of Ernst & Young LLP as independent public accountants to CorVel Corporation.

        *23.4    Consent of Piper Jaffray Inc.

        *23.5    Consent of Goldsmith, Agio, Helms Securities Inc.

         24      Power of Attorney (previously filed).


         99.1      Form of Proxy Card for the Annual Meeting (previously filed).

____________________
*        Filed herewith.

         (b) Financial Statement Schedules. (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995)

         (c)     Not applicable.

ITEM 22.         Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the

Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 7, 1996.



                                         NORTH STAR UNIVERSAL, INC.



                                         By /s/ Jeffrey J. Michael
                                            ----------------------------------
                                         Jeffrey J. Michael, President &
                                         Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                    Title                               Date
               ---------                                    -----                               ----
         *                                   Chairman of the Board                       November 7, 1996
----------------------------
Miles E. Efron

         *                                   Director                                    November 7, 1996
----------------------------
James H. Michael

         *                                   President, Chief Executive                  November 7, 1996
----------------------------                 Officer and Director
Jeffrey J. Michael                           (principal executive officer)


/s/ Peter E. Flynn                           Executive Vice President,                   November 7, 1996
----------------------------                 Chief Financial Officer
Peter E. Flynn                               (principal financial and
                                             accounting officer), Secretary
                                             and Director


           *                                 Director                                    November 7, 1996
----------------------------
Fred E. Stout

           *                                 Director                                    November 7, 1996
----------------------------
Richard J. Braun


*By /s/ Jeffrey J. Michael
   -------------------------
Jeffrey J. Michael
As Attorney-In-Fact

                                 EXHIBIT INDEX



   Exhibit No.       Exhibit
   -----------       -------
       23.2          Consents of Grant Thornton LLP as independent public accountants to Michael, NSU and ENStar.

       23.3          Consent of Ernst & Young LLP as independent public accountants to CorVel Corporation.

       23.4          Consent of Piper Jaffray, Inc.

       23.5          Consent of Goldsmith, Agio, Helms Securities Inc.